                               EXHIBIT (17)(c)

                             THE CARDINAL FUND INC.

                      SUPPLEMENT DATED DECEMBER 11, 1995,
                      TO PROSPECTUS DATED FEBRUARY 1, 1995

     Capitalized terms used in this Supplement have the meaning assigned to them in the Prospectus.

     The Fund has entered into an Agreement and Plan of Reorganization and Liquidation, dated as of December 1, 1995 (the "Plan"), with The Cardinal Group, an Ohio business trust (the "Group"). Pursuant to the Plan, The Cardinal Fund, a series of the Group (the "Acquiring Fund"), would acquire all of the assets of the Fund in exchange for the assumption of all of the Fund's liabilities and a number of full and fractional shares of the Acquiring Fund having an aggregate net asset value equal to the Fund's net assets (the "Reorganization"). The Fund would then be liquidated, and the shares of the Acquiring Fund would be distributed to Fund shareholders.

     The Reorganization is subject to certain regulatory approvals and to approval by the shareholders of the Fund at a special Shareholders Meeting currently expected to be held in February, 1996. If the shareholders approve the Reorganization, it is expected that the Reorganization would be effected on or about March 31, 1996; however, the Reorganization may be effected on such earlier or later date as the Group and the Fund may determine. There can be no assurance that the Reorganization will take place when or as currently proposed.

     The following paragraph is added to the cover page of this Prospectus:

          THE SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

     The following two sentences are added at the end of the second paragraph under the heading "WHO MANAGES MY INVESTMENT IN THE FUND? -- Investment Adviser" on pages 13 and 14 of the Prospectus:

     As of December 22, 1995, John Bevilacqua will be primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Bevilacqua has been a Vice President and Portfolio Manager for The Ohio Company since October, 1994. Prior thereto, and since February, 1984, Mr. Bevilacqua served as Second Vice-President -- Investments for Midland Mutual Life Insurance Company, Columbus, Ohio.

     The Prospectus Supplement supersedes in its entirety the prospectus supplement dated February 22, 1995.

          INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS
                              FOR FUTURE REFERENCE

--------------------------------------------------------------------------------
PROSPECTUS
                                    [LOGO]
                             THE CARDINAL FUND INC.

The Cardinal Fund Inc. (the "Fund") is a diversified, open-end, management investment company. The primary investment objective of the Fund is to achieve long-term growth of capital and income through selective participation in the long-term progress of American businesses and industries. The policy of the Fund is generally to invest in equity securities. Current income, while a factor in portfolio selection, is secondary to the Fund's primary objective. There can be no assurance that the Fund's objective will be achieved.
--------------------------------------------------------------------------------

          For further information regarding the Fund or for assistance in opening an account or redeeming shares, please call:

        In Columbus 464-5512 (opening accounts and further information)

               From other Ohio locations (800) 282-9446 toll free

                   From outside Ohio (800) 848-7734 toll free

                  Inquiries may also be made by mail addressed
                      to the Fund at its principal office:

                             155 East Broad Street
                              Columbus, Ohio 43215
--------------------------------------------------------------------------------

This Prospectus sets forth concisely the information about the Fund that a prospective investor ought to know before investing in the Fund. This Prospectus should be retained for future reference. A Statement Of Additional Information respecting the Fund dated February 1, 1995, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Fund at the above address or by calling one of the phone numbers provided above.

     Investors should read and retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               THE OHIO COMPANY

                The date of this Prospectus is February 1, 1995

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KEY FEATURES
--------------------------------------------------------------------------------

PROFESSIONAL MANAGERS..........  The Fund's portfolio is fully managed by professional portfolio managers. (See page 13.)
DIVERSIFICATION................  The Fund's portfolio of securities represents an interest in many companies and industries and therefore provides a
                                 diversification of risk.
REDUCED SALES CHARGE...........  An investor will pay a reduced sales charge for large investments. (See page 8.)
LOW INITIAL INVESTMENT.........  An investor can acquire shares of a portfolio of common stocks with a smaller investment than would be needed to
                                 purchase a similar portfolio directly.
FLEXIBILITY....................  You may switch once each calendar quarter from one mutual fund to another within the Cardinal Group of Funds as
                                 your personal circumstances or market conditions dictate.
                                 (See pages 14 and 15.)
RETIREMENT PROGRAMS............  The Fund is a permissible investment for qualified retirement plans.
DIVIDEND REINVESTMENT..........  You may reinvest dividends, capital gains or both in additional shares of the Fund at no charge. (See pages 4
                                 and 10.)
ACH PROCESSING.................  Investors may use Automated Clearing House ("ACH")
                                 processing for subsequent purchases of shares,
                                 redemptions, and/or distributions paid. (See page 14.)

--------------------------------------------------------------------------------
PROSPECTUS HIGHLIGHTS
--------------------------------------------------------------------------------

SHARES OFFERED.................  The Fund has authorized 30,000,000 shares of common stock, without par value (the "Shares"), all of a single
                                 class. (See page 15.)
OFFERING PRICE & SALES
  CHARGE.......................  The public offering price is equal to net asset value per share plus a sales charge equal to 4.50% of the public
                                 offering price (4.71% of net amount invested) reduced on
                                 investments of $100,000 or more (see page 8) and waived
                                 if purchasers are Qualifying Plans for whom The Ohio
                                 Company serves as a trustee or investment adviser. (See
                                 page 10.)
MINIMUM PURCHASE...............  $1,000 minimum initial investment and $50 minimum subse-
                                 quent investments. (See pages 7 and 8.)
TYPE OF COMPANY................  Diversified, open-end, management investment company, commonly known as a mutual fund. Organized as an Ohio
                                 corporation on September 16, 1966. (See page 6.)
INVESTMENT OBJECTIVE...........  Long-term growth of capital and income through selective participation in the long-term progress of American
                                 business and industry. (See page 6.)
INVESTMENT POLICIES............  The Fund generally invests in equity securities. Current income, while a factor in portfolio selection, is
                                 secondary to the primary objective. (See pages 6 and 7.)
RISK FACTORS AND SPECIAL
  CONSIDERATIONS...............  An investment in a mutual fund such as the Fund involves a certain amount of risk, including market risk, and may
                                 not be suitable for all investors. Some investment
                                 policies of the Fund may entail certain risks, including
                                 the use of repurchase agreements. (See "WHAT ARE THE
                                 INVESTMENT OBJECTIVE AND POLICIES OF THE FUND?" on pages
                                 6 and 7.)
INVESTMENT ADVISER.............  The Fund has entered into an Investment Advisory Agree-
                                 ment with The Ohio Company. Cardinal Management Corp., a
                                 wholly-owned subsidiary of The Ohio Company, acts as the
                                 Fund's transfer agent, and acts as investment adviser to
                                 and transfer agent for Cardinal Government Securities
                                 Trust, Cardinal Tax Exempt Money Trust, Cardinal
                                 Government Obligations Fund, Cardinal Balanced Fund and
                                 Cardinal Aggressive Growth Fund. (See page 13.)
MANAGEMENT FEE.................  The annual rate is .5% of the average daily net assets of the Fund. (See page 14.)
DISTRIBUTIONS..................  Dividends and distributions are made with such frequency as the Fund shall determine. (See page 10.)
REDEMPTION.....................  At net asset value per share without charge, except that broker-dealers may charge a service fee for assisting in
                                 a redemption. (See page 11.)
TRANSFER AGENT.................  Cardinal Management Corp. (See page 14.)

--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------

     SHAREHOLDER TRANSACTION EXPENSES
               Maximum Sales Load Imposed on Purchases
                 (as a percentage of offering price)..........................           4.50%
               Maximum Sales Load Imposed on Reinvested Dividends
                 (as a percentage of offering price)..........................              0%
               Deferred Sales Load
                 (as a percentage of original purchase price or redemption
                 proceeds, as applicable).....................................              0%
               Redemption Fees
                 (as a percentage of amount redeemed, if applicable)..........              0%
               Exchange Fee...................................................          $   0
     ANNUAL FUND OPERATING EXPENSES
       (as a percentage of average net assets)
               Management Fees................................................            .50%
               12b-1 Fees.....................................................            .00
               Other Expenses.................................................            .22
                                                                                     --------
               Total Fund Operating Expenses..................................            .72%
                                                                                  =================

                EXAMPLE                       1 YEAR        3 YEARS        5 YEARS        10 YEARS
----------------------------------------    ----------     ----------     ----------     ----------
You would pay the following expenses on
a $1,000 investment, assuming (1) 5%
annual return and (2) redemption at the
end of each time period:................       $ 52           $ 67           $ 83           $130

The purpose of the above table is to assist a potential purchaser of the Fund's Shares in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE FUND?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Fund. The example and expenses above reflect current fees. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The following Financial Highlights with respect to each of the ten fiscal years ended September 30, 1994, have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon, together with certain financial statements, are contained in the Fund's Statement Of Additional Information and which may be obtained by shareholders and prospective investors.

FINANCIAL HIGHLIGHTS FOR EACH SHARE OF CAPITAL STOCK

OUTSTANDING THROUGHOUT EACH PERIOD*:

                                                                          YEARS ENDED SEPTEMBER 30,
                                                      -----------------------------------------------------------------
                                                        1994          1993          1992          1991          1990
                                                      ---------     ---------     ---------     ---------     ---------
Net asset value, Beginning of period................  $   12.91     $   12.95     $   11.88     $    9.28     $   11.75
Income from investment operations:
  Net investment income.............................        .31           .32           .35           .35           .42
  Net gains or losses on securities (both realized
    and unrealized).................................        .12           .55          1.37          2.70         (1.87)
                                                      ---------     ---------     ---------     ---------     ---------
  Total from investment operations..................        .43           .87          1.72          3.05         (1.45)
                                                      ---------     ---------     ---------     ---------     ---------
Less Distributions:
  Dividends (from net investment income)............       (.33)         (.29)         (.36)         (.38)         (.53)
  Distributions (from capital gains)................       (.28)         (.62)         (.29)         (.07)         (.49)
  Returns of capital................................         --            --            --            --            --
                                                      ---------     ---------     ---------     ---------     ---------
  Total Distributions...............................       (.61)         (.91)         (.65)         (.45)        (1.02)
Net asset value, End of period......................  $   12.73     $   12.91     $   12.95     $   11.88     $    9.28
                                                      =========     =========     =========     =========     =========
Total Return........................................       3.38%         6.98%        15.05%        33.54%       (13.42)%
Ratios/Supplemental Data:
Net assets, End of period (000) omitted.............  $ 246,581     $ 282,125     $ 261,392     $ 221,428     $ 168,184
Ratio of expenses to average net assets.............       0.72%         0.68%         0.67%         0.67%         0.74%
Ratio of net investment income to average net
  assets............................................       2.40%         2.46%         2.83%         3.15%         3.98%
Portfolio Turnover Rate.............................      23.20%        11.11%         6.22%        33.27%         27.1%

                                                                          YEARS ENDED SEPTEMBER 30,
                                                      -----------------------------------------------------------------
                                                        1989          1988          1987          1986          1985
                                                      ---------     ---------     ---------     ---------     ---------
Net asset value, Beginning of period................  $   10.38     $   11.73     $   10.35     $    8.55     $    7.95
Income from investment operations:
  Net investment income.............................        .41           .37           .33           .22           .24
  Net gains or losses on securities (both realized
    and unrealized).................................       1.73          (.82)         2.05          2.37          1.11
                                                      ---------     ---------     ---------     ---------     ---------
  Total from investment operations..................       2.14          (.45)         2.38          2.59          1.35
                                                      ---------     ---------     ---------     ---------     ---------
Less Distributions:
  Dividends (from net investment income)............       (.39)         (.47)         (.28)         (.23)         (.24)
  Distributions (from capital gains)................       (.38)         (.43)         (.72)         (.56)         (.51)
  Returns of capital................................         --            --            --            --            --
                                                      ---------     ---------     ---------     ---------     ---------
  Total Distributions...............................       (.77)         (.90)        (1.00)         (.79)         (.75)
Net asset value, End of period......................  $   11.75     $   10.38     $   11.73     $   10.35     $    8.55
                                                      =========     =========     =========     =========     =========
Total Return........................................      22.04%        (3.46)%       25.00%        32.56%        18.77%
Ratios/Supplemental Data:
Net assets, End of period (000) omitted.............  $ 174,156     $ 130,978     $ 136,619     $  84,972     $  34,501
Ratio of expenses to average net assets.............       0.70%         0.73%         0.75%         0.89%         0.89%
Ratio of net investment income to average net
  assets............................................       3.93%         3.77%         3.32%         3.12%         2.91%
Portfolio Turnover Rate.............................       23.2%         12.3%         13.2%         10.3%         14.4%

* The Information included in the Financial Highlights has been restated to reflect a three-for-two stock split made on January 11, 1990.

See notes to financial statements appearing in the Fund's Statement Of Additional Information.

Pursuant to a Revolving Credit Agreement between the Fund and The Fifth Third Bank dated April 10, 1992 (the "Loan Agreement"), the Fund may borrow money from The Fifth Third Bank for temporary purposes, such as to accommodate abnormally heavy redemption requests, and only in an amount not exceeding the lesser of 10% of the Fund's gross assets taken at cost or 5% of the Fund's gross assets taken at value. The table below sets forth certain information concerning the Loan Agreement.

                                               AVERAGE            AVERAGE NUMBER           AVERAGE
                      AMOUNT OF DEBT        AMOUNT OF DEBT       OF FUND'S SHARES         AMOUNT OF
   YEAR ENDED         OUTSTANDING AT         OUTSTANDING           OUTSTANDING          DEBT PER SHARE
 SEPTEMBER 30,        END OF PERIOD       DURING THE PERIOD     DURING THE PERIOD     DURING THE PERIOD
----------------    ------------------    ------------------    ------------------    ------------------
1994                        $0                  $4,565              20,614,531            $0.0002214
1993............            $0                  $1,018              21,018,555            $0.0000484

From time to time the Fund advertises "average annual total return" and "cumulative return." SUCH TOTAL RETURN FIGURES AND CUMULATIVE RETURN FIGURES ARE BASED UPON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The average annual total return advertised by the Fund refers to the return generated by an investment in the Fund over one-, five-and ten-year periods and from September 30, 1975 (which periods will be stated in the advertisement). The average annual total return over a period equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions earned by an investment in the Fund are immediately reinvested and the maximum applicable sales charge is deducted from the initial investment at the time of investment. The cumulative return advertised refers to the total return on a hypothetical investment over the relevant period and equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions are immediately reinvested and the maximum sales charge is deducted from the initial investment at the time of investment. If the sales charge were not deducted, the average annual total return and cumulative return advertised would be higher.

Investors may also judge the performance of the Fund by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc., and Standard & Poor's Corporation, and to data prepared by Lipper Analytical Services, Inc., Morningstar, Inc. and CDA Investment Technologies, Inc. Comparisons may also be made to the Consumer Price Index and to other indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, U.S.A. Today and Consumer Reports. In addition to performance information, general information about the Fund that appears in a publication such as those mentioned above and comparisons to such indices or data may be included in advertisements and in reports to shareholders.

Further information about the performance of the Fund is contained in the Fund's Annual Report to Shareholders which may be obtained without charge by contacting the Fund at the telephone numbers set forth on the cover page of this Prospectus.

--------------------------------------------------------------------------------
WHAT IS THE FUND?
--------------------------------------------------------------------------------

The Fund was organized on September 16, 1966, as an Ohio corporation and is registered and operates as a diversified, open-end management investment company as defined in the Investment Company Act of 1940 and commonly known as a mutual fund.

--------------------------------------------------------------------------------
WHAT ARE THE INVESTMENT OBJECTIVE AND POLICIES OF THE FUND?
--------------------------------------------------------------------------------

The investment objective of the Fund is to achieve long-term growth of capital and income through selective participation in the long-term progress of American business and industries. The investment objective with respect to the Fund is a fundamental policy and as such may not be changed without a vote of the holders of a majority of the outstanding Shares of the Fund. The policy of the Fund is generally to invest in equity securities of companies which, in the opinion of The Ohio Company, are growth oriented. The securities purchased by the Fund are traded in either established over-the-counter markets or on national exchanges and are issued by companies having a market capitalization of at least $10 million. Current income, while a factor in portfolio selection, is secondary to the primary objective. This policy of normally investing in equity securities believed to have a potential for long-term capital appreciation means that the assets of the Fund will generally be subject to greater risk than may be involved in securities which do not have such growth characteristics. It is recognized, however, that there may be times when, as a temporary, defensive measure, the Fund's equity position should be reduced. At such times, and otherwise for cash management purposes, the Fund may hold its assets in cash or invest its assets in investment grade debt securities, U.S. Government securities, repurchase agreements and preferred stock.

A repurchase agreement is an agreement under which an investor (such as the Fund) purchases a security from a financial institution such as a well-established securities dealer or a bank which is a member of the Federal Reserve System which the Fund's investment adviser deems creditworthy under guidelines approved by the Fund's Board of Directors. At the time of purchase, the bank or securities dealer agrees to repurchase the underlying security at a specified time and price. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. Securities subject to repurchase agreements will be U.S. Government securities. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements are considered to be loans by the Fund. The Fund will only enter into a repurchase agreement where (i) the underlying securities are of the type which the Fund's investment guidelines would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. The Ohio Company will be responsible for continuously monitoring such requirements. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including: (a) possible decline in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing its rights.

The Fund may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. The Fund intends to invest in the securities of other investment companies which, in the opinion of The Ohio Company, will assist the Fund in achieving its objectives and in money market mutual funds for purposes of short-term cash management. The Fund's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on the Fund's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Statement of Additional Information.

The Fund is not intended to provide a complete and balanced investment program for an investor. There is no guarantee that the investment objective of the Fund will be realized.

--------------------------------------------------------------------------------
HOW DO I PURCHASE SHARES OF THE FUND?
--------------------------------------------------------------------------------

GENERAL

The Fund's Shares may be purchased at the public offering price through The Ohio Company, principal underwriter of the Fund's Shares, at its address and telephone number set forth on the cover page of this Prospectus, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company.

Subsequent purchases of Shares of the Fund may be made by ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

The minimum initial investment for individuals is $1,000, except the initial investment for an applicant investing by means of the Automatic Investment Plan (see "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?") must be at least $50. Subsequent investments must be in amounts of at least $50.

Due to the high cost of maintaining accounts, the Fund reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions have reduced a shareholder's total investment to a net asset value below $500. A shareholder will be notified in writing that the value of the account is less than $500 and allowed 30 days to increase the account to $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder. Shares of the Fund may be redeemed through a securities dealer, investment adviser, agent or other fiduciary which may charge a fee for its services in connection with the redemption. No redemption charge is imposed by the Fund or by The Ohio Company, the Fund's principal distributor.

PUBLIC OFFERING PRICE

The public offering price of Shares of the Fund is the net asset value per share next determined after receipt by The Ohio Company of an order and payment, plus a sales charge as follows:

                                                          SALES CHARGE          AS A PERCENTAGE
                                                              AS A             OF OFFERING PRICE
                                                           PERCENTAGE       ------------------------
                        AMOUNT OF                          OF THE NET         SALES        DEALER'S
                   SINGLE TRANSACTION                    AMOUNT INVESTED      CHARGE      CONCESSION
   ---------------------------------------------------   ---------------    ----------    ----------
   Less than $100,000.................................         4.71%           4.50%         4.00%
   $100,000 but less than $250,000....................         3.63            3.50          3.00
   $250,000 but less than $500,000....................         2.56            2.50          2.00
   $500,000 but less than $1,000,000..................         1.52            1.50          1.00
   $1,000,000 or more.................................         0.50            0.50          0.40

(See "HOW IS NET ASSET VALUE CALCULATED?" for a description of the computation of net asset value per share.)

The above charges on investments of $100,000 or more are applicable to purchases made at one time by an individual, or an individual, his or her spouse and their children not of legal age, or a trustee, guardian or other like fiduciary of certain single trust estates or certain single fiduciary accounts.

No sales charge is imposed on purchases of Shares by officers, directors, and employees of the Fund, or by full-time employees of The Ohio Company, who have been such for at least 90 days or by qualified retirement plans for such persons.

AUTOMATIC INVESTMENT PLAN

The Fund has made arrangements to enable you to make automatic monthly or quarterly investments, in the minimum amount of $50 per transaction, from your checking account. Assuming the cooperation of your financial institution, your checking account therein will be debited to purchase Shares of the Fund on the periodic basis you select. Confirmation of your purchase of Fund Shares will be provided by the Fund. The debit of your checking account will be reflected in the checking account statement you receive from your financial institution. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
MAY MY TAX SHELTERED RETIREMENT PLAN INVEST IN THE FUND?
--------------------------------------------------------------------------------

Shares of the Fund qualify for purchase in connection with the following tax sheltered retirement plans:

     -- Individual retirement account ("IRAs") plans

     -- Simplified Employee Pension Plans

     -- 403(b)(7) Custodial Plans sponsored by certain tax-exempt employers

     -- Pension, profit-sharing and 401(k) plans qualifying under Section 401(a) of the Internal Revenue Code.

The Ohio Company offers a wide range of services to assist employers in reducing the cost and complexity of utilizing any of the above retirement programs. These services include:

        Consulting services
        Prototype plan documents
        Low-cost recordkeeping and IRS reporting
        On-going employee educational programs
        Investment consultation
        Trust services

Please contact your local office of The Ohio Company or call 1-800-237-2169 (inside Ohio) or 1-800-237-2170 (outside Ohio) to obtain complete information regarding The Ohio Company's retirement plan services.

--------------------------------------------------------------------------------
HOW MAY I QUALIFY FOR QUANTITY DISCOUNTS?
--------------------------------------------------------------------------------

LETTER OF INTENTION

If you (including your spouse and children not of legal age) intend to purchase $100,000 or more of Shares of the Fund and of any fund of The Cardinal Group or of Cardinal Government Obligations Fund, other members of the Cardinal family of funds, which are sold with a sales charge (collectively, the "Cardinal Load Funds") during any 13-month period, you may sign a letter of intention to that effect obtained from The Ohio Company and pay the reduced sales charge applicable to the total amount of shares to be so purchased. The 13-month period during which the Letter of Intention is in effect will begin on the date of the earliest purchase to be included. In addition, trustees, guardians or other like fiduciaries of single trust estates or certain single fiduciary accounts may take advantage of the quantity discounts pursuant to a letter of intention.

A letter of intention is not a binding obligation upon you to purchase the full amount indicated. Shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in your name) to secure payment of the highest sales charge applicable to the shares actually purchased. If the full amount indicated is not purchased, such escrowed shares will be involuntarily redeemed to pay the additional sales charge, if necessary. Dividends on escrowed shares, whether paid in cash or reinvested in additional shares of the applicable Cardinal Load Fund, are not subject to escrow. The escrowed shares will not be available for disposal by you until all purchases pursuant to the letter of intention have been made or the higher sales charge has been paid. When the full amount indicated has been purchased, the escrow will be released. To the extent that you purchase more than the dollar amount indicated on the Letter of Intention and qualify for a further reduced sales charge, the sales charge will be adjusted for the entire amount purchased at the end of the 13-month period. The difference in sales charge will be, as you instruct, either delivered to you in cash or used to purchase additional shares of the Cardinal Load Fund designated by you subject to the rate of sales charge applicable to the actual amount of the aggregate purchases. This program, however, may be modified or eliminated at any time or from time to time by the Group without notice.

CONCURRENT PURCHASES

For purposes of qualifying for a lower sales charge, you have the privilege of combining "concurrent purchases" of Shares of the Fund and of one or more of the other Cardinal Load Funds. For example, if you concurrently purchase Shares of the Fund at the total public offering price of $50,000 and shares of another Cardinal Load Fund at the total public offering price of $50,000, the sales charge would be that applicable to a $100,000 purchase as shown in the table above. "Concurrent purchases," as described above, shall include the combined purchases of you, your spouse and your children not of legal age. To receive the applicable public offering price pursuant to this privilege, you must, at the time of purchase, give The Ohio Company sufficient information to permit confirmation of qualification. This privilege, however, may be modified or eliminated at any time or from time to time by the Group without notice thereof.

RIGHTS OF ACCUMULATION

After your initial purchase of Shares you may also be eligible to pay a reduced sales charge for your subsequent purchases of Shares where the total public offering price of Shares then being purchased plus the then aggregate current net asset value of Shares of the Fund and of shares of any Cardinal Load Fund held in your account equals $100,000 or more. You would be able to purchase Shares at the public offering price applicable to the total of (a) the total public offering price of the Shares of the Fund then being purchased plus (b) the then current net asset value of Shares of the Fund and of shares of any other Cardinal Load Fund held in your account. For purposes of determining the aggregate current net asset value of shares held in your account, you may include shares then owned by your spouse and children not of legal age.

You may obtain additional information about the foregoing special purchase method from The Ohio Company. You are responsible for notifying The Ohio Company at the time of purchase when purchases may be accumulated to take advantage of the reduced sales charge. This program, however, may be modified or eliminated at any time or from time to time by the Fund without notice thereof.

--------------------------------------------------------------------------------
ARE THERE ANY SPECIAL PURCHASE PROGRAMS FOR CERTAIN RETIREMENT PLANS?
--------------------------------------------------------------------------------

No sales charge is imposed on purchases of Shares of the Fund by trusts qualifying under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and by deferred compensation plans of state and local governments and tax exempt organizations qualifying under section 457 or 403(b) of the Code (collectively "Qualifying Plans"), so long as The Ohio Company serves as either a trustee or an investment adviser for the applicable Qualifying Plans.
--------------------------------------------------------------------------------
WHAT DISTRIBUTIONS WILL I RECEIVE?
--------------------------------------------------------------------------------

Dividends and distributions shall be made with such frequency (long term capital gains normally will be distributed only once annually) and in such amounts as the Fund from time to time shall determine and from net income and net realized capital gains of the Fund. It is the policy of the Fund to distribute, at least annually, substantially all of its net investment income and to distribute annually any net realized capital gains. Unless a shareholder specifically requests otherwise, dividends and distributions will be made only in additional Shares of the Fund and not in cash.

Shareholders may elect to receive cash distributions by using ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? - ACH Processing" below.

--------------------------------------------------------------------------------
HOW MAY I REDEEM MY SHARES?
--------------------------------------------------------------------------------

Investors may redeem Shares of the Fund at the net asset value per share next determined following the receipt by the Fund's transfer agent, Cardinal Management Corp., 215 East Capital Street, Columbus, Ohio 43215, of the following: (a) written or telephonic notice to redeem, as described more fully below, and (b) for Shares represented by certificates, either the share certificates, properly endorsed, or properly executed stock powers. See "HOW IS NET ASSET VALUE CALCULATED?", below, for a description of when net asset value is determined.

As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem and any share certificates or stock powers to Cardinal Management Corp. without charge. Other broker-dealers may assist a shareholder in redeeming his shares and may charge a fee for such services.

REDEMPTION BY MAIL

Shareholders may elect to redeem Shares of the Fund by submitting a written request therefor to Cardinal Management Corp., the Fund's Transfer Agent at 215 East Capital Street, Columbus, Ohio 43215. Cardinal Management Corp. will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the Shareholder(s) of record, and (2) the redemption check is mailed to the Shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. Cardinal Management Corp. reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or (2) it has reason to believe that the transaction would otherwise be improper.

REDEMPTION BY TELEPHONE

Shareholders may elect to redeem Shares of the Fund by calling the Fund at the telephone numbers set forth on the front of this Prospectus. The Shareholder may direct that the redemption proceeds be mailed to the address of record or another address.

Neither the Fund nor its service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Fund's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Fund will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Fund or its service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to Shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, Shareholders may also redeem their Shares by mail as described above.

AUTOMATIC WITHDRAWAL

Shareholders may elect to have the proceeds from redemptions of Shares transmitted to an authorized bank account at a Federal Reserve member bank through ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? - ACH Processing" below.

The Fund will make payment for redeemed Shares as promptly as practicable but in no event more than seven days after receipt by Cardinal Management Corp. of the foregoing notice and any share certificates and powers. The Fund reserves the right to delay payment for the redemption of Shares where such Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the Fund). The purchase of Fund Shares by wire transfer of federal funds would avoid any such delay.

The Fund may suspend the right of redemption or may delay payment during any period the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?".

SYSTEMATIC WITHDRAWAL PLAN

If you are the owner of Shares of the Fund having a total value of $10,000 or more at the current offering price, you may elect to redeem your Shares monthly or quarterly in amounts of $50 or more, pursuant to the Fund's Systematic Withdrawal Plan. Please contact The Ohio Company for the necessary form.

--------------------------------------------------------------------------------
HOW IS NET ASSET VALUE CALCULATED?
--------------------------------------------------------------------------------

The net asset value of the Fund is determined once daily as of 4:00 P.M., Columbus, Ohio time, on each business day the New York Stock Exchange is open for business and on any other day (other than a day on which no Shares of the Fund are tendered for redemption and no order to purchase any Shares of the Fund is received) where there is sufficient trading in the Fund's portfolio securities that the net asset value might be materially affected by changes in the value of the portfolio securities. The net asset value per share of the Fund is computed by dividing the sum of the value of the Fund's portfolio securities plus any cash and other assets (including interest and dividends accrued but not received) minus all liabilities (including estimated accrued expenses) by the total number of Shares then outstanding.

Portfolio securities which are traded on United States stock exchanges are valued at the last sale price on such an exchange as of the time of valuation on the day the securities are being valued. Securities traded in the over-the-counter market are valued at either the mean between the bid and ask prices or the last sale price as one or the other may be quoted by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") as of the time of valuation on the day the securities are being valued. The Fund uses one or more pricing services to provide such market prices. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

Determination of the net asset value may be suspended at times when (a) trading on the New York Stock Exchange is restricted or such Exchange is closed for other than customary weekend and holiday closings, (b) an emergency as determined by the Securities and Exchange Commission exists making disposal of portfolio securities or valuation of net assets of the Fund not reasonably practicable, or (c) the Securities and Exchange Commission has by order permitted such suspension.

--------------------------------------------------------------------------------
DOES THE FUND PAY FEDERAL INCOME TAX?
--------------------------------------------------------------------------------

The Fund intends to qualify as a "regulated investment company" under the Code for so long as such qualification is in the best interest of the Fund's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. The Fund contemplates declaring as dividends 100% of the Fund's investment company taxable income (before deduction of dividends paid).

A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a nondeductible excise tax equal to 4% of the deficiency.

--------------------------------------------------------------------------------
WHAT ABOUT MY TAXES?
--------------------------------------------------------------------------------

It is expected that the Fund will distribute annually to shareholders all or substantially all of the Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash. The dividends-received deduction for corporations will apply to the aggregate of such ordinary income distributions in the same proportion as the aggregate dividends eligible for the dividends received deduction, if any, received by the Fund bear to its gross income.

Distribution by the Fund of the excess of net long-term capital gain over net short-term capital loss is taxable to shareholders as long-term capital gain in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends-received deduction.

If the net asset value of a Share is reduced below the shareholder's cost of that Share by the distribution of income or gain realized on the sale of securities, the distribution is a return of invested principal, although taxable as described above.

Prior to purchasing Shares, the impact of dividends or capital gains distributions which are expected to be declared or have been declared, but have not been paid, should be carefully considered. Any such dividends or capital gains distributions paid shortly after a purchase of Shares prior to the record date will have the effect of reducing the per share net asset value of the Shares by the amount of the dividends or distributions. All or a portion of such dividends or distributions, although in effect a return of capital, is subject to tax.

The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Fund and its shareholders. Potential investors in the Fund are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

Cardinal Management Corp. will inform shareholders at least annually of the amount and nature of such income and capital gains.

--------------------------------------------------------------------------------
WHO MANAGES MY INVESTMENT IN THE FUND?
--------------------------------------------------------------------------------

Except where shareholder action is required by law, all of the authority of the Fund is exercised under the direction of the Fund's Board of Directors, which is empowered to elect officers and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise in the operation of the Fund.

INVESTMENT ADVISER

The Fund has entered into an Investment Advisory Agreement with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, an investment banking firm organized in 1925. The Ohio Company is a member of the New York Stock Exchange, the Midwest Stock Exchange, other regional stock exchanges and the National Association of Securities Dealers, Inc. Through its wholly-owned subsidiary, Cardinal Management Corp., The Ohio Company also acts as investment adviser to Cardinal Government Securities Trust, Cardinal Tax Exempt Money Trust, Cardinal Government Obligations Fund, Cardinal Balanced Fund and Cardinal Aggressive Growth Fund. Descendants of H.P. and R.F. Wolfe, deceased, and members of their families, through their possession of a majority of a voting stock, may be considered controlling persons of The Ohio Company.

In its capacity as investment adviser, and subject to the ultimate authority of the Fund's Board of Directors, The Ohio Company is responsible for the overall management of the Fund's business affairs. Since 1989,

John L. Schlater has been primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Schlater has been a portfolio manager with and an officer of The Ohio Company since 1986.

For the Fund's fiscal year ended September 30, 1994, The Ohio Company received compensation for its services provided under the Investment Advisory Agreement of .5% of average net daily assets of the Fund during such year. The Ohio Company may, however, periodically waive all or a portion of its advisory fee with respect to the Fund to increase the net income available for distribution as dividends. The waiver of such fee will cause the yield of the Fund to be higher than it would otherwise be in the absence of such a waiver.

TRANSFER AGENT

The Fund has entered into an Administration Agreement with Cardinal Management Corp., 215 East Capital Street, Columbus, Ohio 43215, pursuant to which Cardinal Management Corp. has agreed to act as the Fund's transfer agent, dividend disbursing agent and administrator of plans of the Fund. In consideration of such services, the Fund has agreed to pay Cardinal Management Corp. an annual fee, paid monthly, equal to $18 per shareholder account plus out-of-pocket expenses.

DISTRIBUTOR

The Fund has entered into a Distributor's Contract with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Fund continuously will be offered on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. Walter R. Chambers is an officer and director of both the Fund and The Ohio Company. Frank W. Siegel and John L. Schlater are each an officer and director of the Fund and an officer of The Ohio Company. James M. Schrack II is an officer of both the Fund and The Ohio Company.

CUSTODIAN

The Fund has appointed The Fifth Third Bank ("Fifth Third") 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Fund's custodian. In such capacity, Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Fund.

--------------------------------------------------------------------------------
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?
--------------------------------------------------------------------------------

ACH PROCESSING

The Fund now offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Fund Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

Shareholders of the Fund may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange Shares of the Fund for shares of:

     Cardinal Aggressive Growth Fund,
     an equity fund seeking appreciation
     of capital (upon the payment of the
     applicable sales charge);

     Cardinal Balanced Fund,
     a fund seeking current income
     and long-term growth of both capital and income (upon the payment of the applicable sales charge);

     Cardinal Government Obligations Fund,
     a fund investing in securities issued
     or guaranteed by the U.S. Government
     or its agencies or instrumentalities
     (upon the payment of the appropriate sales charge);

     Cardinal Government Securities Trust,
     a U.S. Government securities money market fund
     (without payment of any sales charge); or

     Cardinal Tax Exempt Money Trust,
     a tax-free money market fund
     (without payment of any sales charge).

Notwithstanding the foregoing and subject to the limitations contained in the following paragraph, (i) exchanges by Qualifying Plans, for whom The Ohio Company serves as either a trustee or an investment adviser, of Fund Shares for shares of a Cardinal Load Fund may be completed without the payment of a sales charge, and (ii) exchanges of Fund Shares by all other shareholders for shares of a Cardinal Load Fund may be completed upon the payment of a sales charge equal to the difference, if any, between the sales charge payable upon purchase of shares of such Cardinal Load Fund and the sales charge previously paid on the Fund Shares to be exchanged.

The foregoing exchange privilege may be exercised only once in each calendar quarter and must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. Cardinal Management Corp., as transfer agent, will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange is requested to be made within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of shares of the Fund by telephone. Neither the Fund nor any of its service providers will be liable for any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

For tax purposes, an exchange is treated as a redemption and a new purchase. However, a shareholder may not include any sales charge on Shares of the Fund for purposes of calculating the gain or loss realized upon an exchange of those securities within 90 days of their purchase.

The Fund may at any time modify or terminate the foregoing exchange privilege. The Fund, however, will give shareholders of the Fund 60 days' advance written notice of any such modification or termination.

--------------------------------------------------------------------------------
WHAT ARE MY RIGHTS AS A SHAREHOLDER?
--------------------------------------------------------------------------------

The Fund has authorized 30,000,000 shares of Common Stock, without par value, and all of a single class. Holders of Shares are entitled to one vote or fraction thereof for each Share or fraction held. As provided by Ohio law, a shareholder is entitled at any election of directors to cumulate his votes, which means that a shareholder may give one director a total number of votes equal to the number of Shares owned times the number of directors to be elected, or distribute his votes on the same principle among two or more directors. All Shares, when issued, are fully paid and nonassessable and have no preemptive rights. Each outstanding Share or fraction thereof is entitled to participate on a pro rata basis in dividends, distributions and net assets upon liquidation. The Fund's Shares carry redemption rights as described under the caption "HOW MAY I REDEEM MY SHARES?".

Unless a shareholder expressly requests otherwise, dividends and capital gain distributions will be reinvested in Shares of the Fund and not paid in cash.

--------------------------------------------------------------------------------
WHO PROVIDES SHAREHOLDER REPORTS?
--------------------------------------------------------------------------------

The Fund will provide shareholders monthly a summary statement describing any purchases and sales of Shares of the Fund and dividend and capital gain distributions.

Holders of Shares should direct all inquiries concerning such matters to Cardinal Management Corp., 155 East Broad Street, Columbus, Ohio 43215.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                             Investment Adviser and Distributor
                                                  The Ohio Company
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Transfer Agent and Dividend Paying
                                             Agent
                                                  Cardinal Management Corp.
                                                  215 East Capital Street
                                                  Columbus, Ohio 43215

                                             Custodian
                                                  The Fifth Third Bank
                                                  38 Fountain Square Plaza
                                                  Cincinnati, Ohio 45263

                                             Legal Counsel
                                                  Baker & Hostetler
                                                  65 East State Street
                                                  Columbus, Ohio 43215

                                             Independent Auditors
                                                  KPMG Peat Marwick LLP
                                                  Two Nationwide Plaza
                                                  Columbus, Ohio 43215


                TABLE OF CONTENTS

                                             PAGE
                                            ------
KEY FEATURES................................     2
PROSPECTUS HIGHLIGHTS.......................     3
FEE TABLE...................................     4
FINANCIAL HIGHLIGHTS........................     5
WHAT IS THE FUND?...........................     6
WHAT ARE THE INVESTMENT OBJECTIVE
  AND POLICIES OF THE FUND?.................     6
HOW DO I PURCHASE SHARES OF THE FUND?.......     7
MAY MY TAX SHELTERED RETIREMENT PLAN INVEST
  IN THE FUND?..............................     9
HOW MAY I QUALIFY FOR QUANTITY DISCOUNTS?...     9
ARE THERE ANY SPECIAL PURCHASE PROGRAMS FOR
  CERTAIN RETIREMENT PLANS?.................    10
WHAT DISTRIBUTIONS WILL I RECEIVE?..........    10
HOW MAY I REDEEM MY SHARES?.................    11
HOW IS NET ASSET VALUE CALCULATED?..........    12
DOES THE FUND PAY FEDERAL INCOME TAX?.......    12
WHAT ABOUT MY TAXES?........................    13
WHO MANAGES MY INVESTMENT IN THE FUND?......    13
WHAT OTHER SHAREHOLDER PROGRAMS ARE
  PROVIDED?.................................    14
WHAT ARE MY RIGHTS AS A
  SHAREHOLDER?..............................    15
WHO PROVIDES SHAREHOLDER REPORTS?...........    16

                ------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE ADVISER, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR BY THE DISTRIBUTOR TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUND TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.


                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                February 1, 1995


                               THE OHIO COMPANY


                                     THE
                                   CARDINAL
                                   FUND INC.

                                    [LOGO]

                      CARDINAL GOVERNMENT OBLIGATIONS FUND

                      SUPPLEMENT DATED DECEMBER 11, 1995,
                      TO PROSPECTUS DATED FEBRUARY 1, 1995

     Capitalized terms used in this Supplement have the meaning assigned to them in the Prospectus.

     The Fund has entered into an Agreement and Plan of Reorganization and Liquidation, dated as of December 1, 1995 (the "Plan"), with The Cardinal Group, an Ohio business trust (the "Group"). Pursuant to the Plan, Cardinal Government Obligations Fund, a series of the Group (the "Acquiring Fund"), would acquire all of the assets of the Fund in exchange for the assumption of all of the Fund's liabilities and a number of full and fractional shares of the Acquiring Fund having an aggregate net asset value equal to the Fund's net assets (the "Reorganization"). The Fund would then be liquidated, and the shares of the Acquiring Fund would be distributed to Fund shareholders.

     The Reorganization is subject to certain regulatory approvals and to approval by the shareholders of the Fund at the Annual Shareholders Meeting currently expected to be held in February, 1996. If the shareholders approve the Reorganization, it is expected that the Reorganization would be effected on or about March 31, 1996; however, the Reorganization may be effected on such earlier or later date as the Group and the Fund may determine. There can be no assurance that the Reorganization will take place when or as currently proposed.

     The following paragraph is added to the cover page of this Prospectus:

          THE SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

     The Prospectus Supplement supersedes in its entirety the prospectus supplement dated February 22, 1995.

          INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS
                              FOR FUTURE REFERENCE

PROSPECTUS
--------------------------------------------------------------------------------
                                    [LOGO]
                      CARDINAL GOVERNMENT OBLIGATIONS FUND

Cardinal Government Obligations Fund (the "Fund") is a diversified, open-end, management investment company. The investment objective of the Fund is to maximize safety of capital and, consistent with such objective, earn the highest available current income obtainable from government securities. The current income earned from such government securities may not be as great as the current income earned on lower quality securities which have less liquidity and greater risk of nonpayment. There can be no assurance that the Fund's objective will be achieved.
--------------------------------------------------------------------------------

          For further information regarding the Fund or for assistance in opening an account or redeeming shares, please call:

        In Columbus 464-5512 (opening accounts and further information)

               From other Ohio locations (800) 282-9446 toll free

                   From outside Ohio (800) 848-7734 toll free

            Inquiries may also be made by mail addressed to the Fund
                            at its principal office:

                             155 East Broad Street
                              Columbus, Ohio 43215
--------------------------------------------------------------------------------

This Prospectus sets forth concisely the information about the Fund that a prospective investor ought to know before investing in the Fund. This Prospectus should be retained for future reference. A Statement of Additional Information respecting the Fund dated February 1, 1995, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Fund at the above address or by calling the phone numbers provided above.

     Investors should read and retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               THE OHIO COMPANY

                The date of this Prospectus is February 1, 1995

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KEY FEATURES
--------------------------------------------------------------------------------

HIGH CURRENT YIELDS............    The Fund seeks the highest available current income
                                   attainable from government securities, consistent with
                                   its policy of protecting principal.
MONTHLY DISTRIBUTIONS..........    Monthly distributions are automatically reinvested in
                                   additional shares of the Fund without charge or may be
                                   received in cash. (See page 4.)
LOW INITIAL INVESTMENT.........    An investor can acquire shares of a high quality
                                   portfolio of government securities with a smaller
                                   investment than would be needed to purchase a similar
                                   portfolio directly. (See page 11.)
PROFESSIONAL MANAGERS..........    The Fund's portfolio is fully managed by professional
                                   portfolio managers. (See page 17.)
FLEXIBILITY....................    You may switch once each calendar quarter from one mutual
                                   fund to another within the Cardinal Group of Funds as
                                   your personal circumstances or market conditions dictate.
                                   (See page 18.)
ACH PROCESSING.................    Investors may use Automated Clearing House ("ACH")
                                   processing for subsequent purchases of shares,
                                   redemptions, and/or distributions paid. (See page 18.)

--------------------------------------------------------------------------------
PROSPECTUS HIGHLIGHTS
--------------------------------------------------------------------------------

SHARES OFFERED.................    Shares of beneficial interest of the Fund (the "Shares")
                                   are of one class equal to all other shares and are
                                   without par value. (See page 19.)
OFFERING PRICE AND
  SALES CHARGE.................    The public offering price is equal to net asset value per
                                   share plus a sales charge equal to 4.50% of the public
                                   offering price (4.71% of net amount invested), reduced on
                                   investments of $100,000 or more (see page 11) and waived
                                   if purchasers are Qualifying Plans for whom The Ohio
                                   Company serves as a trustee or investment adviser. (See
                                   page 14.)
MINIMUM PURCHASE...............    $1,000 minimum initial investment and $50 minimum subse-
                                   quent investments. (See page 11.)
TYPE OF COMPANY................    Diversified, open-end, management investment company,
                                   commonly known as a mutual fund. Organized as an Ohio
                                   business trust on November 15, 1985. (See page 7.)
INVESTMENT OBJECTIVE...........    To maximize safety of capital and, consistent with such
                                   objective, earn the highest available current income
                                   obtainable from government securities. (See page 7.)
INVESTMENT POLICIES............    The Fund invests in obligations issued or guaranteed by
                                   the U.S. Government and repurchase agreements secured by
                                   securities of the U.S. Government. Under present market
                                   conditions, the Fund expects to invest a substantial
                                   amount of its portfolio in Ginnie Mae certificates. These
                                   investments entail certain risks. (See pages 7 through
                                   11.)
RISK FACTORS AND SPECIAL           An investment in a mutual fund such as the Fund involves
  CONSIDERATIONS...............    a certain amount of risk and may not be suitable for all
                                   investors. Some investment policies of the Fund may
                                   entail certain risks. (See "WHAT ARE THE INVESTMENT
                                   OBJECTIVE AND POLICIES OF THE FUND?" on pages 7 through
                                   11.)
INVESTMENT ADVISER.............    The Fund has entered into an Investment Advisory and
                                   Management Agreement with Cardinal Management Corp., a
                                   wholly-owned subsidiary of The Ohio Company (the "Ad-
                                   viser"). The Adviser currently provides investment
                                   advisory services for Cardinal Government Securities
                                   Trust, Cardinal Tax Exempt Money Trust, Cardinal Balanced
                                   Fund and Cardinal Aggressive Growth Fund. (See page 17.)
MANAGEMENT FEE.................    The annual rate is .5% of the average daily net assets of
                                   the Fund. (See page 17.)
DISTRIBUTIONS..................    Dividends are declared daily and distributions are
                                   generally made monthly as the Fund shall determine.
                                   Long-term capital gains, if any, are distributed
                                   annually. (See page 14.)
REDEMPTION.....................    At net asset value per share, without charge, except that
                                   broker-dealers may charge a service fee for assisting in
                                   a redemption. (See page 14.)
TRANSFER AGENT.................    Cardinal Management Corp. (See page 17.)

--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------

     SHAREHOLDER TRANSACTION EXPENSES
               Maximum Sales Load Imposed on Purchases
                 (as a percentage of offering price)..........................           4.50%
               Maximum Sales Load Imposed on Reinvested Dividends
                 (as a percentage of offering price)..........................              0%
               Deferred Sales Load
                 (as a percentage of original purchase price or redemption
                 proceeds, as applicable).....................................              0%
               Redemption Fees
                 (as a percentage of amount redeemed, if applicable)..........              0%
               Exchange Fee...................................................          $   0
     ANNUAL FUND OPERATING EXPENSES
       (as a percentage of average net assets)
               Management Fees................................................            .50%
               12b-1 Fees.....................................................            .00
               Other Expenses.................................................            .25
                                                                                     --------
               Total Fund Operating Expenses..................................            .75%
                                                                                     ========

                EXAMPLE                       1 YEAR        3 YEARS        5 YEARS        10 YEARS
----------------------------------------    ----------     ----------     ----------     ----------
You would pay the following expenses on
  a $1,000 investment, assuming (1) 5%
annual return and (2) redemption at the
end of each time period: ...............       $ 52           $ 68           $ 85           $134

The purpose of the above table is to assist a potential purchaser of the Fund's Shares in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE FUND?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Fund. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The following Financial Highlights with respect to each of the eight fiscal years ended September 30, 1994, and the period from February 3, 1986, through September 30, 1986, have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon together with certain financial statements, are contained in the Fund's Statement of Additional Information and which may be obtained by Shareholders and prospective investors.

FINANCIAL HIGHLIGHTS FOR EACH SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:

                                                                     YEARS ENDED SEPTEMBER 30,
                                ---------------------------------------------------------------------------------------------------
                                  1994         1993         1992         1991         1990         1989         1988         1987
                                --------     --------     --------     --------     --------     --------     --------     --------
Net asset value,
    Beginning of period.....    $   8.63     $   8.95     $   8.99     $   8.71     $   8.71     $   8.82     $   8.60     $   9.39
Income from investment
  operations:
    Net investment income...         .66          .74          .80          .81          .84          .84          .86          .90
    Net gains or losses on
      securities (both
      realized and
      unrealized)...........        (.68)        (.32)        (.04)         .28           --         (.11)         .22         (.80)
                                --------     --------     --------     --------     --------     --------     --------     --------
    Total from investment
      operations............        (.02)         .42          .76         1.09          .84          .73         1.08          .10
                                --------     --------     --------     --------     --------     --------     --------     --------
Less Distributions:
    Dividends (from net
      investment income)....        (.65)        (.74)        (.80)        (.81)        (.84)        (.84)        (.86)        (.89)
    Distributions (from
      capital gains)........          --           --           --           --           --           --           --           --
    Returns of capital......          --           --           --           --           --           --           --           --
                                --------     --------     --------     --------     --------     --------     --------     --------
    Total Distributions.....        (.65)        (.74)        (.80)        (.81)        (.84)        (.84)        (.86)        (.89)
Net asset value, End of
  period....................    $   7.96     $   8.63     $   8.95     $   8.99     $   8.71     $   8.71     $   8.82     $   8.60
                                =========    =========    =========    =========    =========    =========    =========    =========
Total Return................       (0.27%)       4.83%        8.87%       13.07%       10.03%        8.81%       12.94%         .82%
Ratios/Supplemental Data:
Net assets, End of period
  (000) omitted.............    $169,529     $208,883     $172,139     $128,569     $114,890     $118,958     $146,745     $147,491
Ratio of expenses to average
  net assets**..............        0.75%        0.73%        0.76%        0.76%        0.76%        0.73%        0.74%        0.49%
Ratio of net investment
  income to average net
  assets**..................        7.88%        8.32%        8.89%        9.20%        9.55%        9.73%        9.64%       10.03%
Portfolio Turnover Rate.....       21.95%       24.94%       17.15%       34.81%       30.90%         .92%        5.76%       45.71%

                                PERIOD FROM
                                FEBRUARY 3,
                               1986 (DATE OF
                               COMMENCEMENT
                              OF OPERATIONS)
                                  THROUGH
                               SEPTEMBER 30,
                                   1986*
                              ---------------
Net asset value,
    Beginning of period.....     $    9.53
Income from investment
  operations:
    Net investment income...           .59
    Net gains or losses on
      securities (both
      realized and
      unrealized)...........          (.11)
                              ---------------
    Total from investment
      operations............           .48
                              ---------------
Less Distributions:
    Dividends (from net
      investment income)....          (.59)
    Distributions (from
      capital gains)........            --
    Returns of capital......          (.03)
                              ---------------
    Total Distributions.....          (.62)
Net asset value, End of
  period....................     $    9.39
                              ===============
Total Return................          5.63%(a)
Ratios/Supplemental Data:
Net assets, End of period
  (000) omitted.............     $ 129,629
Ratio of expenses to average
  net assets**..............          0.87%
Ratio of net investment
  income to average net
  assets**..................          9.37%
Portfolio Turnover Rate.....             0%

---------------
 *Fund operations commenced February 3, 1986. Through February 3, 1986, the only transaction of the Fund was its initial capitalization through the sale of 10,493 Shares for $100,000 to Cardinal Management Corp., the investment adviser to the Fund.

**Percentages for less than twelve month periods are annualized.

(a) This total return figure reflects aggregate total return instead of average annual total return. Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

See notes to financial statements appearing in the Fund's Statement Of Additional Information.
                            ------------------------

Pursuant to a Revolving Credit Agreement between the Fund and The Fifth Third Bank dated April 10, 1992 (the "Loan Agreement"), the Fund may borrow money from The Fifth Third Bank for temporary purposes, such as to accommodate abnormally heavy redemption requests, and only in an amount not exceeding 5% of the value of the Fund's total assets at the time of borrowing. The table below sets forth certain information concerning the Loan Agreement.

                                               AVERAGE            AVERAGE NUMBER           AVERAGE
                      AMOUNT OF DEBT        AMOUNT OF DEBT       OF FUND'S SHARES         AMOUNT OF
   YEAR ENDED         OUTSTANDING AT         OUTSTANDING           OUTSTANDING          DEBT PER SHARE
 SEPTEMBER 30,        END OF PERIOD       DURING THE PERIOD     DURING THE PERIOD     DURING THE PERIOD
----------------    ------------------    ------------------    ------------------    ------------------
      1994                  $0                 $16,422              22,745,526            $0.0007220
      1993                  $0                 $20,118              21,714,427            $0.0009265

From time to time the Fund advertises "yield," "average annual total return" and "cumulative return." SUCH YIELD FIGURES AND TOTAL RETURN FIGURES ARE BASED UPON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "yield" of the Fund refers to the income generated by an investment in the Fund over a 30-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment over a one-month period assuming reinvestment at a constant rate of all income so generated is assumed to be generated for 12 consecutive one-month periods. The "yield" of the Fund assumes the deduction of the maximum applicable sales charge from the investment. If the sales charge were not deducted, the yield of the Fund would be higher.

The average annual total return figures advertised by the Fund refer to the return generated by an investment in the Fund over one- and five-year periods and the period during which the Fund has been in operation (which periods will be stated on the advertisement). The return over a period equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions earned by an investment in the Fund are reinvested. The return also assumes that the maximum applicable sales charge is deducted from the initial investment at the time of investment. The cumulative return advertised refers to the total return on a hypothetical investment over the relevant period and equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions are immediately reinvested and the maximum sales charge is deducted from the initial investment at the time of investment. If the sales charge were not deducted, the average annual total return advertised would be higher.

In addition, from time to time the Fund may include in its sales literature and shareholder reports a quote of the current "distribution" rate for the Fund. A distribution rate is simply a measure of the level of dividends distributed for a specified period and is computed by dividing the total amount of dividends per share paid by the Fund during the past 12 months by a current maximum offering price. It differs from yield, which is a measure of the income actually earned by the Fund's investments, and from total return, which is a measure of the income actually earned by, plus the effect of any realized and unrealized appreciation or depreciation of, such investments during a stated period. A distribution rate is, therefore, not intended to be a complete measure of performance. A distribution rate may sometimes be greater than yield since, for instance, it may include short-term and possibly long-term gains (which may be non-recurring), may not include the effect of amortization of bond premiums and does not reflect unrealized gains or losses.

Investors may also judge the performance of the Fund by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation and to data prepared by Lipper Analytical Services, Inc., Morningstar, Inc., and CDA Investment Technologies, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, Consumer Reports, and U.S.A. Today. In addition to performance information, general information about the Fund that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

Further information about the performance of the Fund is contained in the Fund's Annual Report to Shareholders which may be obtained without charge by contacting the Fund at the telephone numbers set forth on the cover page of this Prospectus.

--------------------------------------------------------------------------------
WHAT IS THE FUND?
--------------------------------------------------------------------------------

The Fund was organized on November 15, 1985, as a business trust under the laws of the State of Ohio and is registered and operates as a diversified, open-end, management investment company as defined in the Investment Company Act of 1940 and as commonly known as a mutual fund. The Trustees of the Fund have divided its beneficial ownership into an unlimited number of transferable units called Shares, which will be offered and sold to the public through The Ohio Company, principal underwriter of the Fund's Shares. The proceeds from such sale, net of the applicable sales charge, will be invested by the Fund as set forth below.

The Fund is designed for individuals, corporations, fiduciaries, and institutions who wish to invest for current income in a diversified, professionally managed portfolio of securities issued by the U.S. Government and securities directly guaranteed by the full faith and credit of the U.S. Government -- without having to become involved in the detailed accounting and safekeeping procedures normally associated with direct investment in these securities.

--------------------------------------------------------------------------------
WHAT ARE THE INVESTMENT OBJECTIVE AND POLICIES OF THE FUND?
--------------------------------------------------------------------------------

The Fund's investment objective is to maximize safety of capital and, consistent with such objective, earn the highest available current income obtainable from government securities. The current income earned from such government securities may not be as great as the current income earned on lower quality securities which have less liquidity and greater risk of nonpayment.

The Fund's investment objective is a fundamental policy of the Fund, which means that it may be changed only with the approval of a majority of the Fund's Shares. A majority of the Fund's Shares means the favorable vote, at an annual or special meeting, of shareholders holding the lesser of (a) 67% or more of the Shares at such meeting, if holders of more than 50% of the outstanding Shares are represented in person or by proxy, and (b) more than 50% of the outstanding Shares. There can be no assurance that the investment objective can be met.

The value of the Fund's portfolio securities, and therefore the Fund's net asset value per share, may increase or decrease due to various factors, principally changes in prevailing interest rates. Generally, a rise in interest rates will result in a decrease in the Fund's net asset value per share, while a drop in interest rates will result in an increase in the Fund's net asset value per share.

Under normal market conditions, the Fund will invest substantially all, but in no event less than 65% of the value of its total assets, in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities"). The Fund may also invest, under normal market conditions, in the fixed income instruments described below and in repurchase agreements. It may also engage in the options transactions described below.

The Fund may, for daily cash management purposes, invest in high quality money market securities and in repurchase agreements. In addition, the Fund may invest, without limit, in any combination of U.S. Government Securities, money market securities and repurchase agreements when, in the opinion of the Adviser, it is determined that a temporary defensive position is warranted based upon current market conditions. The Fund may also invest in securities of other investment companies, as described more fully below.

The types of U.S. Government Securities invested in by the Fund will include obligations issued by or guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Treasury, such as Treasury bills, notes, bonds and certificates of indebtedness, and obligations issued or guaranteed by the agencies or instrumentalities of the U.S. Government, but not supported by such full faith and credit. Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government sponsored agencies or instrumentalities if it is not obligated to do so by law. The Fund will invest in the obligations of such agencies or instrumentalities only when the Adviser believes that the credit risk with respect thereto is minimal.

Certain securities held by the Fund may have mortgage obligations backing such securities, including among others, conventional thirty year fixed rate mortgage obligations, graduated payment mortgage obligations, fifteen year mortgage obligations and adjustable rate mortgage obligations. All of these mortgage obligations can be used to create pass-through securities. A pass-through security is created when mortgage obligations are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgage obligations is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an individual mortgage obligation prepays the remaining principal before the mortgage obligation's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgage obligations vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. Prepayment rates are important because of their effect on the yield and price of the securities. Accelerated prepayments have an adverse impact on yields for pass-through certificates purchased at a premium (i.e., a price in excess of principal amount) and may involve additional risk of loss of principal because the premium may not have been fully amortized at the time the obligation is repaid. The opposite is true for pass-through certificates purchased at a discount. The Fund may purchase mortgage-related securities at a premium or at a discount. Reinvestment of principal payments may occur at higher or lower rates than the original yield on such securities. Due to the prepayment feature and the need to reinvest payments and prepayments of principal at current rates, mortgage-related securities can be less effective than typical bonds of similar maturities at maintaining yields during periods of declining interest rates.

Certain debt securities such as, but not limited to, mortgage backed securities, as well as securities subject to prepayment of principal prior to the stated maturity date, are expected to be repaid prior to their stated maturity dates. As a result, the effective maturity of these securities is expected to be shorter than the stated maturity. For purposes of calculating the Fund's weighted average portfolio maturity, the effective maturity of such securities will be used.

Under present market conditions, the Fund expects to invest a substantial amount of its portfolio in Ginnie Mae certificates, which are mortgage-backed securities representing part ownership in a specific pool of mortgage loans insured by the Federal Housing Administration or Farmers Home Administration or guaranteed by the Veterans Administration. Should market or economic conditions warrant, this practice may be changed in the discretion of the Fund's Adviser. Ginnie Mae guarantees the timely payment of monthly installments of principal and interest on its certificates, when due, whether or not payments are received on the underlying mortgage loans, and the full faith and credit of the United States is pledged to the timely payment by Ginnie Mae of such principal and interest.

Although the mortgage loans in the pool underlying a Ginnie Mae certificate will have maturities of up to thirty years, the actual average life of the Ginnie Mae certificates typically will be substantially less because the mortgage loans will be subject to normal principal amortization and may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in market interest rates. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the Ginnie Mae certificates and shortening the period of time over which income at the higher rate is received. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the Ginnie Mae certificates and extending the period of time over which income at the lower rates is received. Accordingly, it is not possible to accurately predict the average life of a particular pool. Standard practice is to treat Ginnie Mae certificates as having effective maturities of twelve years. Reinvestment of principal payments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest payments and prepayments of principal at current rates, Ginnie Mae certificates can be less effective than typical bonds of similar maturities at maintaining yields during periods of declining interest rates.

The Fund may enter into repurchase agreements, which are transactions through which an investor (such as the Fund) purchases a security (known as the "underlying security") from a financial institution, such as a well-established securities dealer or a bank which is a member of the Federal Reserve System which the Fund's Adviser deems creditworthy under guidelines approved by the Fund's Board of Trustees. At the time of purchase, the bank or securities dealer agrees to repurchase the underlying securities at the same price, plus specified interest. Repurchase agreements are generally for a short period of time, often less than a week. The Fund will not enter into a repurchase agreement with a maturity of more than seven days if, as a result, more than 10% of the value of its total assets would then be invested in such repurchase agreements. The Fund will only enter into a repurchase agreement where (i) the underlying securities are of the type which the Fund's investment guidelines would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. The Fund's Adviser will be responsible for monitoring such requirements. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including: (a) possible decline in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing its rights. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements are considered to be loans by the Fund.

The Fund may from time to time write covered call options on securities in its portfolio. The Fund will realize a premium when it writes an option. The Fund will write only covered call options, which means that in each instance the Fund will continue to own the underlying security for as long as it remains obligated as the writer of the option. The purchaser of the call option has the right to purchase the underlying security at the agreed upon price, even though that price may be less than the value of the security at the time the option is exercised. The Fund would then suffer a loss equal to the excess, if any, of the security's appreciation in value over the premium received for writing the option. To facilitate closing purchase transactions (described below), the Fund will ordinarily write only call options for which a secondary market exists on a national securities exchange or in the over-the-counter market.

In order to realize a profit, to prevent an underlying security from being called or to unfreeze an underlying security (thereby permitting its sale or the writing of a new option on the security prior to the option's expiration), the Fund may engage in a closing purchase transaction. The Fund will incur a loss if the cost of the closing purchase transaction, plus transaction costs, exceeds the premium received upon writing the original option. To effect a closing purchase transaction, the Fund would purchase, prior to the exercise of an option that it has written, an option of the same series as that on which it desires to terminate its obligation. There can be no assurance that the Fund will be able to effect a closing purchase transaction at a time when it wishes to do so. When the Fund cannot effect a closing purchase transaction, it will not be able to sell the underlying security unless the option expires without exercise. Upon expiration of the option, the Fund would continue to bear market risk in that security. The obligation of the Fund to deliver securities upon the exercise of a covered call option which it has written terminates upon the effectuation of a closing purchase transaction.

The Fund may use covered call option strategies as a means of increasing the total return on the portfolio and also as a means of providing limited protection against decreases in market value. The Fund will engage in this activity, if at all, only to the extent permitted by the most stringent applicable state regulations governing the writing of covered call options in states where the Fund is selling its Shares. The aggregate value of securities underlying outstanding options will not exceed 25% of the net assets of the Fund.

The Fund may purchase put and call options on interest rate futures contracts which are traded on a United States exchange or board of trade as a hedge against changes in interest rates, and may enter into closing transactions with respect to such options to terminate existing positions. An interest rate futures contract provides for the future sale by one party and purchase by the other party of a certain amount of a specific financial instrument (debt security) at a specified price, date, time and place. An option on an interest rate futures contract, as contrasted with the direct investment in such a contract, gives the purchaser the right, in return for the premium paid, to assume a position in an interest rate futures contract at a specified exercise price at any time prior to the expiration date of the option. The Fund may purchase put options on interest rate futures contracts to hedge its portfolio securities against the risk of rising interest rates, and may purchase call options on interest rate futures contracts to hedge against a decline in interest rates. The Fund will write put or call options on interest rate futures contracts only as part of closing purchase transactions to terminate its option positions, and there is no guarantee that such closing transactions can be effected. There can be no assurance that there will be a correlation between price movements in the options on interest rate futures, on the one hand, and price movements in the Fund's portfolio securities which are the subject of the hedge, on the other hand. In addition, the Fund's purchase of put or call options will be based upon predictions as to anticipated interest rate trends, which could prove to be inaccurate. The Fund will purchase put or call options on interest rate futures contracts only as a hedge against changes in the value of securities in the Fund's portfolio that may result from market conditions, and not for speculative purposes. The potential loss related to the purchase of an option on interest rate futures contracts is limited to the premium paid for the option. Options are considered to be derivatives. A derivative is generally defined as an instrument whose value is based upon, or derived from, some underlying index, reference rate (e.g., interest rates), security, commodity or other asset. The Fund will not invest more than 5% of its total assets at any one time in premiums paid for call options and put options.

Although, except as set forth above, the Fund does not intend to engage in short-term trading of portfolio securities as a means of achieving its investment objective, it may sell portfolio securities without regard to the length of time they have been held whenever such sale will, in the Adviser's opinion, strengthen the Fund's position and contribute to its investment objective. Brokerage commissions are not normally charged on the purchase or sale of securities issued or guaranteed by the U.S. Government, but such transactions may involve costs in the form of spreads between bid and asked prices.

The Fund may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. The Fund intends to invest in money market mutual funds for purposes of short-term cash management. The Fund's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on the Fund's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Statement of Additional Information.

In addition to the Fund's investment objective, the Fund has established a number of other fundamental policies, changeable only with the approval of a majority of the Fund's Shares, all of which are described in the Fund's Statement Of Additional Information, including policies prohibiting (i) the investment of more than 10% of the value of the Fund's total assets in repurchase agreements maturing in more than seven days, (ii) borrowing money, except from banks as a temporary measure for extraordinary or emergency purposes, and then only in amounts not exceeding 5% of the value of the Fund's total assets, (iii) mortgaging, pledging or otherwise encumbering any portfolio security except as may be necessary in connection with permissible borrowings, in which case the mortgaging, pledging or encumbering cannot exceed 5% of the Funds's assets, (iv) investing in covered call options where the aggregate value of the securities underlying the options exceeds 25% of the net assets of the Fund, and (v) investing more than 5% of the Fund's assets in premiums paid on put and call options. Except for the investment objective and the matters described as fundamental policies in the Statement Of Additional Information, all other practices of the Fund are not fundamental policies.

--------------------------------------------------------------------------------
HOW DO I PURCHASE SHARES OF THE FUND?
--------------------------------------------------------------------------------

GENERAL

The Fund's Shares may be purchased at the public offering price, described below, through The Ohio Company, principal distributor of the Fund's Shares, at its address and telephone number set forth on the cover page of this Prospectus, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company. A purchase will become effective upon receipt by The Ohio Company of an order and payment of the public offering price.

Subsequent purchases of Shares of the Fund may be made by ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

Certificates reflecting ownership of the Fund's Shares will not be issued unless specifically requested by the purchaser. In order to facilitate redemptions, it is expected that most shareholders will not elect to receive certificates.

The minimum initial investment is $1,000. Subsequent investments must be in amounts of at least $50.

Due to the high cost of maintaining accounts, the Fund reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions have reduced a shareholder's total investment to a net asset value below $500. A shareholder will be notified in writing that the value of the account is less than $500 and allowed 30 days to increase the account to $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder. Shares of the Fund may be redeemed through a securities dealer, investment adviser, agent or other fiduciary which may charge a fee for its services in connection with the redemption. No redemption charge is imposed by the Fund or by The Ohio Company, the Fund's principal distributor.

PUBLIC OFFERING PRICE

The public offering price of Shares of the Fund is the net asset value per share next determined after receipt by The Ohio Company of an order and payment, plus a sales charge as follows:

                                                          SALES CHARGE
                                                              AS A                AS A PERCENTAGE
                                                           PERCENTAGE            OF OFFERING PRICE
                                                           OF THE NET      -----------------------------
                      AMOUNT OF                              AMOUNT           SALES           DEALER'S
                  SINGLE TRANSACTION                        INVESTED          CHARGE         CONCESSION
------------------------------------------------------    ------------     ------------     ------------
Less than $100,000....................................        4.71%            4.50%            4.00%
$100,000 but less than $250,000.......................        3.63             3.50             3.00
$250,000 but less than $500,000.......................        2.56             2.50             2.00
$500,000 but less than $1,000,000.....................        1.52             1.50             1.00
$1,000,000 or more....................................        0.50             0.50             0.40

(See "HOW IS NET ASSET VALUE CALCULATED?" for a description of the computation of net asset value per share.)

The above charges on investments of $100,000 or more are applicable to purchases made at one time by an individual, or an individual, his spouse and their children not of legal age, or a trustee, guardian or other like fiduciary of certain single trust estates or certain single fiduciary accounts.

No sales charge is imposed on purchases of Shares by officers, trustees, and employees of the Fund or by full-time employees of the Adviser or The Ohio Company, who have been such for at least 90 days or by qualified retirement plans for such persons.

AUTOMATIC INVESTMENT PLAN

The Fund has made arrangements to enable you to make automatic monthly or quarterly investments, in the minimum amount of $50 per transaction, from your checking account. Assuming the cooperation of your financial institution, your checking account therein will be debited to purchase Shares of the Fund on the periodic basis you select. Confirmation of your purchase of Fund Shares will be provided by the Fund. The debit of your checking account will be reflected in the checking account statement you receive from your financial institution. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
MAY MY TAX SHELTERED RETIREMENT PLAN INVEST IN THE FUND?
--------------------------------------------------------------------------------

Shares of the Fund qualify for purchase in connection with the following tax sheltered retirement plans:

     -- Individual Retirement Account ("IRAs") plans

     -- Simplified Employee Pension Plans

     -- 403(b)(7) Custodial Plans sponsored by certain tax exempt employers

     -- Pension, profit-sharing and 401(k) plans qualifying under Section 401(a) of the Internal Revenue Code

The Ohio Company offers a wide range of services to assist employers in reducing the cost and complexity of utilizing any of the above retirement programs. These services include:

        Consulting services
        Prototype plan documents
        Low-cost recordkeeping and IRS reporting
        On-going employee educational programs
        Investment consultation
        Trust services

Please contact your local office of The Ohio Company or call 1-800-237-2169 (inside Ohio) or 1-800-237-2170 (outside Ohio) to obtain complete information regarding The Ohio Company's retirement plan services.

--------------------------------------------------------------------------------
HOW MAY I QUALIFY FOR QUANTITY DISCOUNTS?
--------------------------------------------------------------------------------

LETTER OF INTENTION

If you (including your spouse and children not of legal age) intend to purchase $100,000 or more of Shares of the Fund and of any fund of The Cardinal Group or of The Cardinal Fund Inc., other members of the Cardinal family of funds which are sold with a sales charge (collectively, the "Cardinal Load Funds"), during any 13-month period you may sign a letter of intention to that effect obtained from The Ohio Company and pay the reduced sales charge applicable to the total amount of shares to be so purchased. The 13-month period during which the Letter of Intention is in effect will begin on the date of the earliest purchase to be included. In addition, trustees, guardians or other like fiduciaries of single trust estates or certain single fiduciary accounts may take advantage of the quantity discounts pursuant to a letter of intention.

A letter of intention is not a binding obligation upon you to purchase the full amount indicated. Shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in your name) to secure payment of the highest sales charge applicable to the shares actually purchased. If the full amount indicated is not purchased, such escrowed shares will be involuntarily redeemed to pay the additional sales charge, if necessary. Dividends on escrowed shares, whether paid in cash or reinvested in additional shares of the applicable Cardinal Load Fund, are not subject to escrow. The escrowed shares will not be available for disposal by you until all purchases pursuant to the letter of intention have been made or the higher sales charge has been paid. When the full amount indicated has been purchased, the escrow will be released. To the extent that you purchase more than the dollar amount indicated on the Letter of Intention and qualify for a further reduced sales charge, the sales charge will be adjusted for the entire amount purchased at the end of the 13-month period. The difference in sales charge will be, as you instruct, either delivered to you in cash or used to purchase additional shares of the Cardinal Load Fund designated by you subject to the rate of sales charge applicable to the actual amount of the aggregate purchases. This program, however, may be modified or eliminated at any time or from time to time by the Fund without notice.

CONCURRENT PURCHASES

For purposes of qualifying for a lower sales charge, you have the privilege of combining "concurrent purchases" of Shares of the Fund and of one or more of the other Cardinal Load Funds. For example, if you concurrently purchase Shares of the Fund at the total public offering price of $50,000 and shares of another Cardinal Load Fund at the total public offering price of $50,000, the sales charge would be that applicable to a $100,000 purchase as shown in the table above. "Concurrent purchases," as described above, shall include the combined purchases of you, your spouse and your children not of legal age. To receive the applicable public offering price pursuant to this privilege, you must, at the time of purchase, give The Ohio Company sufficient information to permit confirmation of qualification. This privilege, however, may be modified or eliminated at any time or from time to time by the Fund without notice thereof.

RIGHTS OF ACCUMULATION

After your initial purchase of Shares, you may also be eligible to pay a reduced sales charge for your subsequent purchases of Shares where the total public offering price of Shares then being purchased plus the then aggregate current net asset value of Shares of the Fund and of shares of any Cardinal Load Fund held in your account equals $100,000 or more. You would be able to purchase Shares at the public offering price applicable to the total of (a) the total public offering price of the Shares of the Fund then being purchased plus (b) the then current net asset value of Shares of the Fund and of shares of any other Cardinal Load Fund held in your account. For purposes of determining the aggregate current net asset value of shares held in your account, you may include shares then owned by your spouse and children not of legal age.

You may obtain additional information about the foregoing special purchase method from The Ohio Company. You are responsible for notifying The Ohio Company at the time of purchase when purchases may be accumulated to take advantage of the reduced sales charge. This program, however, may be modified or eliminated at any time or from time to time by the Fund without notice.

--------------------------------------------------------------------------------
ARE THERE ANY SPECIAL PURCHASE PROGRAMS FOR CERTAIN RETIREMENT PLANS?
--------------------------------------------------------------------------------

No sales charge is imposed on purchases of Shares of the Fund by trusts qualifying under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and by deferred compensation plans of state and local governments and tax-exempt organizations qualifying under Section 403(b) or Section 457 of the Code (collectively, "Qualifying Plans"), so long as The Ohio Company serves as either a trustee or investment adviser for the applicable Qualifying Plans.

--------------------------------------------------------------------------------
WHAT DISTRIBUTIONS WILL I RECEIVE?
--------------------------------------------------------------------------------

The net income of the Fund is declared daily as a dividend to Shareholders of the Fund at the close of business on the day of declaration, and such dividends are generally paid monthly. Dividends consisting of long-term capital gains normally will be distributed only once annually. Dividends and distributions will be paid only in additional Shares and not in cash; except, however, that for dividends and distributions of $10 or more, a shareholder may specifically request that such amounts be paid to him in cash. Dividends are expected to be distributed on a monthly basis.

Shareholders may elect to receive cash distributions by using ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.
--------------------------------------------------------------------------------
HOW MAY I REDEEM MY SHARES?
--------------------------------------------------------------------------------

Investors may redeem Shares of the Fund at the net asset value per share next determined following the receipt by the Fund's transfer agent, Cardinal Management Corp., 215 East Capital Street, Columbus, Ohio 43215, of the following: (a) written or telephonic notice to redeem, as described more fully below, and (b) for Shares represented by certificates, either the share certificates, properly endorsed, or properly executed stock powers. See "HOW IS NET ASSET VALUE CALCULATED?", below, for a description of when net asset value is determined.

As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem and any share certificates or stock powers to Cardinal Management Corp. without charge. Other broker-dealers may assist a shareholder in redeeming his shares and may charge a fee for such services.

REDEMPTION BY MAIL

Shareholders may elect to redeem Shares of the Fund by submitting a written request therefor to Cardinal Management Corp., the Fund's Transfer Agent at 215 East Capital Street, Columbus, Ohio 43215. Cardinal Management Corp. will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the Shareholder(s) of record, and (2) the redemption check is mailed to the Shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. Cardinal Management Corp. reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or (2) it has reason to believe that the transaction would otherwise be improper.

REDEMPTION BY TELEPHONE

Shareholders may elect to redeem Shares of the Fund by calling the Fund at the telephone numbers set forth on the front of this Prospectus. The Shareholder may direct that the redemption proceeds be mailed to the address of record or another address.

Neither the Fund nor its service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Fund's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Fund will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Fund or its service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to Shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, Shareholders may also redeem their Shares by mail as described above.

AUTOMATIC WITHDRAWAL

Shareholders may elect to have the proceeds from redemptions of Shares transmitted to an authorized bank account at a Federal Reserve member bank through ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

The Fund will make payment for redeemed Shares as promptly as practicable but in no event more than seven days after receipt by Cardinal Management Corp. of the foregoing notice and any share certificates and powers. The Fund reserves the right to delay payment for the redemption of Shares where such Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the Fund). The purchase of Fund Shares by wire transfer of federal funds would avoid any such delay.

The Fund may suspend the right of redemption or may delay payment during any period the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?".

SYSTEMATIC WITHDRAWAL PLAN

If you are the owner of Shares of the Fund having a total value of $25,000 or more at the current offering price, you may elect to redeem your Shares monthly or quarterly in amounts of $50 or more, pursuant to the Fund's Systematic Withdrawal Plan. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
HOW IS NET ASSET VALUE CALCULATED?
--------------------------------------------------------------------------------

The net asset value of the Fund is determined once daily as of 4:00 P.M., Columbus, Ohio time, on each business day the New York Stock Exchange is open for business and on any other day (other than a day on which no Shares of the Fund are tendered for redemption and no order to purchase any Shares of the Fund is received) where there is sufficient trading in the Fund's portfolio securities that the Fund's net asset value per share might be materially affected by changes in the value of its portfolio securities. The net asset value per share of the Fund is computed by dividing the sum of the value of the Fund's portfolio securities plus any cash and other assets (including interest accrued but not received) minus all liabilities (including estimated accrued expenses) by the total number of Shares then outstanding.

Portfolio securities for which over-the-counter market quotations are readily available are valued at the bid price. The Fund uses one or more pricing services to provide such market quotations. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund.

Determination of the net asset value may be suspended at times when (a) trading on the New York Stock Exchange is restricted or such Exchange is closed for other than customary weekend and holiday closings, (b) an emergency as determined by the Securities and Exchange Commission exists making disposal of portfolio securities or valuation of net assets of the Fund not reasonably practicable, or (c) the Securities and Exchange Commission has by order permitted such suspension.

--------------------------------------------------------------------------------
DOES THE FUND PAY FEDERAL INCOME TAX?
--------------------------------------------------------------------------------

The Fund intends to qualify as a "regulated investment company" under the Code for so long as such qualification is in the best interest of the Fund's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. The Fund contemplates declaring as dividends 100% of the Fund's investment company taxable income (before deduction of dividends paid).

A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a nondeductible excise tax equal to 4% of the deficiency.

--------------------------------------------------------------------------------
WHAT ABOUT MY TAXES?
--------------------------------------------------------------------------------

It is expected that the Fund will distribute annually to shareholders all or substantially all of the Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash. The dividends-received deduction for corporations will apply to the aggregate of such ordinary income distributions in the same proportion as the aggregate dividends eligible for the dividends received deduction, if any, received by the Fund bear to its gross income.

Distribution by the Fund of the excess of net long-term capital gain over net short-term capital loss is taxable to shareholders as long-term capital gain in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends-received deduction.

If the net asset value of a Share is reduced below the shareholder's cost of that Share by the distribution of income or gain realized on the sale of securities, the distribution is a return of invested principal, although taxable as described above.

Prior to purchasing Shares, the impact of dividends or capital gains distributions which are expected to be declared or have been declared, but have not been paid, should be carefully considered. Any such dividends or capital gains distributions paid shortly after a purchase of Shares prior to the record date will have the effect of reducing the per share net asset value of the Shares by the amount of the dividends or distributions. All or a portion of such dividends or distributions, although in effect a return of capital, is subject to tax.

The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Fund and its shareholders. Potential investors in the Fund are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

Cardinal Management Corp. will inform shareholders at least annually of the amount and nature of such income and capital gains.

--------------------------------------------------------------------------------
WHO MANAGES MY INVESTMENT IN THE FUND?
--------------------------------------------------------------------------------

Pursuant to the laws of Ohio and the Fund's Declaration of Trust, the responsibility for the management of the Fund is vested in its Board of Trustees which, among other things, is empowered by the Fund's Declaration Of Trust to elect officers of the Fund and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise in such management.

INVESTMENT ADVISER AND MANAGER

The Fund has entered into an Investment Advisory and Management Agreement ("Investment Advisory Agreement") with Cardinal Management Corp., an Ohio corporation (the "Adviser"), 155 East Broad Street, Columbus, Ohio 43215, in which the Adviser has agreed to serve as the Fund's investment adviser and manager. In such capacity, and subject to the ultimate authority of the Fund's Board of Trustees, the Adviser has agreed regularly to provide the Fund with investment advice, including management of the Fund's portfolio securities, and overall management of the Fund's affairs. Since the Fund's inception, John R. Carle has been primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Carle has been a portfolio manager with the Adviser and/or The Ohio Company since 1971.

The Adviser was organized in March, 1980, and currently provides investment advisory services to Cardinal Government Securities Trust, Cardinal Tax Exempt Money Trust, Cardinal Balanced Fund and Cardinal Aggressive Growth Fund. The Adviser is a wholly-owned subsidiary of The Ohio Company, an Ohio corporation. The Ohio Company is an investment banking firm organized in 1925 and serves as the principal underwriter for each of the foregoing funds and as the investment adviser and principal underwriter for The Cardinal Fund Inc. The Ohio Company is a member of the New York Stock Exchange, Midwest Stock Exchange, other regional stock exchanges and the National Association of Securities Dealers, Inc.

As compensation for the investment advice and overall management, the Fund will pay the Adviser a monthly fee, accrued daily, based on an annual rate of .5% of the average daily net asset value of the Fund. The Adviser may, however, periodically waive all or a portion of its advisory fee with respect to the Fund to increase the net income of the Fund available for distribution as dividends. The waiver of such fee will cause the yield of the Fund to be higher than it would otherwise be in the absence of such a waiver.

ACCOUNTING SERVICES AND TRANSFER AGENT

The Fund has entered into an Accounting Services Agreement with the Adviser pursuant to which the Adviser has agreed to maintain and keep current the books, accounts, records, journals and other records of original entry relating to the business of the Fund and to calculate the Fund's net asset value on a daily basis. In consideration of such services, the Fund has agreed to pay the Adviser a fee monthly based on the average monthly net asset value of the Fund.

The Fund has also entered into an Administration Agreement with the Adviser pursuant to which the Adviser has agreed to act as the Fund's transfer agent, dividend disbursing agent and administrator of plans of the Fund. In consideration of such services the Fund has agreed to pay the Adviser an annual fee, paid monthly, equal to $21 per shareholder account, plus the Adviser's out-of-pocket expenses.

DISTRIBUTOR

The Fund has entered into a Distributor's Contract with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Fund continuously will be offered on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. Walter R. Chambers is an officer and trustee/director of both the Fund and The Ohio Company. Frank W. Siegel and John
R. Carle, each an officer and trustee of the Fund, are officers of The Ohio Company. John L. Schlater, a trustee of the Fund, is an officer of The Ohio Company. David C. Will and James M. Schrack II are officers of both the Fund and The Ohio Company.

CUSTODIAN

The Fund has appointed The Fifth Third Bank ("Fifth Third") 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Fund's custodian. In such capacity Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Fund.

--------------------------------------------------------------------------------
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?
--------------------------------------------------------------------------------

ACH PROCESSING

The Fund now offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Fund Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contract your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

Shareholders of the Fund may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange Shares of the Fund for shares of:

              Cardinal Aggressive Growth Fund, an equity fund seeking appreciation of capital (upon the payment of the applicable sales charge);

              Cardinal Balanced Fund, a fund seeking current income and long-term growth of both capital and income (upon the payment of the applicable sales charge);

              The Cardinal Fund Inc., an equity fund seeking long-term growth of capital and income (upon the payment of the applicable sales charge);

              Cardinal Government Securities Trust, a U.S. Government securities money market fund (without payment of any sales charge); or

              Cardinal Tax Exempt Money Trust, a tax-free money market fund (without payment of any sales charge).

Notwithstanding the foregoing and subject to the limitations contained in the following paragraph, (i) exchanges by Qualifying Plans, for whom The Ohio Company serves as either a trustee or an investment adviser, of Fund Shares for shares of a Cardinal Load Fund may be completed without the payment of a sales charge, and (ii) exchanges of Fund Shares by all other shareholders for shares of a Cardinal Load Fund may be completed upon the payment of a sales charge equal to the difference, if any, between the sales charge payable upon purchase of shares of such Cardinal Load Fund and the sales charge previously paid on the Fund Shares to be exchanged.

The foregoing exchange privilege may be exercised only once in each calendar quarter and must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. Cardinal Management Corp., as transfer agent, will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange is requested to be made within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of shares of the Fund by telephone. Neither the Fund nor any of its service providers will be liable for any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

For tax purposes, an exchange is treated as a redemption and a new purchase. However, a shareholder may not include any sales charge on Shares of the Fund for purposes of calculating the gain or loss realized upon an exchange of those Shares within 90 days of their purchase.

The Fund may, at any time, modify or terminate the foregoing exchange privilege. The Fund, however, will give shareholders of the Fund 60 days' advance written notice of any such modification or termination.

--------------------------------------------------------------------------------
WHAT ARE MY RIGHTS AS A SHAREHOLDER?
--------------------------------------------------------------------------------

Shares of the Fund, upon their issuance, are fully paid and nonassessable, are of one class equal to all other Shares and are without par value. Certificates representing Shares will not be issued unless specifically requested in writing upon subscription. Ownership records of Shares will be maintained by the Fund's transfer agent, Cardinal Management Corp.

Shareholders have equal voting rights on all matters submitted for shareholder vote. The Declaration of Trust limits the matters requiring a shareholder vote to the election or removal of Trustees, approval of certain contracts of the Fund such as the Investment Advisory and Management Agreement with the Adviser and the Distributor's Contract with The Ohio Company, approval of the termination or reorganization of the Fund, approval of certain amendments to the Declaration Of Trust and certain other matters described in such Declaration. Under certain circumstances where Trustees have failed upon written request to give notice of a meeting to consider matters requiring a shareholder vote, shareholders holding at least 25% of the Fund's outstanding Shares may call and give notice of such a meeting and thereafter a shareholder meeting will be held to consider such matters.

--------------------------------------------------------------------------------
WHO PROVIDES SHAREHOLDER REPORTS?
--------------------------------------------------------------------------------

The Fund will provide shareholders monthly a summary statement describing any purchases and sales of Shares of the Fund and dividend and capital gain distributions.

Holders of Shares should direct all inquiries concerning such matters to Cardinal Management Corp., 155 East Broad Street, Columbus, Ohio 43215.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                             Investment Adviser and Manager
                                                  Cardinal Management Corp.
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Distributor
                                                  The Ohio Company
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Transfer Agent and Dividend Paying
                                             Agent
                                                  Cardinal Management Corp.
                                                  215 East Capital Street
                                                  Columbus, Ohio 43215

                                             Custodian
                                                  The Fifth Third Bank
                                                  38 Fountain Square Plaza
                                                  Cincinnati, Ohio 45263

                                             Legal Counsel
                                                  Baker & Hostetler
                                                  65 East State Street
                                                  Columbus, Ohio 43215

                                             Independent Auditors
                                                  KPMG Peat Marwick LLP
                                                  Two Nationwide Plaza
                                                  Columbus, Ohio 43215

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Key Features............................    2
Prospectus Highlights...................    3
Fee Table...............................    4
Financial Highlights....................    5
What is the Fund?.......................    7
What Are the Investment Objective and
  Policies of the Fund?.................    7
How Do I Purchase Shares
  of the Fund?..........................   11
May My Tax Sheltered Retirement Plan
  Invest in the Fund?...................   12
How May I Qualify for Quantity
  Discounts?............................   13
Are There Any Special Purchase Programs
  for Certain Retirement Plans?.........   14
What Distributions Will I Receive?......   14
How May I Redeem My Shares?.............   14
How is Net Asset Value Calculated?......   15
Does the Fund Pay Federal Income Tax?...   16
What About My Taxes?....................   16
Who Manages My Investment in the
  Fund?.................................   17
What Other Shareholder Programs Are
  Provided?.............................   18
What Are My Rights as a Shareholder?....   19
Who Provides Shareholder Reports?.......   19

                            ------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE ADVISER, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR BY THE DISTRIBUTOR TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUND TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.


                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                February 1, 1995

                               THE OHIO COMPANY

                                    CARDINAL
                                   GOVERNMENT
                                  OBLIGATIONS
                                      FUND

                                    [LOGO]

                      CARDINAL GOVERNMENT SECURITIES TRUST

                      SUPPLEMENT DATED DECEMBER 11, 1995,
                      TO PROSPECTUS DATED FEBRUARY 1, 1995

     Capitalized terms used in this Supplement have the meaning assigned to them in the Prospectus.

     The Trust has entered into an Agreement and Plan of Reorganization and Liquidation, dated as of December 1, 1995 (the "Plan"), with The Cardinal Group, an Ohio business trust (the "Group"). Pursuant to the Plan, Cardinal Government Securities Money Market Fund, a series of the Group (the "Acquiring Fund"), would acquire all of the assets of the Trust in exchange for the assumption of all of the Trust's liabilities and a number of full and fractional shares of the Acquiring Fund having an aggregate net asset value equal to the Trust's net assets (the "Reorganization"). The Trust would then be liquidated, and the shares of the Acquiring Fund would be distributed to Trust shareholders.

     The Reorganization is subject to certain regulatory approvals and to approval by the shareholders of the Trust at the Annual Shareholders Meeting currently expected to be held in February, 1996. If the shareholders approve the Reorganization, it is expected that the Reorganization would be effected on or about March 31, 1996; however, the Reorganization may be effected on such earlier or later date as the Group and the Trust may determine. There can be no assurance that the Reorganization will take place when or as currently proposed.

     The following paragraph is added to the cover page of this Prospectus:

          THE SHARES OF THE TRUST ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE TRUST INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

     The second sentence of the first paragraph under the heading "CHECK-WRITING REDEMPTION PROCEDURE" on page 13 of the Prospectus is deleted and is replaced with the following:

     These checks may be made payable to the order of any person in any amount not less than $250.

     The second sentence of the second paragraph under the heading "CHECK-WRITING REDEMPTION PROCEDURE" on page 13 of the Prospectus is deleted.

     The following two sentences are added at the end of the second paragraph under the heading "WHO MANAGES MY INVESTMENT IN THE TRUST? -- Investment Adviser and Manager" on pages 14 and 15 of the Prospectus:

     As of December 22, 1995, John R. Carle will be primarily responsible for the day-to-day management of the Trust's portfolio. Mr. Carle has been a portfolio manager with the Adviser and/or The Ohio Company since 1971 and has more than 28 years of investment management experience.

     The Prospectus Supplement supersedes in its entirety the prospectus supplement dated February 22, 1995.

          INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS
                              FOR FUTURE REFERENCE

PROSPECTUS
--------------------------------------------------------------------------------
                                    [LOGO]
                      CARDINAL GOVERNMENT SECURITIES TRUST

Cardinal Government Securities Trust (the "Trust") is a no-load, diversified, open-end management investment company with an investment objective of maximizing current income while preserving capital and maintaining liquidity. The Trust seeks to attain its objectives by investing in U.S. Treasury bills, notes and bonds, other obligations issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements relating to such obligations. All obligations purchased by the Trust will mature in thirteen months or less. There can be no assurance that the Trust's objective will be achieved.

THE INVESTMENT DESCRIBED IN THIS PROSPECTUS IS NOT INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT. THE TRUST INTENDS TO MAINTAIN A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE, BUT THERE CAN BE NO ASSURANCE THAT NET ASSET VALUE WILL NOT VARY.

The Trust is designed for institutions and individuals who desire current income that reflects prevailing interest rates for short-term investments together with a high degree of liquidity and the security of a portfolio invested only in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and repurchase agreements collateralized by such obligations.
--------------------------------------------------------------------------------

         For further information regarding the Trust or for assistance in opening an account or redeeming shares, please call:

        In Columbus 464-5512 (opening accounts and further information)
                          464-5511 (redeeming shares)

               From other Ohio locations (800) 282-9446 toll free

                   From outside Ohio (800) 848-7734 toll free

           Inquiries may also be made by mail addressed to the Trust
                            at its principal office:

                             155 East Broad Street
                              Columbus, Ohio 43215
--------------------------------------------------------------------------------

This Prospectus sets forth concisely the information about the Trust that a prospective investor ought to know before investing in the Trust. This Prospectus should be retained for future reference. A Statement of Additional Information respecting the Trust, dated February 1, 1995, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Trust at the above address or by calling the phone numbers provided above.

     Investors should read and retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               THE OHIO COMPANY

                The date of this Prospectus is February 1, 1995

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KEY FEATURES
--------------------------------------------------------------------------------

HIGH CURRENT YIELD.............The Trust seeks the maximum yield available through investment in U.S. Government securities. (See pages 6 and
                               7.)
HIGH DEGREE OF SAFETY..........The investor obtains a high degree of safety due to the fact the Trust invests solely in obligations issued or
                               guaranteed by the U.S. Government and its agencies and
                               instrumentalities, including U.S. Government obligations
                               subject to repurchase agreements. (See pages 6 and 7.)
MONTHLY DISTRIBUTIONS..........Monthly distributions are automatically reinvested in additional shares of the Trust without charge or may be
                               received in cash. (See pages 4 and 10.)
INSTANT LIQUIDITY..............Through the free check writing privilege or telephone transfer of funds, all or part of an investor's shares may be redeemed on any business day at the net asset value
                               without charge. (See page 12.)
LOW INITIAL INVESTMENT.........An investor can acquire shares of a high quality portfolio of government securities with a smaller investment than
                               would be needed to purchase a similar portfolio directly.
                               (See page 8.)
PROFESSIONAL MANAGERS..........The Trust's portfolio is fully managed by professional portfolio managers. (See page 14.)
FLEXIBILITY....................You may switch once each calendar quarter from one mutual fund to another within the Cardinal Group of Funds as your personal circumstances or market conditions dictate. Under certain circumstances, however, a sales charge may be im-
                               posed on exchanges for shares of The Cardinal Fund Inc.,
                               Cardinal Government Obligations Fund, Cardinal Balanced
                               Fund and Cardinal Aggressive Growth Fund. (See pages 15
                               and 16.)
MAXIMUM YIELD..................As there is no sales charge to reduce the yield, investors receive the maximum yield on their investment. Service
                               fees and charges have not been considered. (See pages 8
                               and 14.)
ACH PROCESSING.................Investors may use Automated Clearing House ("ACH")
                               processing for subsequent purchases of shares,
                               redemptions, and/or distributions paid. (See page 15.)

--------------------------------------------------------------------------------
PROSPECTUS HIGHLIGHTS
--------------------------------------------------------------------------------

SHARES OFFERED.................The Trust is authorized to issue an unlimited number of full and fractional shares of beneficial interest, all of
                               one class, with a par value of $.01 per share (the
                               "Shares"). (See page 6.)
OFFERING PRICE.................The public offering price is equal to net asset value per share next determined after order. The Trust intends to
                               use its best efforts, under normal circumstances, to
                               maintain a constant net asset value of $1.00 per share.
                               There can be no assurance that it will be able to maintain such a net asset value. There is no sales charge. (See
                               pages 8 and 13.)
MINIMUM PURCHASE...............$1,000 minimum initial investment and $100 minimum subse-
                               quent investments, although such minimums may be waived
                               under certain circumstances. (See page 8.)
TYPE OF COMPANY................No-load, diversified, open-end management investment com-
                               pany, commonly known as a mutual fund, established under
                               Pennsylvania law by a Declaration of Trust dated March 21,
                               1980. (See page 6.)
INVESTMENT OBJECTIVE...........To maximize current income while maintaining liquidity and preserving capital. There is no assurance that such
                               objective will be achieved. (See page 6.)
INVESTMENT POLICIES............The Trust invests in obligations issued or guaranteed by the U.S. Government and its agencies, and
                               instrumentalities, and repurchase agreements secured by
                               obligations of the U.S. Government or its agencies or
                               instrumentalities. These investments entail certain risks.
                               (See page 7.)
INVESTMENT ADVISER.............The Trust has entered into an Investment Advisory and Man-
                               agement Agreement with Cardinal Management Corp., a
                               wholly-owned subsidiary of The Ohio Company ("the Ad-
                               viser"). Cardinal Management Corp. also acts as investment adviser for Cardinal Tax Exempt Money Trust and Cardinal
                               Government Obligations Fund, Cardinal Balanced Fund and
                               Cardinal Aggressive Growth Fund. (See page 14.)
MANAGEMENT FEE.................The annual rate is .5% of the average daily net assets of the Trust. (See pages 14 and 15.)
DISTRIBUTIONS..................Distributions from net investment income are credited to the shareholder's account daily and are automatically
                               reinvested in additional Shares of the Trust monthly
                               unless a cash dividend option is selected. (See page 10.)
REDEMPTION.....................At net asset value per share, without charge, except that broker-dealers may charge a service fee for assisting in a redemption. The Trust may require a redemption of shares
                               if the value of the account is less than $500. (See page
                               11.)
TRANSFER AGENT.................Cardinal Management Corp. (See page 15.)

--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------

SHAREHOLDER TRANSACTION EXPENSES
          Maximum Sales Load Imposed on Purchases
            (as a percentage of offering price)..........................             0%
          Maximum Sales Load Imposed on Reinvested Dividends
            (as a percentage of offering price)..........................             0%
          Deferred Sales Load
            (as a percentage of original purchase price or
            redemption proceeds, as applicable)..........................             0%
          Redemption Fees
            (as a percentage of amount redeemed, if applicable)..........             0%
          Exchange Fee...................................................         $   0
ANNUAL FUND OPERATING EXPENSES
  (as a percentage of average net assets)
          Management Fees................................................           .50%
          12b-1 Fees.....................................................           .00
          Other Expenses.................................................           .35
                                                                                -------
               Total Fund Operating Expenses.............................           .85%
                                                                                =======

                     EXAMPLE                           1 YEAR         3 YEARS        5 YEARS       10 YEARS
-------------------------------------------------    -----------    -----------    -----------    -----------
You would pay the following expenses on a $1,000
  investment, assuming (1) 5% annual return and
  (2) redemption at the end of each time
  period.........................................        $9             $27            $47           $105

The purpose of the above table is to assist a potential purchaser of the Trust's Shares in understanding the various costs and expenses that an investor in the Trust will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE TRUST?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Trust. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The following Financial Highlights with respect to each of the ten fiscal years ended September 30, 1994, have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon, together with certain financial statements, is contained in the Trust's Statement of Additional Information and which may be obtained by shareholders and prospective investors.

FINANCIAL HIGHLIGHTS FOR EACH SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:

                                                                          YEARS ENDED SEPTEMBER 30,
                                                      -----------------------------------------------------------------
                                                        1994          1993          1992          1991          1990
                                                      ---------     ---------     ---------     ---------     ---------
Net asset value, Beginning of period................  $    1.00     $    1.00     $    1.00     $    1.00
Income from investment operations:
  Net investment income.............................        .03           .02           .04           .06           .08
  Net gains or losses on securities (both realized
    and unrealized).................................         --            --            --            --            --
                                                      ---------     ---------     ---------     ---------     ---------
  Total from investment operations..................        .03           .02           .04           .06           .08
                                                      ---------     ---------     ---------     ---------     ---------
Less Distributions:
  Dividends (from net investment income)............       (0.3)         (.02)         (.04)         (.06)         (.08)
  Distributions (from capital gains)................         --            --            --            --            --
  Returns of capital................................         --            --            --            --            --
                                                      ---------     ---------     ---------     ---------     ---------
  Total Distributions...............................       (.03)         (.02)         (.04)         (.06)         (.08)
Net asset value, End of period......................  $    1.00     $    1.00     $    1.00     $    1.00     $    1.00
                                                      =========     =========     =========     =========     =========
Ratios/Supplemental Data:
Total Return........................................       2.84%(1)      2.41%         3.58%         6.20%        7.97%
Net assets, End of period (000) omitted.............  $ 367,516     $ 402,758     $ 472,521     $ 567,841     $ 592,343
Ratio of expenses to average net assets.............       0.85%         0.79%         0.76%         0.72%         0.73%
Ratio of net investment income to average net
  assets............................................       2.94%         2.38%         3.52%         6.03%         7.69%

                                                                          YEARS ENDED SEPTEMBER 30,
                                                      -----------------------------------------------------------------
                                                        1989          1988          1987          1986          1985
                                                      ---------     ---------     ---------     ---------     ---------
Net asset value, Beginning of period................  $    1.00     $    1.00     $    1.00     $    1.00     $    1.00
Income from investment operations:
  Net investment income.............................        .09           .07           .06           .07           .08
  Net gains or losses on securities (both realized
    and unrealized).................................         --            --            --            --            --
                                                      ---------     ---------     ---------     ---------     ---------
  Total from investment operations..................        .09           .07           .06           .07           .08
                                                      ---------     ---------     ---------     ---------     ---------
Less Distributions:
  Dividends (from net investment income)............       (.09)         (.07)         (.06)         (.07)         (.08)
  Distributions (from capital gains)................         --            --            --            --            --
  Returns of capital................................         --            --            --            --            --
                                                      ---------     ---------     ---------     ---------     ---------
  Total Distributions...............................       (.09)         (.07)         (.06)         (.07)         (.08)
Net asset value, End of period......................  $    1.00     $    1.00     $    1.00     $    1.00     $    1.00
                                                      =========     =========     =========     =========     =========
Ratios/Supplemental Data:
Total Return........................................       8.88%         6.81%         5.99%         7.09%         8.57%
Net assets, End of period (000) omitted.............  $ 533,266     $ 411,887     $ 422,595     $ 408,681     $ 406,808
Ratio of expenses to average net assets.............       0.72%         0.73%         0.72%         0.80%         0.80%
Ratio of net investment income to average net
  assets............................................       8.54%         6.61%         5.83%         6.87%         8.25%

---------------

(1) Without the $1,151,186 capital contribution as discussed in Note 2 to the financial statements appearing in the Trust's Statement of Additional Information, the 1994 total return would have been 2.55%.

See notes to financial statements appearing in the Trust's Statement of Additional Information.

---------------------------------------

Pursuant to a Revolving Credit Agreement between the Trust and The Fifth Third Bank dated April 10, 1992 (the "Loan Agreement"), the Trust may borrow money from The Fifth Third Bank for temporary or emergency non-investment purposes, such as to accommodate abnormally heavy redemption requests, and only in an amount not exceeding 10% of the value of the Trust's total assets at the time of borrowing. The table below sets forth certain information concerning the Loan Agreement.

                                               AVERAGE            AVERAGE NUMBER           AVERAGE
                      AMOUNT OF DEBT       AMOUNT OF DEBT       OF TRUST'S SHARES         AMOUNT OF
   YEAR ENDED         OUTSTANDING AT         OUTSTANDING           OUTSTANDING          DEBT PER SHARE
 SEPTEMBER 30,        END OF PERIOD       DURING THE PERIOD     DURING THE PERIOD     DURING THE PERIOD
----------------    ------------------    -----------------     ------------------    ------------------
      1994                  $0                 $ 5,977             385,137,301            $0.0000155
      1993                  $0                 $   449             437,639,426            $0.0000010

From time to time the Trust may advertise its "yield" or "annualized yield" and its "effective yield". BOTH YIELD FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "yield" or "annualized yield" of the Trust refers to the income generated by an investment in the Trust over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Trust is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" or "annualized yield" because of the compounding effect of this assumed reinvestment.

Investors may also judge the performance of the Trust by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation and to data prepared by Lipper Analytical Services, Inc. and CDA Investment Technologies, Inc. Comparisons may also be made to indices or data published in Donoghue's MONEY FUND REPORT of Holliston, Massachusetts, a nationally recognized money market fund reporting service, Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, Consumer Reports and U.S.A. Today. In addition to performance information, general information about the Trust that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

--------------------------------------------------------------------------------
WHAT IS THE TRUST?
--------------------------------------------------------------------------------

The Trust is a diversified open-end management investment company established under Pennsylvania law by a Declaration of Trust dated March 21, 1980. The Declaration of Trust, as amended to date, permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest, all of one class, with par value of $.01 per share, and authorizes the Trustees to issue separate series of shares differing only in certain specified respects. The Trustees have not currently authorized separate series of shares. Each Share offered hereunder represents an equal pro rata interest in the Trust's common portfolio. Upon liquidation, shareholders are entitled to share pro rata in the net assets of the Trust available for distribution to shareholders. Shares are freely transferable, have no preemptive or conversion rights and are redeemable as set forth herein under "HOW MAY I REDEEM MY SHARES?" Shares are fully paid and nonassessable, except as set forth under "SHAREHOLDER AND TRUSTEE LIABILITY" in the Statement of Additional Information. Any additional series of shares must be issued in compliance with the Investment Company Act of 1940 and must not constitute a security that is senior to the Shares offered pursuant to this Prospectus.

--------------------------------------------------------------------------------
WHAT ARE THE INVESTMENT OBJECTIVE AND POLICIES OF THE TRUST?
--------------------------------------------------------------------------------

The investment objective of the Trust is to maximize current income while preserving capital and maintaining liquidity. There can be no assurance that the objective of the Trust will be achieved. The investment objective with respect to the Trust is a fundamental policy and as such may not be changed without a vote of the holders of a majority of the outstanding Shares of the Trust.

The Trust seeks to attain its investment objective by investing in U.S. Treasury bills, notes and bonds, other obligations issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements relating to such obligations. The Trust will not invest in contracts for forward delivery of securities (so-called "futures"). The Trust will purchase only obligations having maturities, from the date of purchase, of 13 months or less. Current income earned on such securities may not be as great as current income that could be earned on lower quality securities that have less liquidity and/or a greater risk of non-payment or securities that have a longer term.

Notwithstanding any of the foregoing, the Trust, as a money market fund subject to Rule 2a-7 of the Investment Company Act of 1940 (the "1940 Act"), must invest exclusively in United States dollar-denominated instruments which the Trustees of the Trust and the Trust's investment adviser determine present minimal credit risks and which at the time of acquisition are rated by one or more appropriate nationally recognized statistical rating organizations ("NRSRO") (e.g. Standard & Poor's Corporation and Moody's Investors Service, Inc.) in one of the two highest rating categories for short-term debt obligations or, if unrated, are deemed to be of comparable quality. In addition, the dollar-weighted average maturity of the obligations in the Trust may not exceed 90 days.

Subject to the foregoing limitations and in order to achieve its investment objective, the Trust expects to invest in the following types of securities.

Direct obligations issued by the U.S. Treasury include bills, notes and bonds which differ from each other only in interest rates, maturities and times of issuance; Treasury bills have a maturity of one year or less; Treasury notes have maturities of one to ten years and Treasury bonds generally have maturities of greater than ten years.

Examples of obligations issued by agencies or instrumentalities of the U.S. Government include, among others, securities issued by the General Services Administration, Federal Housing Administration, Farmers Home Administration, Government National Mortgage Association, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Land Banks, Federal Home Loan Mortgage Corporation, Central Bank for Cooperatives, Maritime Administration, The Tennessee Valley Authority, Washington, D.C. Armory Board, Export-Import Bank of the United States, the International Bank for Reconstruction and Development, Federal National Mortgage Association and Student Loan Marketing Association. Certain of such U.S. Government obligations may have variable or floating rates of interest. The Trust intends to invest in variable and floating rate instruments whose market value, upon reset of the interest rate, will approximate par value because their interest rates will be tied to short-term market rates. Some obligations issued or guaranteed by U.S. Government agencies or instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by U.S. Treasury guarantees; and others, such as those issued by Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury. In addition, some obligations of U.S. Government agencies or instrumentalities, such as those issued by the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality and others, such as those issued by the Student Loan Marketing Association, are supported solely by the credit of the issuing agency or instrumentality itself. No assurance can be given that the U.S. Government will provide financial support to such U.S. Government sponsored agencies or instrumentalities in the future, since it is not obligated to do so by law. The Trust will invest in such securities only when it is satisfied that the credit risk with respect to the issuer is minimal.

A repurchase agreement is an instrument under which the purchaser acquires ownership of the obligation but the seller agrees, at the time of the sale, to repurchase the obligation at a specified time and price. Although the securities subject to a repurchase agreement might bear maturities of more than one year, the settlement date for repurchase agreements entered into by the Trust cannot be more than seven days after the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. Under the 1940 Act, repurchase agreements are considered to be loans by the Trust. The Trust will only enter into a repurchase agreement where (i) the underlying securities are of the type which the Trust's investment guidelines would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. The Adviser will be responsible for continuously monitoring such requirements. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the Trust could experience both delays in liquidating the underlying securities and losses, including: (a) possible decline in the value of the underlying security during the period while the Trust seeks to enforce its rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing its rights.

The Trust may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. The Trust intends to invest for purposes of short-term cash management in other money market mutual funds. The Trust's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on the Trust's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments --Securities of Other Investment Companies" in the Trust's Statement of Additional Information.

The Trust cannot borrow money except from banks for temporary or emergency non-investment purposes, such as to accommodate abnormally heavy redemption requests, and then only in an amount not exceeding 10% of the value of the Trust's total assets at the time of borrowing. The Trust cannot pledge, mortgage or hypothecate its assets except to secure borrowing for temporary or emergency non-investment purposes and then only in an amount not exceeding the lesser of any applicable limitation under state law or 15% of its assets.

The Trust's investment objective and fundamental policies may not be changed without approval of holders of a majority of the outstanding Shares of the Trust.

--------------------------------------------------------------------------------
HOW DO I PURCHASE SHARES OF THE TRUST?
--------------------------------------------------------------------------------

Shares of the Trust are sold on a continuing basis without a sales charge at the net asset value next determined after an order is received by The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, the Trust's principal underwriter, and federal funds (monies credited to a member bank's account in a Federal Reserve Bank) are received by The Ohio Company as hereinafter provided. The minimum initial investment for individuals is $1,000 and subsequent investments must be in amounts of at least $100. The Trust may, at its discretion, waive the subsequent investment minimum for purchases effected through the automatic reinvestment of distributions from unit investment trusts sponsored by The Ohio Company, and may waive both the initial and subsequent investment minimums for purchases effected with cash balances in brokerage accounts of customers of The Ohio Company. Institutions may place orders for any number of individual accounts with a minimum initial purchase of $1,000 for each individual account. Subsequent purchases may be made in minimum amounts of $100 for each individual account. Shares of the Trust may be purchased through a securities dealer, investment adviser, agent or other fiduciary which may charge a fee for its services in connection with the purchase. No sales charge is imposed by the Trust or by The Ohio Company.

Each new investor must complete an Application Form and send it to the Trust at the indicated address either prior to or concurrently with the transmittal of funds by wire or mail.

All Shares purchased will be credited to shareholder accounts after receipt of an order and federal funds by The Ohio Company, at the net asset value next determined. The Trust currently determines net asset value and enters purchases and redemptions of its shares as of 4:00 p.m. Eastern Time on each day that the New York Stock Exchange is open for business ("Business Day"). If a properly completed order and federal funds (or other immediately available funds) are received at or prior to 12:00 noon Eastern Time on a Business Day, then the purchase will be entered as of 4:00 p.m. Eastern Time on that day and dividends will commence on that day. If either federal funds (or other immediately available funds) or the completed purchase order are received after 12:00 noon Eastern Time (but prior to 4:00 p.m. Eastern Time) Shares will be credited to the shareholder's account as of 4:00 p.m. Eastern Time on that day but will not earn dividends until the following day.

The Trust reserves the right to reject any order to purchase its Shares. Certificates representing Shares of the Trust will not be issued. All Shares purchased are confirmed to the investor and credited to the investor's account on the Trust's books maintained by Cardinal Management Corp. The investor will have the same rights and ownership with respect to such Shares as if certificates had been issued.

PURCHASE BY FEDERAL FUNDS WIRE

Investments in Shares of the Trust may be made by wire transfer of federal funds, avoiding delays of the mail and the normal check clearance process described below. An investor may telephone the Trust (464-5511 from Columbus, Ohio; (800) 282-9446, toll free from other Ohio locations; or (800) 848-7734, toll free from outside Ohio) prior to wire transfer of its investment to advise the Trust of the investment and, if a new investor, to obtain an account number. If an investor does not telephone the Trust for wire instructions and the investor's wire transfer does not include sufficient information, such purchase will be delayed until the proper information is received. An investor must instruct its bank to "wire transfer" the investment immediately to:

                            The Huntington National Bank
                            Account Number 01891688407
                            Routing Number 044000024
                            17 South High Street
                            Columbus, Ohio 43215
                            Attn: Cardinal Government Securities Trust
                            [Include Trust Account Number and Name of Account Holder]

Funds transmitted by wire will be invested in Shares of the Trust at the net asset value next computed after receipt thereof as follows. Investment will occur on the same day as the transfer of funds so long as federal funds are received by The Ohio Company prior to 12:00 noon Eastern Time on any Business Day. Federal funds received by The Ohio Company after 12:00 noon Eastern Time will not be invested until the next Business Day. Dividends will accrue on the day a purchase is effected only if federal funds are received by The Ohio Company by 12:00 noon Eastern Time. A bank may charge for its services in effecting wire transfers of funds.

Subsequent purchases of Shares of the Trust may be made by ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

PURCHASE BY MAIL

Investment in Shares of the Trust may be made by mail by sending a check or other negotiable bank draft payable to the order of "Cardinal Government Securities Trust" together with, in the case of an initial purchase, an Application Form to:

                       Cardinal Government Securities Trust
                       155 East Broad Street
                       Columbus, Ohio 43215

Money transmitted by check drawn on a member of the Federal Reserve System will normally be converted to federal funds and invested in Shares of the Trust within one Business Day following receipt by The Ohio Company. Checks drawn on non-member banks may take considerably longer. Cardinal Management Corp. or the Trust will attempt to notify the investor upon receipt of the latter type of check as to the possible delay and to arrange for a better means of transmittal of funds. THE TRUST STRONGLY RECOMMENDS THAT INVESTORS OF SUBSTANTIAL AMOUNTS USE FEDERAL FUNDS TO PURCHASE SHARES.

AUTOMATIC INVESTMENT PLAN

The Trust has made arrangements to enable you to make automatic monthly or quarterly investments, in the minimum amount of $50 per transaction, from your checking account. Assuming the cooperation of your financial institution, your checking account therein will be debited to purchase Shares of the Trust on the periodic basis you select. Confirmation of your purchase of Trust Shares will be provided by the Trust. The debit of your checking account will be reflected in the checking account statement you receive from your financial institution. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
MAY MY TAX SHELTERED RETIREMENT PLAN INVEST IN THE TRUST?
--------------------------------------------------------------------------------

Shares of the Trust qualify for purchase in connection with the following tax sheltered retirement plans:

     -- Individual retirement account ("IRAs") plans.

     -- Simplified Employee Pension Plans.

     -- 403(b)(7) Custodial Plans sponsored by certain tax-exempt employers.

     -- Pension, profit-sharing and 401(k) plans qualifying under Section 401(a) of the Internal Revenue Code.

The Ohio Company offers a wide range of services to assist employers in reducing the cost and complexity of utilizing any of the above retirement programs. These services include:

        Consulting services
        Prototype plan documents
        Low-cost recordkeeping and IRS reporting
        On-going employee educational programs
        Investment consultation
        Trust services

Please contact your local office of The Ohio Company or call 1-800-237-2169 (inside Ohio) or 1-800-237-2170 (outside Ohio) to obtain complete information regarding The Ohio Company's retirement plan services.

--------------------------------------------------------------------------------
WHAT DISTRIBUTIONS WILL I RECEIVE?
--------------------------------------------------------------------------------

The Trust's net income is declared as a dividend and accrued on each Business Day, immediately prior to the determination of the Trust's net asset value at 4:00 p.m. Eastern Time. Net interest income (from the time of the immediately preceding declaration) consists of interest accrued on the portfolio of the Trust (including accrued discount earned and premium amortized), plus realized net short-term capital gains (losses) due to portfolio transactions (if any), less the accrued expenses of the Trust applicable to that dividend period. The Trust does not expect to realize any long-term capital gains due to its policy of investing in securities maturing in 13 months or less.

All dividends of net income are credited to each shareholder's account daily and automatically reinvested in additional Shares of the Trust at the net asset value on the last Business Day of each month. Shareholders, however, may elect to receive monthly the dividends of $10 or more declared on their Shares in cash by checking the appropriate box on the Account Information Form or by otherwise notifying Cardinal Management Corp. in writing. In addition, investors may obtain cash at any time without charge by redeeming Shares at net asset value. If the entire account of a shareholder is withdrawn, all dividends accrued to the time of withdrawal will be paid at that time.

Shareholders may elect to receive cash distributions by using ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

Should the Trust incur or anticipate any extraordinary expense or loss or depreciation which would adversely affect its net asset value per share or income for a particular period, the Trustees would at that time consider whether to adhere to the present dividend policy described above or to revise it in light of the then-prevailing circumstances. For example, if the Trust's net asset value per share were reduced, or expected to be reduced, below $1.00, the Trustees might suspend further dividend accruals until the net asset value returned to $1.00. Thus, extraordinary expenses or losses or depreciation may result in no dividends being accrued for the period during which an investor holds Shares as well as a redemption price lower than the purchase price for such Shares.

--------------------------------------------------------------------------------
HOW MAY I REDEEM MY SHARES?
--------------------------------------------------------------------------------

Investors may redeem Shares of the Trust on any Business Day at the net asset value next determined following receipt by the Trust's transfer agent, Cardinal Management Corp., 215 East Capital Street, Columbus, Ohio 43215, of a written or telephonic notice to redeem, or by check, each as more fully described below. See "HOW IS NET ASSET VALUE CALCULATED?" below, for a description of when net asset value is determined.

As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem to Cardinal Management Corp. without charge. Other broker-dealers may assist a shareholder in redeeming his Shares and may charge a fee for such services.

Proceeds of redemption requests received by Cardinal Management Corp. in proper form before (1) 4:00 p.m. Eastern Time for shareholders who are customers of The Ohio Company and who have submitted their redemption request through their broker at The Ohio Company or (2) 12:00 noon Eastern Time for all other redemption requests, will be sent by mail on the next Business Day or, if the expedited redemption option is available, by federal funds wire on the next Business Day for use on that day.

The Trust reserves the right to delay payment for the redemption of Shares where such Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the Trust). The purchase of Trust Shares by wire transfer of federal funds would avoid any such delay.

The Trust may suspend the right of redemption or may delay payment during any period the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?".

Due to the high cost of maintaining accounts, the Trust reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions have reduced a shareholder's total investment to a net asset value below $500. A shareholder will be notified in writing that the value of the account is less than $500 and allowed not less than 30 days to increase the account to $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder.

REDEMPTION BY MAIL

Shareholders may elect to redeem Shares of the Trust by submitting a written request therefor to Cardinal Management Corp., the Trust's transfer agent at 215 East Capital Street, Columbus, Ohio 43215. Cardinal Management Corp. will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the Shareholder(s) of record, and (2) the redemption check is mailed to the Shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. Cardinal Management Corp. reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or (2) it has reason to believe that the transaction would otherwise be improper.

REDEMPTION BY TELEPHONE

Shareholders may elect to redeem Shares of the Trust by calling the Trust at the telephone numbers set forth on the front of this Prospectus. The Shareholder may direct that the redemption proceeds be mailed to the address of record or another address.

Neither the Trust nor its service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Trust's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Trust will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Trust or its service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to Shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, Shareholders may also redeem their Shares by mail as described above.

EXPEDITED REDEMPTION

Any investor may elect to use the expedited redemption procedure by designating on the Account Information Form submitted at the time of initial investment the name of a commercial bank and account number to receive proceeds of redemption. If this election is made, requests for redemption may be made by mail or by telephone as described above.

An investor may elect to have redemption proceeds sent by federal funds wire to the designated U.S. bank account if the proceeds are $1,000 or more. Otherwise, proceeds will be sent by mail. No signature guarantee will be required of investors electing this procedure. Requests to change bank or account designations may only be made in writing to the Trust with the type of signature guarantee and other documentation specified under "Redemption by Mail" above. To participate in this procedure, an investor must complete the expedited redemption portion of the Account Information Form or notify the Trust at any time after making an initial investment.

An investor may also elect to have redemption proceeds sent by federal funds wire to The Ohio Company, the Trust's distributor, if the proceeds are $500 or more. If the investor elects to have federal funds so wired, the investor may pick up a check at The Ohio Company's main office at 155 East Broad Street, Columbus, Ohio or The Ohio Company will mail a check to the investor's address of record. The Trust may, at its discretion, waive the minimum redemption requirement for redemptions effected to cover debit balances in brokerage accounts of customers of The Ohio Company.

AUTOMATIC WITHDRAWAL

Shareholders may elect to have the proceeds from redemptions of Shares transmitted to an authorized bank account at a Federal Reserve member bank through ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

SYSTEMATIC WITHDRAWAL PLAN

As a shareholder, you may elect to redeem your Shares monthly or quarterly in amounts of $50 or more, pursuant to the Trust's Systematic Withdrawal Plan. Please contact The Ohio Company for the appropriate form.

CHECK-WRITING REDEMPTION PROCEDURE

Cardinal Management Corp., as Transfer Agent for the Trust, will provide any shareholder who so requests with a supply of checks, imprinted with the shareholder's name, which may be drawn against the Trust's account maintained by The Fifth Third Bank (the "Bank"), for redemption of Trust Shares. These checks may be made payable to the order of any person in any amount not less than $500. To participate in this procedure, an investor must complete the Check-Writing Redemption Form available from Cardinal Management Corp. When a check is presented to the Bank for payment, Cardinal Management Corp. (as your agent) will cause the Trust to redeem sufficient Shares in your account to cover the amount of the check. Shares continue earning daily dividends until the day on which the check is presented to the Bank for payment. Cancelled checks will be returned to you. Due to the delay caused by the requirement that redemptions be priced at the next computed net asset value, the Bank will only accept for payment checks presented through normal bank clearing channels. Shareholders should not attempt to withdraw the full amount of an account or to close out an account by using this procedure.

No charge will be made to a shareholder for participation in the check-writing redemption procedure or for the clearance of any checks. A charge of $10.00 per check will be deducted from the shareholder's account if any check is returned due to insufficient funds or if any check is written for less than $500.

In order to stop payment on a check, the shareholder must notify the Trust in writing before the check has been presented to the Bank for payment. A charge of $8.50 will be deducted from the shareholder's account for each stop payment order.

--------------------------------------------------------------------------------
HOW IS NET ASSET VALUE CALCULATED?
--------------------------------------------------------------------------------

The Trust's net asset value per share is currently determined as of 4:00 p.m. Eastern Time on each Business Day, and on such other days on which there is a sufficient degree of trading in the Trust's portfolio securities that the Trust's net asset value might be materially affected by changes in the value of the portfolio securities. Net asset value per share is computed by dividing the total value of the assets of the Trust, less its liabilities, by the total number of Shares outstanding. Expenses and fees of the Trust, including the management fee, are accrued daily and taken into account for the purpose of determining the net asset value.

The Board of Trustees has adopted a policy requiring the Trust to use its best efforts, under normal circumstances, to maintain a constant net asset value of $1.00 per share. The Trust values its portfolio securities by the amortized cost method which involves valuing a security at its cost and thereafter accruing any discount or premium at a constant rate to maturity. The Trust will normally include any accrued discount or premium in its daily dividend and will thereby keep constant the value of the Trust's assets and, consequently, its net asset value per share. This method does not take into account unrealized capital gains or losses or the effect of fluctuating interest rates.

--------------------------------------------------------------------------------
DOES THE TRUST PAY FEDERAL INCOME TAX?
--------------------------------------------------------------------------------

The Trust intends to qualify as a "regulated investment company" under the Code for so long as such qualification is in the best interest of the Trust's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. The Trust contemplates declaring as dividends 100% of the Trust's investment company taxable income (before deduction of dividends paid).

A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Trust would be subject to a nondeductible excise tax equal to 4% of the deficiency.

--------------------------------------------------------------------------------
WHAT ABOUT MY TAXES?
--------------------------------------------------------------------------------

It is expected that the Trust will distribute annually to shareholders all or substantially all of the Trust's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Trust and not in cash. Since all of the Trust's net investment income is expected to be derived from earned interest and short-term capital gains, it is anticipated that no part of any distribution will be eligible for the dividends received deduction for corporations. The Trust does not expect to realize any long-term capital gains and, therefore, does not foresee paying any "capital gains dividends" as described in the Code. However, if the Trust were to realize any long-term capital gains, distribution by the Trust of the excess of any such net long-term capital gain over net short-term capital loss is taxable to shareholders as long-term capital gain in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends-received deduction.

Even though a substantial portion of distributions of net income will be attributable to interest on U.S. Government obligations, which may be exempt from state or local tax if received directly by a shareholder, shareholders of the Trust may be subject to state and local taxes with respect to their ownership of Trust Shares or distributions from the Trust.

The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Trust and its shareholders. Potential investors in the Trust are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

Cardinal Management Corp. will inform shareholders at least annually of the amount and nature of such income and capital gains.

--------------------------------------------------------------------------------
WHO MANAGES MY INVESTMENT IN THE TRUST?
--------------------------------------------------------------------------------

Pursuant to the laws of Pennsylvania and the Trust's Declaration of Trust, the responsibility for the management of the Trust is vested in its Board of Trustees which, among other things, is empowered by the Trust's Declaration of Trust to elect officers of the Trust and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise in such management.

INVESTMENT ADVISER AND MANAGER

The Adviser, located at 155 East Broad Street, Columbus, Ohio 43215, is a wholly-owned subsidiary of The Ohio Company. The Adviser also acts as the investment adviser to Cardinal Tax Exempt Money Trust ("CTEMT"), Cardinal Government Obligations Fund ("CGOF"), Cardinal Balanced Fund ("CBF") and Cardinal Aggressive Growth Fund ("CAGF") and as dividend and transfer agent for The Cardinal Fund Inc., another open-end, diversified management investment company ("CFI"), CTEMT, CGOF, CBF, CAGF and the Trust. The Ohio Company is a member of the New York Stock Exchange, Inc., the Midwest Stock Exchange, Inc., other regional exchanges and the National Association of Securities Dealers, Inc. In addition to acting as the principal underwriter for the Trust, CTEMT, CGOF, CBF and CAGF, The Ohio Company acts as investment adviser and principal underwriter for CFI and as the sponsor of various series of separate unit investment trusts.

Pursuant to the Investment Advisory Contract, the Adviser manages the investment and reinvestment of the assets of the Trust in accordance with the Trust's investment objective, policies and restrictions, subject to the general supervision and control of the Trust's Board of Trustees. Since the Trust's inception, Hannibal L.

Godwin III has been primarily responsible for the day-to-day management of the Trust's portfolio. Mr. Godwin has been a portfolio manager with the Adviser and/or The Ohio Company since 1981.

The Adviser performs and bears the cost of research, statistical analysis and continuous supervision of the investment portfolio of the Trust and furnishes office facilities and certain clerical and administrative services to the Trust. In addition, the Adviser bears all promotional expenses, including the costs of printing and distributing prospectuses utilized for promotional purposes. All other expenses are borne by the Trust.

For the year ended September 30, 1994, the Adviser received as compensation for its investment advisory services .5% of average daily net assets of the Trust. The Adviser has, however, and may in the future periodically waive all or a portion of its advisory fee with respect to the Trust to increase the net income of the Trust available for distributions as dividends. The waiver of such fee will cause the yield of the Trust to be higher than it would otherwise be in the absence of such waiver.

DIVIDEND AND TRANSFER AGENT

Cardinal Management Corp., 215 East Capital Street, Columbus, Ohio 43215, has been selected to act as the Trust's Dividend and Transfer Agent. Cardinal Management Corp. is also the Trust's investment adviser.

DISTRIBUTOR

The Trust has entered into a Distributor's Contract with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Trust continuously will be offered on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. Walter R. Chambers is an officer and trustee/director of both the Trust and The Ohio Company. Frank W. Siegel and Hannibal L. Godwin III, each an officer and trustee of the Trust, are officers of The Ohio Company. John L. Schlater is a trustee of the Trust and an officer of The Ohio Company. David C. Will and James M. Schrack II are officers of both the Trust and The Ohio Company.

CUSTODIAN

The Trust has appointed The Fifth Third Bank ("Fifth Third") 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Trust's custodian. In such capacity Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Trust.

--------------------------------------------------------------------------------
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?
--------------------------------------------------------------------------------

ACH PROCESSING

The Trust now offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Trust Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

Investors may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange Shares of the Trust for shares of:

              Cardinal Tax Exempt Money Trust, a tax-free money market fund (without payment of any sales charge);

              Cardinal Aggressive Growth Fund, an equity fund seeking appreciation of capital (upon the payment of the applicable sales charge);

              Cardinal Balanced Fund, a fund seeking current income and long-term growth of both capital and income (upon the payment of the applicable sales charge);

              The Cardinal Fund Inc., an equity fund (upon payment of applicable sales charge); or

              Cardinal Government Obligations Fund, a U.S. Government bond fund (upon payment of applicable sales charge).

Notwithstanding the foregoing and subject to the limitations contained in the following paragraph, exchanges of Trust Shares for shares of CFI, CGOF, CBF or CAGF (individually, a "Cardinal Load Fund") generally may be completed upon the payment of a sales charge equal to the sales charge payable upon purchase of shares of that Cardinal Load Fund. If, however, the Shares of Trust to be exchanged were acquired as a result of an exchange of shares of the Cardinal Load Fund, the sales charge to be paid on the present exchange may be reduced by the sales charge previously paid.

The foregoing exchange privilege may be exercised only once in each calendar quarter and must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. Cardinal Management Corp., as transfer agent, will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange is requested to be made within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of shares of the Trust by telephone. Neither the Trust nor any of its service providers will be liable of any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

For tax purposes, an exchange is treated as a redemption and a new purchase.

The Trust may, at any time, modify or terminate the foregoing exchange privilege. The Trust, however, will give shareholders of the Trust 60 days advance written notice of any such modification or termination.

--------------------------------------------------------------------------------
WHAT ARE MY RIGHTS AS A SHAREHOLDER?
--------------------------------------------------------------------------------

Each Share is entitled to one vote (and fractional shares to proportionate fractional votes) in the election of Trustees and on other matters submitted to the vote of shareholders. Voting rights are not cumulative, so that the holders of more than 50% of the Shares voting in the election of Trustees have the power to elect all of the Trustees of the Trust. Whenever the approval of a majority of the outstanding Shares of the Trust is required in connection with shareholder approvals of the Investment Advisory Contract, the Distribution Contract or changes in the investment objective and policies or the investment restrictions of the Trust, a "majority" shall mean the vote of (i) 67% or more of the Shares of the Trust present at a meeting, if the holders of more than 50% of the outstanding Shares are present in person or by proxy, or (ii) more than 50% of the outstanding Shares of the Trust, whichever is less.

--------------------------------------------------------------------------------
WHAT SHAREHOLDER REPORTS WILL I RECEIVE?
--------------------------------------------------------------------------------

An account summary will be furnished to each shareholder monthly and will include information as to all purchases, redemptions and income dividends paid during the preceding month. Financial statements of the Trust will be furnished to shareholders semiannually.

Holders of Shares should direct all inquiries concerning such matters to Cardinal Management Corp., 155 East Broad Street, Columbus, Ohio 43215.

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

                                             Investment Adviser and Manager
                                                  Cardinal Management Corp.
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Distributor
                                                  The Ohio Company
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Transfer Agent and Dividend Paying
                                             Agent
                                                  Cardinal Management Corp.
                                                  215 East Capital Street
                                                  Columbus, Ohio 43215

                                             Custodian
                                                  The Fifth Third Bank
                                                  38 Fountain Square
                                                  Cincinnati, Ohio 45263

                                             Legal Counsel
                                                  Baker & Hostetler
                                                  65 East State Street
                                                  Columbus, Ohio 43215

                                             Independent Auditors
                                                  KPMG Peat Marwick LLP
                                                  Two Nationwide Plaza
                                                  Columbus, Ohio 43215

               TABLE OF CONTENTS

                                             PAGE
                                            ------
Key Features................................     2
Prospectus Highlights.......................     3
Fee Table...................................     4
Financial Highlights........................     5
What is the Trust?..........................     6
What Are the Investment Objective and
  Policies of the Trust?....................     6
How Do I Purchase Shares of the Trust?......     8
May My Tax Sheltered Retirement Plan Invest
  in the Trust?.............................    10
What Distributions Will I Receive?..........    10
How May I Redeem My Shares?.................    11
How is Net Asset Value Calculated?..........    13
Does the Trust Pay Federal Income Tax?......    13
What About My Taxes?........................    14
Who Manages My Investment in the Trust?.....    14
What Other Shareholder Programs Are
  Provided?.................................    15
What Are My Rights as a Shareholder?........    16
What Shareholder Reports Will I Receive?....    17

                            ------------------------

THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT AND EXHIBITS RELATING THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., UNDER THE SECURITIES ACT OF 1933, AND TO WHICH REFERENCE IS MADE.

                            ------------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE TO THE TRUST'S STATEMENT OF ADDITIONAL INFORMATION; AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST. THE TRUST IS REGISTERED AS AN OPEN-END MANAGEMENT INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940. SUCH REGISTRATION DOES NOT IMPLY THAT THE TRUST OR ANY OF ITS SHARES HAVE BEEN GUARANTEED, SPONSORED, RECOMMENDED OR APPROVED BY THE UNITED STATES OR ANY STATE OR ANY AGENCY OR OFFICER THEREOF.
                            ------------------------
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE.


                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                February 1, 1995

                               THE OHIO COMPANY

                                    CARDINAL
                                   GOVERNMENT
                                   SECURITIES
                                     TRUST

                                    [LOGO]

                        CARDINAL TAX EXEMPT MONEY TRUST

                      SUPPLEMENT DATED DECEMBER 11, 1995,
                      TO PROSPECTUS DATED FEBRUARY 1, 1995

     Capitalized terms used in this Supplement have the meaning assigned to them in the Prospectus.

     The Trust has entered into an Agreement and Plan of Reorganization and Liquidation, dated as of December 1, 1995 (the "Plan"), with The Cardinal Group, an Ohio business trust (the "Group"). Pursuant to the Plan, Cardinal Tax Exempt Money Market Fund, a series of the Group (the "Acquiring Fund"), would acquire all of the assets of the Trust in exchange for the assumption of all of the Trust's liabilities and a number of full and fractional shares of the Acquiring Fund having an aggregate net asset value equal to the Trust's net assets (the "Reorganization"). The Trust would then be liquidated, and the shares of the Acquiring Fund would be distributed to Trust shareholders.

     The Reorganization is subject to certain regulatory approvals and to approval by the shareholders of the Trust at the Annual Shareholders Meeting currently expected to be held in February, 1996. If the shareholders approve the Reorganization, it is expected that the Reorganization would be effected on or about March 31, 1996; however, the Reorganization may be effected on such earlier or later date as the Group and the Trust may determine. There can be no assurance that the Reorganization will take place when or as currently proposed.

     The following paragraph is added to the cover page of this Prospectus:

          THE SHARES OF THE TRUST ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

     The second sentence of the first paragraph under the heading "CHECK-WRITING REDEMPTION PROCEDURE" on page 14 of the Prospectus is deleted and is replaced with the following:

     These checks may be made payable to the order of any person in any amount not less than $250.

     The second sentence of the second paragraph under the heading "CHECK-WRITING REDEMPTION PROCEDURE" on page 14 of the Prospectus is deleted.

     The following two sentences are added at the end of the second paragraph under the heading "WHO MANAGES MY INVESTMENT IN THE TRUST? -- Investment Adviser and Manager" on page 16 of the Prospectus:

     As of December 22, 1995, David C. Will will be primarily responsible for the day-to-day management of the Trust's portfolio. Mr. Will has been a Vice President of The Ohio Company and the Adviser since 1990 and has more than 25 years of investment management experience.

     This Prospectus Supplement supersedes in its entirety the prospectus supplement dated February 22, 1995.

          INVESTORS SHOULD RETAIN THIS SUPPLEMENT WITH THE PROSPECTUS
                              FOR FUTURE REFERENCE

PROSPECTUS
--------------------------------------------------------------------------------
                                    [LOGO]
                        CARDINAL TAX EXEMPT MONEY TRUST

Cardinal Tax Exempt Money Trust (the "Trust") is a no-load, diversified, open-end management investment company. The Trust has an investment objective of maximizing current income exempt from federal income tax while preserving capital and maintaining liquidity. The Trust seeks to attain its objective through professional management of a high-grade portfolio of short-term municipal bonds and notes, tax-exempt commercial paper and tax-exempt short-term discount notes, some of which may be secured by the full faith and credit of the U.S. Government. All obligations purchased by the Trust will mature, or be deemed to mature, in 397 days (13 months) or less or will have interest rates adjusted in accordance with established indexes (e.g. the prime rate) not less frequently than semi-annually. There can be no assurance that the Trust's objective will be achieved.

THE INVESTMENT DESCRIBED IN THIS PROSPECTUS IS NOT INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT. THE TRUST SEEKS TO MAINTAIN A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE, BUT THERE CAN BE NO ASSURANCE THAT NET ASSET VALUE WILL NOT VARY.

The Trust is designed for institutions and individuals who desire current income exempt from federal income tax that reflects prevailing interest rates for short-term tax-exempt investments together with a high degree of liquidity.
--------------------------------------------------------------------------------

         For further information regarding the Trust or for assistance in opening an account or redeeming shares, please call:

        In Columbus 464-5512 (opening accounts and further information)
                          464-5511 (redeeming shares)

               From other Ohio locations (800) 282-9446 toll free

                   From outside Ohio (800) 848-7734 toll free

           Inquiries may also be made by mail addressed to the Trust
                            at its principal office:

                             155 East Broad Street
                              Columbus, Ohio 43215
--------------------------------------------------------------------------------

This Prospectus sets forth concisely the information about the Trust that a prospective investor ought to know before investing in the Trust. This Prospectus should be retained for future reference. A Statement of Additional Information respecting the Trust, dated February 1, 1995, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Trust at the above address or by calling the phone numbers provided above.

     Investors should read and retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               THE OHIO COMPANY

                The date of this Prospectus is February 1, 1995.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
KEY FEATURES
--------------------------------------------------------------------------------

TAX ADVANTAGES.................The Trust seeks to invest in securities which are free of federal income tax, and in turn, pass through to the
                               investor tax free income. State and local taxes have not
                               been considered. (See page 7.)
HIGH CURRENT YIELDS............The Trust seeks the maximum yield available through investment in securities which earn attractive rates of
                               return free of federal income tax. (See page 7.)
MONTHLY DISTRIBUTIONS..........Monthly distributions are automatically reinvested in additional shares of the Trust without charge or may be
                               received in cash. (See pages 4 and 12.)
INSTANT LIQUIDITY..............Through the free check writing privilege or telephone transfer of funds, all or part of an investor's shares may be redeemed on any business day at the net asset value
                               without charge. (See pages 13 and 14.)
LOW INITIAL INVESTMENT.........An investor can acquire shares of a high quality portfolio of tax exempt securities with a smaller investment than
                               would be needed to purchase a similar portfolio directly.
                               (See page 10.)
PROFESSIONAL MANAGERS..........The Trust's portfolio is fully managed by professional portfolio managers. (See page 16.)
FLEXIBILITY....................You may switch once each calendar quarter from one mutual fund to another within the Cardinal Group of Funds as your personal circumstances or market conditions dictate. Under certain circumstances, however, a sales charge may be im-
                               posed on exchanges for shares of The Cardinal Fund Inc.,
                               Cardinal Government Obligations Fund, Cardinal Balanced
                               Fund and Cardinal Aggressive Growth Fund. (See page 17.)
MAXIMUM YIELD..................As there is no sales charge to reduce the yield, investors receive the maximum yield on their investment. Service
                               fees and charges have not been considered. (See pages 4
                               and 16.)
ACH PROCESSING.................Investors may use Automated Clearing House ("ACH")
                               processing for subsequent purchases of shares,
                               redemptions, and/or distributions paid. (See page 17.)

--------------------------------------------------------------------------------
PROSPECTUS HIGHLIGHTS
--------------------------------------------------------------------------------

SHARES OFFERED.................The Trust is authorized to issue an unlimited number of full and fractional shares of beneficial interest, all of
                               one class, with a par value of $.10 per share (the
                               "Shares"). (See page 6.)
OFFERING PRICE.................The public offering price is equal to net asset value per share next determined after order. The Trust intends to
                               use its best efforts, under normal circumstances, to
                               maintain a constant net asset value of $1.00 per share.
                               There can be no assurance that it will be able to maintain such a net asset value. There is no sales charge. (See
                               pages 10 and 14.)
MINIMUM PURCHASE...............$1,000 minimum initial investment and $100 minimum subse-
                               quent investments, although such minimums may be waived
                               under certain circumstances. (See page 10.)
TYPE OF COMPANY................No-load, diversified, open-end management investment com-
                               pany, established under Ohio law by a Declaration of Trust dated January 13, 1983. (See page 6.)
INVESTMENT OBJECTIVE...........To maximize current income exempt from federal income tax while preserving capital and maintaining liquidity. There
                               is no assurance that such objective will be achieved. (See page 7.)
INVESTMENT POLICIES............The Trust invests in short-term tax exempt securities including, but not limited to, bond anticipation notes,
                               construction loan notes, project notes, revenue
                               anticipation notes and tax anticipation notes as well as
                               municipal bonds and participations therein. These
                               investments entail certain risks. (See pages 7 through
                               10.)
INVESTMENT ADVISER.............The Trust has entered into an investment advisory and man-
                               agement agreement with Cardinal Management Corp., a
                               wholly-owned subsidiary of The Ohio Company. Cardinal
                               Management Corp. also acts as investment adviser for
                               Cardinal Government Securities Trust, Cardinal Government
                               Obligations Fund, Cardinal Balanced Fund and Cardinal
                               Aggressive Growth Fund. (See page 16.)
MANAGEMENT FEE.................The annual rate is .5% of the average daily net assets of the Trust. (See page 16.)
DISTRIBUTIONS..................Distributions from net investment income are credited to the shareholder's account daily and are automatically
                               reinvested in additional Shares of the Trust monthly,
                               unless a cash dividend option is selected. (See pages 11
                               and 12.)
REDEMPTION.....................At net asset value per share without charge, except that broker-dealers may charge a service fee for assisting in a redemption. The Trust may require a redemption of Shares
                               if the value of the account is less than $500. (See page
                               12.)
TRANSFER AGENT.................Cardinal Management Corp. (See page 16.)

--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------

SHAREHOLDER TRANSACTION EXPENSES
          Maximum Sales Load Imposed on Purchases
            (as a percentage of offering price)..........................             0%
          Maximum Sales Load Imposed on Reinvested Dividends
            (as a percentage of offering price)..........................             0%
          Deferred Sales Load
            (as a percentage of original purchase price or redemption
            proceeds, as applicable).....................................             0%
          Redemption Fees
            (as a percentage of amount redeemed, if applicable)..........             0%
          Exchange Fee...................................................         $   0
ANNUAL FUND OPERATING EXPENSES
  (as a percentage of average net assets)
          Management Fees................................................           .50%
          12b-1 Fees.....................................................           .00
          Other Expenses.................................................           .26
                                                                                -------
               Total Fund Operating Expenses.............................           .76%
                                                                                =======

EXAMPLE                                                1 YEAR         3 YEARS        5 YEARS       10 YEARS
-----------------------------------------            -----------    -----------    -----------    -----------
You would pay the following expenses on a $1,000
  investment, assuming (1) 5% annual return and
  (2) redemption at the end of each period:......        $8             $24            $42            $94

The purpose of the above table is to assist a potential purchaser of the Trust's Shares in understanding the various costs and expenses that an investor in the Trust will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE TRUST?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Trust. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The following Financial Highlights with respect to each of the ten fiscal years ended September 30, 1994, have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon together with certain financial statements, are contained in the Trust's Statement of Additional Information and which may be obtained by shareholders and prospective investors.

FINANCIAL HIGHLIGHTS FOR EACH SHARE OF BENEFICIAL INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:

                                                                       YEARS ENDED SEPTEMBER 30,
                                                      ------------------------------------------------------------
                                                        1994         1993         1992         1991         1990
                                                      --------     --------     --------     --------     --------
Net asset value, Beginning of period................  $   1.00     $   1.00     $   1.00     $   1.00     $   1.00
Income from investment operations:
  Net investment income.............................       .02          .02          .03          .04          .05
  Net gains or losses on securities (both realized
    and unrealized).................................        --           --           --           --           --
                                                      --------     --------     --------     --------     --------
  Total from investment operations..................       .02          .02          .03          .04          .05
                                                      --------     --------     --------     --------     --------
Less Distributions:
  Dividends (from net investment income)............      (.02)        (.02)        (.03)        (.04)        (.05)
  Distributions (from capital gains)................        --           --           --           --           --
  Returns of capital................................        --           --           --           --           --
                                                      --------     --------     --------     --------     --------
  Total Distributions...............................      (.02)        (.02)        (.03)        (.04)        (.05)
Net asset value, End of period......................  $   1.00     $   1.00     $   1.00     $   1.00     $   1.00
                                                      ========     ========     ========     ========     ========
Total Return........................................      1.78%        1.81%        2.62%        4.40%        5.41%
Ratios/Supplemental Data:
Net assets, End of period (000) omitted.............  $ 80,531     $ 91,159     $ 70,054     $ 85,488     $ 82,988
Ratio of expenses to average net assets.............      0.76%        0.77%        0.76%        0.72%        0.76%
Ratio of net investment income to average net
  assets............................................      1.78%        1.80%        2.59%        4.31%        5.26%

                                                        1989         1988         1987         1986         1985
                                                      --------     --------     --------     --------     --------
Net asset value, Beginning of period................  $   1.00     $   1.00     $   1.00     $   1.00     $   1.00
Income from investment operations:
  Net investment income.............................       .06          .04          .04          .04          .05
  Net gains or losses on securities (both realized
    and unrealized).................................        --           --           --           --           --
                                                      --------     --------     --------     --------     --------
  Total from investment operations..................       .06          .04          .04          .04          .05
                                                      --------     --------     --------     --------     --------
Less Distributions:
  Dividends (from net investment income)............      (.06)        (.04)        (.04)        (.04)        (.05)
  Distributions (from capital gains)................        --           --           --           --           --
  Returns of capital................................        --           --           --           --           --
                                                      --------     --------     --------     --------     --------
  Total Distributions...............................      (.06)        (.04)        (.04)        (.04)        (.05)
Net asset value, End of period......................  $   1.00     $   1.00     $   1.00     $   1.00     $   1.00
                                                      ========     ========     ========     ========     ========
Total Return........................................      5.95%        4.53%        3.62%        4.47%        4.93%
Ratios/Supplemental Data:
Net assets, End of period (000) omitted.............  $ 82,031     $ 61,771     $ 63,848     $ 67,816     $ 34,653
Ratio of expenses to average net assets.............      0.72%        0.75%        0.71%        0.76%        0.75%
Ratio of net investment income to average net
  assets............................................      5.79%        4.44%        3.56%        4.38%        4.82%

See notes to financial statements appearing in the Trust's Statement of Additional Information.
---------------------------------------

Pursuant to a Revolving Credit Agreement between the Trust and The Fifth Third Bank dated April 10, 1992 (the "Loan Agreement"), the Trust may borrow money from The Fifth Third Bank for temporary or emergency non-investment purposes, such as to accommodate abnormally heavy redemption requests, and only in an amount not exceeding 5% of the value of the Trust's total assets at the time of borrowing. The table below sets forth certain information concerning the Loan Agreement.

                                                                  AVERAGE NUMBER
                      AMOUNT OF DEBT      AVERAGE AMOUNT OF     OF TRUST'S SHARES       AVERAGE AMOUNT
   YEAR ENDED         OUTSTANDING AT       DEBT OUTSTANDING        OUTSTANDING        OF DEBT PER SHARE
 SEPTEMBER 30,        END OF PERIOD       DURING THE PERIOD     DURING THE PERIOD     DURING THE PERIOD
----------------    ------------------    ------------------    ------------------    ------------------
      1994                  $0                 $19,159              85,845,213            $.0002232
      1993                  $0                  $6,439              80,606,522            $.0000799
      1992                  $0                  $  637              88,243,903            $.0000072

From time to time the Trust may advertise its "yield" or "annualized yield," its "effective yield," its "tax equivalent yield" and its "tax equivalent effective yield." ALL YIELD FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "yield" or "annualized yield" of the Trust refers to the income generated by an investment in the Trust over a seven-day period (which period will be stated in the advertisement). This income is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Trust is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" or "annualized yield" because of the compounding effect of this assumed reinvestment. The "tax-equivalent yield" demonstrates the taxable yield necessary to produce an after-tax yield equivalent to that of the Trust. The "tax-equivalent effective yield" is calculated similarly to the "tax-equivalent yield" but, when annualized, the income earned by an investment in the Trust is assumed to be reinvested. The "tax-equivalent effective yield" will be slightly higher than the "tax-equivalent yield" because of the compounding effect of this assumed reinvestment.

Investors may also judge the performance of the Trust by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation and to data prepared by Lipper Analytical Services, Inc. and CDA Investment Technologies, Inc. Comparisons may also be made to indices or data published in Donoghue's MONEY FUND REPORT of Holliston, Massachusetts, a nationally recognized money market fund reporting service, Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, Consumer Reports and U.S.A. Today. In addition to performance information, general information about the Trust that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

--------------------------------------------------------------------------------
WHAT IS THE TRUST?
--------------------------------------------------------------------------------

The Trust is a diversified open-end management investment company established under Ohio law by a Declaration of Trust dated January 13, 1983. The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest, all of one class, with par value of $.10 per share, and authorizes the Trustees to issue separate series of shares differing only in certain specified respects. The Trustees have not currently authorized separate series of shares. Each Share offered hereunder represents an equal pro rata interest in the Trust's common portfolio. Upon liquidation, shareholders are entitled to share pro rata in the net assets of the Trust available for distribution to shareholders. Shares are freely transferable, have no preemptive or conversion rights and are redeemable as set forth herein under "HOW MAY I REDEEM MY SHARES?" Shares issued pursuant to the terms of the Declaration of Trust are fully paid and nonassessable. Any additional series of shares must be issued in compliance with the Investment Company Act of 1940, as amended, and must not constitute a security that is senior to the Shares offered pursuant to this Prospectus.

--------------------------------------------------------------------------------
WHAT ARE THE INVESTMENT OBJECTIVE AND POLICIES OF THE TRUST?
--------------------------------------------------------------------------------

The investment objective of the Trust is to maximize current income exempt from federal income tax while preserving capital and maintaining liquidity. The investment objective with respect to the Trust is a fundamental policy and as such may not be changed without a vote of the holders of a majority of the outstanding Shares of the Trust.

As a money market fund, the Trust invests exclusively in United States dollar-denominated instruments which the Trustees of the Trust and the Trust's investment adviser determine present minimal credit risks and which at the time of acquisition are rated by one or more appropriate nationally recognized statistical rating organizations ("NRSRO") (e.g., Standard & Poor's Corporation and Moody's Investors Service, Inc.) in one of the two highest rating categories for short-term debt obligations or, if unrated, are of comparable quality. All securities or instruments in which the Trust invests have, or are deemed to have, remaining maturities of 397 calendar days (thirteen months) or less. The dollar-weighted average maturity of the obligations in the Trust will not exceed 90 days.

As a matter of policy, under normal market conditions, the Trust will invest at least 80% of its net assets in a diversified portfolio of Municipal Securities (as defined below), the interest on which is both exempt from federal income tax and not treated as a preference item for purposes of the federal alternative minimum tax. Subject to the foregoing limitations and in order to achieve its investment objective, the Trust expects to invest in the following types of securities.

The Trust may invest in bond anticipation notes, construction loan notes, project notes, revenue anticipation notes and tax anticipation notes, as well as municipal bonds and participation interests therein, including industrial development revenue bonds and pollution control revenue bonds (collectively, "Municipal Securities"). The Trust may also acquire "stand-by commitments" with respect to Municipal Securities held in its portfolio. Under a "stand-by commitment" a dealer agrees to purchase, at the Trust's option, specified Municipal Securities at a specified price which ordinarily is substantially the same as the value of the underlying Municipal Security.

Specific types of Municipal Securities which the Trust may purchase include bond anticipation notes, construction loan notes, project notes, revenue anticipation notes and tax anticipation notes which, in each case (1) are backed by the full faith and credit of the United States, (2) are rated MIG-1 or MIG-2, or subsequent equivalents by Moody's Investors Service, Inc. ("Moody's") or (3) if the notes are not rated, are, as determined by Cardinal Management Corp., the Trust's adviser (the "Adviser") in accordance with guidelines established by the Board of Trustees, of a quality equivalent to MIG-1 or MIG-2. The Trust may also invest in municipal bonds and participation interests therein, including industrial development revenue bonds and pollution control revenue bonds, which
(1) are rated Aaa or Aa by Moody's, (2) are rated AAA or AA by Standard & Poor's Corporation ("S&P") or (3) if not rated, have, in the opinion of the Adviser determined in accordance with guidelines established by the Board of Trustees, essentially the same characteristics and quality as bonds having the above ratings. In addition, the Trust may purchase other types of tax-exempt Municipal Securities such as short-term discount notes. These investments must (1) be rated Prime-1 or Prime-2 by Moody's or (2) if not rated, possess equivalent characteristics and quality in the opinion of the Adviser determined in accordance with guidelines established by the Board of Trustees.

As of December 31, 1994, the Trust was 100% invested in Municipal Securities rated AAA or AA (bonds), SP-1 (notes) or A-1 (variable rate demand obligations) by S&P, or Aaa or Aa (bonds), MIG-1 (notes) or VMIG-I (variable rate demand obligations) by Moody's. Current income earned on such Municipal Securities may not be as great as current income that could be earned on lower quality securities that have less liquidity and/or a greater risk of nonpayment or securities that have a longer term.

The Trust has invested and intends to continue to invest more than 25% of its assets in certain variable or floating rate demand Municipal Securities, including participation interests therein. The value of such securities may change with changes in interest rates generally. However, the variable or floating rate nature of such securities should reduce, to the extent the Trust is invested in such securities, the degree of fluctuation in the value of portfolio investments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio composed entirely of fixed income securities. The portfolio may contain variable or floating rate demand securities on which stated minimum or maximum rates set by state law limit the degree to which interest on such securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the variable or floating rate demand securities is made in relation to movements of the applicable indexes (e.g. the prime rate), such securities are not comparable to longer-term fixed rate securities. Accordingly, interest rates on such securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities. The Trust, however, will only acquire variable or floating rate securities the interest rates on which are determined by reference to other short-term market rates of interest. The Trust will attempt to achieve a balance of variable or floating and fixed rate securities such that under normal circumstances the net asset value of the Trust can be maintained at $1.00 per share while the highest possible yield can be returned to investors. To the extent the Trust's portfolio is invested in variable or floating rate securities, yield can be expected to decline in periods of falling interest rates more rapidly than if the Trust's portfolio is invested solely in longer-term fixed rate securities. Conversely, yield, under the same circumstances, can be expected to increase more rapidly in periods of rising interest rates. Such instruments may be considered to be derivatives. A derivative is generally defined as an instrument whose value is based upon, or derived from, some underlying index, reference rate (e.g., interest rates), security, commodity or other asset. As stated above, the Fund has no limit as to the percentage of its total assets that may be invested in such variable or floating rate securities.

Variable rate demand Municipal Securities in which the Trust invests may be supported by bank letters of credit or comparable guarantees of financial institutions. To the extent that 25% or more of the Trust's assets are invested in variable rate demand Municipal Securities supported by such letters of credit or guarantees, the Trust may be deemed to be concentrated in the banking industry. (See "Certain Factors.")

In addition, the Trust may enter into commitments to purchase Municipal Securities on a "when-issued" basis. Pursuant to such commitments, delivery and payment for the Municipal Securities normally takes place at a date after the commitment to purchase although the payment obligation and the coupon rate have been established before the time the Trust enters into the commitment. The settlement date usually occurs within one week of the purchase of notes and within one month of the purchase of bonds. At the time the Trust makes such a commitment to purchase a Municipal Security, it will record the transaction and reflect the value of the obligation in determining its net asset value. No interest accrues to the Trust until delivery and payment take place. The Custodian will maintain on a daily basis a separate Trust account consisting of cash or liquid debt securities with a value at least equal to the amount of the Trust's commitments to purchase when-issued obligations.

Municipal Securities purchased on a when-issued basis or held in the Trust's portfolio are subject to changes in market value based not only upon the public's perception of the credit worthiness of the issuer but also upon changes in the level of interest rates. Such changes in value will generally result in both changing in value in the same way, i.e. both appreciating when interest rates decline and depreciating when interest rates rise. Therefore, if to achieve higher interest income the Trust remains substantially fully invested at the same time that it has purchased securities on a when-issued basis, there will be a greater possibility that the market value of the Trust's assets will vary from $1.00 per share. (See "HOW IS NET ASSET VALUE CALCULATED?") In addition, the Trust may, when it purchases Municipal Securities on a when-issued basis, obtain on the settlement date, Municipal Securities yielding higher or lower rates of interest than are otherwise available. However, the Trust does not believe that under normal circumstances its net asset value or income will be affected by its purchase of Municipal Securities on a when-issued basis.

TAXABLE MONEY MARKET SECURITIES

Under normal operating circumstances, Trust assets will be managed with a view towards producing only income that is exempt from federal income taxation. However, the Trust may invest up to 20% of its assets in "temporary investments," that is, money market instruments consisting of marketable obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, deposit obligations of banks and savings and loans which are members of the Federal Deposit Insurance Corporation ("FDIC"), bankers' acceptances, high-grade commercial paper guaranteed or issued by domestic corporations and instruments (including repurchase agreements) secured by such obligations.

A repurchase agreement is an instrument under which the purchaser acquires ownership of the obligation but the seller agrees, at the time of sale, to repurchase the obligation at a mutually agreed upon time and price. The resale price reflects an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. Repurchase agreements are considered under the Investment Company Act of 1940, as amended (the "1940 Act") to be loans made by the Trust. The Trust will only enter into a repurchase agreement where (i) the underlying securities are of the type which the Trust's investment guidelines would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the custodian or a bank acting as agent. The Adviser will be responsible for continuously monitoring such requirements. In the event of a bankruptcy or other default of a seller of a repurchase agreement, the Trust could experience both delays in liquidating the underlying securities and losses, including: (a) possible decline in the value of the underlying security during the period while the Trust seeks to enforce its rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing its rights.

The Trust will not enter into repurchase agreements in violation of the 1940 Act. The Trust may not enter into a repurchase agreement if, as a result thereof, more than 10% of its total assets would be subject to repurchase agreements maturing in more than seven days.

LOANS AND LOAN PARTICIPATIONS

The Trust may, for temporary or emergency non-investment purposes, such as to accommodate abnormally heavy redemption requests, borrow money in an amount not exceeding 5% of the value of the Trust's total assets at the time of borrowing. The Trust may also acquire participations in privately negotiated loans to municipal borrowers, provided that the interest received by the Trust is exempt, in the opinion of bond counsel to the municipal borrower, from federal income tax. Loan participations are loans subject to the Trust's investment restrictions applicable to these activities. (See "INVESTMENT LIMITATIONS" in the Statement of Additional Information.)

INVESTMENT COMPANY SECURITIES

The Trust may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. The Trust intends to invest in money market mutual funds for purposes of short-term cash management. The Trust's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on the Trust's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Trust's Statement of Additional Information.

CERTAIN FACTORS

Naturally, there can be no assurance that the Trust will achieve its investment objective or be able continuously to maintain a net asset value per share of $1.00. The characteristics of short-term Municipal Securities are such that the price stability and liquidity of the Trust may not be equal to that of a money market fund which exclusively invests in short-term taxable money market securities. While the Adviser believes that the purchase of variable rate demand Municipal Securities will facilitate maintaining a $1.00 per share net asset value, the Trust is still expected to have a significantly longer average maturity than a general purpose taxable money market fund with the result that the pricing of its portfolio will tend to be more subject to short-term interest rate fluctuations.

In addition, the Trust expects that substantially all the demand rights of the Trust with respect to variable rate demand Municipal Securities will be supported by letters of credit of major commercial banks. Trust investors should be aware that banks are subject to extensive governmental regulation which may limit both the amounts and type of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations under a letter of credit.

--------------------------------------------------------------------------------
HOW DO I PURCHASE SHARES OF THE TRUST?
--------------------------------------------------------------------------------

GENERAL

Shares of the Trust are sold on a continuing basis without a sales charge at the net asset value next determined after an order is received by The Ohio Company, the Trust's principal underwriter, and federal funds (monies credited to a member bank's account in a Federal Reserve Bank) are received by The Ohio Company as hereinafter provided. The minimum initial investment is $1,000 and subsequent investments must be in amounts of at least $100. The Trust may, at its discretion, waive the subsequent investment minimum for purchases effected through the automatic reinvestment of distributions from unit investment trusts sponsored by The Ohio Company, and may waive both the initial and subsequent investment minimums for purchases effected with cash balances in brokerage accounts of customers of The Ohio Company. Shares of the Trust may be purchased through a securities dealer, investment adviser, agent or other fiduciary which may charge a fee for its services in connection with the purchase. No sales charge is imposed by the Trust or by The Ohio Company.

Each new investor must complete an Application Form and send it to the Trust at the indicated address either prior to or concurrently with the transmittal of funds by wire or mail.

All Shares purchased will be credited to shareholder accounts after receipt of an order and federal funds by The Ohio Company, at the net asset value next determined. The Trust currently determines net asset value and enters purchases and redemptions of its Shares as of 4:00 p.m. Eastern time on each day that the New York Stock Exchange is open for business ("Business Day"). If a properly completed order and federal funds (or other immediately available funds) are received at or prior to 12:00 noon Eastern time on a Business Day, then the purchase will be entered as of 4:00 p.m. Eastern time on that day and dividends will commence on that day. If either federal funds (or other immediately available funds) or the completed purchase order are received after 12:00 noon Eastern time (but prior to 4:00 p.m. Eastern time) Shares will be credited to the shareholder's account as of 4:00 p.m. Eastern time on that day but will not earn dividends until the following day. The Trust reserves the right to reject any order to purchase its Shares. Certificates representing Shares of the Trust will not be issued. All Shares purchased are confirmed to the investor and credited to the investor's account on the Trust's books maintained by Cardinal Management Corp. The investor will have the same rights and ownership with respect to such Shares as if certificates had been issued.

PURCHASE BY FEDERAL FUNDS WIRE

Investments in Shares of the Trust may be made by wire transfer of federal funds, avoiding delays of the mail and the normal check clearance process described below. An investor may telephone the Trust (464-5511 from Columbus, Ohio; (800) 282-9446, toll free from other Ohio locations; or (800) 848-7734, toll free from outside Ohio) prior to wire transfer of its investment to advise the Trust of the investment and, if a new investor, to obtain an account number. If an investor does not telephone the Trust for wire instructions and the investor's wire transfer does not include sufficient information, such purchase will be delayed until the proper information is received. An investor must instruct its bank to "wire transfer" the investment immediately to:

                            The Huntington National Bank
                            Account Number 01891688407
                            Routing Number 044000024
                            17 South High Street
                            Columbus, Ohio 43215
                            Attn: Cardinal Tax Exempt Money Trust
                            [Include Trust Account Number and Name of Account Holder]

Funds transmitted by wire will be invested in Shares of the Trust at the net asset value next computed after receipt thereof as follows. Investment will occur on the same day as the transfer of funds so long as federal funds are received by The Ohio Company prior to 12:00 noon Eastern Time on any Business Day. Federal funds received by The Ohio Company after 12:00 noon Eastern Time will not be invested until the next Business Day. Dividends will accrue on the day a purchase is effected only if federal funds are received by The Ohio Company by 12:00 noon Eastern Time. A bank may charge for its services in effecting wire transfers of funds.

Subsequent purchases of Shares of the Trust may be made by ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

PURCHASE BY MAIL

Investment in Shares of the Trust may be made by mail by sending a check or other negotiable bank draft payable to the order of "Cardinal Tax Exempt Money Trust" together with, in the case of an initial purchase, an Application Form to:

                            Cardinal Tax Exempt Money Trust
                            155 East Broad Street
                            Columbus, Ohio 43215

Money transmitted by check drawn on a member of the Federal Reserve System will normally be converted to federal funds and invested in Shares of the Trust within one Business Day following receipt by The Ohio Company. Checks drawn on non-member banks may take considerably longer. Cardinal Management Corp. or the Trust will attempt to notify the investor upon receipt of the latter type of check as to the possible delay and to arrange for a better means of transmittal of funds. THE TRUST STRONGLY RECOMMENDS THAT INVESTORS OF SUBSTANTIAL AMOUNTS USE FEDERAL FUNDS TO PURCHASE SHARES.

AUTOMATIC INVESTMENT PLAN

The Trust has made arrangements to enable you to make automatic monthly or quarterly investments, in the minimum amount of $50 per transaction, from your checking account. Assuming the cooperation of your financial institution, your checking account therein will be debited to purchase Shares of the Trust on the periodic basis you select. Confirmation of your purchase of Trust Shares will be provided by the Trust. The debit to your checking account will be reflected in the checking account statement you receive from your financial institution. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
WHAT DISTRIBUTIONS WILL I RECEIVE?
--------------------------------------------------------------------------------

The Trust's net income is declared as a dividend and accrued on each Business Day, immediately prior to the determination of the Trust's net asset value at 4:00 p.m. Eastern Time. Net interest income (from the time of the immediately preceding declaration) consists of interest accrued on the portfolio of the Trust (including accrued discount earned and premium amortized), plus realized net short-term capital gains (losses) due to portfolio transactions (if any), less the accrued expenses of the Trust applicable to that dividend period. While the Trust does not expect to realize any long-term capital gains due to its policy of investing in securities maturing in 13 months or less, any net long-term gain is expected to be distributed in January of the fiscal year following realization. Long-term capital gains, if any, will be paid in additional Shares of the Trust unless the shareholder elects to receive cash.

All dividends of net income are credited to each shareholder's account daily and automatically reinvested in additional Shares of the Trust at the net asset value on the last Business Day of each month. Shareholders, however, may elect to receive monthly the dividends of $10 or more declared on their Shares in cash by checking the appropriate box on the Account Information Form or by otherwise notifying Cardinal Management Corp. in writing. In addition, investors may obtain cash at any time without charge by redeeming Shares at net asset value. If the entire account of a shareholder is withdrawn, all dividends accrued to the time of withdrawal will be paid at that time.

Shareholders may elect to receive cash distributions by using ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

Should the Trust incur or anticipate any extraordinary expense or loss or depreciation which would adversely affect its net asset value per share or income for a particular period, the Trustees would at that time consider whether to adhere to the present dividend policy described above or to revise it in light of the then-prevailing circumstances. For example, if the Trust's net asset value per share were reduced, or expected to be reduced, below $1.00, the Trustees might suspend further dividend accruals until the net asset value returned to $1.00. Thus, extraordinary expenses or losses or depreciation may result in no dividends being accrued for the period during which an investor holds Shares as well as a redemption price lower than the purchase price for such Shares.

--------------------------------------------------------------------------------
HOW MAY I REDEEM MY SHARES?
--------------------------------------------------------------------------------

Investors may redeem Shares of the Trust on any Business Day at the net asset value next determined following receipt by the Trust's transfer agent, Cardinal Management Corp., 215 East Capital Street, Columbus, Ohio 43215, of a written or telephonic notice to redeem, or by check, each as more fully described below. See "HOW IS NET ASSET VALUE CALCULATED?" below, for a description of when net asset value is determined.

As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem to Cardinal Management Corp. without charge. Other broker-dealers may assist a shareholder in redeeming his Shares and may charge a fee for such services.

Proceeds of redemption requests received by Cardinal Management Corp. in proper form before (1) 4:00 p.m. Eastern Time for shareholders who are customers of The Ohio Company and who have submitted their redemption request through their broker at The Ohio Company or (2) 12:00 noon Eastern Time for all other redemption requests, will be sent by mail on the next Business Day or, if the expedited redemption option is available, by federal funds wire on the next Business Day for use on that day.

The Trust reserves the right to delay payment for the redemption of Shares where such Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the Trust). The purchase of Trust Shares by wire transfer of federal funds would avoid any such delay.

The Trust may suspend the right of redemption or may delay payment during any period the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?".

Due to the high cost of maintaining accounts, the Trust reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions have reduced a shareholder's total investment to a net asset value below $500. A shareholder will be notified in writing that the value of the account is less than $500 and allowed not less than 30 days to increase the account to $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder.

REDEMPTION BY MAIL

Shareholders may elect to redeem Shares of the Trust by submitting a written request therefor to Cardinal Management Corp., the Trust's transfer agent at 215 East Capital Street, Columbus, Ohio 43215. Cardinal Management Corp. will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the Shareholder(s) of record, and (2) the redemption check is mailed to the Shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. Cardinal Management Corp. reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or (2) it has reason to believe that the transaction would otherwise be improper.

REDEMPTION BY TELEPHONE

Shareholders may elect to redeem Shares of the Trust by calling the Trust at the telephone numbers set forth on the front of this Prospectus. The Shareholder may direct that the redemption proceeds be mailed to the address of record or another address.

Neither the Trust nor its service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Trust's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Trust will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Trust or its service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to Shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, Shareholders may also redeem their Shares by mail as described above.

EXPEDITED REDEMPTION

Any investor may elect to use the expedited redemption procedure by designating on the Account Information Form submitted at the time of initial investment the name of a commercial bank and account number to receive proceeds of redemption. If this election is made, requests for redemption may be made by mail or by telephone as described above.

An investor may elect to have redemption proceeds sent by federal funds wire to the designated U.S. bank account if the proceeds are $1,000 or more. Otherwise, proceeds will be sent by mail. No signature guarantee will be required of investors electing this procedure. Requests to change bank or account designations may only be made in writing to the Trust with the type of signature guarantee and other documentation specified under "Redemption by Mail" above. To participate in this procedure, an investor must complete the expedited redemption portion of the Account Information Form or notify the Trust at any time after making an initial investment.

An investor may also elect to have redemption proceeds sent by federal funds wire to The Ohio Company, the Trust's distributor, if the proceeds are $500 or more. If the investor elects to have federal funds so wired, the investor may pick up a check at The Ohio Company's main office at 155 East Broad Street, Columbus, Ohio or The Ohio Company will mail a check to the investor's address of record. The Trust may, at its discretion, waive the minimum redemption requirement for redemptions effected to cover debit balances in brokerage accounts of customers of The Ohio Company.

AUTOMATIC WITHDRAWAL

Shareholders may elect to have the proceeds from redemptions of Shares transmitted to an authorized bank account at a Federal Reserve member bank through ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? - ACH Processing" below.

SYSTEMATIC WITHDRAWAL PLAN

As a shareholder, you may elect to redeem your Shares monthly or quarterly in amounts of $50 or more, pursuant to the Trust's Systematic Withdrawal Plan. Please contact The Ohio Company for the appropriate form.

CHECK-WRITING REDEMPTION PROCEDURE

Cardinal Management Corp., as Transfer Agent for the Trust, will provide any shareholder who so requests with a supply of checks, imprinted with the shareholder's name, which may be drawn against the Trust's account maintained by The Fifth Third Bank (the "Bank"), for redemption of Trust Shares. These checks may be made payable to the order of any person in any amount not less than $500. To participate in this procedure, an investor must complete the Check-Writing Redemption Form available from Cardinal Management Corp. When a check is presented to the Bank for payment, Cardinal Management Corp. (as your agent) will cause the Trust to redeem sufficient Shares in your account to cover the amount of the check. Shares continue earning daily dividends until the day on which the check is presented to the Bank for payment. Cancelled checks will be returned to you. Due to the delay caused by the requirement that redemptions be priced at the next computed net asset value, the Bank will only accept for payment checks presented through normal bank clearing channels. Shareholders should not attempt to withdraw the full amount of an account or to close out an account by using this procedure.

No charge will be made to a shareholder for participation in the check-writing redemption procedure or for the clearance of any checks. A charge of $10.00 per check will be deducted from the shareholder's account if any check is returned due to insufficient funds or if any check is written for less than $500.

In order to stop payment on a check, the shareholder must notify the Trust in writing before the check has been presented to the Bank for payment. A charge of $8.50 will be deducted from the shareholder's account for each stop payment order.

--------------------------------------------------------------------------------
HOW IS NET ASSET VALUE CALCULATED?
--------------------------------------------------------------------------------

The net asset value per share of the Trust is currently determined as of 4:00 p.m. Eastern Time on each Business Day (and at such other time or times as the Board of Trustees may determine). The net asset value per share is computed by dividing the total value of the assets of the Trust, less its liabilities, by the total number of Shares outstanding.

The Board of Trustees has adopted a policy requiring the Trust to use its best efforts, under normal circumstances, to maintain a constant net asset value of $1.00 per Share. The Trust values its portfolio securities by the amortized cost method which involves valuing a security at its cost and thereafter accruing any discount or premium at a constant rate to maturity. The Trust will normally include any accrued discount or premium in its daily dividend and will thereby keep constant the value of the Trust's assets and, consequently, its net asset value per share. This method does not take into account unrealized capital gains or losses or the effect of fluctuating interest rates.

--------------------------------------------------------------------------------
DOES THE TRUST PAY FEDERAL INCOME TAX?
--------------------------------------------------------------------------------

The Trust intends to qualify as a "regulated investment company" under the Code for so long as such qualification is in the best interest of the Trust's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income and 90% of its exempt interest income. The Trust contemplates declaring as dividends 100% of the Trust's investment company taxable income (before deduction of dividends paid) and 100% of its exempt interest income.

A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Trust would be subject to a nondeductible excise tax equal to 4% of the deficiency.

--------------------------------------------------------------------------------
WHAT ABOUT MY TAXES?
--------------------------------------------------------------------------------

FEDERAL TAXES

The Trust will distribute substantially all of its net investment income and net capital gains to shareholders. Dividends derived from interest earned on Municipal Securities the interest on which is excluded from gross income for federal income tax purposes, including insurance proceeds representing maturing interest on defaulted Municipal Securities the interest on which would be so excluded, constitute "exempt-interest dividends" when designated as such by the Trust and will be excluded from gross income for federal income tax purposes. However, interest excluded from gross income for federal income tax purposes that is received by individuals and corporations on certain municipal obligations issued on or after August 8, 1986, to finance certain private activities will be treated as a tax preference item in computing the alternative minimum tax. It is likely that exempt-interest dividends received by shareholders from the Trust will also be treated as tax preference items in computing the alternative minimum tax to the extent, if any, that distributions by the Trust are attributable to interest earned by the Trust on such obligations. Also, a portion of all other interest excluded from gross income for federal income tax purposes earned by a corporation may be subject to the alternative minimum tax as a result of the inclusion in alternative minimum taxable income of 75% of the excess of adjusted current earnings over adjusted net book income preference alternative minimum taxable income.

Distributions, if any, derived from capital gains will generally be taxable to shareholders as capital gains for federal income tax purposes to the extent so designated by the Trust. Dividends, if any, derived from sources other than interest excluded from gross income for federal income tax purposes and capital gains will be taxable to shareholders as ordinary income for federal income tax purposes whether or not reinvested in additional Shares. Shareholders not subject to federal income tax on their income will not, of course, be required to pay federal income tax on any amounts distributed to them. The Trust anticipates that substantially all of its dividends will be excluded from gross income for federal income tax purposes and will notify each shareholder annually of the tax status of all distributions.

If a shareholder receives an exempt-interest dividend with respect to any Share and such Share is held by the shareholder for six months or less, any loss on the sale or exchange of such Share will be disallowed to the extent of the amount of such exempt-interest dividend. In certain limited instances, the portion of Social Security benefits that may be subject to federal income taxation, may be affected by the amount of tax-exempt interest income, including exempt-interest dividends, received by a shareholder.

STATE AND LOCAL TAXES

Under state or local law, distributions of net investment income may be taxable to shareholders as dividend income even though a substantial portion of such distribution may be derived from interest excluded from gross income for federal income tax purposes that, if received directly, would be exempt from such income taxes. The Trust will report to its shareholders annually after the close of its taxable year the percentage and source, on a state-by-state basis, of interest income earned on Municipal Securities held by the Trust during the preceding year.

The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Trust and its shareholders. Potential investors in the Trust are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

Cardinal Management Corp. will inform shareholders at least annually of the amount and nature of such income and capital gains.

--------------------------------------------------------------------------------
WHO MANAGES MY INVESTMENT IN THE TRUST?
--------------------------------------------------------------------------------

Pursuant to the laws of Ohio and the Trust's Declaration of Trust, the responsibility for the management of the Trust is vested in its Board of Trustees which, among other things, is empowered by the Trust's Declaration Of Trust to elect officers of the Trust and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise in such management.

INVESTMENT ADVISER AND MANAGER

Cardinal Management Corp. (the "Adviser"), located at 155 East Broad Street, Columbus, Ohio 43215, is a wholly-owned subsidiary of The Ohio Company and is also the investment adviser to Cardinal Government Securities Trust ("CGST"), Cardinal Government Obligations Fund ("CGOF"), Cardinal Balanced Fund ("CBF") and Cardinal Aggressive Growth Fund ("CAGF"). The Adviser also acts as dividend and transfer agent for The Cardinal Fund Inc., another open-end diversified management investment company ("CFI"), CGST, CGOF, CBF, CAGF and the Trust. The Ohio Company is a member of the New York Stock Exchange, Inc., the Midwest Stock Exchange, Inc., other regional exchanges and the National Association of Securities Dealers, Inc. In addition to acting as the principal underwriter for the Trust, CGST, CGOF, CBF and CAGF, The Ohio Company acts as investment adviser and principal underwriter for CFI, and as the sponsor of various series of separate unit investment trusts.

Pursuant to the Investment Advisory Contract, the Adviser manages the investment and reinvestment of the assets of the Trust in accordance with the Trust's investment objective, policies and restrictions, subject to the general supervision and control of the Trust's Board of Trustees. Since the Trust's inception, Hannibal L. Godwin III has been primarily responsible for the day-to-day management of the Trust's portfolio. Mr. Godwin has been a portfolio manager with the Adviser and/or The Ohio Company since 1981.

As compensation for its services to the Trust, the Adviser receives monthly from the Trust a management fee at the annual rate of .5% of the average daily net assets of the Trust. The Adviser may, however, periodically waive all or a portion of its advisory fee with respect to the Trust to increase the net income of the Trust available for distribution as dividends. The waiver of such fee will cause the yield of the Trust to be higher than it would otherwise be in the absence of such a waiver.

DIVIDEND AND TRANSFER AGENT

Cardinal Management Corp., 215 East Capital Street, Columbus, Ohio 43215, has been selected to act as the Trust's Dividend and Transfer Agent. Cardinal Management Corp. is also the Trust's investment adviser.

DISTRIBUTOR

The Trust has entered into a Distributor's Contract with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Trust continuously will be offered on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. Walter R. Chambers is an officer and trustee/director of both the Trust and The Ohio Company. Frank W. Siegel and Hannibal L. Godwin III, each an officer and trustee of the Trust, are officers of The Ohio Company. John L. Schlater, a trustee of the

Trust, is an officer of The Ohio Company. David C. Will and James M. Schrack II are officers of both the Trust and The Ohio Company.

CUSTODIAN

The Trust has appointed The Fifth Third Bank ("Fifth Third") 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Trust's custodian. In such capacity Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Trust.

--------------------------------------------------------------------------------
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?
--------------------------------------------------------------------------------

ACH PROCESSING

The Trust now offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Trust Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

Investors may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange Shares of the Trust for shares of:

              Cardinal Government Securities Trust, a short-term U.S. Government securities fund (without payment of any sales charge);

              Cardinal Aggressive Growth Fund, an equity fund seeking appreciation of capital (upon the payment of the applicable sales charge);

              Cardinal Balanced Fund, a fund seeking current income and long-term growth of both capital and income (upon the payment of the applicable sales charge);

              The Cardinal Fund Inc., an equity fund (upon payment of applicable sales charge); or

              Cardinal Government Obligations Fund, a U.S. Government bond fund (upon payment of applicable sales charge).

Notwithstanding the foregoing and subject to the limitations contained in the following paragraph, exchanges of Trust Shares for shares of CFI, CGOF, CBF or CAGF (individually, a "Cardinal Load Fund") generally may be completed upon the payment of a sales charge equal to the sales charge payable upon purchase of shares of that Cardinal Load Fund. If, however, the Shares of Trust to be exchanged were acquired as a result of an exchange of shares of a Cardinal Load Fund, the sales charge to be paid on the present exchange may be reduced by the sales charge previously paid.

The foregoing exchange privilege may be exercised only once in each calendar quarter and must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. Cardinal Management Corp., as transfer agent, will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange is requested to be made within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of shares of the Trust by telephone. Neither the Trust nor any of its service providers will be liable of any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

For tax purposes, an exchange is treated as a redemption and a new purchase.

The Trust may, at any time, modify or terminate the foregoing exchange privilege. The Trust, however, will give shareholders of the Trust 60 days advance written notice of any such modification or termination.

--------------------------------------------------------------------------------
WHAT ARE MY RIGHTS AS A SHAREHOLDER?
--------------------------------------------------------------------------------

Each Share is entitled to one vote (and fractional Shares to proportionate fractional votes) in the election of Trustees and on other matters submitted to the vote of shareholders. Voting rights are not cumulative, so that the holders of more than 50% of the Shares voting in the election of Trustees have the power to elect all of the Trustees of the Trust. Whenever the approval of a majority of the outstanding Shares of the Trust is required in connection with shareholder approvals of the Investment Advisory Contract, the Distribution Contract or changes in the investment objective and policies or the investment restrictions of the Trust, a "majority" shall mean the vote of (i) 67% or more of the Shares of the Trust present at a meeting, if the holders of more than 50% of the outstanding Shares are present in person or by proxy, or (ii) more than 50% of the outstanding Shares of the Trust, whichever is less.

--------------------------------------------------------------------------------
WHAT SHAREHOLDER REPORTS WILL I RECEIVE?
--------------------------------------------------------------------------------

An account summary will be furnished to each shareholder monthly and will include information as to all purchases, redemptions and income dividends paid with respect to the preceding month. Financial statements of the Trust will be furnished to shareholders semiannually.

Holders of Shares should direct all inquiries concerning such matters to Cardinal Management Corp., 155 East Broad Street, Columbus, Ohio 43215.

                                             Investment Adviser and Manager
                                                  Cardinal Management Corp.
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Distributor
                                                  The Ohio Company
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Transfer Agent and Dividend Paying
                                             Agent
                                                  Cardinal Management Corp.
                                                  215 East Capital Street
                                                  Columbus, Ohio 43215

                                             Custodian
                                                  The Fifth Third Bank
                                                  38 Fountain Square
                                                  Cincinnati, Ohio 45263

                                             Legal Counsel
                                                  Baker & Hostetler
                                                  65 East State Street
                                                  Columbus, Ohio 43215

                                             Independent Auditors
                                                  KPMG Peat Marwick LLP
                                                  Two Nationwide Plaza
                                                  Columbus, Ohio 43215

             TABLE OF CONTENTS

                                             PAGE
                                            ------
Key Features................................     2
Prospectus Highlights.......................     3
Fee Table...................................     4
Financial Highlights........................     5
What is the Trust?..........................     6
What Are the Investment Objective and
  Policies of the Trust?....................     7
How Do I Purchase Shares of the Trust?......    10
What Distributions Will I Receive?..........    11
How May I Redeem My Shares?.................    12
How is Net Asset Value Calculated?..........    14
Does the Trust Pay Federal Income Tax?......    14
What About My Taxes?........................    15
Who Manages My Investment in the Trust?.....    16
What Other Shareholder Programs Are
  Provided?.................................    17
What Are My Rights as a Shareholder?........    18
What Shareholder Reports Will I Receive?....    18

                            ------------------------

THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT AND EXHIBITS RELATING THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., UNDER THE SECURITIES ACT OF 1933, AND TO WHICH REFERENCE IS MADE.

                            ------------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST. THE TRUST IS REGISTERED AS AN OPEN-END MANAGEMENT INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940. SUCH REGISTRATION DOES NOT IMPLY THAT THE TRUST OR ANY OF ITS SHARES HAVE BEEN GUARANTEED, SPONSORED, RECOMMENDED OR APPROVED BY THE UNITED STATES OR ANY STATE OR ANY AGENCY OR OFFICER THEREOF.

                            ------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE.


                             ----------------------
                                   PROSPECTUS
                             ----------------------

                                February 1, 1995

                               THE OHIO COMPANY

                                    CARDINAL
                                   TAX EXEMPT
                                     MONEY
                                     TRUST

                                    [LOGO]

STATEMENT OF ADDITIONAL INFORMATION


                             THE CARDINAL FUND INC.

         The Cardinal Fund Inc. (the "Fund") is a diversified, open-end management investment company. The primary investment objective of the Fund is to achieve long-term growth of capital and income through selective participation in the long-term progress of American businesses and industries. The policy of the Fund is generally to invest in equity securities. Current income, while a factor in portfolio selection, is secondary to the Fund's primary objective.

            _______________________________________________________

          For further information regarding the Fund or for assistance in opening an account or redeeming shares, please call:

  In Columbus 464-5512 (opening accounts and further information)

         From other Ohio locations (800) 282-9446 toll free
                 From outside Ohio          (800) 848-7734 toll free

                 Inquiries may also be made by mail addressed
                     to the Fund at its principal office:

                            155 East Broad Street
                             Columbus, Ohio 43215

             _____________________________________________________



         This Statement Of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated February 1, 1995, which has been filed with the Securities and Exchange Commission.
This Statement of Additional Information is incorporated by reference in its entirety into the Prospectus. The Prospectus is available upon request without charge from the Fund at the above address or by calling the phone numbers provided above.





                                FEBRUARY 1, 1995

                               TABLE OF CONTENTS
                               -----------------
                                                                                     Page
                                                                                     ----
THE CARDINAL FUND INC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1

INVESTMENT OBJECTIVE AND POLICIES . . . . . . . . . . . . . . . . . . . . . . . . .    B-1

         Additional Information on Portfolio Instruments  . . . . . . . . . . . . .    B-1
         Investment Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . .    B-2
         Portfolio Turnover . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-5

MANAGEMENT OF THE FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-5

PRINCIPAL SHAREHOLDERS OF THE FUND  . . . . . . . . . . . . . . . . . . . . . . . .    B-8

THE ADVISER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-8

PORTFOLIO TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-9

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT  . . . . . . . . . . . . . . . . . . .   B-10

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION  . . . . . . . . . . . . . . . . . .   B-11

TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-12

PERFORMANCE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-14

DISTRIBUTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-15

CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-16

LEGAL COUNSEL AND INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . .   B-16

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-16

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-17



                      STATEMENT OF ADDITIONAL INFORMATION


                             THE CARDINAL FUND INC.

         The Cardinal Fund Inc. (the "Fund") is an open-end management investment company. Much of the information contained in this Statement of Additional Information expands upon subjects discussed in the Prospectus of the Fund. Capitalized terms not defined herein are defined in the Prospectus. No investment in Shares of the Fund should be made without first reading the Prospectus of the Fund.


                       INVESTMENT OBJECTIVE AND POLICIES

Additional Information on Portfolio Instruments
-----------------------------------------------

         SECURITIES OF OTHER INVESTMENT COMPANIES. The Fund may invest in securities issued by other investment companies. The Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund. As a shareholder of another investment company, the Fund would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations. Investment companies in which the Fund may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Fund and, therefore, will be borne directly by shareholders.

         REPURCHASE AGREEMENTS. Securities held by the Fund may be subject to repurchase agreements. Under the terms of a repurchase agreement, the Fund would acquire securities from member banks of the Federal Reserve System and registered broker-dealers which the Adviser deems creditworthy under guidelines approved by the Fund's Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain at all times the value of collateral held pursuant to the agreement at not less than the repurchase price

(including accrued interest). If the seller were to default on its repurchase obligation or become insolvent, the Fund would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Fund were delayed pending court action.
Additionally, there is no controlling legal precedent confirming that the Fund would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities, although the Board of Trustees of the Fund believes that, under the regular procedures normally in effect for custody of the Fund's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Fund if presented with the question. Securities subject to repurchase agreements will be held by the Fund's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by the Fund under the 1940 Act.

Investment Restrictions
-----------------------

         The Fund deems the following to be matters of fundamental policy and as such to be matters which the Fund will not change unless the changed policy is otherwise lawful and is approved by holders of the majority of the outstanding Shares of the Fund (defined as the vote, at an annual or special meeting of shareholders of the Fund, of the lesser of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund):

         The Fund will not:

(1) borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements or dollar roll agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing and except as permitted pursuant to an exemption from the 1940 Act. The Fund will not purchase securities while its borrowings (including reverse repurchase agreements and dollar roll agreements) exceed 5% of its total assets;

(2) make short sales of securities, except to the extent that the same shall be owned by the Fund (i.e., short sales "against the box") or purchase securities on margin;

(3)      write, purchase or sell puts, calls, or combinations thereof;

(4) underwrite the securities of other issuers, except insofar as the Fund may technically be deemed an underwriter under the

         Securities Act of 1933 in connection with the disposition of portfolio securities;

(5) purchase securities subject to restrictions on disposition under the Securities Act of 1933 if at the time of acquisition more than 5% of the total assets of the Fund would be invested in such securities;

(6) concentrate more than 25% of the value of the total assets of the Fund (determined at the date of acquisition) in any particular industry;

(7) purchase or sell real estate, except it is permissible to purchase securities secured by real estate or real estate interests or issued by companies that invest in real estate or real estate interests;

(8) purchase or sell commodities, commodity contracts or futures contracts;

(9) make loans, except that the Fund may purchase or hold debt instruments and lend portfolio securities in accordance with its investment objective and policies, make time deposits with financial institutions and enter into repurchase agreements;

(10) purchase the securities of any issuer if such purchase would cause more than 5% of the Fund's total assets upon such purchase to be invested in the securities of any one issuer (not including the government of the United States or corporations which are the instrumentalities of the United States);

(11) mortgage, pledge or hypothecate any assets to a greater extent than 15% of its gross assets taken at cost;

(12) purchase the securities of any issuer if such purchase would cause the Fund to hold (i) more than 10% of the voting securities of such issuer, (ii) more than 10% of all debt securities of such issuer taken as a class, or (iii) more than 10% of all equity securities of such issuer preferred in any way over the common stock of such issuer taken as a class;

(13) purchase securities of enterprises which have a record of less than three years' continuous operation, if such purchase would cause more than 5% of the total assets of the Fund to be invested in the securities of such enterprises;

(14) purchase or retain any securities of an issuer if, to the knowledge of the Fund, the officers and directors of the Fund or the officers and directors of its investment adviser individually owning more than 1/2 of 1% of the securities of such issuer together own beneficially more than 5% of the securities of such issuer;

(15) purchase any securities from or sell any securities to (other than stock issued by the Fund) officers or directors of the Fund, any person or organization furnishing managerial or advisory services to the Fund, or related classes of persons as principals;

(16) invest in companies for the purpose of exercising control or management thereof; or

(17) change its classification as a "management company" under Section 4 of the Investment Company Act of 1940 or change its subclassifications as an "open-end company" or as a "diversified company" under Section 5 of the Investment Company Act of 1940.

         The following additional investment restriction may be changed without the majority vote of the outstanding Shares of the Fund.

         The Fund may not:

(1) purchase securities of other investment companies, except (a) in connection with a merger, consolidation, acquisition or reorganization, and (b) to the extent permitted by the 1940 Act or pursuant to any exemptions therefrom.

         If a percentage restriction or requirement set forth above is met at the time of investment, a later failure to comply with the restriction or requirement resulting from a change in the value of securities held by the Fund will not be considered a violation of the policy.

         The Fund has represented to the California Department of Corporations that, in order to comply with applicable regulations, it will acquire or retain securities of other open-end management investment companies if such investments are made in open-end management investment companies sold with no sales commission and the Fund's investment adviser waives its management fee with respect to such investments. The Fund intends to comply with this undertaking for so long as the Fund has its shares registered for sale in the State of California or such representation is required by the California Department of Corporations.

         In addition, the Fund has represented to the Texas State Securities Board that the Fund will (1) limit its investment in warrants, valued at the lower of cost or market, to 5% or less of the value of the Fund's net assets, provided that included within that amount, but not to exceed 2% of the Fund's net assets, may be warrants which are not listed on the New York or American Stock Exchanges and that warrants acquired by the Fund in units or attached to securities may be deemed to be without value, and (2) not invest in oil, gas or other mineral leases.

Portfolio Turnover
------------------

         The portfolio turnover rate for the Fund is calculated by dividing the lesser of the Fund's purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities whose remaining maturities at the time of the acquisition were one year or less.

         The portfolio turnover rate for the Fund for the two fiscal years ended September 30, 1994 and 1993, were 23.20% and 11.11%, respectively. The portfolio turnover rate for the Fund may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of Shares. Portfolio turnover will not be a limiting factor in making investment decisions.


                             MANAGEMENT OF THE FUND

         The directors and officers of the Fund, together with their addresses and principal business occupations and other affiliations during the last five years, are shown below. Each person named as a director also serves as a trustee of Cardinal Government Securities Trust, Cardinal Tax Exempt Money Trust, Cardinal Government Obligations Fund, and The Cardinal Group. Each director who is an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940, is indicated by an asterisk.

   Name and                     Position(s) Held         Principal Occupation(s)
Business Address                   with Fund             During Past 5 Years
----------------                ----------------         ----------------------
Gordon B. Carson                Director, Member of      Principal, Whitfield Robert
5413 Gardenbrook Drive          Executive Committee      Associates (construction consulting
Midland, Michigan 48642                                  firm) since 1988; formerly, Vice
                                                         President of Michigan Molecular
                                                         Institute (polymer science research
                                                         institute).


*Walter R. Chambers             Chairman and Director,   Chairman, President, Chief
155 East Broad Street           Member of Executive and  Executive Officer and a Director of
Columbus, Ohio 43215            Nominating Committees    The Ohio Company (investment
                                                         banking); prior thereto, Senior
                                                         Executive Vice President of The
                                                         Ohio Company.

John B. Gerlach, Jr.            Director, Member of Audit         Since 1994, President and a
37 West Broad Street            Committee                         Director of Lancaster Colony
Columbus, Ohio 43215                                              Corporation (diversified consumer
                                                                  products); prior thereto, Executive
                                                                  Vice President, Secretary and a
                                                                  Director of Lancaster Colony
                                                                  Corporation.


Michael J. Knilans              Director, Member of               Chairman, Ohio Bureau of Workers'
1119 Kingsdale Terrace          Executive Committee               Compensation.
Columbus, Ohio 43220


James I. Luck                   Director                          President, The Columbus Foundation
1234 East Broad Street                                            (philanthropic public foundation).
Columbus, Ohio 43205

David L. Nelson                 Director, Member of Audit         Vice President, Customer
18 James Lane                   and Nominating Committees         Satisfaction, Industry Segment, and
Stamford, CT  06903                                               former President, ABB Process
                                                                  Automation Business of Asea Brown
                                                                  Boveri, Inc. (designer and
                                                                  manufacturer of process automation
                                                                  systems for basic industries);
                                                                  former President, Process
                                                                  Automation Business, of Combustion
                                                                  Engineering, Inc. (designer and
                                                                  manufacturer of process automation
                                                                  systems for basic industries).


*C. A. Peterson                 Director                          Retired; Chartered Financial
150 E. Wilson Bridge Rd.                                          Analyst, former Senior Executive
Worthington, Ohio 43085                                           Vice President and Director of The
                                                                  Ohio Company (investment banking).

Lawrence H. Rogers II           Director                          Self-employed author; former Vice
4600 Drake Road                                                   Chairman, Motor Sports Enterprises,
Cincinnati, Ohio 45243                                            Inc.

*John L. Schlater               Executive Vice President          Chartered Financial Analyst and
155 East Broad Street           and Director                      Senior Vice President, The Ohio
Columbus, Ohio 43215                                              Company (investment banking).


*Frank W. Siegel                President and Director,           Senior Vice President, The Ohio
155 East Broad Street           Member of Executive and           Company (investment banking);
Columbus, Ohio 43215            Nominating Committees             former Vice President, Keystone
                                                                  Group (mutual fund management/
                                                                  administration); former Senior Vice
                                                                  President, Trust Advisory Group
                                                                  (mutual fund consulting).





Joseph H. Stegmayer                Director, Member of Audit         President and a Director of Clayton
724 Hampton Roads Dr.              and Nominating Committees         Homes, Inc. (manufactured homes);
Knoxville, TN 37922-4071                                             former Vice President, Treasurer,
                                                                     Chief Financial Officer and a
                                                                     Director of Worthington Industries,
                                                                     Inc. (specialty steel and plastics
                                                                     manufacturer).




David C. Will                      Vice President                    Vice President of The Ohio Company
155 East Broad Street                                                (investment banking); formerly
Columbus, Ohio 43215                                                 Senior Portfolio Manager,
                                                                     Huntington National Bank, Trust
                                                                     Investments.

Karen J. Hipsher                   Secretary                         Executive Secretary of The Ohio
155 East Broad Street                                                Company (investment banking).
Columbus, Ohio  43215

James M. Schrack II                Treasurer                         Vice President and Trust Officer of
155 East Broad Street                                                The Ohio Company (investment
Columbus, Ohio 43215                                                 banking).


Bruce E. McKibben                  Assistant Treasurer               Since April, 1992, Employee of The
155 East Broad Street                                                Ohio Company (investment banking;
Columbus, Ohio  43215                                                prior thereto, student at The Ohio
                                                                     State University.

Rodney L. Ruehle                   Assistant                         Employee of The Ohio Company
155 East Broad Street              Treasurer                         (investment banking).
Columbus, Ohio 43215


         As of November 30, 1994, all directors and officers of the Fund as a group owned fewer than one percent of the Shares of the Fund then outstanding.

         Pursuant to the ultimate authority of the Board of Directors of the Fund, the Executive Committee is responsible for the general management of the affairs of the Fund. These transactions are reported to and reviewed by the Board of Directors.

         Messrs. Chambers, Siegel, Schlater, Godwin and Will are Chairman, President and a director, Vice President and a director, Vice President and a director, a Vice President, and a Vice President, respectively, of Cardinal Management Corp., the transfer agent for and provider of accounting services to the Fund. The compensation of directors and officers of the Fund who are employed by The Ohio Company is paid by The Ohio Company. Directors' fees (currently $500 per meeting attended, $500 annual retainer and $500 per audit committee meeting attended) plus expenses are paid by the Fund, except that Messrs. Chambers, Siegel and Schlater receive no fees from the Fund. The aggregate amount of compensation and expenses paid to the directors during the fiscal year ended September 30, 1994, was $19,695.


                       PRINCIPAL SHAREHOLDERS OF THE FUND

         There were no persons known to the Fund to be the beneficial owners of more than 5% of the Fund's outstanding Shares as of November 22, 1994.


                                  THE ADVISER

         The Fund has entered into an Investment Advisory Agreement with The Ohio Company, an investment banking firm organized in 1925, pursuant to which The Ohio Company furnishes the Fund with continuous investment advice, research, statistical services and certain administrative support such as providing and paying for all officers and employees of the Fund, office space and supplies. As compensation for such services, facilities and expenses The Ohio Company receives a quarterly fee, accrued daily, based on an annual rate of .5% of the daily net asset value of the Fund. For the Fund's three fiscal years ended September 30, 1994, 1993 and 1992, fees earned by The Ohio Company under the Investment Advisory Agreement were $1,325,607, $1,370,536 and $1,221,225, respectively.

         Under the Investment Advisory Agreement, if expenses (including the adviser's fee but excluding interest and taxes) exceed 1-1/2% per annum of the average daily net asset value for any fiscal year of the Fund, The Ohio Company shall bear the excess.

         The Investment Advisory Agreement also provides that the advisory fee payable pursuant to such Agreement shall be reduced by the amount of brokerage commissions derived by The Ohio Company, as adviser, on orders executed by it for the Fund on a stock exchange of which such Adviser is a member.

         Descendants of H. P. and R. F. Wolfe, deceased, and members of their families, through their possession of a majority of the voting stock, may be considered controlling persons of The Ohio Company. Walter R. Chambers is an officer and director of both the Fund and The Ohio Company. Frank W. Siegel is an officer and director of the Fund and an officer of The Ohio Company. John
L. Schlater is a director of the Fund and an officer of The Ohio Company. Hannibal L. Godwin III and James M. Schrack II are officers of both the Fund and The Ohio Company.

                             PORTFOLIO TRANSACTIONS

         Subject to the policies established by the Board of Directors of the Fund, The Ohio Company, as Investment Adviser, is responsible for the Fund's portfolio decisions and the placing of the Fund's portfolio transactions. In executing such transactions, The Ohio Company seeks to obtain the best net results for the Fund taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulties of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While The Ohio Company generally seeks reasonably competitive commission rates, for the reasons stated in the prior sentence, the Fund will not necessarily be paying the lowest commission or spread available. For the Fund's three fiscal years ended September 30, 1994, 1993 and 1992, total brokerage fees paid by the Fund were $188,616, $101,220 and $82,395, respectively, none of which was paid to The Ohio Company.

         The Ohio Company may consider provision of research, statistical and other information to the Fund or the Adviser in the selection of qualified broker-dealers who effect portfolio transactions for the Fund so long as The Ohio Company's ability to obtain the best net results for portfolio transactions of the Fund is not diminished. Such research services include supplemental research, securities and economic analyses, and statistical services and information with respect to the availability of securities or purchasers or sellers of securities. Such research services may also be useful to The Ohio Company in connection with its services to other clients. Similarly, research services provided by brokers serving such other clients may be useful to The Ohio Company in connection with its services to the Fund. Although this information is useful to the Fund and The Ohio Company, except as described below, it is not possible to place a dollar value on it. It is the opinion of the Board of Directors and The Ohio Company that the review and study of this information will not reduce the overall cost to The Ohio Company of performing its duties to the Fund under the Investment Advisory Agreement. The Fund has authorized The Ohio Company to place brokerage transactions through Pershing and Company, a division of Donaldson, Lufkin & Jenrette, in return for Lipper Data information prepared for the Fund's Directors relating to information on fees and expenses of other mutual funds. In addition, during the fiscal year ended September 30, 1994, The Ohio Company, on behalf of the Fund, directed some brokerage transactions to Columbine Capital in return for the provision of research services. The amount of such transactions and related commissions were $10,758,000 and $23,588, respectively. Such brokerage transactions with both Pershing and Company and Columbine Capital are subject to the requirements as to price and execution as described above. The Fund is not authorized to pay brokerage commissions which are in excess of those which another qualified broker would charge solely by reason of brokerage and research services provided.

         Investment decisions for the Fund are made independently from those for any other investment company or account managed by The Ohio Company. Any such other investment company or account may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another investment company or account, the transaction will be averaged as to price and available investments will be allocated as to amount in a manner which The Ohio Company believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained by the Fund. To the extent permitted by law, The Ohio Company may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. As provided by the Investment Advisory Agreement, in making investment recommendations for the Fund, The Ohio Company will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of The Ohio Company or its subsidiaries or affiliates and, in dealing with its customers, The Ohio Company or its subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by the Fund.

         The Fund did not during the fiscal year ended September 30, 1994, hold any securities of its regular brokers or dealers, as defined in Rule 10b-1 under the 1940 Act, or their parent companies.


                  TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

         The Fund has entered into an Administration Agreement with Cardinal Management Corp., a wholly-owned subsidiary of The Ohio Company, pursuant to which Cardinal Management Corp. has agreed to act as the Fund's transfer agent, dividend disbursing agent and administrator of plans for the Fund. In consideration of such services the Fund has agreed to pay Cardinal Management Corp. monthly an annual fee equal to $18 per shareholder account plus out-of-pocket expenses. For the last three fiscal years ended September 30, 1994, Cardinal Management Corp. received $327,423, $297,199 and $224,908, respectively, for services to the Fund pursuant to such Agreement.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         The Fund's Shares may be purchased at the public offering price through The Ohio Company, principal underwriter of the Fund's Shares, at its address and number set forth on the cover page of this Statement of Additional Information, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company.

         Based upon the value of the Fund's portfolio securities and other assets and the number of outstanding Shares as of the fiscal year ended September 30, 1994, the net asset value and redemption price per share was $12.73. The total offering price per share was $13.54 per share (net asset value / .94, assuming the then current maximum sales charge of 6.00% of the offering price). The total offering price is reduced on sales of $100,000 or more. Effective February 1, 1995, the maximum sales charge has been lowered to 4.50% of the offering price.

         The net asset value of the Fund is determined once daily as of 4:00 P.M., Columbus, Ohio time, (a) on each business day the New York Stock Exchange is open for business and a purchase order has been received by the Fund, (b) on each such business day when a redemption request is received, and (c) at such other times as there is a sufficient degree of trading in the Fund's portfolio securities that the net asset value might be materially affected by changes in the value of the portfolio securities. The net asset value per share of the Fund is computed by dividing the sum of the value of the Fund's portfolio securities plus any cash and other assets (including interest and dividends accrued but not received) minus all liabilities (including estimated accrued expenses) by the total number of shares then outstanding.

         Portfolio securities which are traded on United States stock exchanges are valued at the last sale price on such an exchange as of the time of valuation on the day the securities are being valued. Securities traded in the over-the-counter market are valued at either the mean between the bid and ask prices or the last sale price as one or the other may be quoted by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") as of the time of valuation on the day the securities are being valued. The Fund uses one or more pricing services to provide such market prices. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

         The Fund may suspend the determination of the net asset value, the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) an emergency exists as a result of which (i) disposal by the Fund of portfolio securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Fund to determine the fair value of its net assets, or (d) the Securities and Exchange Commission has by order permitted such suspension.


                                     TAXES

         The Fund intends to qualify as a "regulated investment company" under the Code for so long as such qualification is in the best interest of the Fund's shareholders. In order to qualify as a regulated investment company, the Fund must, among other things: derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies; derive less than 30% of its gross income from the sale or other disposition of stock, securities, options, future contracts or foreign currencies held less than three months; and diversify its investments within certain prescribed limits. In addition, to utilize the tax provisions specially applicable to regulated investment companies, the Fund must distribute to its shareholders at least 90% of its investment company taxable income for the year. In general, the Fund's investment company taxable income will be its taxable income subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year.

         A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a non-deductible excise tax equal to 4% of the deficiency.

         Although the Fund expects to qualify as a "regulated investment company" and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, the Fund may be subject to the tax laws of such states or localities. In addition, if for any taxable year the Fund does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions would be taxable to shareholders to the extent of earnings and profits, and would be eligible for the dividends received deduction for corporations.

         It is expected that the Fund will distribute annually to shareholders all or substantially all of the Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash.

         Distribution by the Fund of the excess of net long-term capital gain over net short-term capital loss is taxable to shareholders as long-term capital gain in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends-received deduction.

         Federal taxable income of individuals is subject to graduated tax rates of 15%, 28%, 31%, 36% and 39.6%. Further, the marginal tax rate may be in excess of 39.6%, because adjustments reduce or eliminate the benefit of the personal exemption and itemized deductions for individuals with gross income in excess of certain threshold amounts.

         Capital gains of individuals are subject to tax at the same rates applicable to ordinary income; however, the tax rate on capital gains of individuals cannot exceed 28%. Capital losses may be used to offset capital gains. In addition, individuals may deduct up to $3,000 of net capital loss each year to offset ordinary income. Excess net capital loss may be carried forward to future years.

         Federal taxable income of corporations in excess of $75,000 up to $10 million is subject to a 34% tax rate; however, because the benefit of lower tax rates on a corporation's taxable income of less than $75,000 is phased out for corporations with income in excess of $100,000 but lower than $335,000, a maximum marginal tax rate of 39% may result. Federal taxable income of corporations in excess of $10 million is subject to a tax rate of 35%.
Further, a corporation's federal taxable income in excess of $15 million is subject to an additional tax equal to 3% of taxable income over $15 million, but not more than $100,000.

         Capital gains of corporations are subject to tax at the same rates applicable to ordinary income. Capital losses may be used only to offset capital gains and excess net capital loss may be carried back three years and forward five years.

         Certain corporations are entitled to a 70% dividends received deduction for distributions from certain domestic corporations. The Fund will designate the portion of any distributions which qualify for the 70% dividends received deduction. The amount so designated may not exceed the amount received by the Fund for its taxable year that qualifies for the dividends received deduction.

         The Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends paid to any shareholder who has provided either an incorrect tax identification number or no number at all, or who is subject to withholding by the Internal Revenue Service for failure properly to include on his return payments of interest or dividends.

         Information set forth in the Prospectus and this Statement of Additional Information which relates to federal taxation is only a summary of some of the important federal tax considerations generally affecting purchasers of Shares of the Fund. No attempt has been made to present a detailed explanation of the federal income tax treatment of the Fund or its shareholders and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of Shares of the Fund are urged to consult their tax advisers with specific reference to their own tax situation. In addition, the tax discussion in the Prospectus and this Statement of Additional Information is based on tax laws and regulations which are in effect on the date of the Prospectus and this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action.

                            PERFORMANCE INFORMATION

         For the one-, five- and ten-year periods ended September 30, 1994, and the period from September 30, 1975 to September 30, 1994, the average annual total returns for the Fund were (1.27)%, 7.04, 12.53%, and 14.91%, respectively. For the one-, five- and ten-year periods ended September 30, 1994, and the period from September 30, 1975 to September 30, 1994, the cumulative return figures for the Fund were (1.27)%, 40.49%, 225.73% and 1303.15%, respectively. Each quotation of average annual total return was computed by finding the average annual compounded rate of return over that period which would equate the value of an initial amount of $1,000 invested in the Fund equal to the ending redeemable value, according to the following formula:

                                P(T + 1)n = ERV

         Where: P = a hypothetical initial payment of $1,000, T = average annual total return, n = number of years, and ERV = ending redeemable value of a hypothetical $1,000 payment at the beginning of the period at the end of the period for which average annual total return is being calculated assuming a complete redemption. The calculation of average annual total return assumes the deduction of the current maximum applicable sales charge (4.5%) from the initial investment of $1,000, assumes the reinvestment of all dividends and distributions at the price stated in the then effective Prospectus on the reinvestment dates during the period and includes all recurring fees that are charged to all Shareholder accounts assuming the Fund's average account size. Cumulative return is computed by using average annual return, as calculated above, for each year of the relevant period to determine the total return on a hypothetical initial investment of $1,000 over such period.

         Investors may also judge the performance of the Fund by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and, Standard & Poor's Corporation and to data prepared by Lipper Analytical Services, Inc., Morningstar, Inc. and CDA Investment Technologies, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, U.S.A. Today and Consumer Reports. In addition to performance information, general information about the Fund that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.


                                  DISTRIBUTOR

         The Ohio Company serves as the principal underwriter of Shares of the Fund. In such capacity, and pursuant to a Distributor's Contract with the Fund, Shares of the Fund continuously are offered on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. Pursuant to the Distributor's Contract, expenses of printing prospectuses and other selling literature are borne by The Ohio Company. All other expenses of the Fund, including taxes, fees and commissions, expenses of registering and qualifying Shares for sale, charges of custodians, transfer agents and registrars and auditing and legal fees and expenses are borne by the Fund.

         For the Fund's three fiscal years ended September 30, 1994, 1993 and 1992, commissions paid The Ohio Company under the Distributor's Contract with respect to the sale of Fund shares, after discounts to dealers, were $427,597, $1,218,578 and $1,408,406, respectively.

                                   CUSTODIAN

         The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 has been selected to serve as the Fund's custodian. In such capacity the custodian will hold or arrange for the holding of all portfolio securities and other assets of the Fund.


                     LEGAL COUNSEL AND INDEPENDENT AUDITORS

         Certain legal matters as to the issuance of the Shares offered hereby have been passed upon by Baker & Hostetler, 65 East State Street, Columbus, Ohio 43215. The Fund has selected KPMG Peat Marwick LLP, Two Nationwide Plaza, Columbus, Ohio 43215, as independent auditors for the Fund. The financial statements of the Fund included in this Statement of Additional Information have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Fund is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of the Fund.

         The Prospectus and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

         The Prospectus and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectus and this Statement of Additional Information.

                              FINANCIAL STATEMENTS


                             THE CARDINAL FUND INC.

                               SEPTEMBER 30, 1994

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (MARKET VALUE IN THOUSANDS)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

                                                                               FACE/       MARKET
                                                                              SHARES        VALUE
                                                                              -------      -------
COMMON STOCKS 92.71%
AEROSPACE/DEFENSE 3.37%
Harris Corporation.........................................................   118,200      $ 5,747
Raytheon Company...........................................................    40,000        2,565
                                                                                           -------
                                                                                             8,312
                                                                                           -------
APPAREL/RETAILERS 2.01%
Jacobson Stores............................................................   124,100        1,598
May Department Stores......................................................    85,000        3,347
                                                                                           -------
                                                                                             4,945
                                                                                           -------
AUTOMOTIVE MANUFACTURING 1.69%
Ford Motor Company.........................................................   150,000        4,162
                                                                                           -------
AUTOMOTIVE PARTS 3.86%
Amcast Industrial..........................................................   125,000        2,891
Cooper Tire & Rubber.......................................................   200,200        4,680
Simpson Industries.........................................................   150,000        1,950
                                                                                           -------
                                                                                             9,521
                                                                                           -------
CENTRAL STATE BANKS 5.48%
Banc One Corp..............................................................   100,500        3,002
Huntington Bancshares......................................................   217,855        3,949
KeyCorp....................................................................   215,000        6,558
                                                                                           -------
                                                                                            13,509
                                                                                           -------
CHEMICALS/COMMODITY 6.77%
Akzo Nobel N.V.............................................................   130,214        7,682
Dow Chemical...............................................................   115,000        8,999
                                                                                           -------
                                                                                            16,681
                                                                                           -------
CLOTHING/FABRICS 1.16%
Oxford Industries..........................................................   111,900        2,853
                                                                                           -------
COMPUTER/INFORMATION 0.71%
Hewlett-Packard............................................................    20,000        1,748
                                                                                           -------

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

                                                                               FACE/       MARKET
                                                                              SHARES        VALUE
                                                                              -------      -------
COMMON STOCKS (CONTINUED)
CONGLOMERATES 8.31%
Hanson PLC.................................................................   270,000      $ 4,894
Johnson Controls...........................................................   100,000        4,975
Tenneco Inc................................................................   125,500        5,538
Textron, Inc...............................................................   100,000        5,087
                                                                                           -------
                                                                                            20,494
                                                                                           -------
CONSUMER SERVICES 0.38%

Scotts Company A...........................................................    60,000          930
                                                                                           -------
CONTAINERS/PACKAGING 0.43%
Liqui-Box Corp.............................................................    30,390        1,062
                                                                                           -------
DIVERSIFIED FINANCIAL SERVICES 1.65%
Beneficial Corp............................................................   100,000        4,075
                                                                                           -------
DIVERSIFIED INDUSTRIAL 5.07%
Minnesota Mining & Manufacturing...........................................   100,000        5,525
Myers Industries...........................................................   165,275        2,851
Quixote Corp...............................................................   160,800        2,814
Raven Industries...........................................................    70,050        1,313
                                                                                           -------
                                                                                            12,503
                                                                                           -------
EASTERN BANKS 1.41%
BB&T Financial.............................................................   120,000        3,480
                                                                                           -------
ELECTRIC 1.63%
Northern States Power......................................................    95,000        4,014
                                                                                           -------
ELECTRICAL COMPONENTS 4.74%
Asea Brown-Broveri.........................................................    55,300        3,912
General Electric...........................................................   161,400        7,767
                                                                                           -------
                                                                                            11,679
                                                                                           -------
FOODS 2.20%

Curtice-Burns Foods........................................................    55,925        1,042
Goodmark Foods.............................................................   174,000        2,523
Super Food Services........................................................   160,800        1,849
                                                                                           -------
                                                                                             5,414
                                                                                           -------

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

                                                                               FACE/       MARKET
                                                                              SHARES        VALUE
                                                                              -------      -------
COMMON STOCKS (CONTINUED)
FOREST PRODUCTS 0.91%
Potlatch Corp..............................................................    54,500      $ 2,248
                                                                                           -------
GAS 2.42%
Peoples Energy.............................................................   170,300        4,470
Williams Companies.........................................................    50,000        1,500
                                                                                           -------
                                                                                             5,970
                                                                                           -------

HEALTH-CARE PROVIDERS 0.96%

Humana Inc.................................................................   100,400        2,372
                                                                                           -------
HEAVY MACHINERY 0.29%
Monarch Machine Tool.......................................................    73,800          710
                                                                                           -------
INDUSTRIAL COMMERCIAL SERVICES 1.16%
Graphic Industries.........................................................   100,300        1,078
New England Business Services..............................................   100,500        1,784
                                                                                           -------
                                                                                             2,862
                                                                                           -------

INSURANCE -- LIFE 2.04%

Equitable of Iowa..........................................................   140,000        5,040
                                                                                           -------
INTEGRATED OILS 7.83%
Mobil Corp.................................................................    85,000        6,726
Royal Dutch Petroleum......................................................    65,000        6,979
Texaco Inc.................................................................    90,000        5,591
                                                                                           -------
                                                                                            19,296
                                                                                           -------

OIL FIELD EQUIPMENT SERVICES 1.10%

Schlumberger Limited.......................................................    50,000        2,719
                                                                                           -------
OTHER NONFERROUS METALS 2.62%
Worthington Industries.....................................................   300,776        6,467
                                                                                           -------
PAPER 3.02%
Federal Paper Board........................................................   114,800        3,616
Kimberly-Clark.............................................................    65,000        3,819
                                                                                           -------
                                                                                             7,435
                                                                                           -------

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

                                                                              FACE/        MARKET
                                                                             SHARES        VALUE
                                                                             -------      --------
COMMON STOCKS (CONTINUED)
PHARMACEUTICALS 4.53%
American Home Products....................................................    86,000      $  5,160
Bristol-Myers Squibb......................................................    85,480         4,904
Abbott Laboratories.......................................................    35,000         1,098
                                                                                          --------
                                                                                            11,162
                                                                                          --------
PROPERTY/CASUALTY 3.18%
Cincinnati Financial......................................................   150,000         7,838
                                                                                          --------
SEMICONDUCTORS 0.57%
Motorola, Inc.............................................................    26,600         1,403
                                                                                          --------
SPECIALTY/RETAILERS 1.87%
Limited Inc...............................................................   200,000         3,925
Wolohan Lumber............................................................    40,000           680
                                                                                          --------
                                                                                             4,605
                                                                                          --------
TELEPHONE 5.65%
GTE Corporation...........................................................   189,716         5,763
MCI Communications........................................................    75,000         1,922
Telefonos de Mexico, S.A..................................................   100,000         6,250
                                                                                          --------
                                                                                            13,935
                                                                                          --------
TOBACCO 3.72%

Philip Morris Companies...................................................   150,000         9,169
                                                                                          --------
REPURCHASE AGREEMENTS, FULLY COLLATERALIZED BY U.S.
  GOVERNMENT OBLIGATIONS 7.14%
Daiwa Securities Inc., 4.65%, dated 9/27/94, due 10/04/94.................     7,000         7,000
Kidder, Peabody & Co., 4.65%, dated 9/29/94, due 10/06/94.................     8,000         8,000
Fifth Third Bank, 4.60%, dated 9/30/94, due 10/03/94......................     2,600         2,600
                                                                                          --------
     TOTAL REPURCHASE AGREEMENTS (COST $17,600)...........................                  17,600
                                                                                          --------
     TOTAL INVESTMENTS (COST $195,431) 99.85%.............................                $246,213
                                                                                          =========

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

ASSETS

Investments in securities, at value (cost $195,431)...................................   $246,213
Cash..................................................................................         87
Receivable for investment securities sold.............................................        676
Dividends and interest receivable.....................................................        972
Receivable for Fund shares sold.......................................................         70
Other assets..........................................................................        118
                                                                                         --------
          Total assets................................................................    248,136
                                                                                         --------
LIABILITIES
Payable for Fund shares redeemed......................................................      1,333
Accrued investment management and transfer agent fees (note 3)........................        157
Other accrued expenses................................................................         64
                                                                                         --------
          Total liabilities...........................................................      1,554
                                                                                         --------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
NET ASSETS -- applicable to 19,373,221 outstanding no par value shares of beneficial
  interest (authorized 30,000,000)....................................................   $246,582
                                                                                         =========
NET ASSET VALUE PER SHARE.............................................................   $  12.73
                                                                                         =========

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1994

INVESTMENT INCOME:
Dividends....................................................................              $ 7,508
Interest.....................................................................                  732
                                                                                           -------
          Total income.......................................................                8,240
                                                                                           -------
EXPENSES:
Investment management fees (note 3)..........................................                1,326
Transfer agent fees and expenses (note 3)....................................                  327
                                                                                           -------
          Total affiliated expenses..........................................                1,653
                                                                                           -------
Custodian fees...............................................................                   29
Professional fees............................................................                   70
Reports to shareholders......................................................                   47
Directors' fees..............................................................                   20
Registration fees............................................................                   13
Other expenses...............................................................                   57
                                                                                           -------
          Total non-affiliated expenses......................................                  236
                                                                                           -------
          Total expenses.....................................................                1,889
                                                                                           -------
          Net investment income..............................................                6,351
                                                                                           -------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS (NOTE 2):
Net realized gain from security transactions.................................               17,362
Decrease in unrealized gain on investments...................................              (14,821)
                                                                                           -------
          Net realized gain and decrease in unrealized gain on investments...                2,541
                                                                                           -------
          Net increase in net assets from operations.........................              $ 8,892
                                                                                           ========

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                        1994              1993
                                                                    -------------     -------------
FROM OPERATIONS:
Net investment income...........................................      $   6,351         $   6,762
Net realized gain from security transactions....................         17,362             5,955
Increase (decrease) in unrealized gain on investments...........        (14,821)            5,776
                                                                    -------------     -------------
  Net increase in net assets from operations....................          8,892            18,493
                                                                    -------------     -------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Distributions of net investment income ($.33 and $.29 per share,
  respectively).................................................         (6,601)           (6,221)
Distribution of net realized gains from security transactions
  ($.28 and $.62 per share, respectively).......................         (6,006)          (12,604)
                                                                    -------------     -------------
  Total distributions to shareholders...........................        (12,607)          (18,825)
                                                                    -------------     -------------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 5):
Proceeds from sale of Fund shares...............................         14,876            32,283
Net asset value of Fund shares issued in connection with
  reinvestment of distributions to shareholders.................         11,831            17,783
                                                                    -------------     -------------
                                                                         26,707            50,066
Cost of Fund shares redeemed....................................        (58,535)          (29,001)
                                                                    -------------     -------------
  Increase (decrease) in net assets derived from capital share
     transactions...............................................        (31,828)           21,065
                                                                    -------------     -------------
  Net increase (decrease) in net assets.........................        (35,543)           20,733
NET ASSETS -- beginning of period...............................        282,125           261,392
                                                                    -------------     -------------
NET ASSETS -- end of period (undistributed net investment income
  of $20 and $269, respectively)................................      $ 246,582         $ 282,125
                                                                    ==============    ==============

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Cardinal Fund Inc. (the "Fund") is registered under the Investment Company Act of 1940, as a diversified, open-end management investment company. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation--Investments listed or traded on a national securities exchange are valued at the last sale price or, if there has been no recent sale, at the last bid price. Investments traded in the over-the-counter market are valued at the last sale price. If no quotations are available, portfolio securities are valued in good faith by the Board of Directors to reflect their fair value.

Security Transactions and Investment Income--Security transactions are accounted for on the trade date and dividend income is recorded on the ex-dividend date. Interest income is recorded on the accrual basis. In determining the net realized gain or loss on securities sold, the cost of the securities has been determined on the first-in, first-out (FIFO) cost basis. It is the Fund's policy for its Custodian, or a third-party bank, to take possession of all securities pledged as collateral for repurchase agreements and monitor the market value of the collateral to ensure that it remains sufficient to cover the repurchase agreements.

Distributions to Shareholders--Distributions and dividends are recorded by the Fund on the record date. Income dividends are declared quarterly and any capital gain distribution is declared annually.

Federal Income Taxes--No provision has been made for Federal taxes on the Fund's income, since it is the policy of the Fund to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

(2) -- PURCHASES AND SALES OF SECURITIES

The cost of purchases and proceeds from sales of investment securities during the year ended September 30, 1994 aggregated $47,842,357 and $73,744,784, respectively.

During the year ended September 30, 1994 the Fund realized on a FIFO cost basis a net capital gain of $17,361,805 and $17,372,034 for book and tax purposes, respectively.

At September 30, 1994, the book cost of investment securities was $195,431,327 and the tax cost was $195,287,683. The difference between book and tax cost is attributable to securities acquired in the 1975 acquisition of the Ohio Capital Fund, Inc. and remaining in the Fund's portfolio with a book cost of $242,011 and a tax cost of $98,367.

As of September 30, 1994, for tax purposes, gross unrealized gains and gross unrealized losses on investment securities were $54,918,824 and $4,136,858 respectively; resulting in a net unrealized gain of $50,781,966.

(3) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Fund, The Ohio Company (the Adviser), with whom certain officers and directors of the Fund are affiliated is allowed an annual fee of 0.5% of the average daily net assets of the Fund. For the year ended the Fund paid or accrued $1,325,607 for investment management services. The Adviser has agreed that if the aggregate expenses of the Fund, as defined, for any fiscal year exceed the

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

expense limitation of any state having jurisdiction over the Fund, the Adviser will refund to the Fund, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1994. In addition to providing management and advisory services, The Ohio Company pays the compensation of all officers and employees of the Fund and provides office space and certain related facilities required by the Fund.

The Ohio Company, acting as the General Distributor and Dealer, reported to the Fund that it received commissions after discounts to dealers from the sale of shares of the Fund of $427,597 for the year ended September 30, 1994. Cardinal Management Corp., a wholly-owned subsidiary of The Ohio Company, provides transfer agent services to the Fund. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. For the year ended September 30, 1994 the Fund paid or accrued $327,423 for transfer agent services provided by Cardinal Management Corp.

(4) -- COMMITMENTS AND CONTINGENCIES

The Fund has an available $5,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1994. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Fund. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Fund and its officers and directors has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Fund is a deposit of $28,588, for the initial capital of ICI Mutual. The Fund is also committed to provide $85,764 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $56,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Fund's participation in ICI Mutual. This amount is not available for investment.

(5) -- CAPITAL STOCK

At September 30, 1994, there were 30,000,000 shares of no par value capital stock authorized and the capital amounts were as follows:

Paid in capital....................................................................    $178,469,082
Accumulated net realized gains on investments......................................      17,311,123
Unrealized gain on investments.....................................................      50,781,966
Undistributed net investment income................................................          19,545
                                                                                       ------------
Net assets.........................................................................    $246,581,716
                                                                                       =============

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

Transactions in capital stock were as follows:

                                                                       YEARS ENDED SEPTEMBER 30,
                                                                       -------------------------
                                                                          1994           1993
                                                                       ----------     ----------
Shares sold........................................................     1,161,378      2,540,431
Shares issued in connection with reinvestment of distributions
  to shareholders..................................................       936,172      1,409,202
Shares repurchased.................................................    (4,580,169)    (2,275,063)
                                                                       ----------     ----------
Net increase (decrease)............................................    (2,482,619)     1,674,570
Shares outstanding:
Beginning of period................................................    21,855,840     20,181,270
                                                                       ----------     ----------
End of period......................................................    19,373,221     21,855,840
                                                                       ==========     ==========

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------------

(6) - Dividends and Distributions

See caption "Financial Highlights" in the Prospectus for the Financial Highlights with respect to the Fund for each of the years in the ten-year period ended September 30, 1994.

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Directors
The Cardinal Fund Inc.:

We have audited the accompanying statement of assets and liabilities of The Cardinal Fund Inc., including the statement of investments, as of September 30, 1994, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1994, by correspondence with the custodian. For payables for investment securities purchased as of September 30, 1994, we performed appropriate alternative procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Cardinal Fund Inc. as of September 30, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 18, 1994

STATEMENT OF ADDITIONAL INFORMATION


                      CARDINAL GOVERNMENT OBLIGATIONS FUND

         Cardinal Government Obligations Fund, known as Cardinal Government Guaranteed Fund prior to February 1, 1991, (the "Fund") is a diversified, open-end, management investment company. The investment objective of the Fund is to maximize safety of capital and, consistent with such objective, earn the highest available current income obtainable from government securities. The current income earned from such government securities may not be as great as the current income earned on lower quality securities which have less liquidity and greater risk of non-payment.

                     _____________________________________


         For further information regarding the Fund or for assistance in opening an account or redeeming shares, please call:

         In Columbus 464-5512 (opening accounts and further information)

         From other Ohio locations (800) 282-9446 toll free

         From outside Ohio (800) 848-7734 toll free

                 Inquiries may also be made by mail addressed to the Fund at its principal office:

                             155 East Broad Street
                              Columbus, Ohio 43215

                    ________________________________________



         This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated February 1, 1995, which has been filed with the Securities and Exchange Commission.
This Statement of Additional Information is incorporated by reference in its entirety into the Prospectus. The Prospectus is available upon request without charge from the Fund at the above address or by calling the phone numbers provided above.





                                FEBRUARY 1, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                               Page
                                                                               ----
INVESTMENT OBJECTIVE AND POLICIES . . . . . . . . . . . . . . . . . . . . .    B-1

         Additional Information on Portfolio Instruments  . . . . . . . . .    B-1
         Investment Restrictions  . . . . . . . . . . . . . . . . . . . . .    B-5
         Portfolio Turnover . . . . . . . . . . . . . . . . . . . . . . . .    B-8

MANAGEMENT OF THE FUND  . . . . . . . . . . . . . . . . . . . . . . . . . .    B-8

PRINCIPAL SHAREHOLDERS OF THE FUND  . . . . . . . . . . . . . . . . . . . .   B-11

THE ADVISER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-11

PORTFOLIO TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   B-12

ACCOUNTING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-14

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT  . . . . . . . . . . . . . . .   B-14

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION  . . . . . . . . . . . . . .   B-14

TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-15

PERFORMANCE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   B-18

DISTRIBUTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-20

CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-20

LEGAL COUNSEL AND INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . .   B-20

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .   B-20

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-22


                      STATEMENT OF ADDITIONAL INFORMATION


                      CARDINAL GOVERNMENT OBLIGATIONS FUND

         Cardinal Government Obligations Fund (the "Fund") is an open-end management investment company. Much of the information contained in this Statement of Additional Information expands upon subjects discussed in the Prospectus of the Fund. Capitalized terms not defined herein are defined in the Prospectus. No investment in Shares of the Fund should be made without first reading the Prospectus of the Fund.


                       INVESTMENT OBJECTIVE AND POLICIES

Additional Information on Portfolio Instruments
-----------------------------------------------

         The following policies supplement the investment objectives and policies of the Funds as set forth in their respective Prospectuses.

         U.S. GOVERNMENT OBLIGATIONS. The Fund may invest in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Obligations of certain agencies and instrumentalities of the U.S. Government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

         SECURITIES OF OTHER INVESTMENT COMPANIES. The Fund may invest in securities issued by other investment companies. The Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund. As a shareholder of another investment company, the Fund would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations. Investment companies in which the Fund may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Fund and, therefore, will be borne directly by shareholders.

         REPURCHASE AGREEMENTS. Securities held by the Fund may be subject to repurchase agreements. Under the terms of a repurchase agreement, the Fund would acquire securities from member banks of the Federal Reserve System and registered broker-dealers which the Adviser deems creditworthy under guidelines approved by the Fund's Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain at all times the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). If the seller were to default on its repurchase obligation or become insolvent, the Fund would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Fund were delayed pending court action.
Additionally, there is no controlling legal precedent confirming that the Fund would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities, although the Board of Trustees of the Fund believes that, under the regular procedures normally in effect for custody of the Fund's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Fund if presented with the question. Securities subject to repurchase agreements will be held by the Fund's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by the Fund under the 1940 Act.

         OPTIONS. In order to maximize its total return, the Fund may from time to time engage in the writing of call options on a national securities exchange or in the over-the-counter market. A call option gives its holder the right to buy, and obliges the writer to sell, a specified underlying security at a stated exercise price at any time prior to the option's expiration date. The Fund will write only covered call options -- that is, the Fund will own the securities subject to option throughout the period of its obligation as option writer -- and will ordinarily write only options for which a secondary trading market exists. It will deposit the underlying security in escrow until the exercise or expiration of the option (or such time as the Fund enters into a closing purchase transaction).

         Options written by the Fund will normally have expiration dates between one and six months from the date written. The exercise price of the options may be below ("in-the-money"), equal to ("at-the-money"), or above ("out-of-the-money") the current market values of the underlying securities at the times the options are written. The Fund may engage in buy-and-write transactions, in which the Fund simultaneously purchases a security and writes a call option thereon. When a call option is written against a security subsequent to the purchase of that security, the resulting combined position is also referred to as a buy-and-write. Buy-and-write transactions using in-the- money call options may be utilized when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. In such a transaction, the Fund's maximum gain will be the premium received from writing the option reduced by any excess of the price paid by the Fund for the underlying security over the exercise price. Buy-and-write transactions using at-the-money call options may be utilized when it is expected that the price of the underlying security will remain flat or advance moderately during the option period. In such a transaction, the Fund's gain will be limited to the premiums received from writing the option. Buy-and-write transactions using out- of-money call options may be utilized when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. In any of the foregoing situations, if the market price of the underlying security declines, the amount of such decline will be offset wholly or in part by the premium received and the Fund may or may not realize a loss.

         The writing of a covered call option will result in the payment of a premium to the Fund. If the value of the underlying security appreciates, it is likely that the option holder will exercise its option and call the security away from the Fund. The Fund would then suffer an economic loss equal to the excess, if any, of the underlying security's appreciation in value over the premium it received for writing the option.

         When the Fund writes covered call options on GNMA Certificates, the GNMA Certificates that it holds as cover may, because of scheduled amortization or unscheduled prepayments, cease to be sufficient cover. The Fund will compensate by purchasing an appropriate additional amount of GNMA Certificates.

         The Fund may purchase put or call options on interest rate futures contracts solely for the purpose of hedging against changes in the value of its portfolio securities due to changes in interest rates.

         Options on interest rate futures contracts are similar to options on securities, except that an option on an interest rate futures contract gives the purchaser the right, in return for the premium paid, to assume a position in an interest rate futures contract (rather than to purchase securities) at a specified exercise price at any time prior to the expiration date of the option. A call option gives the purchaser of such option the right to buy, and obliges its writer to sell, a specified underlying futures contract at a stated exercise price at any time prior to the expiration date of the option. A purchaser of a put option has the right to sell, and the writer has the obligation to buy, such contract at the exercise price during the option period. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing price of the interest rate futures contract on the expiration date. The potential loss related to the purchase of an option on interest rate futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the point of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change is reflected in the net asset value of the Fund.

         The purchase of put options on interest rate futures contracts is analogous to the purchase of protective puts on debt securities so as to hedge a portfolio of debt securities against the risk of rising interest rates. The Fund may purchase put options on interest rate futures contracts if Adviser anticipates a rise in interest rates. Because of the inverse relationship between trends in interest rates and the values of debt securities, a put option on such a contract becomes more valuable as interest rates rise. By purchasing put options on interest rate futures contracts at a time when Adviser expects interest rates to rise, the Fund would seek to realize a profit to offset the loss in value of its portfolio securities, without the need to sell such securities.

         The Fund may purchase call options on interest rate futures contracts if Adviser anticipates a decline in interest rates. Historically, unscheduled prepayments on mortgage-backed securities (such as GNMA Certificates) have increased in periods of declining interest rates, as mortgagors have sought to refinance at lower interest rates. As a result, were the Fund to purchase such securities at a premium prior to a period of declining interest rates, the subsequent prepayments at par would reduce the yield on such securities by magnifying the effect of the premium in relationship to the principal amount of securities, and might, under extreme circumstances, result in a loss to the Fund. This effect might not be offset by any appreciation in value in a debt security normally attributable to the interest rate decline. To protect itself against the possible erosion of principal on securities purchased at a premium, the Fund may purchase call options on interest rate futures. The option would increase in value as interest rates declined, thereby tending to offset any reductions of the yield on portfolio securities purchased at a premium resulting from the effect of prepayments on the amortization of such premiums.

         The Fund may sell put and call options on interest rate futures only as part of closing sales transactions to terminate its options positions. There is no guarantee that such closing transactions can be effected.

         In addition to the risks that apply to all options transactions, there are several special risks relating to options on interest rate futures contracts. The Fund's purchase of put or call options will be based upon predictions of interest rate trends and predictions of the prepayment experience of mortgage-backed securities, and such predictions may prove to be inaccurate. Even if such predictions are correct, there may be an imperfect correlation between the change in the value of the options and of the Fund's portfolio securities.

Investment Restrictions
-----------------------

         The Fund deems the matters listed in numbered paragraphs (1) through
(15) to be matters of fundamental policy and as such to be matters which the Fund will not change unless the changed policy is otherwise lawful and is approved by holders of the majority of the outstanding Shares of the Fund (defined as the vote, at an annual or special meeting of shareholders of the Fund, of the lesser of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund):

         The Fund may not:

         (1) Diversification. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;

         (2) Restricted or Illiquid Securities. (i) Purchase securities with legal or contractual restrictions on resale (restricted securities), (ii) purchase illiquid securities, (iii) purchase securities without readily available market quotations, or
                 (iv) invest more than 10%
                 of the value of its total assets in repurchase agreements maturing in more than seven days;

         (3) Real Estate. Purchase or sell real estate (although it may purchase securities secured by real estate or interests therein);

         (4) Commodities. Purchase or sell commodities or commodity contracts;

         (5) Oil and Gas Programs. Purchase participation or other direct interests in oil, gas, or other mineral exploration or development programs;

         (6) Purchases on Margin. Purchase securities on margin, except for use of short-term credit necessary for clearance of purchases of portfolio securities;

         (7) Loans. Make loans, although the Fund may enter into repurchase agreements;

         (8) Senior Securities and Borrowing. Borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements or dollar roll agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing and except as permitted pursuant to an exemption from the 1940 Act. The Fund will not purchase securities while its borrowings (including reverse repurchase agreements and dollar roll agreements) exceed 5% of its total assets;

         (9) Mortgaging. Mortgage, pledge, hypothecate or, in any other manner, transfer as security for indebtedness any security owned by a Fund, except as may be necessary in connection with permissible borrowings, in which event such mortgaging, pledging or hypothecating may not exceed 5% of a Fund's assets, valued at cost and except that the deposit of assets in escrow in connection with writing covered call options will not be deemed to be the mortgage, pledge, hypothecation or transfer of assets as security described above;

         (10) Underwriting. Underwrite securities issued by other persons, except: to the extent that a Fund may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the purchase of government securities directly from the issuer in accordance with the Fund's investment objective, program and restrictions;

         (11) Portfolio Securities by Officers and Directors. Purchase or retain the securities of any issuer if, to the knowledge of the Fund's management, those officers and trustees of the Fund, and of its investment adviser, who each owns beneficially more than .5% of the outstanding securities of such issuer, together own beneficially more than 5% of such securities;

         (12) Puts, Calls, Etc. Invest in puts, calls, straddles, spreads, or any combination thereof, except as follows: (a) the Fund may write covered call options and enter into closing purchase transactions with respect to such options so long as the securities underlying outstanding options will not at any one time exceed 25% of the assets of the Fund, and (b) the Fund may purchase options in interest rate futures contracts so long as not more than 5% of the Fund's assets are at any one time invested in the premiums paid for such options;

         (13) Concentration of Investments. Concentrate more than 25% of the value of the assets of the Fund in investments in any particular industry;

         (14)    Short Sales.  Engage in any short sales; or

         (15) Classification. Change its classification as a "management company" under Section 4 of the Investment Company Act of 1940 or change its subclassifications as an "open-end company" or as a "diversified company" under Section 5 of the Investment Company Act of 1940.

         The following additional investment restriction may be changed without the majority vote of the outstanding Shares of the Fund.

         The Fund may not:

         (1)     Purchase the securities of other investment companies, except
                 (a) in connection with a merger, consolidation, acquisition or reorganization, and (b) to the extent permitted by the 1940 Act or pursuant to any exemptions therefrom.

         The Fund has represented to the California Department of Corporations that, in order to comply with applicable regulations, it will acquire or retain securities of other open-end management investment companies if such investments are made in open-end management investment companies sold with no sales commission and the Fund's investment adviser waives its management fee with respect to such investments. The Fund intends to comply with this undertaking for so long as the Fund has its shares registered for sale in the State of California or such representation is required by the California Department of Corporations.

        If a percentage restriction or requirement set forth above is met at the time of investment, a later failure to comply with the restriction or requirement resulting from a change in the value of securities held by the Fund will not be considered a violation of the policy.

Portfolio Turnover
------------------

         The portfolio turnover rate for the Fund is calculated by dividing the lesser of the Fund's purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities whose remaining maturities at the time of acquisition were one year or less.

         The portfolio turnover rate for the Fund for the two fiscal years ended September 30, 1994, and 1993, were 21.95% and 24.94%, respectively. The portfolio turnover rate for the Fund may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of Shares. Portfolio turnover will not be a limiting factor in making investment decisions.


                             MANAGEMENT OF THE FUND

         The trustees and officers of the Fund, together with their addresses and principal business occupations and other affiliations during the last five years, are shown below. Except for Mr. Carle, each person named as a trustee also serves as a director or trustee of The Cardinal Fund Inc., Cardinal Government Securities Trust, Cardinal Tax Exempt Money Trust, and The Cardinal Group. Each trustee who is an "interested person" of the Fund, as that term is defined in the 1940 Act, is indicated by an asterisk.

   Name and                                Position(s) Held                  Principal Occupation(s)
Business Address                              with Fund                      during Past 5 Years
----------------                           ----------------                  ----------------------
*John R. Carle                             Executive Vice President          Charter Financial Analyst,
155 East Broad Street                      and Trustee                       Executive Vice President of The
Columbus, Ohio 43215                                                         Ohio Company (investment banking).

Gordon B. Carson                           Trustee, Member of                Principal, Whitfield Robert
5413 Gardenbrook Drive                     Executive Committee               Associates (construction consulting
Midland, Michigan 48642                                                      firm) since 1988; formerly, Vice
                                                                             President of Michigan Molecular
                                                                             Institute (polymer science research
                                                                             institute).




*Walter R. Chambers                        Chairman and Trustee,             Chairman, President, Chief
155 East Broad Street                      Member of Executive and           Executive Officer and a Director of
Columbus, Ohio 43215                       Nominating Committees             The Ohio Company (investment
                                                                             banking); formerly Senior Executive
                                                                             Vice President of The Ohio Company.

John B. Gerlach, Jr.                       Trustee, Member of Audit          Since 1994, President and a
37 West Broad Street                       Committee                         Director of Lancaster Colony
Columbus, Ohio 43215                                                         Corporation (diversified consumer
                                                                             products); prior thereto, Executive
                                                                             Vice President, Secretary and a
                                                                             Director of Lancaster Colony
                                                                             Corporation.

Michael J. Knilans                         Trustee, Member of                Chairman, Ohio Bureau of Workers'
1119 Kingsdale Terrace                     Executive Committee               Compensation.
Columbus, Ohio 43220

James I. Luck                              Trustee                           President, The Columbus Foundation
1234 East Broad Street                                                       (philanthropic public foundation).
Columbus, Ohio 43205

David L. Nelson                            Trustee, Member of                Vice President, Customer
18 James Lane                              Nominating and Audit              Satisfaction Industry Segment, and
Stamford, CT  06903                        Committees                        former President, ABB Process
                                                                             Automation Business, of Asea Brown
                                                                             Boveri, Inc. (designer and
                                                                             manufacturer of process automation
                                                                             systems for basic industries);
                                                                             former President, Process
                                                                             Automation Business, of Combustion
                                                                             Engineering, Inc. (designer and
                                                                             manufacturer of process automation
                                                                             systems for basic industries).

*C. A. Peterson                            Trustee                           Retired; Chartered Financial
150 E. Wilson Bridge Rd.                                                     Analyst, former Senior Executive
Worthington, Ohio 43085                                                      Vice President and Director of The
                                                                             Ohio Company (invest-ment banking).

Lawrence H. Rogers II                      Trustee                           Self-employed author; former Vice
4600 Drake Road                                                              Chairman, Motor Sports Enterprises,
Cincinnati, Ohio 45243                                                       Inc.


*John L. Schlater                          Trustee                           Chartered Financial Analyst and
155 East Broad Street                                                        Senior Vice President, The Ohio
Columbus, Ohio 43215                                                         Company (investment banking).


*Frank W. Siegel                           President and Trustee,            Senior Vice President, The Ohio
155 East Broad Street                      Member of Executive and           Company (investment banking);
Columbus, Ohio 43215                       Nominating Committees             former Vice President, Keystone
                                                                             Group (mutual fund management/
                                                                             administration); former Senior Vice
                                                                             President, Trust Advisory Group
                                                                             (mutual fund consulting).

Joseph H. Stegmayer                        Trustee, Member of Audit          President and a Director of Clayton
724 Hampton Roads Dr.                      and Nominating Committees         Homes, Inc. (manufactured homes);
Knoxville, TN 37922-4071                                                     former Vice President, Treasurer,
                                                                             Chief Financial Officer and a
                                                                             Director of Worthington Industries,
                                                                             Inc. (specialty steel and plastics
                                                                             manufacturer).

David C. Will                              Vice President                    Vice President of The Ohio Company;
155 East Broad Street                                                        formerly Senior Portfolio Manager,
Columbus, Ohio 43215                                                         Huntington National Bank, Trust
                                                                             Investments.

Karen J. Hipsher                           Secretary                         Executive Secretary of The Ohio
155 East Broad Street                                                        Company (investment banking).
Columbus, Ohio  43215

James M. Schrack II                        Treasurer                         Vice President and Trust
155 East Broad Street                                                        Officer of The Ohio Company
Columbus, Ohio 43215                                                         (investment banking).

Bruce E. McKibben                          Assistant                         Since April, 1992, Employee of The
155 East Broad Street                      Treasurer                         Ohio Company (investment banking);
Columbus, Ohio 43215                                                         prior thereto, student at The Ohio
                                                                             State University.

Rodney L. Ruehle                           Assistant Treasurer               Employee of The Ohio Company
155 East Broad Street                                                        (investment banking).
Columbus, Ohio 43215




        As of November 30, 1994, all trustees and officers of the Fund as a group owned fewer than one percent of the Shares of the Fund then outstanding.

        Subject to the ultimate authority of the Board of Trustees of the Fund, the Executive Committee is responsible for the general management of the affairs of the Fund.

        Messrs. Chambers, Siegel, Schlater, Godwin and Will are Chairman, President and a director,

Vice President and a director, Vice President and a director, a Vice President, and a Vice President, respectively, of Cardinal Management Corp., the Investment Adviser and Manager, transfer agent and provider of accounting services of and for the Fund. The compensation of trustees and officers of the Fund who are employed by The Ohio Company is paid by The Ohio Company. Trustees' fees (currently $500 per meeting attended) plus expenses are paid by the Fund, except that Messrs. Chambers, Siegel, Schlater and Carle receive no fees from the Fund. The aggregate amount of compensation and expenses paid to the trustees during the fiscal year ended September 30, 1994, was $18,664.


                       PRINCIPAL SHAREHOLDERS OF THE FUND

         There were no persons known to the Fund to be the beneficial owners of more than 5% of the Fund's outstanding shares as of November 22, 1994.


                                  THE ADVISER

         The Fund has entered into an Investment Advisory and Management Agreement (the "Investment Advisory Agreement") with Cardinal Management Corp., an Ohio corporation (the "Adviser"), 155 East Broad Street, Columbus, Ohio 43215, in which Adviser has agreed to serve as the Fund's investment adviser and manager. In such capacity, and subject to the ultimate authority of the Fund's Board of Trustees, the Adviser has agreed regularly to provide the Fund with investment advice, including management of the Fund's portfolio securities, and overall management of the Fund's affairs. The Adviser was organized in March, 1980, and currently provides investment advisory services to Cardinal Government Securities Trust, Cardinal Tax Exempt Money Trust, Cardinal Balanced Fund and Cardinal Aggressive Growth Fund. The Adviser is a wholly-owned subsidiary of The Ohio Company, an Ohio corporation. The Ohio Company is an investment banking firm organized in 1925 and serves as the principal underwriter for each of the foregoing funds and as the investment adviser and principal underwriter for The Cardinal Fund Inc. The Ohio Company is a member of the New York Stock Exchange, Midwest Stock Exchange, other regional stock exchanges and the National Association of Securities Dealers.

         The Adviser will be responsible for the payment of clerical and shareholder service staff salary, office space and other office expenses, the compensation and expenses of any persons rendering any services to the Fund who are officers, directors, stockholders or employees of the Adviser or The Ohio Company, and any advertising and promotion expenses.

         As compensation for the investment advice and overall management, the Fund will pay the Adviser a monthly fee, accrued daily, based on an annual rate of .5% of the daily net asset value of the Fund. For the fiscal years ended September 30, 1994, 1993 and 1992, the Adviser earned $947,139, $972,887 and $732,778, respectively, under the Investment Advisory Agreement. In order to reduce the expenses of the Fund and to improve its total return to shareholders, the Adviser, at its option may waive some part or all of the fees to which it is entitled under its Investment Advisory Agreement with the Fund.

         The Adviser has agreed to reimburse the Fund (up to the amount of the fees received by the Adviser) for the aggregate expenses of the Fund during any fiscal year which exceed the limits prescribed by any state in which the shares of the Fund are registered for sale. Currently, the most stringent limitation provides that annual expenses of the Fund, including investment advisory and management fees but excluding interest, taxes, brokerage commissions and extraordinary expenses, shall not exceed two and one-half percent of the first thirty million dollars of the Fund's average net assets, two percent of the next seventy million dollars of the Fund's average net assets and one and one-half percent of the Fund's remaining average net assets.


                             PORTFOLIO TRANSACTIONS

         Pursuant to the Investment Advisory Agreement, the Adviser, subject to the policies established by the Board of Trustees of the Fund and in accordance with the Fund's investment restrictions and policies, is responsible for the Fund's portfolio decisions and the placing of the Fund's portfolio transactions. Purchases and sales of portfolio securities which are debt securities usually are principal transactions in which such portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities generally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions in the over-the-counter market are generally principal transactions with dealers.
With respect to the over-the-counter market, the Fund, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere. For the last three fiscal years ended September 30, 1994, the Fund paid no brokerage commissions.

         In executing such transactions, the Adviser seeks to obtain the best net results for the Fund taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulties of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While the Adviser generally seeks reasonably competitive commission rates, for the reasons stated in the prior sentence, the Fund will not necessarily be paying the lowest commission or spread available.

         The Adviser may consider provision of research, statistical and other information to the Fund or the Adviser in the selection of qualified broker-dealers who effect portfolio transactions for the Fund so long as the Adviser's ability to obtain the best net results for portfolio transactions of the Fund is not diminished. Such research services include supplemental research, securities and economic analyses, and statistical services and information with respect to the availability of securities or purchasers or sellers of securities. Such research services may also be useful to the Adviser in connection with its services to other clients. Similarly, research services provided by brokers serving such other clients may be useful to the Adviser in connection with its services to the Fund. Although this information is useful to the Fund and the Adviser, it is not possible to place a dollar value on it. It is the opinion of the Board of Trustees and the Adviser that the review and study of this information will not reduce the overall cost to the Adviser of performing its duties to the Fund under the Investment Advisory Agreement. The Fund is not authorized to pay brokerage commissions which are in excess of those which another qualified broker would charge solely by reason of brokerage and research services provided.

         Investment decisions for the Fund are made independently from those for any other investment company or account managed by the Adviser. Any such other investment company or account may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another investment company or account, the transaction will be averaged as to price, and available investments will be allocated as to amount in a manner which the Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained by the Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. In making investment recommendations for the Fund, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by the Fund.

         The Fund did not during the fiscal year ended September 30, 1994, hold securities of its regular brokers or dealers, as defined in Rule 10b-1 under the 1940 Act, or their parent companies.

         Although the Fund does not intend to engage in short-term trading of portfolio securities as a means of achieving its investment objective, it may sell portfolio securities without regard to the length of time they have been held whenever such sale will in the Adviser's opinion strengthen the Fund's position and contribute to its investment objective. Such could be the case during periods of rapid fluctuations of interest rates in portfolio securities.


                              ACCOUNTING SERVICES

         The Fund has entered into an Accounting Services Agreement with the Adviser pursuant to which the Adviser has agreed to maintain and keep current the books, accounts, records, journals and other records of original entry relating to the business of the Fund and to calculate the Fund's net asset value on a daily basis. In consideration of such services, the Fund has agreed to pay monthly to the Adviser a fee based on the average monthly net asset value of the Fund. For the last three fiscal years ended September 30, 1994, the Adviser received $44,111, $43,375 and $39,764, respectively, for services to the Fund pursuant to such agreement.


                  TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

         The Fund has entered into an Administration Agreement with the Adviser pursuant to which the Adviser has agreed to act as the Fund's transfer agent, dividend disbursing agent and administrator of plans for the Fund. In consideration of such services, the Fund has agreed to pay the Adviser an annual fee paid monthly, equal to $21 per shareholder account plus the Adviser's out-of-pocket expenses. For the last three fiscal years ended September 30, 1994, the Adviser received $211,560, $209,799 and $169,467, respectively, for services to the Fund pursuant to such agreement.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         The Fund's Shares may be purchased at the public offering price through The Ohio Company, principal underwriter of the Fund's Shares, at its address and number set forth on the cover page of this Statement of Additional Information, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company.

         Based upon the value of the Fund's portfolio securities and other assets and the number of outstanding Shares as of the fiscal year end September 30, 1994, the net asset value and redemption price per share was $7.96. The total offering price per share was $8.34 per share (net asset value divided by .9550, assuming the then current maximum sales charge of 4.50% of the offering price). The total offering price is reduced on sales of $100,000 or more.

         The net asset value of the Fund is determined once daily as of 4:00 P.M., Columbus, Ohio time, (a) on each business day the New York Stock Exchange is open for business and on any other day there is sufficient trading in the Fund's portfolio securities that the Fund's net asset value per share might be materially affected by changes in the value of its portfolio securities. The net asset value per share of the Fund is computed by dividing the sum of the value of the Fund's portfolio securities plus any cash and other assets (including interest and dividends accrued but not received) minus all liabilities (including estimated accrued expenses) by the total number of shares then outstanding.

         Portfolio securities for which over-the-counter quotations are readily available are valued at the bid price. The Fund uses one or more pricing services to provide such market quotations. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund.

         The Fund may suspend the determination of the net asset value, the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) an emergency exists as a result of which (i) disposal of portfolio securities owned by the Fund is not reasonably practical or (ii) it is not reasonably practical for the Fund to determine the fair value of its net assets, or (d) the Securities and Exchange Commission has by order permitted such suspension.


                                     TAXES

         The Fund intends to qualify as a "regulated investment company" under the Code for so long as such qualification is in the best interest of the Fund's shareholders. In order to qualify as a regulated investment company, the Fund must, among other things: derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies; derive less than 30% of its gross income from the sale or other disposition of stock, securities, options, future contracts or foreign currencies held less than three months; and diversify its investments within certain prescribed limits. In addition, to utilize the tax provisions specially applicable to regulated investment companies, the Fund must distribute to its shareholders at least 90% of its investment company taxable income for the year. In general, the Fund's investment company taxable income will be its taxable income subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year.

         A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a non-deductible excise tax equal to 4% of the deficiency.

         Although the Fund expects to qualify as a "regulated investment company" and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, the Fund may be subject to the tax laws of such states or localities. In addition, if for any taxable year the Fund does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions would be taxable to shareholders to the extent of earnings and profits, and would be eligible for the dividends received deduction for corporations.

         It is expected that the Fund will distribute annually to shareholders all or substantially all of the Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash.

         Distribution by the Fund of the excess of net long-term capital gain over net short-term capital loss is taxable to shareholders as long-term capital gain in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends-received deduction.

         Federal taxable income of individuals is subject to graduated tax rates of 15%, 28%, 31%, 36% and 39.6%. Further, the marginal tax rate may be in excess of 39.6%, because adjustments reduce or eliminate the benefit of the personal exemption and itemized deductions for individuals with gross income in excess of certain threshold amounts.

         Capital gains of individuals are subject to tax at the same rates applicable to ordinary income; however, the tax rate on capital gains of individuals cannot exceed 28%. Capital losses may be used to offset capital gains. In addition, individuals may deduct up to $3,000 of net capital loss each year to offset ordinary income. Excess capital loss may be carried forward to future years.

         Federal taxable income of corporations in excess of $75,000 up to $10 million is subject to a 34% tax rate; however, because the benefit of lower tax rates on a corporation's taxable income of less than $75,000 is phased out for corporations with income in excess of $100,000 but lower than $335,000, a maximum marginal tax rate of 39% may result. Federal taxable income of corporations in excess of $10 million is subject to a tax rate of 35%.
Further, a corporation's federal taxable income in excess of $15 million is subject to an additional tax equal to 3% of taxable income over $15 million, but not more than $100,000.

         Capital gains of corporations are subject to tax at the same rates applicable to ordinary income. Capital losses may be used only to offset capital gains and excess capital losses may be carried back three years and forward five years.

         Certain corporations are entitled to a 70% dividends received deduction for distributions from certain domestic corporations. The Fund will designate the portion of any distributions which qualify for the 70% dividends received deduction. The amount so designated may not exceed the amount received by the Fund for its taxable year that qualifies for the dividends received deduction.

         The Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends paid to any shareholder who has provided either an incorrect tax identification number or no number at all, or who is subject to withholding by the Internal Revenue Service for failure properly to include on his return payments of interest or dividends.

         Information set forth in the Prospectus and this Statement of Additional Information which relates to federal taxation is only a summary of some of the important federal tax considerations generally affecting purchasers of Shares of the Fund. No attempt has been made to present a detailed explanation of the federal income tax treatment of the Fund or its shareholders and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of Shares of the Fund are urged to consult their tax advisers with specific reference to their own tax situation. In addition, the tax discussion in the Prospectus and this Statement of Additional Information is based on tax laws and regulations which are in effect on the date of the Prospectus and this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action.

         Shareholders should consult their tax advisers to assess the general state and local tax consequences of investing in the Fund and, in particular, to determine whether dividends paid that represent interest derived from U.S. government securities is exempt from applicable state and local income taxes.


                            PERFORMANCE INFORMATION

         For the 30-day period ended September 30, 1994, the Fund's yield was 6.55%. Such yield is computed by dividing the net investment income per Share earned during that period by the maximum offering price per Share on the last day of the period, according to the following formula:
                                         a - b
                            YIELD = 2[(------- + 1) to the 6th power - 1]
                                         cd

         Where: a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursements); c = the average daily number of Shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per Share on the last day of the period. Expenses accrued during the period include all recurring fees that are charged to all Shareholder accounts in proportion to the length of the base period and assuming the Fund's average account size. The yield computation assumes the then applicable maximum initial sales charge is deducted from the investment in the Fund.

         For the one-year and five-year periods ended September 30, 1994, and the period from the commencement of the Fund's operation (February 3, 1986) to September 30, 1994, the average annual total returns for the Fund were (4.76)%, 6.22%, and 6.81%, respectively. For the one- and five- periods ended September 30, 1994, and the period from commencement of the Fund's operations (February 3, 1986) to September 30, 1994, the cumulative return figures for the Fund were (4.76)%, 35.24% and 76.97%, respectively. Each quotation of average annual total return was computed by finding the average annual compounded rate of return over that period which would equate the value of an initial amount of $1,000 invested in the Fund to the ending redeemable value, according to the following formula:

                                P(T + 1)n = ERV

         Where: P = a hypothetical initial payment of $1,000, T = average annual total return, n = number of years over which total return is being calculated and ERV = ending redeemable value of the hypothetical $1,000 initial payment at the end of the period for which average annual total return is being calculated assuming a complete redemption. The calculation of average annual total return assumes the deduction of the then applicable maximum sales charge from the initial investment of $1,000, assumes the reinvestment of all dividends and distributions at the price stated in the then effective Prospectus on the reinvestment dates during the period and includes all recurring fees that are charged to all Shareholder accounts assuming the Fund's average account size. Cumulative return is computed by using average annual return, as calculated above, for each year of the relevant period to determine the total return on a hypothetical initial investment of $1,000 over such period.

         In addition, as described in the Fund's Prospectus, from time to time the Fund may include in its sales literature and shareholder reports a quote of a current "distribution" rate. For the 12-month period ended September 30, 1994, the Fund's distribution rate was 7.73%. The current distribution rate is computed by dividing the total amount of dividends per share paid by the Fund during the past twelve months by a current maximum offering price. Under certain circumstances, such as when there has been a change in the amount of dividend payout, or a fundamental change in investment policies, it might be appropriate to annualize the dividends paid over the period such changed policies were in effect, rather than using the dividends during the past twelve months. The current distribution rate differs from the current yield computation because it may include distributions to shareholders from sources other than dividends and interest, such as premium income from option writing, short-term capital gains and net equalization credits and is calculated over a different period of time.

         Investors may also judge the performance of the Fund by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation and to data prepared by Lipper Analytical Services, Inc., Morningstar, Inc., and CDA Investment Technologies, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, Consumer Reports and U.S.A. Today. In addition to performance information, general information about the Fund that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

                                  DISTRIBUTOR

         The Ohio Company serves as the principal underwriter of Shares of the Fund. In such capacity, and pursuant to a Distributor's Contract with the Fund, shares of the Fund continuously are offered on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. Pursuant to the Distributor's Contract, expenses of printing prospectuses and other selling literature are borne by The Ohio Company.

         For the Fund's fiscal years ended September 30, 1994, 1993 and 1992, The Ohio Company was paid $424,187, $1,218,578 and $1,803,068, respectively, in commissions after discounts to dealers under the Distributor's Contract.


                                   CUSTODIAN

         The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 has been selected to serve as the Fund's custodian. In such capacity the custodian will hold or arrange for the holding of all portfolio securities and other assets of the Fund.


                     LEGAL COUNSEL AND INDEPENDENT AUDITORS

         Certain legal matters as to the issuance of the shares offered hereby have been passed upon by Baker & Hostetler, 65 East State Street, Columbus, Ohio 43215. The Fund has selected KPMG Peat Marwick LLP, Two Nationwide Plaza, Columbus, Ohio 43215, as independent auditors for the Fund. The financial statements of the Fund included in this Statement of Additional Information have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         Shareholders have neither any preemptive rights to subscribe for additional Shares nor any cumulative voting rights.

         The Fund is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of the Fund.

         The Prospectus and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

         The Prospectus and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectuses and this Statement of Additional Information.

                              FINANCIAL STATEMENTS


                      CARDINAL GOVERNMENT OBLIGATIONS FUND


                               SEPTEMBER 30, 1994

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

                                                                                               PRINCIPAL      VALUE
SECURITIES                                                                                      AMOUNT      (NOTE 1)
----------                                                                                     --------     ---------
DIRECT U.S. GOVERNMENT OBLIGATIONS 0.66%
U.S. Treasury Notes, 7.75% maturing 2/15/2001                                                  $    400     $    407
U.S. Treasury Notes, 8.00% maturing 10/15/1996                                                      700          718
                                                                                               --------     ---------
     TOTAL DIRECT U.S. GOVERNMENT OBLIGATIONS                                                     1,100        1,125
                                                                                               --------     ---------
U.S. GOVERNMENT AGENCY OBLIGATIONS 98.88%
GNMA I Notes, 8.50% maturing 5/15/2016 through 8/15/2017                                         13,134       13,138
GNMA I Notes, 8.75% maturing 12/15/2016 through 6/15/2017                                         1,239        1,255
GNMA I Notes, 9.00% maturing 5/15/2016 through 4/15/2021                                         26,900       27,622
GNMA I Notes, 9.50% maturing 4/15/2016 through 3/15/2020                                          2,443        2,568
GNMA I Notes, 10.00% maturing 12/15/2017 through 11/15/2020                                       1,182        1,268
GNMA I Notes, 11.00% maturing 1/15/2010 through 6/15/2020                                         8,734        9,700
GNMA I Notes, 11.50% maturing 10/15/2010 through 3/15/2016                                        1,859        2,092
GNMA I Notes, 12.00% maturing 1/15/2013 through 7/15/2015                                         1,599        1,817
GNMA I PL Notes, 7.00% maturing 8/15/1995 through 3/15/2029                                      19,263       16,893
GNMA I PL Notes, 7.125% maturing 1/15/2024                                                          929          823
GNMA I PL Notes, 7.25% maturing 5/15/2022 through 1/15/2031                                       5,210        4,650
GNMA I PL Notes, 7.875% maturing 7/15/2023                                                          828          781
GNMA I PL Notes, 8.00% maturing 9/15/2023                                                         1,410        1,374
GNMA I PL Notes, 8.125% maturing 5/15/2029                                                        2,006        1,948
GNMA I PL Notes, 8.20% maturing 10/15/2012                                                          692          688
GNMA I PL Notes, 8.25% maturing 7/15/2027                                                         2,822        2,748
GNMA I PL Notes, 8.50% maturing 1/15/2023 through 9/15/2029                                       5,584        5,521
GNMA I PL Notes, 9.00% maturing 10/15/2021                                                        1,810        1,814
GNMA I PL Notes, 9.50% maturing 1/15/2019 through 8/15/2022                                       1,319        1,344
GNMA I PL Notes, 9.55% maturing 11/15/1994                                                        2,862        2,776
GNMA I PL Notes, 9.75% maturing 12/15/2025                                                        1,888        1,942
GNMA I PL Notes, 10.00% maturing 10/15/1012 through 3/15/2024                                     6,735        6,920
GNMA I PL Notes, 10.25% maturing 12/15/2022                                                       1,654        1,704
GNMA I PL Notes, 10.50% maturing 7/15/2014                                                        1,056        1,105
GNMA I PL Notes, 11.00% maturing 9/15/2006                                                        1,125        1,173
GNMA II Notes, 8.50% maturing 6/20/2017 through 11/20/2017                                        1,180        1,170
GNMA II Notes, 9.00% maturing 10/20/2015 through 10/20/2019                                      12,988       13,159
GNMA II Notes, 9.25% maturing 10/20/2016                                                            220          225
GNMA II Notes, 9.50% maturing 1/20/2016 through 12/20/2022                                        6,792        7,034
GNMA II Notes, 10.00% maturing 1/20/2014 through 12/20/2021                                      13,830       14,591
GNMA II Notes, 10.50% maturing 9/20/2013 through 9/20/2019                                        2,857        3,062
GNMA II Notes, 11.00% maturing 10/20/2013 through 1/20/2021                                       3,846        4,165
GNMA GPM I Notes, 9.00% maturing 5/15/2009 through 6/15/2009                                      1,516        1,529
GNMA GPM I Notes, 9.25% maturing 5/15/2016 through 8/15/2021                                        701          714
GNMA GPM I Notes, 9.75% maturing 5/15/2020 through 9/15/2021                                      1,174        1,213
GNMA GPM I Notes, 10.00% maturing 2/15/2010 through 11/15/2013                                    1,162        1,213
GNMA GPM I Notes, 10.25% maturing 8/15/2020                                                         386          407
GNMA GPM I Notes, 10.75% maturing 12/15/2017 through 7/15/2020                                      661          709
GNMA GPM I Notes, 11.50% maturing 1/15/2013 through 7/15/2013                                       491          531
GNMA GPM I Notes, 13.50% maturing 2/15/2011 through 10/15/2012                                      464          510
GNMA GPM II Notes, 10.25% maturing 8/20/2016 through 9/20/2018                                      726          760
GNMA GPM II Notes, 10.75% maturing 2/20/2018                                                        265          280
GNMA MH I Notes, 9.75% maturing 12/15/2012                                                        1,339        1,394
Fed. Home Loan Mtg. Corp., 8.50% maturing 4/01/2007                                               1,283        1,308
                                                                                               --------     ---------
     TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS                                                   166,164      167,638
                                                                                               --------     ---------
REPURCHASE AGREEMENTS, FULLY COLLATERALIZED BY U.S. GOVERNMENT OBLIGATIONS 1.48%
Fifth Third Bank, 4.60%, dated 9/30/94, due 10/03/94                                              2,500        2,500
                                                                                               --------     ---------
     TOTAL REPURCHASE AGREEMENTS                                                                  2,500        2,500
                                                                                               --------     ---------
     TOTAL INVESTMENTS (COST $179,072) 101.02%                                                 $169,764     $171,263
                                                                                               ========     =========

GNMA -- Government National Mortgage Association
GPM -- Graduated Payment Mortgage
PL -- Project Loan
MH -- Mobile Home
Cost also represents cost for Federal income tax purposes.

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

ASSETS
Investments in securities, at value (cost $179,072)...........................    $ 171,263
Cash..........................................................................           95
Interest receivable...........................................................        1,378
Receivable for Fund shares sold...............................................           58
Other assets..................................................................          115
                                                                                  ---------
          Total assets........................................................      172,909
                                                                                  ---------
LIABILITIES
Payable for investment securities purchased...................................        1,900
Dividends payable.............................................................          491
Payable for Fund shares redeemed..............................................          846
Accrued investment management, accounting and transfer agent fees (note 3)....           96
Other accrued expenses........................................................           47
                                                                                  ---------
          Total liabilities...................................................        3,380
                                                                                  ---------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
NET ASSETS--applicable to 21,285,926 outstanding no par value shares of
  beneficial interest (unlimited number of shares authorized).................    $ 169,529
                                                                                  =========
NET ASSET VALUE PER SHARE.....................................................    $    7.96
                                                                                  =========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1994

INVESTMENT INCOME:
Interest.........................................................................    $16,253
                                                                                     -------
EXPENSES:
Investment management fees (note 3)..............................................        947
Transfer agent fees and expenses (note 3)........................................        212
Accounting fees (note 3).........................................................         44
                                                                                     -------
            Total affiliated expenses............................................      1,203
                                                                                     -------
Custodian fees...................................................................         32
Professional fees................................................................         60
Reports to shareholders..........................................................         36
Directors' fees..................................................................         19
Registration fees................................................................         13
Other expenses...................................................................         48
                                                                                     -------
            Total non-affiliated expenses........................................        208
                                                                                     -------
            Total expenses.......................................................      1,411
                                                                                     -------
            Net investment income................................................     14,842
                                                                                     -------
REALIZED AND UNREALIZED LOSS ON INVESTMENTS (NOTE 2):
Net realized loss from security transactions.....................................     (5,070)
Decrease in unrealized gain on investments.......................................    (10,125)
                                                                                     -------
            Net realized loss and decrease in unrealized gain on investments.....    (15,195)
                                                                                     -------
            Net decrease in net assets from operations...........................    $  (353)
                                                                                     ========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                           1994         1993
                                                                         --------     --------
FROM OPERATIONS:
Net investment income................................................    $ 14,842     $ 16,125
Net realized loss from security transactions.........................      (5,070)      (4,708)
Decrease in unrealized gain on investments...........................     (10,125)      (2,568)
                                                                         --------     --------
     Net increase (decrease) in net assets from operations...........        (353)       8,849
                                                                         --------     --------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Distributions of net investment income ($.65 and $.74 per share,
  respectively)......................................................     (14,708)     (16,221)
                                                                         --------     --------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 5):
Proceeds from sale of Fund shares....................................      12,690       57,184
Net asset value of Fund shares issued in connection with reinvestment
  of distributions to shareholders...................................       8,662        9,948
                                                                         --------     --------
                                                                           21,352       67,132
Cost of Fund shares redeemed.........................................     (45,645)     (23,016)
                                                                         --------     --------
     Increase (decrease) in net assets derived from capital share
      transactions...................................................     (24,293)      44,116
                                                                         --------     --------
     Net increase (decrease) in net assets...........................     (39,354)      36,744
NET ASSETS--beginning of period......................................     208,883      172,139
                                                                         --------     --------
NET ASSETS--end of period (overdistributed net investment income of
  $2 and $135, respectively).........................................    $169,529     $208,883
                                                                         =========    =========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cardinal Government Obligations Fund (the "Fund") is a diversified, open-end investment company created under the laws of Ohio by a Declaration of Trust dated November 15, 1985 and is registered under the Investment Company Act of 1940. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation -- Portfolio securities for which over-the-counter market quotations are readily available are valued at the bid price. If no quotations are available, portfolio securities are valued in good faith by the Board of Trustees of the Fund to reflect their fair value.

Security Transactions and Investment Income -- Security transactions are recorded on the trade date. Interest income is recorded on the accrual basis. Premiums and discounts are recognized as realized gains or losses from security transactions as securities are sold or as principal reductions are received. In determining the net realized gain or loss on securities sold, the cost of the securities has been determined on first-in, first-out (FIFO) cost basis.

Federal Income Taxes -- No provision has been made for Federal taxes on the Fund's income, since it is the policy of the Fund to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

Dividends to Shareholders -- Dividends are declared and accrued daily and (for those shareholders not electing cash distribution of dividends) automatically reinvested monthly, at net asset value, in additional shares of the Fund.

(2) -- PURCHASES AND SALES OF SECURITIES

Purchases and sales of U.S. government agency obligations (excluding short-term obligations) during the year ended September 30, 1994 aggregated $73,365,364 and $41,446,743, respectively.

As of September 30, 1994, gross unrealized gains and gross unrealized losses on investment securities were $730,592 and $8,539,723, respectively; resulting in a net unrealized loss of $7,809,131 on investment securities with a cost basis of $179,072,149.

(3) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Fund, Cardinal Management Corp. (CMC), an affiliated company, is allowed an annual fee of 0.5% of the average daily net assets of the Fund. CMC has agreed that if the aggregate expenses of the Fund, as defined, for any fiscal year exceed the expense limitation of any state having jurisdiction over the Fund, CMC will refund to the Fund, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1994.

                                                                     (continued)

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
SEPTEMBER 30, 1994

CMC also serves the Fund as transfer agent and fund accountant. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. Accounting service fees are based on the monthly average net assets of the Fund. For the year ended September 30, 1994 the Fund paid or accrued $211,560 and $44,111 for transfer agent and fund accounting services, respectively.

The Ohio Company, sole shareholder of CMC, acting as distributor for the Fund, reported that it received commissions after discounts to dealers from the sale of shares of the Fund of $424,187 for the year ended September 30, 1994.

(4) -- COMMITMENTS AND CONTINGENCIES
The Fund has an available $5,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1994. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Fund. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Fund and its officers and trustees has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Fund is a deposit of $30,644, for the initial capital of ICI Mutual. The Fund is also committed to provide $91,932 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $61,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Fund's participation in ICI Mutual. This amount is not available for investment.

(5) -- CAPITAL STOCK
At September 30, 1994, there were an unlimited number of shares of no par value capital stock authorized and the capital amounts were as follows:

Paid in capital....................................................................    $ 198,994,906
Accumulated net realized loss on investments.......................................      (21,655,428)
Unrealized loss on investments.....................................................       (7,809,131)
Overdistributed net investment income..............................................           (1,581)
                                                                                       -------------
Net assets.........................................................................    $ 169,528,766
                                                                                       =============

Transactions in capital stock were as follows:

                                                                                 YEARS ENDED
                                                                                SEPTEMBER 30,
                                                                         ---------------------------
                                                                            1994            1993
                                                                         -----------     -----------
Shares sold..........................................................      1,514,461       6,465,446
Shares issued in connection with reinvestment of distributions to
  shareholders.......................................................      1,045,107       1,129,022
                                                                         -----------     -----------
                                                                           2,559,568       7,594,468
Shares repurchased...................................................     (5,478,768)     (2,613,070)
                                                                         -----------     -----------
Net increase (decrease)..............................................     (2,919,200)      4,981,398
Shares outstanding:
Beginning of period..................................................     24,205,126      19,223,728
                                                                         -----------     -----------
End of period........................................................     21,285,926      24,205,126
                                                                          ==========      ==========

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (continued)
--------------------------------------------------------------------------

(6) -- DIVIDENDS AND DISTRIBUTIONS

See caption "FINANCIAL HIGHLIGHTS" in the Prospectus for the Financial Highlights with respect to the Fund for each of the years in the eight-year period ended September 30, 1994, and the period from February 3, 1986 (date of commencement of operations), through September 30, 1986.

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Trustees
Cardinal Government Obligations Fund:

We have audited the accompanying statement of assets and liabilities of Cardinal Government Obligations Fund, including the statement of investments, as of September 30, 1994, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1994, by correspondence with the custodian. For payables for investment securities purchased as of September 30, 1994, we performed appropriate alternative procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cardinal Government Obligations Fund as of September 30, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 18, 1994

STATEMENT OF ADDITIONAL INFORMATION

                      CARDINAL GOVERNMENT SECURITIES TRUST

         Cardinal Government Securities Trust (the "Trust") is a no-load, diversified, open-end management investment company with an investment objective of maximizing current income while preserving capital and maintaining liquidity. The Trust seeks to attain its objective by investing in U.S. Treasury bills, notes and bonds, other obligations issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements relating to such obligations. All obligations purchased by the Trust will mature, or be deemed to mature, in thirteen months or less. There can be no assurance that the Trust's objective will be achieved.

         The Trust is designated for institutions and individuals who desire current income that reflects prevailing interest rates for short-term investments together with a high degree of liquidity and the security of a portfolio investing in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and repurchase agreements collateralized by such obligations.

                     _____________________________________


         For further information regarding the Trust or for assistance in opening an account or redeeming shares, please call:

        In Columbus 464-5512 (opening accounts and further information)
                          464-5511 (redeeming shares)

               From other Ohio locations (800) 282-9446 toll free

                   From outside Ohio (800) 848-7734 toll free

           Inquiries may also be made by mail addressed to the Trust
                            at its principal office:

                             155 East Broad Street
                              Columbus, Ohio 43215

                     ______________________________________


         This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Trust, dated February 1, 1995, which has been filed with the Securities and Exchange Commission.
This Statement of Additional Information is incorporated by reference in its entirety into the Prospectus. The Prospectus is available upon request without charge from the Trust at the above address or by calling the phone numbers provided above.

                                FEBRUARY 1, 1995

                               TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
INVESTMENT OBJECTIVE AND POLICIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1

         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1
         Additional Information on Portfolio Instruments  . . . . . . . . . . . . . . . . . . . . . . .    B-2
         Investment Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-3
         Portfolio Turnover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-4

MANAGEMENT OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-5

PRINCIPAL SHAREHOLDERS OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-7

THE ADVISER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-7

PORTFOLIO TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-9

ACCOUNTING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-10

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-10

DISTRIBUTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-11

CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-11

LEGAL COUNSEL AND INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-12

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-12

         Determination of Net Asset Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-12

TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-13

         Federal Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-13
         State and Local Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-16
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-16

YIELD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-16

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-17

         Shareholder and Trustee Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-17

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-19

                      STATEMENT OF ADDITIONAL INFORMATION


                      CARDINAL GOVERNMENT SECURITIES TRUST

         Cardinal Government Securities Trust (the "Trust") is an open-end management investment company. Much of the information contained in this Statement of Additional Information expands upon subjects discussed in the Prospectus of the Trust. Capitalized terms not defined herein are defined in the Prospectus. No investment in Shares of the Trust should be made without first reading the Prospectus of the Trust.


                       INVESTMENT OBJECTIVE AND POLICIES

General
-------

         The Trustees have adopted a policy requiring that the Trust use its best efforts to maintain a constant net asset value of $1.00 per share. The Trust values its portfolio securities on the basis of the amortized cost valuation method. The valuation of the Trust's portfolio securities based upon their amortized cost and the maintenance of the Trust's per share net asset value of $1.00 is permitted based on the Trust's adherence to certain conditions. The Trust has agreed to maintain a dollar-weighted average portfolio maturity of 90 days or less, in accordance with Rule 2a-7 of the 1940 Act, and purchase only obligations having, or deemed to have, maturities from the date of purchase of thirteen months or less. In addition, the Trustees have agreed to establish procedures designed to stabilize, to the extent reasonably possible, the Trust's per share price, as computed for the purpose of sales and redemptions, at $1.00. There is no assurance that the Trust will at all times be able to maintain a constant net asset value of $1.00 per share. (See "ADDITIONAL PURCHASE AND REDEMPTION INFORMATION -- Determination of Net Asset Value.")

         Changes in short-term interest rates may affect the value of the portfolio of the Trust. An increase in interest rates will generally reduce the value of the portfolio and a decline in interest rates will generally increase the value of the portfolio. The impact of such changes in prevailing interest rates is generally minimized due to the short average life of the portfolio and, under the investment policies described above, such interest rate changes should not cause, under normal circumstances, changes in net asset value per share. If abnormally high redemption requests should require an untimely sale of portfolio securities, the Trust intends to use its limited borrowing powers to avoid such dispositions to the extent practicable. (See "Investment Restrictions" below.)

ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS

         REPURCHASE AGREEMENTS. Securities held by the Trust may be subject to repurchase agreements. Under the terms of a repurchase agreement, the Trust would acquire securities from member banks of the Federal Reserve System and registered broker-dealers which the Adviser deems creditworthy under guidelines approved by the Trust's Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by the Trust plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain at all times the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). If the seller were to default on its repurchase obligation or become insolvent, the Trust would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Trust were delayed pending court action. Additionally, there is no controlling legal precedent confirming that the Trust would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities, although the Board of Trustees of the Trust believes that, under the regular procedures normally in effect for custody of the Trust's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Trust if presented with the question. Securities subject to repurchase agreements will be held by the Trust's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by the Trust under the 1940 Act.

         SECURITIES OF OTHER INVESTMENT COMPANIES. The Trust may invest in securities issued by other investment companies. The Trust currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Trust. As a shareholder of another investment company, the Trust would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory and other expenses that the Trust bears directly in connection with its own operations. Investment companies in which the Trust may invest may also impose a distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Trust and, therefore, will be borne directly by shareholders.

Investment Restrictions
-----------------------

         The Trust has adopted certain restrictions upon its investment objective and policies which provide that the Trust may not:

         (1) Purchase securities or make any investments other than those described under "Investment Objective and Policies" in the Prospectus (there is no limit upon the amount of the Trust's assets which may be invested in the securities of any one issuer of permitted obligations);

         (2) Borrow money except from banks for temporary or emergency non-investment purposes, such as to accommodate abnormally heavy redemption requests, and then only in an amount not exceeding 10% of the value of the Trust's total assets at the time of borrowing; provided that so long as any borrowings exceed 5% of the value of the Trust's total assets, the Trust shall not purchase portfolio securities;

         (3) Pledge, mortgage or hypothecate its assets, except that to secure borrowings permitted for temporary or emergency non-investment purposes, the Trust may pledge securities having a market value at the time of pledge not exceeding 15% of its total assets (so long as certain state law restrictions are applicable, the market value of securities subject to any such pledge will not exceed 10% of the market value of the Trust's total assets);

         (4) Make loans, other than by entering into repurchase agreements to the extent allowed herein and through the purchase of other obligations in accordance with its investment objective and policies;

         (5)     Effect short sales of securities;

         (6)     Act as an underwriter of securities;

         (7) Enter into a repurchase agreement maturing in more than seven days or knowingly purchase securities which are subject to restrictions on resale or for which there is no readily available market if, as a result, more than 10% of the value of the Trust's total assets at the time would be invested in such securities;

         (8) Purchase or sell real estate, real estate mortgage loans, commodities or commodities contracts or oil and gas interests; or

         (9) Purchase the securities of issuers conducting their principal business activity in the same industry if as a result of such purchase more than 25% of its total assets would be invested in the securities of issuers in that industry; provided that such limitation shall not apply to the purchase of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         The following additional investment restriction may be changed without the majority vote of the outstanding Shares of the Trust. The Trust may not:

         (1) Purchase securities of other investment companies, except (a) in connection with a merger, consolidation, acquisition or reorganization, and (b) to the extent permitted by the 1940 Act or pursuant to any exemptions therefrom.

         The Trust has represented to the California Department of Corporations that, in order to comply with applicable regulations, it will acquire or retain securities of other open-end management investment companies if such investments are made in open-end management investment companies sold with no sales commission and the Trust's investment adviser waives its management fee with respect to such investments. The Trust intends to comply with this undertaking for so long as the Trust has its shares registered for sale in the State of California or such representation is required by the California Department of Corporations.

         If a percentage restriction is adhered to at the time the relevant action is taken, a later increase or decrease in percentage resulting from a change in market value of an investment or in total assets will not be deemed to result in a violation of the restriction.

Portfolio Turnover
------------------

         The portfolio turnover rate for the Trust is calculated by dividing the lesser of the Trust's purchases or sales of portfolio securities for the year by the monthly average value of the Trust's portfolio securities. The Securities and Exchange Commission requires that the calculation exclude all securities whose remaining maturities at the time of acquisition were one year or less.

         Because the Trust intends to invest almost entirely in securities with maturities of less than one year and because the Commission requires such securities to be excluded from the calculation of portfolio turnover rate, the portfolio turnover with respect to the Trust is expected to be zero percent for regulatory purposes.

                            MANAGEMENT OF THE TRUST

         The trustees and officers of the Trust, together with their addresses and principal business occupations and other affiliations during the last five years, are shown below. Except for Mr. Godwin, each person named as a Trustee also serves as a trustee of Cardinal Tax Exempt Money Trust, Cardinal Government Obligations Fund and The Cardinal Group and as a director of The Cardinal Fund Inc. Mr. Godwin is also a Trustee of Cardinal Tax Exempt Money Trust. Each trustee who is an "interested person" of the Trust, as that term is defined in the 1940 Act, is indicated by an asterisk.

    Name and                             Positions Held                     Principal Occupation
 Business Address                        with Registrant                    During Past 5 Years
 ----------------                        ---------------                    -------------------
 Gordon B. Carson                        Trustee, Member of Executive       Principal, Whitfield Robert
 5413 Gardenbrook Drive                  Committee                          Associates (construction consulting
 Midland, Michigan 48642                                                    firm); formerly Vice President of
                                                                            Michigan Molecular Institute,
                                                                            Midland, Michigan (polymer science
                                                                            research institute).

 *Walter R. Chambers                     Chairman and                       Chairman, President, Chief Executive
 155 East Broad Street                   Trustee, Member of Executive       Officer and a Director of The Ohio
 Columbus, Ohio 43215                    and Nominating Committees          Company (investment banking);
                                                                            formerly Senior Executive Vice
                                                                            President of The Ohio Company.

 John B. Gerlach, Jr.                    Trustee, Member of Audit           Since 1994, President and a Director
 37 West Broad Street                    Committee                          of Lancaster Colony Corporation
 Columbus, Ohio 43215                                                       (diversified consumer products);
                                                                            prior thereto, Executive Vice
                                                                            President, Secretary and a Director
                                                                            of Lancaster Colony Corporation.

 *Hannibal L. Godwin III                 Trustee and                        Senior Vice President of The Ohio
 155 East Broad Street                   Executive Vice                     Company (investment banking).
 Columbus, Ohio 43215                    President

 Michael J. Knilans                      Trustee, Member of Executive       Chairman, Ohio Bureau of Workers'
 1119 Kingsdale Terrace                  Committee                          Compensation.
 Columbus, Ohio 43220


 James I. Luck                           Trustee                            President, The Columbus Foundation
 1234 East Broad Street                                                     (philanthropic public foundation).
 Columbus, Ohio 43205

 David L. Nelson                         Trustee, Member of Audit and       Vice President, Customer
 18 James Lane                           Nominating Committees              Satisfaction, Industry Segment, and
 Stamford, CT 06903                                                         former President, ABB Process
                                                                            Automation Business, of Asea Brown
                                                                            Boveri, Inc. (designer and
                                                                            manufacturer of process automation
                                                                            systems for basic industries);
                                                                            former President, Process Automation
                                                                            Business, of Combustion Engineering,
                                                                            Inc. (designer and manufacturer of
                                                                            process automation systems for basic
                                                                            industries).

 *C. A. Peterson                         Trustee                            Retired; Chartered Financial
 150 E. Wilson Bridge Rd.                                                   Analyst, former Senior Executive
 Worthington, Ohio 43085                                                    Vice President and Director of The
                                                                            Ohio Company (investment banking).

 Lawrence H. Rogers II                   Trustee                            Self-employed author; former Vice
 4600 Drake Road                                                            Chairman of Motor Sports
 Cincinnati, Ohio 45243                                                     Enterprises, Inc.

 *John L. Schlater                       Trustee                            Chartered Financial Analyst and
 155 East Broad Street                                                      Senior Vice President, The Ohio
 Columbus, Ohio 43215                                                       Company (investment banking).

 *Frank W. Siegel                        President and Trustee,             Senior Vice President, The Ohio
 155 East Broad Street                   Member of                          Company (investment banking); former
 Columbus, Ohio 43215                    Executive and Nominating           Vice President, Keystone Group
                                         Committees                         (mutual fund management/
                                                                            administration); former Senior Vice
                                                                            President, Trust Advisory Group
                                                                            (mutual fund consulting).

 Joseph H. Stegmayer                     Trustee, Member of Audit and       President and a Director of Clayton
 724 Hampton Roads Drive                 Nominating Committees              Homes, Inc. (manufactured homes);
 Knoxville, TN 37922-4071                                                   former Vice President, Treasurer,
                                                                            Chief Financial Officer and a
                                                                            Director of Worthington Industries,
                                                                            Inc. (specialty steel and plastics
                                                                            manufacturer).


 David C. Will                           Vice President                     Vice President of The Ohio Company;
 155 East Broad Street                                                      formerly Senior Portfolio Manager,
 Columbus, Ohio 43215                                                       Huntington National Bank, Trust
                                                                            Investments.






 James M. Schrack II                     Treasurer                          Trust Officer and Vice President of
 155 East Broad Street                                                      The Ohio Company (investment
 Columbus, Ohio 43215                                                       banking).

 Bruce E. McKibben                       Assistant Treasurer                Since April, 1992, Employee of The
 155 East Broad Street                                                      Ohio Company (investment banking);
 Columbus, Ohio 43215                                                       prior thereto, student at The Ohio
                                                                            State University.

 Rodney L. Ruehle                        Assistant Treasurer                Employee of The Ohio Company
 155 East Broad Street                                                      (investment banking).
 Columbus, Ohio 43215


 Karen J. Hipsher                        Secretary                          Executive Secretary of The Ohio
 155 East Broad Street                                                      Company (investment banking).
 Columbus, Ohio 43215


         As of November 30, 1994, all trustees and officers of the Trust as a group owned fewer than one percent of the Shares of the Trust.

         Subject to the ultimate authority and direction of the Board of Trustees of the Trust, the Executive Committee will exercise the powers of the Trustees during the intervals between meetings of the Trustees.

         Messrs. Chambers, Siegel, Schlater, Godwin and Will are Chairman, President and a director, Vice President and a director, Vice President and a director, a Vice President and a Vice President, respectively, of the Adviser. The compensation of trustees and officers of the Trust who are employed by The Ohio Company is paid by The Ohio Company. Trustees' fees (currently $500 per meeting attended, $500 annual retainer and $500 per audit committee meeting attended) plus expenses are paid by the Trust, except that Messrs. Chambers, Siegel, Schlater and Godwin receive no fees from the Trust. The aggregate amount of compensation and expenses paid to the Trustees during the fiscal year ended September 30, 1994, was $22,174.


                      PRINCIPAL SHAREHOLDERS OF THE TRUST

         There were no persons known to the Trust to be the beneficial owners of more than 5% of the Trust's outstanding Shares as of November 22, 1994.

                                  THE ADVISER

         The Trust has entered into an Investment Advisory Contract with Cardinal Management Corp. (the "Adviser"). Pursuant to the Investment Advisory Contract, the Adviser has agreed to provide investment advisory and management services as described in the Prospectus. As compensation for such services to the Trust, the Adviser receives monthly from the Trust a management fee at the annual rate of 1/2 of 1% of the average daily net assets of the Trust. Such fee accrues daily. The Adviser performs and bears the cost of research, statistical analysis and continuous supervision of the investment portfolio of the Trust and furnishes office facilities and certain clerical and administrative services to the Trust. In addition, the Adviser provides dividend, transfer agency and fund accounting services to the Trust.

         The aggregate amount of investment management fees earned by the Adviser during the fiscal years ended September 30, 1994, 1993 and 1992, was $1,978,541, $2,227,209 and $2,616,244, respectively. To offset capital losses incurred by the Trust for the fiscal year ended September 30, 1994, the Adviser contributed $1,151,168 to the Trust. This amount was equal to the investment management, transfer agent and fund accounting fees for the period from May 1, 1994, through September 30, 1994.

         The Adviser has agreed that if the aggregate expenses of the Trust (including fees pursuant to the Investment Advisory Contract, but excluding taxes, interest, brokerage fees and, where permitted under the expense limitations imposed by state securities administrators, extraordinary expenses) for any fiscal year exceed 2% of the first $10 million of the Trust's average net assets, 1 1/2% of the next $30 million of the Trust's average net assets, and 1% of the Trust's remaining average net assets, or 1 1/2% of average net assets, whichever is less, the Adviser will refund to the Trust, or otherwise bear, such excess. The Adviser was not obligated to refund or pay any expenses of the Trust for the fiscal years ended September 30, 1994, 1993 and 1992 as a result of such expense limitations.

         The Adviser is a wholly owned subsidiary of The Ohio Company, an investment banking firm organized in 1925. Descendants of H. P. and R. F. Wolfe, deceased, and members of their families, through their possession of a majority of the voting stock, may be considered controlling persons of The Ohio Company. Walter R. Chambers is an officer and director of The Ohio Company. Frank W. Siegel, John L. Schlater, Hannibal L. Godwin and James M. Schrack II are each an officer of The Ohio Company.

         The Investment Advisory Contract was last approved by a majority of both the trustees and those trustees who are not "interested persons" (as defined in the 1940 Act) of either the Trust or the Adviser at a meeting held for such purpose on January 20, 1995, and was last approved by the shareholders of the Trust at the annual meeting of shareholders of the Trust held on January 11, 1983.

         The Investment Advisory Contract will continue in force from year to year if specifically approved at least annually by the Board of Trustees of the Trust or by the vote of a majority of the Trustees who are not "interested persons" of any party to such Contract, cast in person at a meeting called for such purpose. The Contract may be terminated by either party, at any time, without penalty, upon sixty days' written notice, and will automatically terminate in the event of its assignment. Termination will not affect the right of the Adviser to receive payments on any unpaid balance of the compensation earned prior to termination.


                             PORTFOLIO TRANSACTIONS

         Pursuant to the Investment Advisory Contract, the Adviser, subject to the policies established by the Board of Trustees of the Trust and in accordance with the Trust's investment restrictions and policies, is responsible for the Trust's portfolio decisions and the placing of the Trust's portfolio transactions. Purchases and sales of portfolio securities which are debt securities usually are principal transactions in which such portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities generally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions in the over-the-counter market are generally principal transactions with dealers.
With respect to the over-the-counter market, the Trust, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere.

         In executing such transactions, the Adviser seeks to obtain the best net results for the Trust taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulties of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While the Adviser generally seeks reasonably competitive commission rates, for the reasons stated in the prior sentence, the Trust will not necessarily be paying the lowest commission or spread available. For the past three fiscal years, the Trust has paid no brokerage commissions.

         The Adviser may consider provision of research, statistical and other information to the Trust or the Adviser in the selection of qualified broker-dealers who effect portfolio transactions for the Trust so long as the Adviser's ability to obtain the best net results for portfolio transactions of the Trust is not diminished. Such research services include supplemental research, securities and economic analyses, and statistical services and information with respect to the availability of securities or purchasers or sellers of securities. Such research services may also be useful to the Adviser in connection with its services to other clients. Similarly, research services provided by brokers serving such other clients may be useful to the Adviser in connection with its services to the Trust. Although this information is useful to the Trust and the Adviser, it is not possible to place a dollar value on it. It is the opinion of the Board of Trustees and the Adviser that the review and study of this information will not reduce the overall cost to the Adviser of performing its duties to the Trust under the Investment Advisory Contract. The Trust is not authorized to pay brokerage commissions which are in excess of those which another qualified broker would charge solely by reason of brokerage and research services provided.

         Investment decisions for the Trust are made independently from those for any other investment company or account managed by the Adviser. Any such other investment company or account may also invest in the same securities as the Trust. When a purchase or sale of the same security is made at substantially the same time on behalf of the Trust and another investment company or account, the transaction will be averaged as to price and available investments will be allocated as to amount in a manner which the Adviser believes to be equitable to the Trust and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Trust or the size of the position obtained by the Trust. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Trust with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. As provided by the Investment Advisory Agreement, in making investment recommendations for the Trust, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Trust is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by the Trust.

         The Trust did not during the fiscal year ended September 30, 1994, hold any securities of its regular brokers or dealers, as defined in Rule 10b-1 under the 1940 Act, or their parent companies.


                              ACCOUNTING SERVICES

         The Trust has entered into an Accounting Services Agreement with the Adviser pursuant to which the Adviser has agreed to maintain and keep current the books, accounts, records, journals and other records of original entry relating to the business of the Trust and to calculate the Trust's net asset value on a daily basis. In consideration of such services, the Trust has agreed to pay monthly to the Adviser a fee based on the average monthly net asset value of the Trust. For the last three fiscal years ended September 30, 1994, the Adviser received $54,818, $59,614 and $67,928, respectively, for its services to the Trust pursuant to such Agreement. As described above under "THE ADVISER," a portion of such fees were contributed to the Trust by the Adviser.


                  TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

         The Trust has entered into an Administration Agreement with the Adviser pursuant to which the Adviser has agreed to act as the

Trust's transfer agent, dividend disbursing agent and administrator of plans for the Trust. In consideration of such services, the Trust has agreed to pay the Adviser an annual fee paid monthly, equal to $21 per shareholder account plus the Adviser's out-of-pocket expenses. For the last three fiscal years ended September 30, 1994, the Adviser received $999,507, $918,214 and $958,526, respectively, for its services to the Trust pursuant to such Agreement. As described above under "THE ADVISER," a portion of such fees were contributed to the Trust by the Adviser.


                                  DISTRIBUTOR

         The Ohio Company, with principal offices located at 155 East Broad Street, Columbus, Ohio 43215, serves as the Trust's principal underwriter and, in connection therewith, is available to receive purchase orders and redemption requests relating to Shares of the Trust and to transmit such orders and requests to the Trust's custodian. The Ohio Company does not receive any compensation from the Trust or charge any fees to investors for its services rendered as principal underwriter of the Trust's Shares.

         The Distribution Contract was last approved by both the trustees and those trustees who are not "interested persons" (as defined in the 1940 Act) of either the Trust or The Ohio Company at a meeting held for such purpose on January 20, 1995, and was last approved by the shareholders of the Trust at the annual meeting of shareholders of the Trust held on January 11, 1983.

         The Distribution Contract will continue in effect from year to year if specifically approved at least annually by the Board of Trustees of the Trust or by the vote of a majority of the outstanding Shares of the Trust. In either event, the Distribution Contract must also be approved by vote of a majority of the trustees who are not "interested persons" of any party to the Distribution Contract, cast in person at a meeting called for such purpose. The Distribution Contract will automatically terminate in the event of its assignment.


                                   CUSTODIAN

         The Fifth Third Bank (the "Bank"), 38 Fountain Square, Cincinnati, Ohio 45263, has been selected to act as Custodian of the portfolio securities and cash of the Trust. The Bank has no part in determining the investment policies of the Trust or in deciding which securities are to be purchased or sold by the Trust. The Trust may enter into repurchase agreements with the Bank and may purchase or sell securities from or to the Bank.

                     LEGAL COUNSEL AND INDEPENDENT AUDITORS

         Certain legal matters as to the issuance of the Shares offered hereby have been passed upon by Baker & Hostetler, 65 East State Street, Columbus, Ohio 43215. The Trust has selected KPMG Peat Marwick LLP, Two Nationwide Plaza, Columbus, Ohio 43215, as independent auditors for the Trust. The financial statements of the Trust included in this Statement of Additional Information have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         The Trust's Shares may be purchased at the public offering price and are sold on a continuous basis through The Ohio Company, principal underwriter of the Trust's Shares, at its address and number set forth on the cover page of this Statement of Additional Information, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company.

         The Trust may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange Commission has by order permitted such suspension, or (d) an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practical or (ii) it is not reasonably practical for the Trust to determine the fair value of its net assets.

         Use of the check-writing redemption procedure will be subject to the rules and regulations of The Fifth Third Bank (the "Bank") governing checking accounts. Neither the Bank nor the Trust shall incur any liability to a participating shareholder under this procedure for not honoring a check that exceeds the value of Shares in a shareholder's account, for honoring checks properly drafted, for effecting redemptions pursuant to payment thereof or for returning checks not accepted for payment. This procedure may be terminated at any time by the Trust, the Bank or the participating shareholder. A shareholder participating in the check-writing redemption procedure has not established a checking or other account with the Bank for the purpose of Federal Deposit Insurance or otherwise.

Determination of Net Asset Value
--------------------------------

         The Trust values its portfolio securities on the basis of the amortized cost valuation method, which involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which the value of the Trust's portfolio securities, as determined by the amortized cost method, is higher or lower than the price the Trust would receive if it sold the securities. During periods of declining interest rates, the daily yield on Shares of the Trust computed as described above may tend to be higher than a like computation made by a fund with market prices and estimates of market prices for all of its portfolio securities. Thus, if the use of the amortized cost method by the Trust resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Trust would be able to obtain a somewhat higher yield than would result from investment in a fund utilizing solely market values, and existing investors in the Trust would receive less investment income. The converse would apply in a period of rising interest rates.

         The valuation of the Trust's portfolio securities based upon their amortized cost and the maintenance of the Trust's per share net asset value of $1.00 is permitted based on the Trust's adherence to certain conditions, including maintaining a dollar-weighted average portfolio maturity of 90 days or less and purchasing only portfolio securities having remaining maturities or 397 days or less. The Trustees have also established procedures designed to stabilize, to the extent reasonably possible, the Trust's net asset value per share, as computed for the purpose of sales and redemptions, at $1.00. Such procedures include review of the Trust's portfolio holdings by the Trustees at such intervals as they may deem appropriate to determine whether the Trust's net asset value calculated by using available market quotations deviates from $1.00 per share and, if so, whether such deviation is unfair to existing shareholders. In the event the Trustees determine that such a deviation exists, they have agreed to take such corrective action as they deem necessary and appropriate, including selling portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or establishing a net asset value per share by using available market quotations instead of using the amortized cost basis.

                                     TAXES

Federal Taxes
-------------

         The Trust intends to qualify as a "regulated investment company" under the Code for so long as such qualification is in the best interest of the Trust's shareholders. In order to qualify as a regulated investment company, the Trust must, among other things: derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies; derive less than 30% of its gross income from the sale or other disposition of stock, securities, options, future contracts or foreign currencies held less than three months; and diversify its investments within certain prescribed limits. In addition, to utilize the tax provisions specially applicable to regulated investment companies, the Trust must distribute to its shareholders at least 90% of its investment company taxable income for the year. In general, the Trust's investment company taxable income will be its taxable income subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year.

         A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Trust would be subject to a non-deductible excise tax equal to 4% of the deficiency.

         Although the Trust expects to qualify as a "regulated investment company" and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, the Trust may be subject to the tax laws of such states or localities. In addition, if for any taxable year the Trust does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions would be taxable to shareholders to the extent of earnings and profits, and would be eligible for the dividends received deduction for corporations.

         It is expected that the Trust will distribute annually to shareholders all or substantially all of the Trust's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Trust and not in cash. The Trust does not expect to realize any long-term capital gains and, therefore, does not foresee paying any "capital gains dividends" as described in the Code. However, if the Trust were to realize any long-term capital gains, distribution by the Trust of the excess of any such net long-term capital gain over net short-term capital loss is taxable to shareholders as long-term capital gain in the year in which it is received, regardless of how long the shareholder has held the Shares.

         Federal taxable income of individuals is subject to graduated tax rates of 15%, 28%, 31%, 36% and 39.6%. Further, the marginal tax rate may be in excess of 39.6%, because adjustments reduce or eliminate the benefit of the personal exemption and itemized deductions for individuals with gross income in excess of certain threshold amounts.

         Capital gains of individuals are subject to tax at the same rates applicable to ordinary income; however, the tax rate on capital gains of individuals cannot exceed 28%. Capital losses may be used to offset capital gains. In addition, individuals may deduct up to $3,000 of net capital loss each year to offset ordinary income. Excess capital loss may be carried forward to future years.

         Federal taxable income of corporations in excess of $75,000 up to $10 million is subject to a 34% tax rate; however, because the benefit of lower tax rates on a corporation's taxable income of less than $75,000 is phased out for corporations with income in excess of $100,000 but lower than $335,000, a maximum marginal tax rate of 39% may result. Federal taxable income of corporations in excess of $10 million is subject to a tax rate of 35%.
Further, a corporation's federal taxable income in excess of $15 million is subject to an additional tax equal to 3% of taxable income over $15 million, but not more than $100,000.

         Capital gains of corporations are subject to tax at the same rates applicable to ordinary income. Capital losses may be used only to offset capital gains and excess capital losses may be carried back three years and forward five years.

         Certain corporations are entitled to a 70% dividends received deduction for distributions from certain domestic corporations. Because all of the Trust's net investment income is expected to be derived from interest and short-term capital gains, it is anticipated that no distributions from the Trust will qualify for the dividends received deduction. However, to the extent the Trust would have any such distributions, the Trust will designate the portion of any distributions which qualify for the 70% dividends received deduction. The amount so designated may not exceed the amount received by the Trust for its taxable year that qualifies for the dividends received deduction.

         The Trust will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends paid to any shareholder who has provided either an incorrect tax identification number or no number at all, or who is subject to withholding by the Internal Revenue Service for failure properly to include on his return payments of interest or dividends.

State and Local Taxes
---------------------

         Shareholders of the Trust may be subject to state and local taxes with respect to their ownership of Trust Shares or distributions from the Trust. Under the laws of some jurisdictions, distributions of net investment income may be taxable to shareholders as dividend income even though a substantial portion of such distributions may be attributable to interest on U.S. Government obligations which, if received directly, may be exempt from such income taxes. Each shareholder should consult its tax adviser about the tax status of distributions from the Trust in the relevant state and locality.

General
-------

         Information set forth in the Prospectus and this Statement of Additional Information which relates to federal taxation is only a summary of some of the important federal tax considerations generally affecting purchasers of Shares of the Trust. No attempt has been made to present a detailed explanation of the federal income tax treatment of the Trust or its Shareholders and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of Shares of the Trust are urged to consult their tax advisers with specific reference to their own tax situation. In addition, the tax discussion in the Prospectus and this Statement of Additional Information is based on tax laws and regulations which are in effect on the date of the Prospectus and this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action.

         Shareholders should consult their tax advisers to assess the general state and local tax consequences of investing in the Trust and, in particular, to determine whether dividends paid that represent interest derived from U.S. government securities is exempt from applicable state and local income taxes.


                                     YIELD

         The current (average annualized) yield of the Trust for any seven-day period is calculated by dividing the average daily net income per Share earned by the Trust during the seven-day calendar period by the Trust's average price per Share over the same period and annualizing this quotient on a 365-day basis. For purposes of this calculation, the daily net income reflects dividends declared on the original Share and dividends declared on any Shares purchased with dividends on that Share. Capital changes that are excluded from the calculation are realized gains and losses from the sale of securities as well as unrealized appreciation and depreciation with respect to the Trust's portfolio. The yield of the Trust for the seven-day period ended September 30, 1994, was 3.53%.

         The effective or compounded yield of the Trust for any seven-day period is computed by adding the number one to the daily net income per Share earned by the Trust during the seven-day calendar period, raising the sum to a power equal to 365 divided by seven, and subtracting the number one from the result. The effective or compounded yield of the Trust for the seven-day period ended September 30, 1994, was 3.60%.

         Investors may judge the performance of the Trust by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation, and to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds, CDA Investment Technologies, Inc., and the Consumer Price Index. Comparisons may also be made to indices or data published in Donoghue's MONEY FUND REPORT of Holliston, Massachusetts, a nationally recognized money market fund reporting service, Money Magazine, Forbes, Barron's, The Wall Street Journal, The Columbus Dispatch, The New York Times, Business Week, Consumer Reports and U.S.A. Today.

         Current and effective yields will fluctuate from time to time and should not be considered representative of future results. Yield is a function of general economic and money market conditions, portfolio quality and maturity, type of portfolio instruments and operating expenses. Yield information may be useful in reviewing the Trust's performance and comparing an investment in Shares of the Trust with other investment alternative. However, yield on Shares of the Trust fluctuates unlike yields on bank deposits or other instruments that pay a fixed yield for a stated period of time.


                             ADDITIONAL INFORMATION

Shareholder and Trustee Liability
---------------------------------

         The Trust is an entity of the type commonly known as a "business trust." Shareholders of such a trust may, under certain circumstances, be held personally liable as partners for the obligations of the Trust. The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Trust and that every agreement, obligations or instrument entered into or executed by the Trust shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Trust has been advised by counsel that no personal liability will attach to the shareholders when such a provision is utilized, except possibly in a few jurisdictions.
With respect to all types of claims, contract claims where shareholder liability is not negated, claims for taxes and certain statutory liabilities, a shareholder may be held personally liable for obligations of the Trust. However, upon payment of any such liability, the shareholder will be entitled to reimbursement from the general assets of the Trust. The Trust is covered by insurance which the Trustees consider adequate to cover foreseeable tort claims. The Declaration of Trust provides for indemnification out of Trust property of any shareholder held personally liable solely by reason of his being or having been a shareholder. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. Thus, the risk of financial loss to a shareholder on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

         The Declaration of Trust further provides that no Trustee, officer or agent of the Trust shall be personally liable to any person for any action or failure to act except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. It also provides that all persons having any claim against the Trustees or the Trust shall look solely to the Trust's property for payment. The Trust may enter into repurchase agreements with the Bank and may purchase or sell securities from or to the Bank.

         The Trust is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of the Trust.

         The Prospectus and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

         The Prospectus and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectus and this Statement of Additional Information.

                              FINANCIAL STATEMENTS

                      CARDINAL GOVERNMENT SECURITIES TRUST


                               SEPTEMBER 30, 1994

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

                                                                           MATURITY      PRINCIPAL       VALUE
SECURITIES                                                                   DATE         AMOUNT       (NOTE 1)
----------                                                                 ---------     ---------     ---------
DIRECT U.S. GOVERNMENT OBLIGATIONS 54.36%
U.S. Treasury Bills....................................................     10/06/94     $  50,000     $  49,982
U.S. Treasury Bills....................................................     10/06/94        50,000        49,982
U.S. Treasury Bills....................................................     10/06/94        30,000        29,990
U.S. Treasury Bills....................................................     10/13/94        20,000        19,977
U.S. Treasury Bills....................................................     10/20/94        25,000        24,950
U.S. Treasury Bills....................................................     11/03/94        25,000        24,906
                                                                                         ---------     ---------
    TOTAL DIRECT U.S. GOVERNMENT OBLIGATIONS...........................                    200,000       199,787
                                                                                         ---------     ---------
REPURCHASE AGREEMENTS, FULLY COLLATERALIZED BY U.S. GOVERNMENT AND
  FEDERAL AGENCY OBLIGATIONS 46.04%
Kidder, Peabody & Co., 5.36%, dated 9/30/94............................     10/03/94        49,000        49,000
Paine Webber Inc., 5.20%, dated 9/30/94................................     10/03/94        49,000        49,000
Smith Barney Shearson, 4.98%, dated 9/30/94............................     10/03/94        48,000        48,000
Merrill Lynch Securities, 4.90%, dated 9/30/94.........................     10/03/94        20,000        20,000
Fifth Third Bank, 4.60%, dated 9/30/94.................................     10/03/94         3,200         3,200
                                                                                         ---------     ---------
    TOTAL REPURCHASE AGREEMENTS........................................                    169,200       169,200
                                                                                         ---------     ---------
    TOTAL INVESTMENTS AT AMORTIZED COST 100.40%........................                  $ 369,200     $ 368,987
                                                                                          ========      ========

Cost also represents cost for Federal income tax purposes.

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

ASSETS
Investments in securities at amortized cost......................................    $ 368,987
Cash.............................................................................           67
Interest receivable..............................................................           90
Other assets.....................................................................          320
                                                                                     ---------
            Total assets.........................................................      369,464
                                                                                     ---------
LIABILITIES
Payable for Trust shares redeemed................................................        1,813
Payable for shareholder distributions............................................           17
Accrued investment management, accounting and transfer agent fees (note 2).......           34
Other accrued expenses...........................................................           84
                                                                                     ---------
            Total liabilities....................................................        1,948
                                                                                     ---------
COMMITMENTS AND CONTINGENCIES (NOTE 3)
NET ASSETS -- applicable to 367,516,480 outstanding $.01 par value shares of
  beneficial interest (unlimited number of shares authorized)....................    $ 367,516
                                                                                     =========
NET ASSET VALUE PER SHARE........................................................        $1.00
                                                                                     =========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1994

INVESTMENT INCOME:
Interest.............................................................                $ 14,982
                                                                                     --------
EXPENSES:
Investment management fees (note 2)..................................                   1,978
Transfer agent fees and expenses (note 2)............................                   1,000
Accounting fees (note 2).............................................                      55
                                                                                     --------
          Total affiliated expenses..................................                   3,033
                                                                                     --------
Custodian fees.......................................................                      35
Professional fees....................................................                      86
Reports to shareholders..............................................                      62
Trustees' fees.......................................................                      22
Registration fees....................................................                      26
Other expenses.......................................................                     103
                                                                                     --------
          Total non-affiliated expenses..............................                     334
                                                                                     --------
          Total expenses.............................................                   3,367
                                                                                     --------
          Net investment income......................................                  11,615
                                                                                     --------
REALIZED LOSS ON INVESTMENTS:
Realized loss from security transactions.............................                  (1,463)
                                                                                     --------
          Net increase in net assets from operations.................                $ 10,152
                                                                                     ========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                        1994             1993
                                                                    ------------     ------------
FROM OPERATIONS:
Net investment income...........................................    $     11,615     $     10,941
Net realized loss from security transactions....................          (1,463)               0
                                                                    ------------     ------------
     Net increase in net assets from operations.................          10,152           10,941
                                                                    ------------     ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:.............................
Total distributions to shareholders.............................         (11,303)         (10,941)
                                                                    ------------     ------------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 4):
Proceeds from sale of shares....................................         987,709        1,011,128
Reinvestment of distributions to shareholders...................          11,027           10,654
Cost of shares redeemed.........................................      (1,033,978)      (1,091,545)
                                                                    ------------     ------------
     Decrease in net assets derived from capital share
       transactions.............................................         (35,242)         (69,763)
                                                                    ------------     ------------
FROM CAPITAL CONTRIBUTIONS (NOTE 2):
Capital contributed by Cardinal Management Corp.................           1,151                0
                                                                    ------------     ------------
     Net decrease in net assets.................................         (35,242)         (69,763)
NET ASSETS -- beginning of period...............................         402,758          472,521
                                                                    ------------     ------------
NET ASSETS -- end of period.....................................    $    367,516     $    402,758
                                                                    ============     ============

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cardinal Government Securities Trust (the Trust) is a diversified, open-end investment company created under the laws of Pennsylvania by a Declaration of Trust dated March 21, 1980 and is registered under the Investment Company Act of 1940. According to the terms of the Declaration of Trust, Trust investments must be obligations (or collateralized by obligations) of the U.S. Government or agencies thereof. The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation -- Securities are valued at amortized cost which approximates fair value (premiums and discounts are amortized on a straight-line basis). The use of this method requires the Trust to maintain a dollar-weighted average portfolio maturity of 90 days or less and purchase only securities having a remaining maturity of thirteen months or less.

Security Transactions and Investment Income -- Security transactions are recorded on the trade date. Interest income is recorded on the accrual basis. It is the Trust's policy for its Custodian or a third-party bank to take possession of all securities pledged as collateral for repurchase agreements and monitor the market value of the collateral to ensure that it remains sufficient to cover the repurchase agreements.

Federal Income Taxes -- No provision has been made for Federal taxes on the Trust's income, since it is the policy of the Trust to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

Dividends to Shareholders -- Dividends are declared and accrued daily and (for those shareholders not electing cash distribution of dividends) automatically reinvested monthly in additional shares from the sum of net investment income and net realized short-term gains.

(2) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Trust, Cardinal Management Corp. (CMC), an affiliated company, is allowed an annual fee of 0.5% of the average daily net assets of the Trust. CMC has agreed that if the aggregate expenses of the Trust, as defined, for any fiscal year exceed the expense limitation of any state having jurisdiction over the Trust, CMC will refund to the Trust, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1994.

CMC also serves the Trust as transfer agent and fund accountant. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. Accounting service fees are based on the monthly average net assets of the Trust. For the year ended September 30, 1994 the Trust paid or accrued $999,508 and $54,818 for transfer agent and fund accounting services, respectively.

To offset capital losses incurred by the Trust, CMC contributed $1,151,186 to the Trust during the year ended September 30, 1994. The amount contributed was equal to the investment management, transfer agent service and the fund accounting fees for the period from May 1, 1994 through September 30, 1994.
                                                                     (continued)

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

The Ohio Company, sole shareholder of CMC, serves as the Trust's distributor and, in connection therewith receives purchase orders and redemption requests relating to Trust shares. During the year ended September 30, 1994 the Trust incurred no expenses related to the distribution of its shares.

(3) -- COMMITMENTS AND CONTINGENCIES

The Trust has an available $6,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1994. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Trust. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Trust and its officers and trustees has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Trust is a deposit of $87,459 for the initial capital of ICI Mutual. The Trust is also committed to provide $262,377 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $175,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Trust's participation in ICI Mutual. This amount is not available for investment.

(4) -- CAPITAL STOCK

At September 30, 1994, there were an unlimited number of $.01 par value shares of capital stock and the capital amounts were as follows:

Paid in capital....................................................................    $ 368,667,666
Accumulated net realized loss on investments.......................................       (1,463,438)
Undistributed net investment income................................................          312,252
                                                                                       -------------
Net assets.........................................................................    $ 367,516,480
                                                                                       =============

Transactions in capital stock were as follows:

                                                                               YEARS ENDED
                                                                              SEPTEMBER 30,
                                                                    ---------------------------------
                                                                         1994               1993
                                                                    --------------     --------------
Shares sold.....................................................       987,708,658      1,011,128,520
Shares issued in connection with reinvestment of distributions
  to shareholders...............................................        11,026,622         10,653,583
                                                                    --------------     --------------
                                                                       998,735,280      1,021,782,103
Shares repurchased..............................................    (1,033,976,922)    (1,091,544,710)
                                                                    --------------     --------------
Net decrease....................................................       (35,241,642)       (69,762,607)
Shares outstanding:
Beginning of period.............................................       402,758,122        472,520,729
                                                                    --------------     --------------
End of period...................................................       367,516,480        402,758,122
                                                                    ==============     ==============

CARDINAL GOVERNMENT SECURITIES TRUST
-----------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (continued)
-----------------------------------------------------------------------

(5) -- DIVIDENDS AND DISTRIBUTIONS

See caption "FINANCIAL HIGHLIGHTS" in the Prospectus for the Financial Highlights with respect to the Trust for each of the years in the ten-year period ended September 30, 1994.

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Trustees
Cardinal Government Securities Trust:

We have audited the accompanying statement of assets and liabilities of Cardinal Government Securities Trust, including the statement of investments, as of September 30, 1994, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1994, by correspondence with the custodian. For payables for investment securities purchased as of September 30, 1994, we performed appropriate alternative procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cardinal Government Securities Trust as of September 30, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 18, 1994

STATEMENT OF ADDITIONAL INFORMATION


                        CARDINAL TAX EXEMPT MONEY TRUST


         Cardinal Tax Exempt Money Trust (the "Trust") is a no-load, diversified, open-end management investment company with an investment objective of maximizing current income exempt from federal income tax while preserving capital and maintaining liquidity. The Trust seeks to attain its objective through professional management of a high-grade portfolio of short-term municipal bonds and notes, tax-exempt commercial paper and tax-exempt short-term discount notes, some of which may be secured by the full faith and credit of the U.S. Government. All obligations purchased by the Trust will mature, or be deemed to mature, in 397 days (13 months) or less or will have interest rates adjusted in accordance with established indexes (e.g. the prime rate) not less frequently than semi-annually. There can be no assurance that the Trust's objective will be achieved.

         The Trust is designed for institutions and individuals who desire current income exempt from federal income tax that reflects prevailing interest rates for short-term tax-exempt investments together with a high degree of liquidity.

                   _________________________________________

         For further information regarding the Trust or for assistance in opening an account or redeeming shares, please call

        In Columbus 464-5512 (opening accounts and further information)
                          464-5511 (redeeming shares)

               From other Ohio locations (800) 282-9446 toll free

                   From outside Ohio (800) 848-7734 toll free

           Inquiries may also be made by mail addressed to the Trust
                            at its principal office:

                             155 East Broad Street
                             Columbus, Ohio 43215

         The Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Trust, dated February 1, 1995, which has been filed with the Securities and Exchange Commission. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectus. The Prospectus is available upon request without charge from the Trust at the above address or by calling the phone numbers provided above.

                                FEBRUARY 1, 1995

                               TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             ----
INVESTMENT OBJECTIVE AND POLICIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1
         Additional Information on Portfolio Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1
         Investment Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-10
         Portfolio Turnover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-13

MANAGEMENT OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-13
         Trustees and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-13

PRINCIPAL SHAREHOLDERS OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-16

THE ADVISER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-16

PORTFOLIO TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-17

ACCOUNTING SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-19

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-19

DISTRIBUTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-19

CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-20

LEGAL COUNSEL AND INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-20

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-20
         Determination of Net Asset Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-21

TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-22

YIELD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-26

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-27
         Shareholder and Trustee Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-27

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-29

APPENDIX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

                      STATEMENT OF ADDITIONAL INFORMATION


                        CARDINAL TAX EXEMPT MONEY TRUST

         Cardinal Tax Exempt Money Trust (the "Trust") is an open-end management investment company. Much of the information contained in this Statement of Additional Information expands upon subjects discussed in the Prospectus of the Trust. Capitalized terms not defined herein are defined in the Prospectus. No investment in Shares of the Trust should be made without first reading the Prospectus of the Trust.


                       INVESTMENT OBJECTIVE AND POLICIES

GENERAL

         The Trust invests primarily in high grade short-term Municipal Securities which at the time of investment have, or are deemed to have, remaining maturities of 397 days (13 months) or less or which have variable rates, demand features and quality characteristics which permit the Trust to treat them as maturing in 397 days or less. The dollar weighted average portfolio will have a maturity of less than 90 days. See "ADDITIONAL PURCHASE AND REDEMPTION INFORMATION -- Determination of Net Asset Value."

ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS

         GENERAL. The term "Municipal Securities", as used in this Statement of Additional Information means debt obligations issued by or on behalf of any state, territory or possession of the United States or the District of Columbia or their political subdivisions, agencies or instrumentalities, and participation interests therein, the interest on which is, in the opinion of counsel for the issuer, wholly exempt from federal income taxation. See "Municipal Securities" below.

         Specific types of Municipal Securities which the Trust may purchase include bond anticipation notes, construction loan notes, project notes, revenue anticipation notes and tax anticipation notes which, in each case (1) are backed by the full faith and credit of the United States, (2) are rated MIG 1 or MIG 2, or subsequent equivalents by Moody's Investors Service, Inc. ("Moody's") or (3) if the notes are not rated, are, as determined by Cardinal Management Corp., the Trust's adviser (the "Adviser") in accordance with guidelines established by the Board of Trustees, of a quality equivalent to MIG 1 or MIG 2.

         The Trust may also invest in municipal bonds and participation interests therein, including industrial development revenue bonds and pollution control revenue bonds, which are (1) rated Aaa or Aa by Moody's, (2) rated AAA or AA by Standard & Poor's Corporation ("S&P") or (3) if not rated, have, in the opinion of the Adviser determined in accordance with the guidelines established by the Board of Trustees, essentially the same characteristics and quality as bonds having the above ratings.

         In addition, the Trust may purchase other types of tax-exempt MunicipalSecurities such as short-term discount notes. These investments must be (1) rated Prime-1 or Prime-2 by Moody's or (2) if not rated, possess equivalent characteristics and quality in the opinion of the Adviser determined in accordance with guidelines established by the Board of Trustees.

         The Appendix contains a description of the ratings set forth above.

         The Trust may acquire participations in privately negotiated loans to municipal borrowers, provided that the Trust has received an opinion from bond counsel to the municipal borrower that the interest received by the Trust is exempt from federal income tax and the loans are otherwise in accordance with the Trust's investment objective and restrictions.

         The Trust may invest more than 25% of its net assets in (i) Municipal Securities whose issuers are in the same state, (ii) Municipal Securities the interest upon which is paid solely from revenues of similar projects and (iii) industrial development and pollution control revenue bonds which are not variable rate demand Municipal Securities, i.e., Municipal Securities which are related in such a way that an economic, business or political development or change affecting one such Municipal Security would also affect the other Municipal Securities; for example, Municipal Securities the interest on which is paid from revenues of similar type projects or Municipal Securities whose issuers are located in the same state. The District of Columbia, each state, each of its political subdivisions, agencies, instrumentalities and authorities, and each multi-state agency of which a state is a member, is a separate "issuer" as that term is used in this Statement of Additional Information. The identification of the "issuer" depends on the terms and conditions of the security. When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the security is supported only by the assets and revenues of the subdivision, such subdivision would be deemed to be the sole "issuer." Similarly, in the case of an industrial development or pollution control revenue bond, if that bond is supported only by the assets and revenues of the nongovernmental user, then such nongovernmental user would be deemed to be the sole "issuer." If, however, in either case, the creating government or some other entity guarantees a security, such a guarantee would be considered a separate security and must be separately valued.

         The Municipal Securities described herein represent those which the Trust currently expects to purchase. However, several new types of municipal bonds and notes, particularly those with shorter maturities, have been introduced in recent years and the Adviser believes that other types of municipal bonds and notes may be offered in the future. Therefore, in order to preserve maximum flexibility in seeking to attain its investment objective, the Trust has determined not to limit its purchase to the types of Municipal Securities described herein, although it will purchase only municipal obligations which have the credit characteristics described herein. In addition, the Trust may not purchase any municipal bonds or notes having characteristics or terms that are inconsistent with the investment objective or investment policies of the Trust.

         Subsequent to the Trust's purchase of a security, it may be assigned a lower rating or cease to be rated. In such an event the Adviser is required to promptly reassess the credit quality of such security. If such security no longer presents minimal credit risks or if the security is deemed to be an "Unrated Security" or a "Second-Tier Security," within the meaning of Rule 2a-7 of the Investment Company Act of 1940 (the "1940 Act"), and receives a rating by any nationally recognized statistical rating organization below the second highest rating category, the Adviser is generally required to sell such security within five business days of becoming aware of such an event.

         MUNICIPAL SECURITIES. Municipal Securities which may be purchased by the Trust currently can be divided into two basic groups: Municipal Notes and Municipal Bonds.

         Municipal Notes generally provide capital for short-term needs and have maturities of one year or less. They include:

                 1. PROJECT NOTES. Project notes are sold through the Department of Housing and Urban Development to raise funds for federally sponsored urban renewal, neighborhood development and housing programs. In low-income housing, proceeds from project notes are chiefly used for construction financing prior to permanent financing. In urban renewal the funds have generally been used for land acquisition and site improvements. (No new urban renewal projects are currently being undertaken as that program has been superseded by the Community Block Grant Program contained in the Housing and Community Development Act of 1974.) Project notes are issued by public bodies created under the laws of one of the states, territories or U.S. possessions and are referred to as Local Issuing Agencies. Project Notes generally range in maturity from three months to one year. While they are the primary obligations of the public housing agencies or the local urban renewal agencies which have issued them, they are also secured by the full faith and credit of the U.S. Government. Payment by the United States pursuant to its full faith and credit obligation does not impair the tax-exempt character of the income from project notes.

                 2. TAX ANTICIPATION NOTES. Tax anticipation notes are issued by state and local governments in anticipation of collection of taxes to finance the current operations of such governments. The notes are generally payable only from tax collections and often only from the proceeds of the specific tax levy whose collection they anticipate.

                 3. REVENUE ANTICIPATION NOTES. Revenue anticipation notes are issued by governmental entities in anticipation of revenues to be received later in the then current fiscal year.

                 4. BOND ANTICIPATION NOTES. Bond anticipation notes are issued in anticipation of a later issuance of bonds and are usually payable from the proceeds of the sale of the bonds anticipated or of renewal notes.

                 5. CONSTRUCTION LOAN NOTES. Construction loan notes, issued to provide construction financing for specific projects, are often redeemed after the projects are completed and accepted with funds obtained from the Federal Housing Administration under "Fannie Mae" (Federal National Mortgage Association) or "Ginnie Mae" (Government National Mortgage Association).

                 6. TAX-EXEMPT COMMERCIAL PAPER. Tax-exempt commercial paper is issued by state and local governments and agencies thereof to finance seasonal working capital needs or in anticipation of longer term financing. The stated maturity is 365 days or less.

         Municipal Bonds are usually issued to obtain funds for various public purposes, to refund outstanding obligations, to meet general operating expenses or to obtain funds to lend to other public institutions and facilities. They are generally classified as either "general obligation" or "revenue" bonds and frequently have maturities in excess of one year at the time of issuance, although issues having variable interest rates with demand features may permit the Trust to treat them as having maturities of less than 397 days. See "Determination of Net Asset Value" herein and "HOW IS NET ASSET VALUE CALCULATED?" in the Prospectus.

                 1. GENERAL OBLIGATION BONDS. General obligation bonds are issued by states, counties, regional districts, cities, towns and school districts for a variety of purposes including mass transportation, highway, bridge, school, road, and water and sewer system construction, repair or improvement. Payment of these bonds is secured by a pledge of the issuer's full faith and credit and taxing (usually property tax) power.

                 2. REVENUE BONDS. Revenue bonds are payable solely from the revenues generated from the operations of the facility or facilities being financed or from other non-tax sources. These bonds are often secured by debt service reserve funds, rent subsidies and/or mortgage collateral to finance the construction of housing, highways, bridges, tunnels, hospitals, university and college buildings, port and airport facilities, and electric, water, gas and sewer systems.

                 3. INDUSTRIAL DEVELOPMENT REVENUE AND PRIVATE ACTIVITY BONDS. Industrial development revenue bonds and private activity bonds are usually issued by local government bodies or their authorities to provide funding for industrial facilities, privately operated housing, health care facilities, airports, docks and mass commuting facilities, certain water and sewage facilities, qualified hazardous waste facilities and high speed innercity rail facilities. Under prior law, these bonds also were issued to finance commercial facilities, sports facilities, convention and trade show facilities and pollution control facilities. Payment of principal and interest on such bonds is not secured by the taxing power of the governmental body. Rather, payment is dependent solely upon the ability of the users of the facilities financed by the bonds to meet their financial obligations and the pledge, if any, of the real and personal property financed by such bonds as security for payment.

         Legislation to restrict or eliminate the federal income tax exemption for interest on certain Municipal Securities has been enacted periodically in the recent past and additional legislation may be enacted in the future. This legislation may adversely affect the availability of Municipal Securities for the Trust's portfolio. If any such legislation has a materially adverse effect on the Trust's ability to achieve its investment objective, the Trust will re-evaluate its investment objective and submit to its shareholders for approval necessary changes in the objective and policies of the Trust.

         VARIABLE RATE DEMAND MUNICIPAL SECURITIE. Variable rate demand Municipal Securities are tax-exempt obligations that provide for a periodic adjustment in the interest rate paid on the securities and permit the holder to demand payment of the unpaid principal balance plus accrued interest upon a specified number of days' notice either from the issuer or by drawing on a bank letter of credit or comparable guarantee issued with respect to such security. The issuer of a variable rate demand security may have a corresponding right to prepay in its discretion the outstanding principal of the instrument plus accrued interest upon notice comparable to that required for the holder to demand payment.

         The variable rate demand Municipal Securities in which the Trust may invest are payable on demand on not more than seven calendar days' notice. The terms of the securities must provide that interest rates are adjustable at intervals ranging from weekly up to semi-annually. The adjustments are based upon the prime rate of a bank or other appropriate interest rate adjustment index as provided in the respective instruments. The variable rate demand securities purchased by the Trust are subject to the quality characteristics for Municipal Securities described above and in the Appendix to this Statement of Additional Information. While these securities are expected to have maturities in excess of one year, the Adviser will determine at least monthly that such securities are of high quality. The Trustees have instructed the Adviser to exercise its right to demand payment of principal and accrued interest thereon, if a variable rate demand security held by the Trust no longer meets the quality standards of the Trust, unless, of course, the security can be sold for a greater amount in the market.

         The principal and accrued interest payable to the Trust on demand will be supported by an irrevocable letter of credit or comparable guarantee of a financial institution (generally a commercial bank) whose short-term taxable debt meets the quality criteria for investment by the Trust in Municipal Securities, except in cases where the security itself meets the credit criteria of the Trust without such letter of credit or comparable guarantee. Thus, although a variable rate demand security may be unrated, the Trust will have at all times an alternate high quality credit source to draw upon for payment with respect to such security.

         The variable rate demand securities which the Trust may purchase include participation interests in variable rate securities. Such participation interests will have, as part of the participation agreement between the Trust and the selling financial institution, a demand feature which permits the Trust to demand payment from the seller of the principal amount of the Trust's participation plus accrued interest thereon. This demand feature always will be supported by a letter of credit or comparable guarantee provided by the selling financial institution. Such financial institution will retain a service and a letter of credit fee, and a fee for issuing commitments to purchase on demand, in an amount equal to the excess of the interest paid on the variable rate security in which the Trust has a participation interest over the negotiated yield at which the participation interest was purchased by the Trust. Accordingly, the Trust will purchase such participation interests only when the yield to the Trust, net of such fees, is equal to or greater than the yield then available on other variable rate demand securities or short-term fixed rate tax exempt securities of comparable quality and where the fees are reasonable in relation to the services provided by the financial institution and the security and liquidity provided by the letter of credit or guarantee.

         TAXABLE MONEY MARKET SECURITIES. The Trust may invest up to 20% of its assets in taxable money market instruments when the Adviser deems such investments to be in the best interests of shareholders. However, under normal circumstances, the Trust will be managed with a view towards producing only income that is exempt from federal income taxes. Permissible taxable investments are as follows:

                 1. U.S. GOVERNMENT OBLIGATIONS. Obligations issued by the U.S. Government include bills, notes and bonds of the U.S. Treasury, which differ only in their interest rates, maturities and times of issuance: Treasury bills have a maturity of one year or less, Treasury notes have maturities of one to ten years and Treasury bonds generally have maturities of greater than ten years. Obligations issued by agencies or instrumentalities of the U.S. Government include, among others, securities issued by General Services Administration, Federal Housing Administration, Farmers Home Administration, Government National Mortgage Association, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Land Banks, Federal Home Loan Mortgage Corporation, Central Bank for Cooperatives, Maritime Administration, The Tennessee Valley Authority, Washington, D.C. Armory Board, Export-Import Bank of the United States, the International Bank for Reconstruction and Development, Federal National Mortgage Association and Student Loan Marketing Association. Some obligations issued or guaranteed by U.S. Government agencies or instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by U.S. Treasury guarantees; and others, such as those issued by Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury. In addition, some obligations of U.S. Government agencies or instrumentalities, such as those issued by the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, are supported solely by the credit of the issuing agency or instrumentality itself. No assurance can be given that the U.S. Government will provide financial support to such U.S. Government sponsored agencies or instrumentalities in the future, since it is not obligated to do so by law. The Trust will invest in such securities only when it is satisfied that the credit risk with respect to the issuer is minimal.

                 2. OBLIGATIONS OF BANKS AND SAVINGS AND LOANS. Investments in obligations of banks and savings and loans are limited to (1) certificates of deposit issued by domestic banks with assets in excess of five hundred million dollars, (2) certificates of deposit or other deposit obligations of savings and loans with assets in excess of five hundred million dollars, and (3) bankers' acceptances and letters of credit guaranteed by banks meeting the above criteria. Bankers' acceptances and letters of credit are short-term credit instruments used to finance the import, export, transfer or storage of goods.
         They are termed "accepted" when a bank guarantees their payment at maturity. Obligations issued or guaranteed by Federal Deposit Insurance Corporation ("FDIC") member institutions are not necessarily guaranteed by the FDIC. Deposit obligations of domestic banks and savings and loans are insured by the FDIC up to a maximum of $100,000, which limitation applies to all funds which the Trust may have on deposit at any one bank or savings and loan. Bankers' acceptances and letters of credit are not so insured.

                 3. COMMERCIAL PAPER. Permissible commercial paper investments of the Trust consist of obligations rated Prime-1 or Prime-2, or A-1 or A-2, or their subsequent equivalents, by Moody's or S&P or unrated commercial paper issued by companies with an unsecured debt issue outstanding which is rated Aa or better by Moody's or AA or better by S&P. These ratings are described in the Appendix. Commercial paper constitutes unsecured indebtedness of business or banking firms issued to finance their short-term financial needs.

         The Trust may also invest in repurchase agreements. Repurchase agreements are described in detail in the Prospectus.

         REVERSE REPURCHASE AGREEMENT. The Trust is permitted to enter into reverse repurchase agreements for temporary or emergency non-investment purposes in an amount not exceeding (together with other borrowings) 5% of the value of the Trust's assets at the time of entering into the agreement. The Trust, however, has not entered into such agreements in the past and does not intend to enter into such agreements in the foreseeable future.

         STAND-BY COMMITMENTS. Pursuant to an exemptive order which the Trust has received under the 1940 Act the Trust may also acquire "stand-by commitments" with respect to Municipal Securities held in its portfolio. Under a "stand-by commitment," a dealer agrees to purchase, at the Trust's option, specified Municipal Securities at a specified price. "Stand-by commitments" are the equivalent of a "put" option acquired by the Trust with respect to particular Municipal Securities held in its portfolio.

         The amount payable to the Trust upon its exercise of a "stand-by commitment" will normally be (i) the Trust's acquisition cost of the Municipal Securities (excluding any accrued interest which the Trust paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Trust owned the securities, plus
(ii) all interest accrued on the Municipal Securities since the last interest payment date during the period such obligations are owned by the Trust. "Stand-by commitments" which may be acquired by the Trust will be exercisable by the Trust at any time prior to the underlying security's maturity. Absent unusual circumstances, the Trust will value the underlying Municipal Securities on an amortized cost basis. Accordingly, the amount payable by a dealer during the time a "stand-by commitment" is exercisable is substantially the same as the value of the underlying Municipal Securities.
The Trust's right to exercise "stand-by commitments" must be unconditional and unqualified. A "stand-by commitment" is not transferable by the Trust, although the Trust may sell the underlying Municipal Securities to a third party at any time.

         The Trust expects that "stand-by commitments" will generally be available without the payment of any direct or indirect consideration.
However, if necessary and advisable, the Trust may pay for "stand-by commitments" either separately in cash or by paying a higher price for Municipal Securities which are acquired subject to such a commitment (thus reducing the yield to maturity otherwise available for the same securities). The total amount paid in either manner for outstanding "stand-by commitments" held in the Trust's portfolio may not exceed 1/2 of 1% of the value of the Trust's total assets calculated immediately after each "stand-by commitment" is acquired.

         The Trust intends to enter into "stand-by commitments" only with dealers, banks and broker-dealers which in the opinion of the Adviser to the Trust present minimum credit risks. The Trust's reliance upon the credit of these dealers, banks and broker-dealers is secured by the value of the underlying Municipal Securities that are subject to the commitment. However, the failure of a party to honor a "stand-by commitment" to the Trust could have an adverse impact on the liquidity of the Trust during periods of rising interest rates.

         The Trust intends to acquire "stand-by commitments" solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. The acquisition of a "stand-by commitment" will not affect the valuation or maturity of the underlying Municipal Securities which will continue to be valued in accordance with the amortized cost method. "Stand-by commitments" acquired by the Trust will be valued at zero in determining net asset value. Where the Trust pays directly or indirectly for a "stand-by commitment," its cost will be reflected as unrealized depreciation for the period during which the commitment is held by the Trust. "Stand-by commitments" will not affect the average weighted maturity of the Trust's portfolio.

         WHEN-ISSUED SECURITIES. When payment is made for when-issued securities, the Trust will meet its obligations from then-available cash flow, sale of securities held in the separate account, sale of other securities or, although it would normally not expect to do so, from sale of the when-issued securities themselves (which may have a market value greater or less than the Trust's obligation).

Sale of securities to meet such obligations would involve a greater potential for the realization of capital gains, which could cause the Trust to realize income not exempt from federal income taxation. The Trust intends to make commitments to purchase Municipal Securities with the intention of actually acquiring such obligations, but the Trust may sell the obligations before the settlement date if it is advisable or necessary as a matter of investment strategy.

         SECURITIES OF OTHER INVESTMENT COMPANIE. The Trust may invest in securities issued by other investment companies. The Trust currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Trust. As a shareholder of another investment company, the Trust would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Trust bears directly in connection with its own operations. Investment companies in which the Trust may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Trust and, therefore, will be borne directly by shareholders.

INVESTMENT RESTRICTIONS

         In addition to the investment objective of the Trust, which may not be changed without approval of shareholders owning a majority of the outstanding Trust Shares (as defined under "WHAT IS THE TRUST?" in the Prospectus), the Trust had adopted the following investment restrictions and limitations which may not be changed without similar shareholder approval. The Trust may not:

                 (1) purchase securities, if as a result of such purchase more than 5% of its total assets would be invested in the securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which securities include project notes for purposes of this restriction), except that up to 25% of the value of the Trust's assets may be invested without regard to this 5% limitation (for purposes of this test, the non-governmental user of facilities financed by industrial development or pollution control revenue bonds and a bank issuing a letter of credit or comparable guarantee supporting a variable rate demand municipal security is considered to be the issuer);

                 (2) purchase the securities of issuers conducting their principal business activity in the same industry if as a result of such purchase more than 25% of its total assets would be invested in the securities of issuers in that industry; provided that such limitation shall not apply to the purchase of Municipal Securities, securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or securities issued by domestic branches of domestic banks (the only securities issued by domestic branches of domestic banks that the Trust contemplates investing in are variable rate demand Municipal Securities supported by letters of credit or guarantees issued by domestic branches of domestic banks);

                 (3) borrow money or enter into reverse repurchase agreements except for temporary or emergency non-investment purposes, such as to accommodate abnormally heavy redemption requests, and then only in an amount not exceeding 5% of the value of the Trust's total assets at the time of borrowing;

                 (4) pledge, mortgage or hypothecate its assets, except that to secure borrowing permitted by (3) above, it may pledge securities having a market value at the time of pledge not exceeding 15% of the Trust's total assets; provided, however, so long as certain state law restrictions are applicable, the market value of securities subject to any such pledge will not exceed 10% of the market value of the Trust's total assets;

                 (5)      underwrite any securities issued by others;

                 (6) purchase or sell real estate, although the Trust may invest in Municipal Securities or temporary investments secured by interests in real estate;

                 (7) purchase or sell commodities, commodity contracts or oil and gas interests;

                 (8) make loans, other than by entering into repurchase agreements and through the purchase of participation in privately negotiated loans and portions of publicly issued debt obligations that are in accordance with its investment objective and policies; provided, however, that the Trust may not enter into a repurchase agreement if, as a result thereof, more than 10% of its total assets would be subject to repurchase agreements maturing in more than seven days;

                 (9) sell securities short or purchase any securities on margin, except for such short term credits as are necessary for the clearance of portfolio transactions;

                 (10) write, purchase or sell put or call options, except to the extent that securities subject to a demand obligation or stand-by commitment may be acquired;

                 (11) purchase or retain securities of any issuer for the Trust's portfolio if those officers and Trustees of the Trust or officers and Directors of its Adviser, who individually beneficially own more than 1/2 of 1% of the outstanding securities of such issuer, together beneficially own more than 5% of such outstanding securities;

                 (12) invest in companies for the purposes of exercising control or management of another company;

                 (13) purchase from or sell to any of its officers or Trustees or the officers or Directors of the Adviser, portfolio securities of the Trust;

                 (14) purchase securities subject to legal or contractual restrictions on the resale thereof ("restricted securities") if such purchase would cause more than 10% of the Trust's assets (including repurchase agreements maturing in more than seven days) to be invested in restricted securities and other securities that are not readily marketable;

                 (15) purchase securities which are not Municipal Securities and the income from which is subject to federal income tax, if such purchase would cause more than 20% of the Trust's total assets to be invested in such securities; or

                 (16) purchase securities of other investment companies, except
         (a) in connection with a merger, consolidation, acquisition or reorganization, and (b) to the extent permitted by the 1940 Act or pursuant to any exemptions therefrom.

         The Trust has represented to the California Department of Corporations that, in order to comply with applicable regulations, it will acquire or retain securities of other open-end management investment companies if such investments are made in open-end management investment companies sold with no sales commission and the Trust's investment adviser waives its management fee with respect to such investments. The Trust intends to comply with this undertaking for so long as the Trust has its shares registered for sale in the State of California or such representation is required by the California Department of Corporations.

         If a percentage restriction or limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in values or net assets will not be considered a violation thereof.

PORTFOLIO TURNOVER

         The portfolio turnover rate for the Trust is calculated by dividing the lesser of the Trust's purchases or sales of portfolio securities for the year by the monthly average value of the Trust's portfolio securities. The Securities and Exchange Commission requires that the calculation exclude all securities whose remaining maturities at the time of acquisition were one year or less.

         Because the Trust intends to invest entirely in securities with maturities of less than one year and because the Commission requires such securities to be excluded from the calculation of portfolio turnover rate, the portfolio turnover with respect to the Trust is expected to be zero percent for regulatory purposes.


                            MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS

         The trustees and officers of the Trust, together with their addresses and principal business occupations and other affiliations during the last five years, are shown below. Each person named as Trustee (except for Mr. Godwin) also serves as a trustee of Cardinal Government Securities Trust, Cardinal Government Obligations Fund and The Cardinal Group, and as a director of The Cardinal Fund Inc. Mr. Godwin also serves as a trustee of Cardinal Government Securities Trust. Each trustee who is an "interested person" of the Trust, as that term is defined in the 1940 Act, is indicated by an asterisk.

                          Name and                       Positions Held                     Principal Occupation
                 Business Address                        with Registrant                    During Past 5 Years
                 ----------------                        ---------------                    -------------------
                 Gordon B. Carson                        Trustee, Member of Executive       Principal, Whitfield Robert
                 5413 Gardenbrook Drive                  Committee                          Associates (construction consulting
                 Midland, Michigan 48642                                                    firm) since 1988; formerly, Vice
                                                                                            President of Michigan Molecular
                                                                                            Institute, Midland, Michigan
                                                                                            (polymer science research
                                                                                            institute).

                 *Walter R. Chambers                     Chairman and                       Chairman, President, Chief Executive
                 155 East Broad Street                   Trustee, Member of Executive       Officer and a Director of The Ohio
                 Columbus, Ohio 43215                    and Nominating Committees          Company (investment banking);
                                                                                            formerly, Senior Executive Vice
                                                                                            President of The Ohio Company.

                 John B. Gerlach, Jr.                    Trustee, Member of Audit           Since 1994, President and a Director
                 37 West Broad Street                    Committee                          of Lancaster Colony Corporation
                 Columbus, Ohio 43215                                                       (diversified consumer products);
                                                                                            prior thereto, Executive Vice
                                                                                            President, Secretary and a Director
                                                                                            of Lancaster Colony Corporation.

                 *Hannibal L. Godwin III 155 East        Trustee and Executive Vice         Senior Vice President of The Ohio
                 Broad Street                            President                          Company (investment banking).
                 Columbus, Ohio 43215

                 Michael J. Knilans                      Trustee, Member of Executive       Chairman, Ohio Bureau of Workers'
                 1119 Kingsdale Terrace                  Committee                          Compensation.
                 Columbus, Ohio 43220

                 James I. Luck                           Trustee                            President, The Columbus Foundation
                 1234 East Broad Street                                                     (philanthropic public foundation).
                 Columbus, Ohio 43205

                 David L. Nelson                         Trustee, Member of Audit and       Vice President, Customer
                 18 James Lane                           Nominating Committees              Satisfaction, Industry Segment, and
                 Stamford, CT 06903                                                         former President, ABB Process
                                                                                            Automation Business, of Asea Brown
                                                                                            Boveri, Inc. (designer and
                                                                                            manufacturer of process automation
                                                                                            systems for basic industries);
                                                                                            formerly President, Process
                                                                                            Automation Business of Combustion
                                                                                            Engineering, Inc. (designer and
                                                                                            manufacturer of process automation
                                                                                            systems for basic industries).

                 *C.A. Peterson                          Trustee                            Retired; Chartered Financial
                 150 E. Wilson Bridge Rd.                                                   Analyst, former Senior Executive
                 Worthington, Ohio 43085                                                    Vice President and Director of The
                                                                                            Ohio Company (investment banking).

                 Lawrence H. Rogers II                   Trustee                            Self-employed author; former Vice
                 4600 Drake Road                                                            Chairman of Motor Sports
                 Cincinnati, Ohio 45243                                                     Enterprises, Inc.

                 *John L. Schlater                       Trustee                            Chartered Financial Analyst and
                 155 East Broad Street                                                      Senior Vice President, The Ohio
                 Columbus, Ohio 43215                                                       Company (investment banking).

                 *Frank W. Siegel                        President and Trustee,             Senior Vice President, The Ohio
                 155 Broad Street                        Member of Executive                Company (investment banking); former
                 Columbus, Ohio 43215                    and Nominating Committees          Vice President, Keystone Group
                                                                                            (mutual fund management/
                                                                                            administration); former Senior Vice
                                                                                            President, Trust Advisory Group
                                                                                            (mutual fund consulting).

                 Joseph H. Stegmayer                     Trustee, Member of Audit and       President and a Director of Clayton
                 724 Hampton Roads Drive                 Nominating Committees              Homes, Inc. (manufactured homes);
                 Knoxville, TN 37922-4071                                                   former Vice President, Treasurer,
                                                                                            Chief Financial Officer and a
                                                                                            Director of Worthington Industries,
                                                                                            Inc. (specialty steel and plastics
                                                                                            manufacturer).

                 David C. Will                           Vice President                     Vice President of The Ohio Company;
                 155 East Broad Street                                                      formerly Senior Portfolio Manager,
                 Columbus, Ohio 43215                                                       Huntington National Bank, Trust
                                                                                            Investments.

                 James M. Schrack II                     Treasurer                          Trust Officer and Vice President of
                 155 East Broad Street                                                      The Ohio Company (investment
                 Columbus, Ohio 43215                                                       banking).

                 Bruce E. McKibben                       Assistant Treasurer                Since April, 1992, Employee of The
                 155 East Broad Street                                                      Ohio Company (investment banking);
                 Columbus, Ohio 43215                                                       prior thereto, student at The Ohio
                                                                                            State University.

                 Rodney L. Ruehle                        Assistant Treasurer                Employee of The Ohio Company
                 155 East Broad Street                                                      (investment banking).
                 Columbus, Ohio 43215

                 Karen J. Hipsher                        Secretary                          Executive Secretary of The Ohio
                 155 East Broad Street                                                      Company (investment banking).
                 Columbus, Ohio 43215

         As of November 30, 1994, all trustees and officers of the Trust as a group owned fewer than one percent of the Shares of the Trust then outstanding.

         Subject to the ultimate authority and direction of the Board of Trustees of the Trust, the Executive Committee will exercise the powers of the Trustees during the intervals between meetings of the Trustees.

         Messrs. Chambers, Siegel, Schlater, Godwin and Will are Chairman, President and a director, Vice President and a director, Vice President and a director, a Vice President and a Vice President, respectively, of the Adviser. The compensation of trustees and officers of the Trust who are employed by The Ohio Company is paid by The Ohio Company. Trustees' fees (currently $500 per meeting attended, $500 annual retainer and $500 per audit committee meeting attended) plus expenses are paid by the Trust, except that Messrs. Chambers, Siegel, Schlater and Godwin receive no fees from the Trust. The aggregate amount of compensation and expenses paid to the trustees during the fiscal year ended September 30, 1994, was $16,885.


                      PRINCIPAL SHAREHOLDERS OF THE TRUST

         The following is the only person known to the Trust to be the beneficial owner of more than 5% of the Trust's outstanding Shares as of November 22, 1994: The Dispatch Printing Company, 40 South Third Street, Columbus, Ohio 43215 - 19.26%.


                                  THE ADVISER

         The Trust has entered into an Investment Advisory Contract with Cardinal Management Corp. (the "Adviser"). Pursuant to the Investment Advisory Contract, the Adviser has agreed to provide investment advisory and management services as described in the Prospectus. As compensation for such services to the Trust, the Adviser receives monthly from the Trust a management fee at the annual rate of 1/2 of 1% of the average daily net assets of the Trust. Such fee accrues daily. The Adviser performs and bears the cost of research, statistical analysis and continuous supervision of the investment portfolio of the Trust and furnishes office facilities and certain clerical and administrative services to the Trust. In addition, the Adviser provides dividend, transfer agency and fund accounting services to the Trust.

         The aggregate amount of investment management fees earned by the Adviser during the fiscal years ended September 30, 1994, 1993 and 1992, was $449,777, $449,464 and $437,167, respectively.

         Pursuant to the Investment Advisory Contract, if the aggregate expenses of the Trust (including fees pursuant to the Investment Advisory Contract, but excluding taxes, interest, brokerage fees, commissions and extraordinary expenses) for any fiscal year exceed 1% of average net assets, the Adviser is to refund to the Trust, or otherwise bear, such excess. The Adviser was not obligated to refund or pay any expenses of the Trust for the three fiscal years ended September 30, 1994.

         The Adviser is a wholly owned subsidiary of The Ohio Company, an investment banking firm organized in 1925. Descendants of H.P. and R.F. Wolfe, deceased, and members of their families, through their possession of a majority of the voting stock, may be considered controlling persons of The Ohio Company. Walter R. Chambers is an officer and director of The Ohio Company. Frank W. Siegel, John L. Schlater, Hannibal L. Godwin and James M. Schrack II are each an officer of The Ohio Company.

         The Investment Advisory Contract was last approved by a majority of both the trustees and those trustees who are not "interested persons" (as defined in the 1940 Act) of either the Trust or the Adviser of the Trust at a meeting held for such purposes on January 20, 1995, and was last approved by the shareholders of the Trust on April 9, 1984. The Investment Advisory Contract will continue in force from year to year if specifically approved at least annually by the Board of Trustees of the Trust or by the vote of a majority of the outstanding Shares of the Trust. In either event, the Contract must also be approved by vote of a majority of the Trustees who are not "interested persons" of any party to such Contract, cast in person at a meeting called for such purpose. The Contract may be terminated by either party, at any time, without penalty, upon sixty days' written notice, and will automatically terminate in the event of its assignment. Termination will not affect the right of the Adviser to receive payments on any unpaid balance of the compensation earned prior to termination.


                             PORTFOLIO TRANSACTIONS

         Pursuant to the Investment Advisory Contract, the Adviser, subject to the policies established by the Board of Trustees of the Trust and in accordance with the Trust's investment restrictions and policies, is responsible for the Trust's portfolio decisions and the placing of the Trust's portfolio transactions. Purchases and sales of portfolio securities which are debt securities usually are principal transactions in which such portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities generally include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions in the over-the-counter market are generally principal transactions with dealers. With respect to the over-the- counter market, the Trust, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere.

         In executing such transactions, the Adviser seeks to obtain the best net results for the Trust taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulties of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While the Adviser generally seeks reasonably competitive commission rates, for the reasons stated in the prior sentence, the Trust will not necessarily be paying the lowest commission or spread available. For the past three fiscal years, the Trust has paid no brokerage commissions.

         The Adviser may consider provision of research, statistical and other information to the Trust or the Adviser in the selection of qualified broker-dealers who effect portfolio transactions for the Trust so long as the Adviser's ability to obtain the best net results for portfolio transactions of the Trust is not diminished. Such research services include supplemental research, securities and economic analyses, and statistical services and information with respect to the availability of securities or purchasers or sellers of securities. Such research services may also be useful to the Adviser in connection with its services to other clients. Similarly, research services provided by brokers serving such other clients may be useful to the Adviser in connection with its services to the Trust. Although this information is useful to the Trust and the Adviser, it is not possible to place a dollar value on it. It is the opinion of the Board of Trustees and the Adviser that the review and study of this information will not reduce the overall cost to the Adviser of performing its duties to the Trust under the Investment Advisory Contract. The Trust is not authorized to pay brokerage commissions which are in excess of those which another qualified broker would charge solely by reason of brokerage and research services provided.

         Investment decisions for the Trust are made independently from those for any other investment company or account managed by the Adviser. Any such other investment company or account may also invest in the same securities as the Trust. When a purchase or sale of the same security is made at substantially the same time on behalf of the Trust and another investment company or account, the transaction will be averaged as to price and available investments will be allocated as to amount in a manner which the Adviser believes to be equitable to the Trust and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Trust or the size of the position obtained by the Trust. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Trust with those to be sold or purchased for other investment companies or accounts in order to obtain best execution. As provided by the Investment Advisory Agreement, in making investment recommendations for the Trust, the Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Trust is a customer of the Adviser, its parent or its subsidiaries or affiliates and, in dealing with its customers, the Adviser, its parent, subsidiaries and affiliates will not inquire or take into consideration whether securities of such customers are held by the Trust.

         The Trust did not during the fiscal year ended September 30, 1994, hold any securities of its regular brokers or dealers, as defined in Rule 10b-1 under the 1940 Act, or their parent companies.


                              ACCOUNTING SERVICES

         The Trust has entered into an Accounting Services Agreement with the Adviser pursuant to which the Adviser has agreed to maintain and keep current the books, accounts, records, journals and other records of original entry relating to the business of the Trust and to calculate the Trust's net asset value on a daily basis. In consideration of such services, the Trust has agreed to pay monthly to the Adviser a fee based on the average monthly net asset value of the Trust. For the last three fiscal years ended September 30, 1994, the Adviser received $19,928, $19,819 and $19,351, respectively, for its services to the Trust pursuant to such Agreement.


                  TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

         The Trust has entered into an Administration Agreement with the Adviser pursuant to which the Adviser has agreed to act as the Trust's transfer agent and dividend disbursing agent and to perform certain check redemption services for the Trust. In consideration of such services, the Trust has agreed to pay the Adviser an annual fee paid monthly, equal to $21 per shareholder account plus the Adviser's out-of-pocket expenses. For the last three fiscal years ended September 30, 1994, the Adviser received $75,550, $75,017 and $79,928, respectively, for its services to the Trust pursuant to such Agreement.


                                  DISTRIBUTOR

         The Ohio Company, with principal offices located at 155 East Broad Street, Columbus, Ohio 43215, serves as the Trust's principal underwriter and, in connection therewith, is available to receive purchase orders and redemption requests relating to Shares of the Trust and to transmit such orders and requests to the Trust's custodian. The Ohio Company does not receive any compensation from the Trust or charge any fees to investors for its services rendered as principal underwriter of the Trust's Shares.

         The Distribution Contract was last approved by both the Trustees and those Trustees who are not "interested persons" (as defined in the 1940 Act) of either the Trust or The Ohio Company at a meeting held for such purpose on January 20, 1995, and was last approved by the shareholders of the Trust on April 9, 1984. The Distribution Contract will continue in effect from year to year if specifically approved at least annually by the Board of Trustees of the Trust or by the vote of a majority of the outstanding Shares of the Trust. In either event, the Distribution Contract must also be approved by vote of a majority of the Trustees who are not "interested persons" of any party to the Distribution Contract, cast in person at a meeting called for such purpose.
The Distribution Contract will automatically terminate in the event of its assignment.


                                   CUSTODIAN

         The Fifth Third Bank (the "Bank"), 38 Fountain Square, Cincinnati, Ohio 45263, has been selected to act as Custodian of the portfolio securities and cash of the Trust. The Bank has no part in determining the investment policies of the Trust or in deciding which securities are to be purchased or sold by the Trust. The Trust may enter into repurchase agreements with the Bank and may purchase or sell securities from or to the Bank.


                     LEGAL COUNSEL AND INDEPENDENT AUDITORS

         Certain legal matters as to the issuance of the Shares offered hereby have been passed upon by Baker & Hostetler, 65 East State Street, Columbus, Ohio 43215. The Trust has selected KPMG Peat Marwick LLP, Two Nationwide Plaza, Columbus, Ohio 43215, as independent auditors for the Trust. The financial statements of the Trust included in this Statement of Additional Information have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         The Trust's Shares may be purchased at the public offering price and are sold on a continuous basis through The Ohio Company, principal underwriter of the Trust's Shares, at its address and number set forth on the cover page of this Statement of Additional

Information, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company.

         The Trust may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange Commission has by order permitted such suspension, or (c) an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practical or (ii) it is not reasonably practical for the Trust to determine the fair value of its net assets.

         Use of the check-writing redemption procedure will be subject to the rules and regulations of The Fifth Third Bank (the "Bank") governing checking accounts. Neither the Bank nor the Trust shall incur any liability to a participating shareholder under this procedure for not honoring a check that exceeds the value of Shares in a shareholder's account, for honoring checks properly drafted, for effecting redemptions pursuant to payment thereof or for returning checks not accepted for payment. This procedure may be terminated at any time by the Trust, the Bank or the participating shareholder. A shareholder participating in the check-writing redemption procedure has not established a checking or other account with the Bank for the purposes of Federal Deposit Insurance or otherwise.

DETERMINATION OF NET ASSET VALUE

         The Trust values its portfolio securities using the amortized cost valuation method. This method involves valuing a security at its cost and thereafter accruing any discount or premium at a constant rate to maturity. By declaring these accruals to the Trust's shareholders in the daily dividend, the value of the Trust's assets, and, thus, its net asset value per share, will generally remain constant. Although this method provides certainty in valuation, it may result in periods during which the value of the Trust's securities, as determined by amortized cost, is higher or lower than the price the Trust would receive if it sold the securities. During such periods, the yield on Shares of the Trust may differ somewhat from that obtained in a similar fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio securities. For example, if the use of amortized cost by the Trust resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Trust would be able to obtain a somewhat higher yield than would result from investment in a similar fund utilizing solely market values, and existing investors in the Trust would receive less investment income. The converse would apply in a period of rising interest rates.

         The valuation of the Trust's portfolio securities based upon their amortized cost and the maintenance of the Trust's per share net asset value of $1.00 is permitted based on the Trust's adherence to certain conditions, including maintaining a dollar-weighted average portfolio maturity of 90 days or less and purchasing only portfolio securities having remaining maturities of 397 days or less. The Board of Trustees has also established procedures designed to stabilize, to the extent reasonably possible, the Trust's net asset value per share, as computed for the purpose of sales and redemptions, at $1.00. Such procedures include review of the Trust's portfolio holdings by the Board of Trustees at such intervals as it may deem appropriate to determine whether the Trust's net asset value calculated by using available market quotations deviates from $1.00 per Share and, if so, whether such deviation may result in material dilution or may be otherwise unfair to existing shareholders. These procedures also include a review by the Adviser in accordance with policies established by the Board of Trustees not less frequently than monthly of the quality of certain Municipal Securities having variable interest rates and demand features that permit the Trust to calculate the maturity of such obligations to a point in time prior to their stated maturity. In the event the Board of Trustees determines that deviation in net asset value exists, the Board of Trustees will take such corrective action as it deems necessary and appropriate, which action might include redemption of Shares in kind, selling portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, reduction of the number of Shares outstanding (i.e. the declaration of a negative dividend) or establishing a net asset value per share by using available market quotations.


                                     TAXES

         The Trust has qualified and intends to remain qualified for the special tax treatment accorded regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"). The Code permits a regulated investment company which invests in Municipal Securities the interest on which is excluded from gross income for federal income tax purposes to pay to its shareholders "exempt-interest dividends," which are excluded from gross income for federal income tax purposes, if at the close of each quarter at least 50 percent of the value of its total assets consist of Municipal Securities.

         In order to qualify as a regulated investment company, the Trust must, among other things: derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies; derive less than 30% of its gross income from the sale or other disposition of stock, securities, options, future contracts or foreign currencies held less than three months; and diversify its investments within certain prescribed limits. In addition, to utilize the tax provisions specifically applicable to regulated investment companies, the Trust must distribute to its shareholders at least 90% of its investment company taxable income for the year and at least 90% of its interest income that is excluded from gross income for federal income tax purposes, net of certain deductions. In general, the Trust's investment company taxable income will be its taxable income subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year.

         An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by the Trust that is derived from interest received by the Trust that is excluded from gross income for federal income tax purposes, net of certain deductions, provided the dividend is designated as an exempt-interest dividend in a written notice mailed to shareholders not later than sixty days after the close of the Trust's taxable year. The percentage of the total dividends paid by the Trust during any taxable year that qualifies as exempt-interest dividends will be the same for all shareholders receiving dividends during such year. Exempt-interest dividends shall be treated by the Trust's shareholders as items of interest excludable from their gross income for Federal income tax purposes under Section 103(a) of the Code. However, a shareholder is advised to consult his tax adviser with respect to whether exempt-interest dividends retain the exclusion under Section 103(a) of the Code if such shareholder is a "substantial user" or a "related person" to such user under Section 147(a) of the Code with respect to any of the Municipal Securities held by the Trust. If a shareholder receives an exempt-interest dividend with respect to any Share and such Share is held by the shareholder for six months or less, any loss on the sale or exchange of such Share shall be disallowed to the extent of the amount of such exempt-interest dividend.

         If the distributions from the Trust are less than the sum of 98% of the Trust's ordinary income for a calendar year plus 98% of the Trust's capital gain net income for the one-year period ending on October 31 of the calendar year, the Trust will be subject to a non- deductible 4% excise tax on the deficit. The Trust does not intend to incur any excise tax and may make special distributions to shareholders in order to avoid such tax.

         In general, interest on indebtedness incurred or continued by a shareholder to purchase or carry Trust Shares is not deductible for federal income tax purposes if the Trust distributes exempt-interest dividends during the shareholder's taxable year. A shareholder of the Trust that is a financial institution may not deduct interest expense attributable to indebtedness incurred or continued to purchase or carry Shares of the Trust if the Trust distributes exempt-interest dividends during the shareholder's taxable year (except that 80% in the case of interest expense attributable to tax-exempt obligations acquired after December 31, 1982, and prior to August 7, 1986 may be deducted). Certain federal income tax deductions of property and casualty insurance companies holding Shares of the Trust and receiving exempt-interest dividends may also be adversely affected. In certain limited instances, the portion of Social Security benefits received by a shareholder which may be subject to federal income tax may be affected by the amount of tax-exempt interest income, including exempt-interest dividends received by shareholders of the Trust.

         In the unlikely event the Trust realizes long-term capital gains, the Trust intends to distribute any realized net long-term capital gains annually. If the Trust distributes such gains, the Trust will have no tax liability with respect to such gains, and the distributions will be taxable to shareholders as long-term capital gains regardless of how long the shareholders have held Trust Shares. Any such distributions will be designated as a capital gain dividend in a written notice mailed by the Trust to the shareholders not later than sixty days after the close of the Trust's taxable year. It should be noted, however, that capital gains are taxed like ordinary income except that net capital gains of individuals are subject to a maximum federal income tax rate of 28%. Net capital gains are the excess of net long-term capital gains over net short-term capital losses. Any net short-term capital gains are taxed at ordinary income tax rates. If a shareholder receives a capital gain dividend with respect to any Share and then sells the Share before he has held it for more than six months, any loss on the sale of the Share is treated as long-term capital loss to the extent of the capital gain dividend received.

         Interest earned by individuals and corporations on certain municipal obligations issued on or after August 8, 1986, to finance certain private activities will be treated as a tax preference item in computing the alternative minimum tax. It is likely that exempt-interest dividends received by shareholders from the Trust will also be treated as tax preference items in computing the alternative minimum tax to the extent that distributions by the Trust are attributable to such obligations. Also, a portion of all other interest excluded from gross income for federal income tax purposes earned by a corporation may be subject to the alternative minimum tax as a result of the inclusion in alternative minimum taxable income of 75% of the excess of adjusted current earnings and profits over pre-book alternative minimum taxable income.

Adjusted current earnings and profits would include exempt-interest dividends distributed by the Trust to corporate shareholders.

         For taxable years of corporations beginning before 1996, the Superfund Revenue Act of 1986 imposes an additional tax (which is deductible for federal income tax purposes) on a corporation at a rate of 0.12 of one percent on the excess over $2,000,000 of such corporation's "modified alternative minimum taxable income", which would include a portion of the exempt-interest dividends distributed by the Trust to such corporation, and exempt-interest dividends distributed to certain foreign corporations doing business in the United States could be subject to a branch profits tax imposed by Section 884 of the Code.

         The Trust may acquire variable rate demand Municipal Securities and "stand-by commitments" or "puts" from bond and municipal securities dealers. See "INVESTMENT OBJECTIVE AND POLICIES - Stand-By Commitments." With respect to each such acquisition, an opinion of counsel will be issued that the Trust will be treated for federal income tax purposes as the owner of the Municipal Securities acquired subject to such demand features or to such stand-by commitments and that the interest on the Municipal Securities will be excluded from the gross income of the Trust for federal income tax purposes. The purchase prices of Municipal Securities subject to stand-by commitments must be allocated between such securities and stand-by commitments based upon their respective fair-market values.

         Distributions of exempt-interest dividends by the Trust may be subject to state and local taxes even though a substantial portion of such distributions may be derived from interest on obligations which, if received directly, would be exempt from such taxes. The Trust will report to its shareholders annually after the close of its taxable year the percentage and source, on a state-by-state basis, of interest income earned on municipal obligations held by the Trust during the preceding year. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.

         The Trust may be required by federal law to withhold and remit to the U.S. Treasury 31% of taxable dividends, if any, and capital gain distributions to any shareholder, and the proceeds of any redemption or the values of any exchanges of Shares of the Trust, if such shareholder (1) fails to furnish the Trust with a correct taxpayer identification number, (2) under-reports dividend or interest income, or (3) fails to certify to the Trust that he or she is not subject to such withholding. An individual's taxpayer identification number is his or her Social Security number.

         The foregoing is only a summary of some of the important federal tax considerations generally affecting the Trust and its shareholders. No attempt is made to present a detailed explanation of the federal income tax treatment of the Trust or its shareholders, and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Trust are urged to consult their tax advisers with specific reference to their own tax situation.

         Information as to the federal income tax status of all distributions will be mailed annually to each shareholder.


                                     YIELD

         The current (average annualized) yield of the Trust for any seven-day period is calculated by dividing the average daily net income per Share earned by the Trust during the seven-day calendar period by the Trust's average price per Share over the same period and annualizing this quotient on a 365 day basis. For purposes of this calculation, the daily net income reflects dividends declared on the original Share and dividends declared on any Shares purchased with dividends on that Share. Capital changes that are excluded from the calculation are realized gains and losses from the sale of securities as well as unrealized appreciation and depreciation with respect to the Trust's portfolio. The yield of the Trust for the seven-day period ended September 30, 1994, was 2.69%.

         The effective or compounded yield of the Trust for any seven-day period is computed by adding the number one to the daily net income per Share earned by the Trust during the seven-day calendar period, raising the sum to a power equal to 365 divided by seven, and subtracting the number one from the result. The effective or compounded yield of the Trust for the seven-day period ended September 30, 1994, was 2.72%.

         For the base period, the tax-equivalent yield of the Trust was 4.45% (using a federal income tax rate of 39.6%) and its tax-equivalent effective yield was 4.51% (using a federal income tax rate of 39.6%). The Trust's tax-equivalent yield was computed by dividing that portion of the Trust's yield which is tax-exempt by 1 minus the stated income tax rate and adding the result to that portion, if any, of the Trust's yield that is not tax-exempt. The Trust's tax-equivalent effective yield was computed by dividing that portion of the effective yield which is tax-exempt by 1 minus the stated income tax rate and adding to that result the portion, if any, of the Trust's effective yield that is not tax-exempt.

         Investors may judge the performance of the Trust by comparing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation, and to data prepared by Lipper Analytical Services,

Inc., a widely recognized independent service which monitors the performance of mutual funds, CDA Investment Technologies, Inc. and the Consumer Price Index. Comparisons may also be made to indices or data published in Donoghue's MONEY FUND REPORT of Holliston, Massachusetts, a nationally recognized money market fund reporting service, Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, The Columbus Dispatch, Consumer Reports and U.S.A. Today.

         Current and effective yields will fluctuate from time to time and should not be considered representative of future results. Yield is a function of general economic and money market conditions, portfolio quality and maturity, type of portfolio instruments and operating expenses. Yield information may be useful in reviewing the Trust's performance and comparing an investment in Shares of the Trust with other investment alternatives. However, yield on shares of the Trust fluctuates unlike yields on bank deposits or other instruments that pay a fixed yield for a stated period of time.


                             ADDITIONAL INFORMATION

SHAREHOLDER AND TRUSTEE LIABILITY

         The Trust is an entity of the type commonly known as a "business trust" and is organized under Chapter 1746 of the Ohio Revised Code which limits the liability of its shareholders to the assets of the Trust. The Declaration of Trust also provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Trust and that every agreement, obligation or instrument entered into or executed by the Trust shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Trust has been advised by counsel that courts in jurisdictions other than Ohio should apply Ohio law in determining the liability of shareholders of the Trust and that shareholder liability accordingly will be limited to the assets of the Trust.

         The Declaration of Trust further provides that no Trustee, officer or agent of the Trust shall be personally liable to any person for any action or failure to act except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. It also provides that all persons having any claim against the Trustees or the Trust shall look solely to the Trust's property for payment.

         The Trust is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of the Trust.

         The Prospectus and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

         The Prospectus and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectuses and this Statement of Additional Information.

                              FINANCIAL STATEMENTS

                        CARDINAL TAX EXEMPT MONEY TRUST

                               SEPTEMBER 30, 1994

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------
SEPTEMBER 30, 1994

                                                                                         PRINCIPAL       VALUE
                            SECURITIES                                MATURITY DATE       AMOUNT        (NOTE 1)
-------------------------------------------------------------------   -------------      ---------      --------
MUNICIPAL SECURITIES 104.20%
Alexandria, Virginia, VRN, currently 3.85%                              12/01/2016        $ 1,700       $ 1,700
Arapahoe County, Colorado Capital Improvement, ARN, currently 3.90%      8/31/2026          4,890         4,890
Ashtabula County, Ohio Brighton Manor Project, VRN, currently 3.65%     12/01/2016          2,200         2,200
Becker, Minnesota, PCRB, currently 3.30%                                10/26/1994          4,100         4,100
Birmingham, Michigan, VRN, currently 3.925%                             12/01/2018          1,000         1,000
Clark County, Nevada, IRB, currently 3.85%                              11/01/2020          2,900         2,900
Clermont County, Ohio, Hospital, VRN, currently 3.50%                   12/01/2015          1,345         1,345
Cornell, Michigan, VRN, currently 3.00%                                  3/01/2015          3,100         3,100
Erie County, Ohio Brighton Manor Project, VRN, currently 3.65%          11/01/2016            600           600
Florida Housing Agency, VRN, currently 3.65%                            12/01/2011          2,000         2,000
Grand Prairie, Texas Housing Finance Authority, VRN, currently
  3.50%                                                                  6/01/2010          1,800         1,800
Hillsborough County, Florida, VRN, currently 3.75%                       9/01/2025          3,300         3,300
Hockley County, Texas, PCRB, currently 3.50%                             3/01/2014          1,750         1,750
Lincoln County, Wyoming, PCRB, currently 3.65%                          11/01/2014          4,000         4,000
Lisle, Illinois, VRN, currently 3.60%                                   12/15/2015          2,500         2,500
Long Beach, California, VRN, currently 3.05%                            10/19/1994          4,000         4,000
Los Angeles, California Airport, VRN, currently 3.75%                   12/01/2024            600           600
Louisiana Public Facilities Authority, VRN, currently 3.50%             10/01/2022          1,000         1,000
Lynchburg, Virginia, Hospital Facilities, VRN, currently 3.70%          12/01/2025            600           600
Maine Health and Higher Education, VRN, currently 3.70%                 12/01/2025            790           790
Marion County, West Virginia Waste Disposal, RB, currently 3.65%        10/01/2017          4,200         4,200
Montgomery, Alabama, BMC Special Care, VRN, currently 3.70%             12/01/2030          2,670         2,670
New York State Environmental Facilities Corp., VRN, currently 3.75%     11/01/2014          1,000         1,000
Ohio, Higher Education, RB, currently 3.75%                             12/01/2006          1,355         1,355
Ohio, Higher Education, (Oberlin College), RB, currently 3.50%          10/01/2015          3,000         3,000
Ohio, State of, Economic Development, VRN, currently 3.80%              10/01/1998          1,000         1,000
Platte County, Wyoming, VRN, currently 3.65%                             9/26/1996          2,500         2,500
Private College and University, Georgia, RB, currently 3.20%            10/01/2015          3,000         3,000
Sandusky County, Ohio Brighton Manor Project, IRB, currently 3.65%      12/01/2016            500           500
Scioto County, Ohio, Hospital, VRN, currently 3.70%                     12/01/2025          3,100         3,100
Springfield, Illinois, Union Square Project, RB, currently 3.85%         9/01/2005            300           300
Springfield, Illinois, Second and Adams Project, RB, currently
  3.85%                                                                 12/01/2015          1,260         1,260
Vermont Education and Health, VRB, currently 3.70%                      12/01/2025          3,350         3,350
Washington State General Obligation Bonds, currently 2.60%              10/03/1994          1,500         1,500
Washington State General Obligation Bonds, currently 2.60%              10/03/1994          3,000         3,000
Washington State Fin. Commiss. Rev., RB, currently 3.60%                 1/01/2010          4,000         4,000
West Feliciana, Louisiana, VRN, currently 3.75%                         12/01/2015          4,000         4,000
                                                                                         ---------      --------
         TOTAL INVESTMENTS AT AMORTIZED COST                                              $83,910       $83,910
                                                                                          =======       ========
ARN  -- Adjustable Rate Notes
VRN  -- Variable Rate Notes
IRB  -- Variable Rate Industrial Revenue Bonds
RB   -- Variable Rate Revenue Bonds
VRB  -- Variable Rate Bonds
PCRB -- Variable Rate Pollution Control Revenue Bonds

Cost also represents cost for Federal income tax purposes.

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

ASSETS
Investments in securities at amortized cost......................................      $83,910
Cash.............................................................................          702
Interest receivable..............................................................          286
Receivable for Trust shares sold.................................................           15
Other assets.....................................................................           52
                                                                                 -----------------
          Total assets...........................................................       84,965
                                                                                 -----------------
LIABILITIES
Payable for Trust shares redeemed................................................          350
Payable for investment securities purchased......................................        4,000
Payable for shareholder distributions............................................            8
Accrued investment management, accounting and transfer agent fees (note 2).......           45
Other accrued expenses...........................................................           31
                                                                                 -----------------
          Total liabilities......................................................        4,434
                                                                                 -----------------
COMMITMENTS AND CONTINGENCIES (NOTE 3)
NET ASSETS -- applicable to 80,531,046 outstanding $.10 par value shares of
  beneficial interest (unlimited number of shares authorized)....................      $80,531
                                                                                 =================
NET ASSET VALUE PER SHARE........................................................      $  1.00
                                                                                 =================

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1994

INVESTMENT INCOME:
Interest.................................................................               $2,282
                                                                                        ------
EXPENSES:
Investment management fees (note 2)......................................                  450
Transfer agent fees and expenses (note 2)................................                   75
Accounting fees (note 2).................................................                   20
                                                                                        ------
          Total affiliated expenses......................................                  545
                                                                                        ------
Custodian fees...........................................................                    8
Professional fees........................................................                   47
Reports to shareholders..................................................                   24
Trustees' fees...........................................................                   17
Registration fees........................................................                   15
Other expenses...........................................................                   25
                                                                                        ------
          Total non-affiliated expenses..................................                  136
                                                                                        ------
          Total expenses.................................................                  681
                                                                                        ------
          Net increase in net assets from operations.....................               $1,601
                                                                                        ======

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                      1994         1993
                                                                    --------     --------
FROM OPERATIONS:
Net increase in net assets from operations......................    $  1,601     $  1,590
                                                                    --------     --------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Total distributions to shareholders.............................      (1,601)      (1,590)
                                                                    --------     --------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 4):
Proceeds from sale of shares....................................     164,948      190,272
Reinvestment of distributions to shareholders...................       1,510        1,499
Cost of shares redeemed.........................................    (177,086)    (170,666)
                                                                    --------     --------
  Increase (decrease) in net assets derived from capital share
     transactions...............................................     (10,628)      21,105
                                                                    --------     --------
  Net increase (decrease) in net assets.........................     (10,628)      21,105
NET ASSETS -- beginning of period...............................      91,159       70,054
                                                                    --------     --------
NET ASSETS -- end of period.....................................    $ 80,531     $ 91,159
                                                                    =========    =========

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cardinal Tax Exempt Money Trust (the Trust) is a diversified, open-end investment company created under the laws of Ohio by a Declaration of Trust dated January 13, 1983 and is registered under the Investment Company Act of 1940. The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation--Securities are valued at amortized cost which approximates fair value (premiums and discounts are amortized on a straight-line basis). The use of this method requires the Trust to maintain a dollar-weighted average portfolio maturity of 90 days or less and purchase only securities having a remaining maturity of thirteen months or less.

Variable Rate Demand Municipal Securities--Variable and adjustable rate demand municipal securities are tax-exempt obligations that provide for a periodic adjustment in the interest rate paid on the securities and permit the holder to demand payment of the unpaid principal balance, plus accrued interest, at redemption dates provided by contract upon a specified number of days notice either from the issuer or by drawing on a bank letter of credit or comparable guarantee issued with respect to such security. The interest rates shown for variable rate securities are the rates in effect on September 30, 1994.

Security Transactions and Investment Income--Security transactions are recorded on the trade date. Interest income is recorded on the accrual basis.

Federal Income Taxes--No provision has been made for Federal taxes on the Trust's income, since it is the policy of the Trust to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

Dividends to Shareholders--Dividends are declared and accrued daily and (for those shareholders not electing cash distribution of dividends) automatically reinvested monthly in additional shares from the sum of net investment income and net realized short-term gains.

(2) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Trust, Cardinal Management Corp. (CMC), an affiliated company, is allowed an annual fee of 0.5% of the average daily net assets of the Trust. CMC has agreed that if the aggregate expenses of the Trust, as defined, for any fiscal year exceed the expense limitation of any state having jurisdiction over the Trust, CMC will refund to the Trust, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1994.

                                                                     (continued)

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1994

CMC also serves as the Trust's transfer agent and fund accountant. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. Accounting service fees are based on the monthly average net assets of the Trust. For the year ended September 30, 1994 the Trust paid or accrued $75,550 and $19,928 for transfer agent and fund accounting services, respectively.

The Ohio Company, sole shareholder of CMC, serves as the Trust's distributor and, in connection therewith receives purchase orders and redemption requests relating to Trust shares. During the year ended September 30, 1994 the Trust incurred no expenses relating to the distribution of its shares.

(3) -- COMMITMENTS AND CONTINGENCIES

The Trust has an available $5,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1994. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Trust. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Trust and its officers and trustees has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Trust is a deposit of $13,291 for the initial capital of ICI Mutual. The Trust is also committed to provide $39,873 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $27,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Trust's participation in ICI Mutual. This amount is not available for investment.

(4) -- CAPITAL STOCK

Transactions in capital stock were as follows:

                                                                             YEARS ENDED
                                                                            SEPTEMBER 30,
                                                                    ------------------------------
                                                                        1994             1993
                                                                    ------------     -------------
Shares sold.....................................................     164,947,710      190,272,577
Shares issued in connection with reinvestment of distributions
  to shareholders...............................................       1,509,540        1,499,173
                                                                    ------------     -------------
                                                                     166,457,250      191,771,750
Shares repurchased..............................................    (177,085,583)    (170,666,036)
                                                                    ------------     -------------
Net increase (decrease).........................................     (10,628,333)      21,105,714
Shares outstanding:
Beginning of period.............................................      91,159,379       70,053,665
                                                                    ------------     -------------
End of period...................................................      80,531,046       91,159,379
                                                                    =============    ==============

CARDINAL TAX EXEMPT MONEY TRUST
---------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (continued)
---------------------------------------------------------------------------

(5) - Dividends and Distributions

See caption "FINANCIAL HIGHLIGHTS" in the Prospectus for the Financial Highlights with respect to the Trust for each of the years in the ten-year period ended September 30, 1994.

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Trustees
Cardinal Tax Exempt Money Trust:

We have audited the accompanying statement of assets and liabilities of Cardinal Tax Exempt Money Trust, including the statement of investments, as of September 30, 1994, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1994, by correspondence with the custodian. For payables for investment securities purchased as of September 30, 1994, we performed appropriate alternative procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cardinal Tax Exempt Money Trust as of September 30, 1994, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 18, 1994

                                    APPENDIX

                       RATINGS OF PERMISSIBLE INVESTMENTS

         Set forth below are excerpts from Moody's Investors Service and Standard & Poor's Corporation ratings of obligations that are permissible investments for the Trust.

         COMMERCIAL PAPER RATING. Commercial paper ratings of Standard & Poor's Corporation ("S&P") are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by S&P indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's Investors Service, Inc. ("Moody's"). Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

         The plus (+) sign is used after a rating symbol to designate the relative position of an issuer within the rating category.

         CORPORATE DEBT RATINGS. A S&P corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong. Debt rated AA has a very strong capacity to pay interest and to repay principal and differs from the highest rated issues only in small degree.

         To provide more detailed indications of credit quality, the ratings of AA may be modified by the addition of a plus or minus sign to show relative standing within this major rating category.

         The following summarizes the two highest ratings used by Moody's for corporate debt. Bonds that are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         Moody's applies numerical modifiers (1, 2, and 3) with respect to bonds rated Aa. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category.

Municipal Obligations Ratings

         The following summarizes the two highest ratings used by Moody's for state and municipal short-term obligations. Obligations bearing MIG-1 and VMIG-1 designations are of the best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broadbased access to the market for refinancing. Obligations rated "MIG-2" or "VMIG-2" denote high quality with ample margins of protection although not so large as in the preceding rating group.

         S&P SP-1 and SP-2 municipal note ratings (the two highest ratings assigned) are described as follows:

                 "SP-1": Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

                 "SP-2":  Satisfactory capacity to pay principal and interest.

         The following summarizes the two highest ratings used by Moody's for state and municipal bonds:

                 "Aaa": Bonds judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                 "Aa": Bonds judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         The following summarizes the two highest ratings used by S&P for state and municipal bonds:

                 "AAA": Debt which has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                 "AA": Debt which has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

DEFINITIONS OF CERTAIN MONEY MARKET INSTRUMENTS

Commercial Paper

         Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper normally have maturities of less than nine months and fixed rates of return.

Certificates of Deposit

         Certificates of Deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return.

Bankers' Acceptances

         Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity.

U.S. Treasury Obligations

         U.S. Treasury Obligations are obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Government. These obligations may include Treasury bills, notes and bonds, and issues of agencies and instrumentalities of the U.S. Government, provided such obligations are guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Government.

U.S. Government Agency and Instrumentality Obligations

         Obligations of the U.S. Government include Treasury bills, certificates of indebtedness, notes and bonds, and issues of agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association, the Export-Import Bank of the United States, the Tennessee Valley Authority, the Farmers Home Administration, the Federal Home Loan Banks, the Federal Intermediate Credit Banks, the Federal Farm Credit Banks, the Federal Land Banks, the Federal Housing Administration, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Student Loan Marketing Association. Some of these obligations, such as those of the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Student Loan Marketing Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

----------------------------------------------------------

---------------------------------------------------------
INVESTMENT ADVISER AND DISTRIBUTOR
The Ohio Company
155 East Broad Street
Columbus, Ohio 43215

TRANSFER AGENT AND DIVIDEND PAYING AGENT
Cardinal Management Corp.
215 East Capital Street
Columbus, Ohio 43215

CUSTODIAN
The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263

LEGAL COUNSEL
Baker & Hostetler
65 East State Street
Columbus, Ohio 43215

INDEPENDENT AUDITORS
KPMG Peat Marwick LLP
Two Nationwide Plaza
Columbus, Ohio 43215

                            ------------------------

This report has been prepared for the information of shareholders of The Cardinal Fund Inc. and is not authorized for distribution to prospective investors unless preceded or accompanied by an effective Prospectus.

---------------------------------------------------------
----------------------------------------------------------

----------------------------------------------------------

---------------------------------------------------------

                                     [LOGO]
                                      THE
                                    CARDINAL
                                   FUND INC.
                           -------------------------
                                 ANNUAL REPORT
                           -------------------------

                               SEPTEMBER 30, 1995

                                THE OHIO COMPANY

---------------------------------------------------------
----------------------------------------------------------

DEAR CARDINAL SHAREHOLDER:

--------------------------------------------------------------------------------

Thank you for your confidence and investment in the Cardinal Family of Funds. We appreciate your support and extend a special welcome to all new shareholders. We are pleased to provide you with our Annual Report for the fiscal year ended September 30, 1995.

Over the past decade, the mutual fund industry has experienced an unprecedented level of growth. Between 1984 and 1995, the number of mutual fund shareholders has increased from approximately 20 million to over 75 million. At The Ohio Company, we believe that this phenomenal growth rate is attributable to the special benefits that mutual funds provide, in particular professional management. A team of professional managers gives every investor access to full-time experts who evaluate economic trends, monitor the markets and select individual securities.

What distinguishes our professional portfolio management team? Talent and experience. The investment professionals responsible for managing the Cardinal Family of Funds possess, on average, more than seventeen years of investment experience. Collectively, our team of portfolio managers have guided assets through bull markets, bear markets and uncertain markets. While each has a specialized role, our team works together toward one primary goal: To attain superior investment results according to each fund's investment objective.

We remain committed to providing you with outstanding investment performance and top quality shareholder services. We look forward to meeting your investment needs in the years to come and welcome your comments and suggestions.

Sincerely,

       H. Keith Allen             Frank W. Siegel, CFA
       Chairman                       President

--------------------------------------------------------------------------------

On behalf of The Cardinal Fund, Inc. Directors and Officers, we are pleased to present our September 30, 1995 Annual Report which contains audited financial statements, including the portfolio of investments.

The Cardinal Fund, Inc. increased 14.8% during fiscal year, 1995. This is in comparison to a gain of 23.1% for the average growth and income fund as tracked by Lipper Analytical Services, Inc. As the stock market rebounded from a sluggish previous year, technology issues led the advances. Although technology stocks represented roughly 5% of the Fund's assets throughout the year, this concentration was obviously not enough for the Fund to keep pace with the market. Additionally, the underperformance in the first fiscal quarter of this year, due to holdings of financial and cyclical issues, hindered the Funds first few month's results.

Over the past twelve months, the Fund benefited from strong performance in technology stocks such as Hewlett Packard, Intel, and Tektronics. Also benefitting performance were holdings in bank and finance related issues such as Bank One, Huntington, and Beneficial.

In contrast, our holdings in energy, insurance, and certain industrial issues, while up, did not outperform the indices. Slower economic activity and concerns over pricing held back gains with a number of these issues.

New to the portfolio's holdings are a diverse group of stocks. Additions during the past year included Mylan Labs, Coastal Corporation, U.S. Healthcare, Compaq Computers, Marsh & McLennan, and Dun & Bradstreet. All are strong financially and hold large market share positions in their respective industries.

Combined, The Cardinal Fund's holdings compare favorably to the market when viewed in context of our disciplines and philosophy.

                                                        THE CARDINAL FUND, INC.*      S&P 500
                                                        ------------------------      -------
        Earnings Per Share growth**..................              9.0%                 10.7%
        Dividends Per Share growth**.................              6.2%                  2.1%
        Price/Latest 12 Month Earnings...............             14.7X                 16.7X
        Dividend Yield...............................              3.1%                  2.5%

        * Dollar-weighted Average for portfolio.

       ** Compounded annual rate for latest five years.

While we are not satisfied with our past year's relative investment performance, we are pleased to see nearer term results compare more favorably. As we look to the future, we remain dedicated to keeping The Cardinal Fund, Inc. shares performing for your benefit.

We appreciate your confidence and are looking forward to fiscal year, 1996.

        H. Keith Allen            Frank W. Siegel     John L. Schlater
        Chairman                  President           Vice President

As portfolio manager for The Cardinal Fund Inc., John L. Schlater is primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Schlater has 18 years of investment management experience and has served as portfolio manager for The Cardinal Fund Inc. since 1989.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
RETURN ON A $10,000 INVESTMENT
--------------------------------------------------------------------------------

The S&P 500 Index is considered to be a broad based market index for the purpose of this presentation. The value of The Cardinal Fund Inc. investment includes the relevant fund expenses and sales load, whereas, the value of the investment in the S&P 500 Index does not. Past performance is not predictive of future performance.

      Measurement Period                         The Cardinal
    (Fiscal Year Covered)           S&P 500        Fund Inc.
30-Sep-85                                10000            9550
30-Sep-86                                13170           12659
30-Sep-87                                18886           15824
30-Sep-88                                16544           15277
30-Sep-89                                21987           18644
30-Sep-90                                19942           16142
30-Sep-91                                26144           21556
30-Sep-92                                29020           24800
30-Sep-93                                32793           26531
30-Sep-94                                34006           27428
30-Sep-95                                44070           31487

                                                              AVERAGE ANNUAL TOTAL RETURN*
                                                          FOR THE PERIODS ENDING SEPTEMBER 30,
                                                                          1995:
                                                          -------------------------------------
                                                          ONE YEAR      FIVE YEAR      TEN YEAR
                                                           RETURN        RETURN         RETURN
                                                          --------      ---------      --------
     The Cardinal Fund Inc.............................     9.63%         13.25%         12.15%
                                                          =========     =========      ========

 * Returns include all relevant fund expenses and sales load.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (MARKET VALUE IN THOUSANDS)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

                                                                              FACE/        MARKET
                                                                             SHARES        VALUE
                                                                             -------      --------
COMMON STOCK 91.28%
AEROSPACE/DEFENSE 3.33%
Harris Corporation........................................................    75,200      $  4,127
Raytheon Company..........................................................    40,000         3,400
                                                                                          --------
                                                                                             7,527
                                                                                          --------
APPAREL/RETAILERS 2.69%
Jacobson Stores, Incorporated.............................................    79,000           770
May Department Stores Company.............................................   110,000         4,813
Shopko Stores, Incorporated...............................................    40,000           495
                                                                                          --------
                                                                                             6,078
                                                                                          --------
AUTOMOTIVE MANUFACTURING 1.79%
Ford Motor Company........................................................   130,000         4,046
                                                                                          --------
AUTOMOTIVE PARTS 2.01%
Amcast Industrial Corporation.............................................   109,800         2,114
Cooper Tire & Rubber Company..............................................   100,200         2,430
                                                                                          --------
                                                                                             4,544
                                                                                          --------
BEVERAGES 0.69%
Anheuser-Busch Companies Incorporated.....................................    25,000         1,559
                                                                                          --------
CENTRAL STATES BANKS 7.46%
Banc One Corporation......................................................   130,500         4,763
Huntington Bancshares Incorporated........................................   203,747         4,585
KeyCorp...................................................................   220,000         7,535
                                                                                          --------
                                                                                            16,883
                                                                                          --------
COMMODITY CHEMICALS 4.38%
Akzo Nobel N.V............................................................    70,214         4,221
ARCO Chemical Company.....................................................    25,000         1,219
Dow Chemical Company......................................................    60,000         4,470
                                                                                          --------
                                                                                             9,910
                                                                                          --------

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

                                                                              FACE/        MARKET
                                                                             SHARES        VALUE
                                                                             -------      --------
COMMON STOCK (CONTINUED)
COMPUTERS 2.84%
Compaq Computer Corporation*..............................................    70,000      $  3,386
Tektronix Incorporated....................................................    51,600         3,044
                                                                                          --------
                                                                                             6,430
                                                                                          --------
CONGLOMERATES 8.14%
Johnson Controls, Incorporated............................................   100,000         6,325
Tenneco, Incorporated.....................................................   150,500         6,961
Textron, Incorporated.....................................................    75,000         5,118
                                                                                          --------
                                                                                            18,404
                                                                                          --------
CONSUMER SERVICES 0.59%
Scotts Company, Class A*..................................................    60,000         1,328
                                                                                          --------
CONTAINERS/PACKAGING 0.40%
Liqui-Box Corporation.....................................................    30,390           900
                                                                                          --------
DIVERSIFIED FINANCIAL SERVICES 2.43%
Beneficial Corp...........................................................   105,000         5,486
                                                                                          --------
DIVERSIFIED INDUSTRIALS 3.45%
Minnesota Mining & Manufacturing Company..................................    70,000         3,955
Myers Industries, Incorporated............................................   181,802         2,772
Raven Industries, Incorporated............................................    60,050         1,081
                                                                                          --------
                                                                                             7,808
                                                                                          --------
ELECTRIC 1.90%
Northern States Power Company.............................................    95,000         4,311
                                                                                          --------
ELECTRICAL COMPONENTS 6.59%
Asea Brown-Boveri, Incorporated...........................................    50,300         5,024
General Electric Company..................................................   120,400         7,675
Houston Industries, Incorporated..........................................    50,000         2,206
                                                                                          --------
                                                                                            14,905
                                                                                          --------

*Non-income producing                                                (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

                                                                              FACE/        MARKET
                                                                             SHARES        VALUE
                                                                             -------      --------
COMMON STOCK (CONTINUED)
FOOD 2.40%
GoodMark Foods, Incorporated..............................................   184,000      $  3,404
Super Food Services, Incorporated.........................................   160,800         2,030
                                                                                          --------
                                                                                             5,434
                                                                                          --------
GAS 1.03%

Williams Companies Incorporated...........................................    60,000         2,340
                                                                                          --------
HEALTHCARE PROVIDERS 0.78%
U.S. HealthCare, Incorporated.............................................    50,000         1,769
                                                                                          --------
INDUSTRIAL SERVICES 1.57%
Graphic Industries, Incorporated..........................................   123,500         1,266
New England Business Services, Incorporated...............................   110,500         2,279
                                                                                          --------
                                                                                             3,545
                                                                                          --------

INSURANCE 2.38%

Equitable of Iowa Companies...............................................    50,300         1,861
Marsh & McLennan Companies Incorporated...................................    40,000         3,515
                                                                                          --------
                                                                                             5,376
                                                                                          --------
INTEGRATED OILS 9.42%

Mobil Corporation.........................................................    75,000         7,471
Royal Dutch Petroleum Company.............................................    60,000         7,365
Texaco Incorporated.......................................................   100,000         6,463
                                                                                          --------
                                                                                            21,299
                                                                                          --------
MEDICAL SUPPLIES 0.43%

Fisher Scientific International, Incorporated.............................    30,000           971
                                                                                          --------
OTHER NONFERROUS METALS 2.24%
Worthington Industries, Incorporated......................................   275,776         5,067
                                                                                          --------
PAPER 2.54%
Federal Paper Board Company...............................................    89,800         3,446
Union Camp Corporation....................................................    40,000         2,305
                                                                                          --------
                                                                                             5,751
                                                                                          --------

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

                                                                              FACE/        MARKET
                                                                             SHARES        VALUE
                                                                             -------      --------
COMMON STOCK (CONTINUED)
PHARMACEUTICALS 2.32%
American Home Products Corporation........................................    50,000      $  4,244
Mylan Laboratories, Incorporated..........................................    50,000         1,000
                                                                                          --------
                                                                                             5,244
                                                                                          --------
PIPELINES 0.52%

Coastal Corporation.......................................................    35,000         1,177
                                                                                          --------
PROPERTY/CASUALTY INSURERS 3.91%
Cincinnati Financial Corporation..........................................   162,750         8,850
                                                                                          --------
PUBLISHING 0.77%
Dun and Bradstreet Corporation............................................    30,000         1,736
                                                                                          --------
SPECIALTY/RETAILERS 2.71%
Limited, Incorporated.....................................................   200,000         3,800
Stanley Works.............................................................    35,000         1,518
Sun Television and Appliances.............................................    70,000           429
Wolohan Lumber Company....................................................    34,000           387
                                                                                          --------
                                                                                             6,134
                                                                                          --------
TELEPHONE 5.15%

GTE Corporation...........................................................   189,716         7,446
Sprint Corporation........................................................   120,000         4,200
                                                                                          --------
                                                                                            11,646
                                                                                          --------
TOBACCO 2.77%

Philip Morris Companies, Incorporated.....................................    75,000         6,263
                                                                                          --------
TRANSPORTATION 1.65%
GATX Corporation..........................................................    72,300         3,742
                                                                                          --------
     TOTAL COMMON STOCK (COST $147,559,806)...............................                 206,463
                                                                                          --------
REPURCHASE AGREEMENTS, FULLY COLLATERALIZED BY U.S.
  GOVERNMENT OBLIGATIONS 7.30%
Fifth Third Bank, 6.25%, dated 9/29/95, due 10/02/95......................                  16,500
                                                                                          --------
     TOTAL REPURCHASE AGREEMENTS (COST $16,500,000).......................                  16,500
                                                                                          --------
     TOTAL INVESTMENTS (COST $164,059,806) 98.58%.........................                $222,963
                                                                                          =========

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

ASSETS

Investments in securities, at value (cost $164,060)...................................   $222,963
Cash..................................................................................        206
Receivable for investment securities sold.............................................      2,999
Dividends and interest receivable.....................................................        825
Receivable for Fund shares sold.......................................................        102
Other assets..........................................................................        111
                                                                                         --------
          Total assets................................................................    227,206
                                                                                         --------
LIABILITIES
Payable for Fund shares redeemed......................................................        660
Accrued investment management and transfer agent fees (note 3)........................        314
Other accrued expenses................................................................         51
                                                                                         --------
          Total liabilities...........................................................      1,025
                                                                                         --------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
NET ASSETS -- applicable to 17,099,016 outstanding no par value shares of beneficial
  interest (authorized 30,000,000)....................................................   $226,181
                                                                                         =========
NET ASSET VALUE PER SHARE.............................................................   $  13.23
                                                                                         =========

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1995

INVESTMENT INCOME:
Dividends..............................................................................   $ 7,504
Interest...............................................................................       847
                                                                                          -------
          Total income.................................................................     8,351
                                                                                          -------
EXPENSES:
Investment management fees (note 3)....................................................     1,159
Transfer agent fees and expenses (note 3)..............................................       256
                                                                                          -------
          Total affiliated expenses....................................................     1,415
                                                                                          -------
Custodian fees.........................................................................        25
Professional fees......................................................................        60
Reports to shareholders................................................................        37
Directors' fees........................................................................        21
Registration fees......................................................................         6
Other expenses.........................................................................        64
                                                                                          -------
          Total non-affiliated expenses................................................       213
                                                                                          -------
          Total expenses...............................................................     1,628
                                                                                          -------
          Net investment income........................................................     6,723
                                                                                          -------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS (NOTE 2):
Net realized gain from security transactions...........................................    17,719
Increase in unrealized gain on investments.............................................     8,122
                                                                                          -------
          Net realized gain and increase in unrealized gain on investments.............    25,841
                                                                                          -------
          Net increase in net assets from operations...................................   $32,564
                                                                                          ========

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                        1995              1994
                                                                    -------------     -------------
FROM OPERATIONS:
Net investment income...........................................      $   6,723         $   6,351
Net realized gain from security transactions....................         17,719            17,362
Increase (decrease) in unrealized gain on investments...........          8,122           (14,821)
                                                                    -------------     -------------
  Net increase in net assets from operations....................         32,564             8,892
                                                                    -------------     -------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Distributions of net investment income ($.35 and $.33 per share,
  respectively).................................................         (6,566)           (6,601)
Distribution of net realized gains from security transactions
  ($.83 and $.28 per share, respectively).......................        (15,750)           (6,006)
                                                                    -------------     -------------
  Total distributions to shareholders...........................        (22,316)          (12,607)
                                                                    -------------     -------------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 5):
Proceeds from sale of Fund shares...............................          8,266            14,876
Net asset value of Fund shares issued in connection with
  reinvestment of distributions to shareholders.................         20,894            11,831
                                                                    -------------     -------------
                                                                         29,160            26,707
Cost of Fund shares redeemed....................................        (59,809)          (58,535)
                                                                    -------------     -------------
  Decrease in net assets derived from capital share
     transactions...............................................        (30,649)          (31,828)
                                                                    -------------     -------------
  Net decrease in net assets....................................        (20,401)          (35,543)
NET ASSETS -- beginning of period...............................        246,582           282,125
                                                                    -------------     -------------
NET ASSETS -- end of period (undistributed net investment income
  of $176 and $20, respectively)................................      $ 226,181         $ 246,582
                                                                    ==============    ==============

See accompanying notes to financial statements.

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Cardinal Fund Inc. (the "Fund") is registered under the Investment Company Act of 1940, as a diversified, open-end management investment company. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation--Investments listed or traded on a national securities exchange are valued at the last sale price or, if there has been no recent sale, at the last bid price. Investments traded in the over-the-counter market are valued at the last sale price. If no quotations are available, portfolio securities are valued in good faith by the Board of Directors to reflect their fair value.

Security Transactions and Investment Income--Security transactions are accounted for on the trade date and dividend income is recorded on the ex-dividend date. Interest income is recorded on the accrual basis. In determining the net realized gain or loss on securities sold, the cost of the securities has been determined on the first-in, first-out (FIFO) cost basis. It is the Fund's policy for its Custodian, or a third-party bank, to take possession of all securities pledged as collateral for repurchase agreements and monitor the market value of the collateral to ensure that it remains sufficient to cover the repurchase agreements.

Distributions to Shareholders--Distributions and dividends are recorded by the Fund on the record date. Income dividends are declared quarterly and any capital gain distribution is declared annually.

Federal Income Taxes--No provision has been made for Federal taxes on the Fund's income, since it is the policy of the Fund to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

(2) -- PURCHASES AND SALES OF SECURITIES

The cost of purchases and proceeds from sales of investment securities (excluding short-term obligations) during the year ended September 30, 1995 aggregated $43,227,000 and $91,217,776, respectively.

During the year ended September 30, 1995 the Fund realized on a FIFO cost basis a net capital gain of $17,719,277 and $17,777,501 for book and tax purposes, respectively.

At September 30, 1995, the book cost of investment securities was $164,059,806 and the tax cost was $164,085,672. The difference between book and tax cost is attributable to securities acquired in the 1975 acquisition of the Ohio Capital Fund, Inc. and remaining in the Fund's portfolio with a book cost of $68,235 and a tax cost of $38,594.

As of September 30, 1995, for tax purposes, gross unrealized gains and gross unrealized losses on investment securities were $60,316,804 and $1,439,149 respectively; resulting in a net unrealized gain of $58,877,655.

(3) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Fund, The Ohio Company (the Adviser), with whom certain officers and directors of the Fund are affiliated is allowed an annual fee of 0.5% of the average daily net assets of the Fund. For the year ended the Fund paid or accrued $1,158,534 for investment management services. The Adviser has agreed that if the aggregate expenses of the Fund, as defined, for any fiscal year exceed the

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

expense limitation of any state having jurisdiction over the Fund, the Adviser will refund to the Fund, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1995. In addition to providing management and advisory services, The Ohio Company pays the compensation of all officers and employees of the Fund and provides office space and certain related facilities required by the Fund.

The Ohio Company, acting as the General Distributor and Dealer, reported to the Fund that it received commissions after discounts to dealers from the sale of shares of the Fund of $170,827 for the year ended September 30, 1995. Cardinal Management Corp., a wholly-owned subsidiary of The Ohio Company, provides transfer agent services to the Fund. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. For the year ended September 30, 1995 the Fund paid or accrued $255,882 for transfer agent services provided by Cardinal Management Corp.

(4) -- COMMITMENTS AND CONTINGENCIES

The Fund has an available $5,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1995. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Fund. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Fund and its officers and directors has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Fund is a deposit of $28,588, for the initial capital of ICI Mutual. The Fund is also committed to provide $85,764 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $56,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Fund's participation in ICI Mutual. This amount is not available for investment.

(5) -- CAPITAL STOCK

At September 30, 1995, there were 30,000,000 shares of no par value capital stock authorized and the capital amounts were as follows:

Paid in capital....................................................................    $147,820,440
Accumulated net realized gains on investments......................................      19,280,863
Unrealized gain on investments.....................................................      58,903,521
Undistributed net investment income................................................         176,409
                                                                                       ------------
Net assets.........................................................................    $226,181,233
                                                                                       =============

                                                                     (continued)

THE CARDINAL FUND INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

Transactions in capital stock were as follows:

                                                                       YEARS ENDED SEPTEMBER 30,
                                                                       -------------------------
                                                                          1995           1994
                                                                       ----------     ----------
Shares sold........................................................       677,512      1,161,378
Shares issued in connection with reinvestment of distributions
  to shareholders..................................................     1,830,954        936,172
Shares repurchased.................................................    (4,782,671)    (4,580,169)
                                                                       ----------     ----------
Net decrease.......................................................    (2,274,205)    (2,482,619)
Shares outstanding:
Beginning of period................................................    19,373,221     21,855,840
                                                                       ----------     ----------
End of period......................................................    17,099,016     19,373,221
                                                                       ==========     ==========

(6) -- SUBSEQUENT EVENT

On November 13, 1995 the Board of Directors approved an Agreement and Plan of Reorganization and Liquidation between the Fund and The Cardinal Group ("TCG"). The plan calls for the transfer of all assets and liabilities of the Fund to a series of TCG with the same basic investment objectives and restrictions. The Trustees have determined that this action is in the best interests of the shareholders of the Fund and TCG. Shareholder approval will be sought and is needed to ratify the transaction.
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Selected data for each share of capital stock outstanding throughout each period:

                                                          YEARS ENDED SEPTEMBER 30,
                                         ------------------------------------------------------------
                                           1995         1994         1993         1992         1991
                                         --------     --------     --------     --------     --------
Net Asset Value, beginning.............  $  12.73     $  12.91     $  12.95     $  11.88     $   9.28
                                         --------     --------     --------     --------     --------
Income from investment operations:
  Net investment income................      0.36         0.31         0.32         0.35         0.35
  Net realized and unrealized gains
    (losses) on investments............      1.32         0.12         0.55         1.37         2.70
                                         --------     --------     --------     --------     --------
Total from investment operations.......      1.68         0.43         0.87         1.72         3.05
                                         --------     --------     --------     --------     --------
Less distributions:
  Dividends............................     (0.35)       (0.33)       (0.29)       (0.36)       (0.38)
  Capital gain distribution............     (0.83)       (0.28)       (0.62)       (0.29)       (0.07)
                                         --------     --------     --------     --------     --------
Total distributions....................     (1.18)       (0.61)       (0.91)       (0.65)       (0.45)
                                         --------     --------     --------     --------     --------
Net Asset Value, ending................  $  13.23     $  12.73     $  12.91     $  12.95     $  11.88
                                         ========     ========     ========     ========     ========
Ratios/Supplemental Data:
Total return...........................     14.84%        3.38%        6.98%       15.05%       33.54%
                                         ========     ========     ========     ========     ========
Net assets, ending (000)...............  $226,181     $246,581     $282,125     $261,392     $221,428
                                         ========     ========     ========     ========     ========
Ratio of expenses to average net
  assets...............................      0.70%        0.72%        0.68%        0.67%        0.67%
                                         ========     ========     ========     ========     ========
Ratio of net investment income to
  average net assets...................      2.89%        2.40%        2.46%        2.83%        3.15%
                                         ========     ========     ========     ========     ========
Portfolio turnover rate................     19.78%       23.20%       11.11%        6.22%       33.27%
                                         ========     ========     ========     ========     ========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Directors
The Cardinal Fund Inc.:

We have audited the accompanying statement of assets and liabilities of The Cardinal Fund Inc. (the Fund), including the statement of investments, as of September 30, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of September 30, 1995, by confirmation with the custodian and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Cardinal Fund Inc. as of September 30, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 17, 1995

--------------------------------------------------------------------------------
TEN-YEAR DISTRIBUTION HISTORY
--------------------------------------------------------------------------------

                                                                          PER SHARE DISTRIBUTION
                                                          NET ASSET      -------------------------
                       PERIOD                             VALUE PER       FROM       FROM REALIZED
                       ENDING                               SHARE        INCOME      CAPITAL GAINS
-----------------------------------------------------     ---------      ------      -------------
9/30/95..............................................      $ 13.23       $0.35           $0.83
9/30/94..............................................        12.73        0.33            0.28
9/30/93..............................................        12.91        0.29            0.62
9/30/92..............................................        12.95        0.36            0.29
9/30/91..............................................        11.88        0.38            0.07
9/30/90..............................................         9.28        0.53            0.49
9/30/89..............................................        11.75        0.39            0.38
9/30/88..............................................        10.38        0.47            0.43
9/30/87..............................................        11.73        0.28            0.72
9/30/86..............................................        10.35        0.23            0.56

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                             THE CARDINAL FUND INC.
                      CARDINAL GOVERNMENT SECURITIES TRUST
                        CARDINAL TAX EXEMPT MONEY TRUST
                      CARDINAL GOVERNMENT OBLIGATIONS FUND
                             CARDINAL BALANCED FUND
                        CARDINAL AGGRESSIVE GROWTH FUND

                    155 E. Broad St.    Columbus, Ohio 43215

            New Accounts and                                     Toll-free Lines
            General Information:                                 In Ohio 800-282-9446
            (614) 464-5511                                       Outside Ohio 800-848-7734

----------------------------------------------------------

---------------------------------------------------------
INVESTMENT ADVISER AND MANAGER
Cardinal Management Corp.
155 East Broad Street
Columbus, Ohio 43215

DISTRIBUTOR
The Ohio Company
155 East Broad Street
Columbus, Ohio 43215

TRANSFER AGENT AND DIVIDEND PAYING AGENT
Cardinal Management Corp.
215 East Capital Street
Columbus, Ohio 43215

CUSTODIAN
The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263

LEGAL COUNSEL
Baker & Hostetler
65 East State Street
Columbus, Ohio 43215

INDEPENDENT AUDITORS
KPMG Peat Marwick LLP
Two Nationwide Plaza
Columbus, Ohio 43215

                            ------------------------

This report has been prepared for the information of shareholders of Cardinal Government Obligations Fund and is not authorized for distribution to prospective investors unless preceded or accompanied by an effective Prospectus.

---------------------------------------------------------
----------------------------------------------------------

----------------------------------------------------------

---------------------------------------------------------

                                     [LOGO]
                                    CARDINAL
                                   GOVERNMENT
                                  OBLIGATIONS
                                      FUND
                           -------------------------
                                 ANNUAL REPORT
                           -------------------------

                               SEPTEMBER 30, 1995

                                THE OHIO COMPANY

---------------------------------------------------------
----------------------------------------------------------

DEAR CARDINAL SHAREHOLDER:

--------------------------------------------------------------------------------

Thank you for your confidence and investment in the Cardinal Family of Funds. We appreciate your support and extend a special welcome to all new shareholders. We are pleased to provide you with our Annual Report for the fiscal year ended September 30, 1995.

Over the past decade, the mutual fund industry has experienced an unprecedented level of growth. Between 1984 and 1995, the number of mutual fund shareholders has increased from approximately 20 million to over 75 million. At The Ohio Company, we believe that this phenomenal growth rate is attributable to the special benefits that mutual funds provide, in particular professional management. A team of professional managers gives every investor access to full-time experts who evaluate economic trends, monitor the markets and select individual securities.

What distinguishes our professional portfolio management team? Talent and experience. The investment professionals responsible for managing the Cardinal Family of Funds possess, on average, more than seventeen years of investment experience. Collectively, our team of portfolio managers have guided assets through bull markets, bear markets and uncertain markets. While each has a specialized role, our team works together toward one primary goal: To attain superior investment results according to each fund's investment objective.

We remain committed to providing you with outstanding investment performance and top quality shareholder services. We look forward to meeting your investment needs in the years to come and welcome your comments and suggestions.

Sincerely,

       H. Keith Allen             Frank W. Siegel, CFA
       Chairman                       President

--------------------------------------------------------------------------------

On behalf of the Cardinal Government Obligations Fund Trustees and Officers, we are pleased to present our September 30, 1995 Annual Report which contains audited financial statements including the portfolio of investments.

When we communicated with you at the end of our 1994 fiscal year, your management felt that 1995 would be a good year for the fixed-income markets as the economy was projected to make a soft landing, and inflation would remain under control. With that outlook, we made adjustments in your Fund's portfolio of mortgage-backed securities by extending the average life of the portfolio which allowed the Fund to more fully participate in the expected market rally. As anticipated, interest rates fell sharply, and the past 12 months have indeed been one of the best periods on record for the fixed-income markets. The Cardinal Government Obligations Fund participated in the market rally and produced a total return of 11.27%, while gaining $0.22 in net asset value per share during the year that ended September 30, 1995.

As we look ahead, the projections for the domestic economy remain optimistic, but the outlook for some of our major trading partners is less than rosy. In the near term, inflation should remain under control. Longer term, there are some troublesome signs appearing, mainly in those sectors of the global economy where commodity prices have increased steadily over the past few years. Additionally, there are continuing concerns about the Japanese banking system because of the heavy concentration of questionable real estate loans in those institutions. Our efforts will be directed toward maintaining a portfolio with a low level of price volatility to assure the preservation of the Fund's capital while continuing to provide as high a dividend payout as is possible.

We thank you for your continuing support and look forward to assisting you in meeting the challenges the future is sure to bring.

       H. Keith Allen          Frank W. Siegel       John R. Carle
       Chairman                President             Executive Vice President



As portfolio manager for Cardinal Government Obligations Fund, John R. Carle is primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Carle has 28 years of investment management experience and has been the portfolio manager for Cardinal Government Obligations Fund since its inception in 1986.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
RETURN ON A $10,000 INVESTMENT
--------------------------------------------------------------------------------

The Salomon Mortgage Fund Index is considered to be a broad based market index for the purpose of this presentation. The value of the Cardinal Government Obligations Fund investment includes the relevant fund expenses and sales load, whereas, the value of the investment in the Salomon Mortgage Fund Index does not. Past performance is not predictive of future performance.

                                                   Cardinal
                                    Salomon       Government
      Measurement Period         Mortgage Fund    Obligations
    (Fiscal Year Covered)            Index           Fund
03-Feb-86                                10000            9550
30-Sep-86                                10410           10088
30-Sep-87                                10608           10170
30-Sep-88                                12199           11486
30-Sep-89                                13541           12498
30-Sep-90                                14881           13752
30-Sep-91                                17307           15549
30-Sep-92                                19245           16929
30-Sep-93                                20573           17746
30-Sep-94                                20368           17698
30-Sep-95                                23117           19698

                                                               AVERAGE ANNUAL TOTAL RETURN*
                                                           FOR THE PERIODS ENDING SEPTEMBER 30,
                                                                           1995:
                                                           -------------------------------------
                                                                                     SINCE
                                                           ONE       FIVE         FEBRUARY 3,
                                                           YEAR      YEARS          1986**
                                                           ----      ----      -----------------
     Cardinal Government Obligations Fund...............   6.29%     6.47%            7.27%
                                                           ====      ====      =================

 * Returns include all relevant fund expenses and sales load.

** Date of commencement of operations.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

                                                                                PRINCIPAL      VALUE
                                 SECURITIES                                      AMOUNT      (NOTE 1)
----------------------------------------------------------------------------    --------     ---------
DIRECT U.S. GOVERNMENT OBLIGATIONS 1.35%
U.S. Treasury Notes, 6.50% maturing 8/15/05.................................    $  2,000     $  2,050
                                                                                --------     ---------
      TOTAL DIRECT U.S. GOVERNMENT OBLIGATIONS..............................       2,000        2,050
                                                                                --------     ---------
U.S. GOVERNMENT AGENCY OBLIGATIONS 99.44%
GNMA I PL Notes, 8.00% maturing 9/15/23 through 8/15/35.....................       4,692        4,757
GNMA I PL Notes, 8.15% maturing 1/15/24.....................................       2,334        2,411
GNMA I PL Notes, 8.25% maturing 11/15/96 through 11/15/34...................      11,903       12,171
GNMA I PL Notes, 8.50% maturing 6/15/22 through 12/15/30....................       8,868        9,223
GNMA I PL Notes, 8.75% maturing 8/15/24 through 4/15/25.....................       3,614        3,777
GNMA I PL Notes, 9.00% maturing 10/15/21 through 12/15/34...................       7,997        8,336
GNMA I PL Notes, 9.25% maturing 3/15/30 through 2/15/33.....................       1,658        1,746
GNMA I PL Notes, 9.50% maturing 1/15/19 through 8/15/22.....................       1,309        1,343
GNMA I PL Notes, 9.75% maturing 12/15/25....................................       1,879        1,981
GNMA I PL Notes, 10.25% maturing 2/15/17 through 12/15/22...................       1,644        1,705
GNMA I PL Notes, 10.50% maturing 7/15/14....................................       1,039        1,080
GNMA I Notes, 8.00% maturing 10/15/24 through 5/15/25.......................       3,880        3,992
GNMA I Notes, 8.50% maturing 5/15/16 through 8/15/17........................      11,463       12,032
GNMA I Notes, 8.75% maturing 12/15/16 through 1/15/25.......................       1,916        2,021
GNMA I Notes, 9.00% maturing 5/15/16 through 4/15/21........................      23,411       24,837
GNMA I Notes, 9.50% maturing 4/15/16 through 3/15/20........................       2,106        2,259
GNMA I Notes, 11.00% maturing 1/15/10 through 6/15/20.......................       6,775        7,605
GNMA II Notes, 9.00% maturing 10/20/15 through 10/20/19.....................      10,629       11,170
GNMA II Notes, 9.50% maturing 1/20/16 through 12/20/22......................       5,331        5,649
GNMA II Notes, 10.00% maturing 1/20/14 through 12/20/21.....................      11,416       12,401
GNMA II Notes, 10.50% maturing 9/20/13 through 9/20/19......................       2,421        2,639
GNMA II Notes, 11.00% maturing 10/20/13 through 1/20/21.....................       2,806        3,074
Fed. Home Loan Mtg. Corp., 7.00% maturing 9/01/10...........................       3,055        3,067
Fed. Home Loan Mtg. Corp., 7.50% maturing 5/01/09 through 6/01/10...........       5,318        5,414
Fed. Home Loan Mtg. Corp., 8.00% maturing 11/01/09 through 7/01/10..........       6,000        6,171
                                                                                --------     ---------
      TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS..............................     143,464      150,861
                                                                                --------     ---------
REPURCHASE AGREEMENTS, FULLY COLLATERALIZED BY U.S. GOVERNMENT OBLIGATIONS 0.66%
Fifth Third Bank, 6.25%, dated 9/29/95, due 10/02/95........................       1,000        1,000
                                                                                --------     ---------
      TOTAL REPURCHASE AGREEMENTS...........................................       1,000        1,000
                                                                                --------     ---------
      TOTAL INVESTMENTS (COST $152,787) 101.45%.............................    $146,464     $153,911
                                                                                ========     =========

GNMA -- Government National Mortgage Association
PL -- Project Loan
Cost also represents cost for Federal income tax purposes.

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

ASSETS
Investments in securities, at value (cost $152,787)...........................    $ 153,911
Cash..........................................................................          338
Interest receivable...........................................................        1,101
Receivable for Fund shares sold...............................................           23
Other assets..................................................................          112
                                                                                  ---------
          Total assets........................................................      155,485
                                                                                  ---------
LIABILITIES
Payable for investment securities purchased...................................        3,094
Dividends payable.............................................................          405
Payable for Fund shares redeemed..............................................          152
Accrued investment management, accounting and transfer agent fees (note 3)....           83
Other accrued expenses........................................................           40
                                                                                  ---------
          Total liabilities...................................................        3,774
                                                                                  ---------
COMMITMENTS AND CONTINGENCIES (NOTE 4)
NET ASSETS--applicable to 18,543,620 outstanding no par value shares of
  beneficial interest (unlimited number of shares authorized).................    $ 151,711
                                                                                  =========
NET ASSET VALUE PER SHARE.....................................................    $    8.18
                                                                                  =========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1995

INVESTMENT INCOME:
Interest.........................................................................    $13,679
                                                                                     -------
EXPENSES:
Investment management fees (note 3)..............................................        784
Transfer agent fees and expenses (note 3)........................................        174
Accounting fees (note 3).........................................................         41
                                                                                     -------
            Total affiliated expenses............................................        999
                                                                                     -------
Custodian fees...................................................................         47
Professional fees................................................................         51
Reports to shareholders..........................................................         33
Directors' fees..................................................................         19
Registration fees................................................................          7
Other expenses...................................................................         50
                                                                                     -------
            Total non-affiliated expenses........................................        207
                                                                                     -------
            Total expenses.......................................................      1,206
                                                                                     -------
            Net investment income................................................     12,473
                                                                                     -------
REALIZED AND UNREALIZED LOSS ON INVESTMENTS (NOTE 2):
Net realized loss from security transactions.....................................     (4,514)
Increase in unrealized gain on investments.......................................      8,934
                                                                                     -------
            Net realized loss and increase in unrealized gain on investments.....      4,420
                                                                                     -------
            Net increase in net assets from operations...........................    $16,893
                                                                                     ========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
FROM OPERATIONS:
Net investment income................................................    $ 12,473     $ 14,842
Net realized loss from security transactions.........................      (4,514)      (5,070)
Increase (decrease) in unrealized gain on investments................       8,934      (10,125)
                                                                         --------     --------
     Net increase (decrease) in net assets from operations...........      16,893         (353)
                                                                         --------     --------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Distributions of net investment income ($.64 and $.65 per share,
  respectively)......................................................     (12,572)     (14,708)
                                                                         --------     --------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 5):
Proceeds from sale of Fund shares....................................       5,355       12,690
Net asset value of Fund shares issued in connection with reinvestment
  of distributions to shareholders...................................       7,272        8,662
                                                                         --------     --------
                                                                           12,627       21,352
Cost of Fund shares redeemed.........................................     (34,766)     (45,645)
                                                                         --------     --------
     Decrease in net assets derived from capital share
      transactions...................................................     (22,139)     (24,293)
                                                                         --------     --------
     Net decrease in net assets......................................     (17,818)     (39,354)
NET ASSETS--beginning of period......................................     169,529      208,883
                                                                         --------     --------
NET ASSETS--end of period (overdistributed net investment income of
  $100 and $2, respectively).........................................    $151,711     $169,529
                                                                         =========    =========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cardinal Government Obligations Fund (the "Fund") is a diversified, open-end investment company created under the laws of Ohio by a Declaration of Trust dated November 15, 1985 and is registered under the Investment Company Act of 1940. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation -- Portfolio securities for which over-the-counter market quotations are readily available are valued at the bid price. If no quotations are available, portfolio securities are valued in good faith by the Board of Trustees of the Fund to reflect their fair value.

Security Transactions and Investment Income -- Security transactions are recorded on the trade date. Interest income is recorded on the accrual basis. Premiums and discounts are recognized as realized gains or losses from security transactions as securities are sold or as principal reductions are received. In determining the net realized gain or loss on securities sold, the cost of the securities has been determined on first-in, first-out (FIFO) cost basis.

Federal Income Taxes -- No provision has been made for Federal taxes on the Fund's income, since it is the policy of the Fund to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

Dividends to Shareholders -- Dividends are declared and accrued daily and (for those shareholders not electing cash distribution of dividends) automatically reinvested monthly, at net asset value, in additional shares of the Fund.

(2) -- PURCHASES AND SALES OF SECURITIES

Purchases and sales of U.S. government agency obligations (excluding short-term obligations) during the year ended September 30, 1995 aggregated $57,596,492 and $60,730,057, respectively.

As of September 30, 1995, gross unrealized gains and gross unrealized losses on investment securities were $2,136,800 and $1,012,380, respectively; resulting in a net unrealized gain of $1,124,420 on investment securities with a cost basis of $152,786,945.

(3) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Fund, Cardinal Management Corp. (CMC), an affiliated company, is allowed an annual fee of 0.5% of the average daily net assets of the Fund. CMC has agreed that if the aggregate expenses of the Fund, as defined, for any fiscal year exceed the expense limitation of any state having jurisdiction over the Fund, CMC will refund to the Fund, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1995.
                                                                     (continued)

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

CMC also serves the Fund as transfer agent and fund accountant. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. Accounting service fees are based on the monthly average net assets of the Fund. For the year ended September 30, 1995 the Fund paid or accrued $174,394 and $40,879 for transfer agent and fund accounting services, respectively.

The Ohio Company, sole shareholder of CMC, acting as distributor for the Fund, reported that it received commissions after discounts to dealers from the sale of shares of the Fund of $147,536 for the year ended September 30, 1995.

(4) -- COMMITMENTS AND CONTINGENCIES

The Fund has an available $5,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1995. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Fund. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Fund and its officers and trustees has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Fund is a deposit of $30,644, for the initial capital of ICI Mutual. The Fund is also committed to provide $91,932 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $61,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Fund's participation in ICI Mutual. This amount is not available for investment.

(5) -- CAPITAL STOCK

At September 30, 1995, there were an unlimited number of shares of no par value capital stock authorized and the capital amounts were as follows:

Paid in capital....................................................................    $ 173,076,183
Accumulated net realized loss on investments.......................................      (22,389,694)
Unrealized gain on investments.....................................................        1,124,420
Overdistributed net investment income..............................................         (100,238)
                                                                                       -------------
Net assets.........................................................................    $ 151,710,671
                                                                                       =============

For tax purposes, the accumulated net realized loss on investments (capital loss carryforwards) of approximately $22,800,000 expire throughout the next eight years. Approximately $3,800,000 of capital loss carryforwards expired during the year ended September 30, 1995. The Fund will not declare any capital gain distributions until the carryforwards have been offset or expired.

CARDINAL GOVERNMENT OBLIGATIONS FUND
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

Transactions in capital stock were as follows:

                                                                                 YEARS ENDED
                                                                                SEPTEMBER 30,
                                                                         ---------------------------
                                                                            1995            1994
                                                                         -----------     -----------
Shares sold..........................................................        669,572       1,514,461
Shares issued in connection with reinvestment of distributions to
  shareholders.......................................................        908,617       1,045,107
                                                                         -----------     -----------
                                                                           1,578,189       2,559,568
Shares repurchased...................................................     (4,320,495)     (5,478,768)
                                                                         -----------     -----------
Net decrease.........................................................     (2,742,306)     (2,919,200)
Shares outstanding:
Beginning of period..................................................     21,285,926      24,205,126
                                                                         -----------     -----------
End of period........................................................     18,543,620      21,285,926
                                                                          ==========      ==========

(6) -- SUBSEQUENT EVENT

On November 13, 1995 the Board of Trustees approved an Agreement and Plan of Reorganization and Liquidation between the Fund and The Cardinal Group ("TCG"). The plan calls for the transfer of all assets and liabilities of the Fund to a series of TCG with the same basic investment objectives and restrictions. The Trustees have determined that this action is in the best interests of the shareholders of the Fund and TCG. Shareholder approval will be sought and is needed to ratify the transaction.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Selected data for each share of capital stock outstanding throughout each period:

                                                             YEARS ENDED SEPTEMBER 30,
                                            ------------------------------------------------------------
                                              1995         1994         1993         1992         1991
                                            --------     --------     --------     --------     --------
Net Asset Value, beginning..............    $   7.96     $   8.63     $   8.95     $   8.99     $   8.71
                                            --------     --------     --------     --------     --------
Income from investment operations:
  Net investment income.................        0.64         0.66         0.74         0.80         0.81
  Net realized and unrealized gains
     (losses) on securities.............        0.22        (0.68)       (0.32)       (0.04)        0.28
                                            --------     --------     --------     --------     --------
Total from investment operations........        0.86        (0.02)        0.42         0.76         1.09
                                            --------     --------     --------     --------     --------
Less distributions:
  Dividends.............................       (0.64)       (0.65)       (0.74)       (0.80)       (0.81)
                                            --------     --------     --------     --------     --------
Net Asset Value, ending.................    $   8.18     $   7.96     $   8.63     $   8.95     $   8.99
                                            =========    =========    =========    =========    =========
Ratios/Supplemental Data:
Total return............................       11.27%       (0.27%)       4.83%        8.87%       13.07%
                                            =========    =========    =========    =========    =========
Net assets, ending (000)................    $151,711     $169,529     $208,883     $172,139     $128,569
                                            =========    =========    =========    =========    =========
Ratio of expenses to average net
  assets................................        0.76%        0.75%        0.73%        0.76%        0.76%
                                            =========    =========    =========    =========    =========
Ratio of net investment income to
  average net assets....................        7.93%        7.88%        8.32%        8.89%        9.20%
                                            =========    =========    =========    =========    =========
Portfolio turnover rate.................       36.71%       21.95%       24.94%       17.15%       34.81%
                                            =========    =========    =========    =========    =========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Trustees
Cardinal Government Obligations Fund:

We have audited the accompanying statement of assets and liabilities of Cardinal Government Obligations Fund (the Fund), including the statement of investments, as of September 30, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of September 30, 1995, by confirmation with the custodian and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cardinal Government Obligations Fund as of September 30, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 17, 1995

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                             THE CARDINAL FUND INC.
                      CARDINAL GOVERNMENT SECURITIES TRUST
                        CARDINAL TAX EXEMPT MONEY TRUST
                      CARDINAL GOVERNMENT OBLIGATIONS FUND
                             CARDINAL BALANCED FUND
                        CARDINAL AGGRESSIVE GROWTH FUND

                    155 E. Broad St.    Columbus, Ohio 43215

            New Accounts and                              Toll-free Lines
            General Information:                          In Ohio 800-282-9446
            (614) 464-5511                                Outside Ohio 800-848-7734

----------------------------------------------------------

---------------------------------------------------------
INVESTMENT ADVISER AND MANAGER
Cardinal Management Corp.
155 East Broad Street
Columbus, Ohio 43215

DISTRIBUTOR
The Ohio Company
155 East Broad Street
Columbus, Ohio 43215

TRANSFER AGENT AND DIVIDEND PAYING AGENT
Cardinal Management Corp.
215 East Capital Street
Columbus, Ohio 43215

CUSTODIAN
The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263

LEGAL COUNSEL
Baker & Hostetler
65 East State Street
Columbus, Ohio 43215

INDEPENDENT AUDITORS
KPMG Peat Marwick LLP
Two Nationwide Plaza
Columbus, Ohio 43215

                            ------------------------

This report has been prepared for the information of shareholders of Cardinal Government Securities Trust and is not authorized for distribution to prospective investors unless preceded or accompanied by an effective Prospectus.

---------------------------------------------------------
----------------------------------------------------------

----------------------------------------------------------

---------------------------------------------------------

                                     [LOGO]
                                    CARDINAL
                                   GOVERNMENT
                                   SECURITIES
                                     TRUST
                           -------------------------
                                 ANNUAL REPORT
                           -------------------------

                               SEPTEMBER 30, 1995

                                THE OHIO COMPANY

---------------------------------------------------------
----------------------------------------------------------

DEAR CARDINAL SHAREHOLDER:

--------------------------------------------------------------------------------

Thank you for your confidence and investment in the Cardinal Family of Funds. We appreciate your support and extend a special welcome to all new shareholders. We are pleased to provide you with our Annual Report for the fiscal year ended September 30, 1995.

Over the past decade, the mutual fund industry has experienced an unprecedented level of growth. Between 1984 and 1995, the number of mutual fund shareholders has increased from approximately 20 million to over 75 million. At The Ohio Company, we believe that this phenomenal growth rate is attributable to the special benefits that mutual funds provide, in particular professional management. A team of professional managers gives every investor access to full-time experts who evaluate economic trends, monitor the markets and select individual securities.

What distinguishes our professional portfolio management team? Talent and experience. The investment professionals responsible for managing the Cardinal Family of Funds possess, on average, more than seventeen years of investment experience. Collectively, our team of portfolio managers have guided assets through bull markets, bear markets and uncertain markets. While each has a specialized role, our team works together toward one primary goal: To attain superior investment results according to each fund's investment objective.

We remain committed to providing you with outstanding investment performance and top quality shareholder services. We look forward to meeting your investment needs in the years to come and welcome your comments and suggestions.

Sincerely,

       H. Keith Allen             Frank W. Siegel, CFA
       Chairman                       President

--------------------------------------------------------------------------------

We are pleased to present our September 30, 1995 Annual Report which includes audited financial statements as well as the portfolio of investments.

Capital markets during the past 12 months have performed in a much better fashion than in 1994. You will remember that the Federal Reserve was very concerned in 1994 about the inflationary trends inherent in an expanding economy, so they boosted short-term rates on five different occasions.

Apparently this action was effective. The economy slowed and the Consumer Price Index (CPI) as of September, 1995 was up only 2.5% for the preceding twelve months. The Fed lowered the federal funds target rate a quarter of 1% in July, and it is thought, by many, that we will see additional decreases before year end. We tend to believe the Fed will again shift its focus to inflation concerns. The economic data we have seen since July, i.e., industrial production, new and existing home sales, gross domestic product, etc., has been surprising on the upside and, in truth, this performance may be much stronger on the surface than underneath. But we think the Fed will wait to make sure.

Those looking for Fed easing also believe that enactment of deficit reduction by the Congress will favorably impress the Fed governors. The proposed budget plan, however, defers 70% of the approximately $900 billion spending cuts until after the turn of the century. We're reminded of the Gramm-Rudman deals of the 1980s which failed completely to deliver promises in the future. We find it difficult to believe the Fed would lower current interest rates as a vote of confidence for what may or may not happen in the future.

For the year ending September 30, the yield on your trust was 4.98% up from 2.84% the previous year, and the assets grew by 21% from $367 million to $445 million.

The portfolio is composed of roughly 35% U.S. Treasury bills and 65% Repurchase Agreements fully collaterized by U.S. Treasury and United States government agency securities. The average maturity of the portfolio remains in the 25-30 day range due to a relatively flat yield curve with little reward for extending maturities.

You are part of a shareholder group that now numbers over 40,000. We value your confidence and support and will continue to work hard to meet the Fund's objectives.

       H. Keith Allen          Frank W. Siegel          Hannibal L. Godwin
       Chairman                President                Vice President

As portfolio manager for Cardinal Government Securities Trust, Hannibal L. Godwin is primarily responsible for the day-to-day management of the Trust's portfolio. Mr. Godwin has 28 years of investment management experience and has been the portfolio manager for Cardinal Government Securities Trust since its inception in 1980.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

                                                                           MATURITY      PRINCIPAL       VALUE
                              SECURITIES                                     DATE         AMOUNT       (NOTE 1)
-----------------------------------------------------------------------    ---------     ---------     ---------
DIRECT U.S. GOVERNMENT OBLIGATIONS 34.50%
U.S. Treasury Bills....................................................     10/19/95     $  40,000     $  39,894
U.S. Treasury Bills....................................................     11/02/95        20,000        19,904
U.S. Treasury Bills....................................................     11/16/95        20,000        19,864
U.S. Treasury Bills....................................................     12/07/95        35,000        34,660
U.S. Treasury Bills....................................................     01/18/96        20,000        19,687
U.S. Treasury Bills....................................................     02/08/96        20,000        19,625
                                                                                         ---------     ---------
      TOTAL DIRECT U.S. GOVERNMENT OBLIGATIONS.........................                    155,000       153,634
                                                                                         ---------     ---------
REPURCHASE AGREEMENTS, FULLY COLLATERALIZED BY U.S. GOVERNMENT AND
  FEDERAL AGENCY OBLIGATIONS 65.90%
Smith Barney Shearson, 5.80%, dated 9/25/95............................     10/02/95        80,000        80,000
Paine Webber Inc., 5.80%, dated 9/25/95................................     10/02/95        93,000        93,000
Merrill Lynch Securities, 6.35%, dated 9/29/95.........................     10/02/95        39,000        39,000
Fifth Third Bank, 6.25%, dated 9/29/95.................................     10/02/95         6,500         6,500
Fifth Third Bank, 5.75%, dated 9/26/95.................................     10/03/95        75,000        75,000
                                                                                         ---------     ---------
      TOTAL REPURCHASE AGREEMENTS......................................                    293,500       293,500
                                                                                         ---------     ---------
      TOTAL INVESTMENTS AT AMORTIZED COST 100.40%......................                  $ 448,500     $ 447,134
                                                                                          ========      ========

Cost also represents cost for Federal income tax purposes.

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

ASSETS
Investments in securities at amortized cost......................................    $ 447,134
Cash.............................................................................          401
Interest receivable..............................................................          291
Other assets.....................................................................          314
                                                                                     ---------
            Total assets.........................................................      448,140
                                                                                     ---------
LIABILITIES
Payable for Trust shares redeemed................................................        2,360
Payable for shareholder distributions............................................           26
Accrued investment management, accounting and transfer agent fees (note 2).......          274
Other accrued expenses...........................................................          106
                                                                                     ---------
            Total liabilities....................................................        2,766
                                                                                     ---------
COMMITMENTS AND CONTINGENCIES (NOTE 3)
NET ASSETS -- applicable to 445,373,567 outstanding $.01 par value shares of
  beneficial interest (unlimited number of shares authorized)....................    $ 445,374
                                                                                     =========
NET ASSET VALUE PER SHARE........................................................        $1.00
                                                                                     =========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1995

INVESTMENT INCOME:
Interest.............................................................                $ 23,311
                                                                                     --------
EXPENSES:
Investment management fees (note 2)..................................                   2,032
Transfer agent fees and expenses (note 2)............................                     842
Accounting fees (note 2).............................................                      53
                                                                                     --------
          Total affiliated expenses..................................                   2,927
                                                                                     --------
Custodian fees.......................................................                      34
Professional fees....................................................                      90
Reports to shareholders..............................................                      65
Trustees' fees.......................................................                      25
Registration fees....................................................                       9
Other expenses.......................................................                     151
                                                                                     --------
          Total non-affiliated expenses..............................                     374
                                                                                     --------
          Total expenses.............................................                   3,301
                                                                                     --------
          Net increase in net assets from operations.................                $ 20,010
                                                                                     ========

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                       1995             1994
                                                                    -----------     ------------
FROM OPERATIONS:
Net investment income...........................................    $    20,010     $     11,615
Net realized loss from security transactions....................              0           (1,463)
                                                                    -----------     ------------
     Net increase in net assets from operations.................         20,010           10,152
                                                                    -----------     ------------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Total distributions to shareholders.............................        (20,010)         (11,303)
                                                                    -----------     ------------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 4):
Proceeds from sale of shares....................................      1,052,266          987,709
Reinvestment of distributions to shareholders...................         19,567           11,027
Cost of shares redeemed.........................................       (993,975)      (1,033,978)
                                                                    -----------     ------------
     Increase (decrease) in net assets derived from capital
       share transactions.......................................         77,858          (35,242)
                                                                    -----------     ------------
FROM CAPITAL CONTRIBUTIONS (NOTE 2):
Capital contributed by Cardinal Management Corp.................              0            1,151
                                                                    -----------     ------------
     Net increase (decrease) in net assets......................         77,858          (35,242)
NET ASSETS -- beginning of period...............................        367,516          402,758
                                                                    -----------     ------------
NET ASSETS -- end of period.....................................    $   445,374     $    367,516
                                                                     ==========     ============

See accompanying notes to financial statements.

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cardinal Government Securities Trust (the Trust) is a diversified, open-end investment company created under the laws of Pennsylvania by a Declaration of Trust dated March 21, 1980 and is registered under the Investment Company Act of 1940. According to the terms of the Declaration of Trust, Trust investments must be obligations (or collateralized by obligations) of the U.S. Government or agencies thereof. The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation -- Securities are valued at amortized cost which approximates fair value (premiums and discounts are amortized on a straight-line basis). The use of this method requires the Trust to maintain a dollar-weighted average portfolio maturity of 90 days or less and purchase only securities having a remaining maturity of thirteen months or less.

Security Transactions and Investment Income -- Security transactions are recorded on the trade date. Interest income is recorded on the accrual basis. It is the Trust's policy for its Custodian or a third-party bank to take possession of all securities pledged as collateral for repurchase agreements and monitor the market value of the collateral to ensure that it remains sufficient to cover the repurchase agreements.

Federal Income Taxes -- No provision has been made for Federal taxes on the Trust's income, since it is the policy of the Trust to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

Dividends to Shareholders -- Dividends are declared and accrued daily and (for those shareholders not electing cash distribution of dividends) automatically reinvested monthly in additional shares from the sum of net investment income and net realized short-term gains.

(2) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Trust, Cardinal Management Corp. (CMC), an affiliated company, is allowed an annual fee of 0.5% of the average daily net assets of the Trust. CMC has agreed that if the aggregate expenses of the Trust, as defined, for any fiscal year exceed the expense limitation of any state having jurisdiction over the Trust, CMC will refund to the Trust, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1995.

CMC also serves the Trust as transfer agent and fund accountant. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. Accounting service fees are based on the monthly average net assets of the Trust. For the year ended September 30, 1995 the Trust paid or accrued $842,187 and $53,283 for transfer agent and fund accounting services, respectively.

To offset capital losses incurred by the Trust, CMC contributed $1,151,186 to the Trust during the year ended September 30, 1994. The amount contributed was equal to the investment management, transfer agent service and the fund accounting fees for the period from May 1, 1994 through September 30, 1994.

                                                                     (continued)

CARDINAL GOVERNMENT SECURITIES TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

The Ohio Company, sole shareholder of CMC, serves as the Trust's distributor and, in connection therewith receives purchase orders and redemption requests relating to Trust shares. During the year ended September 30, 1995 the Trust incurred no expenses related to the distribution of its shares.

(3) -- COMMITMENTS AND CONTINGENCIES

The Trust has an available $6,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1995. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Trust. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Trust and its officers and trustees has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Trust is a deposit of $87,459 for the initial capital of ICI Mutual. The Trust is also committed to provide $262,377 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $175,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Trust's participation in ICI Mutual. This amount is not available for investment.

(4) -- CAPITAL STOCK

At September 30, 1995, there were an unlimited number of $.01 par value shares of capital stock and the capital amounts were as follows:

Paid in capital..................................................................    $446,524,753
Accumulated net realized loss on investments.....................................      (1,463,438)
Undistributed net investment income..............................................         312,252
                                                                                     ------------
Net assets.......................................................................    $445,373,567
                                                                                     =============

Transactions in capital stock were as follows:

                                                                              YEARS ENDED
                                                                             SEPTEMBER 30,
                                                                    --------------------------------
                                                                        1995               1994
                                                                    -------------     --------------
Shares sold.....................................................    1,052,265,662        987,708,658
Shares issued in connection with reinvestment of distributions
  to shareholders...............................................       19,567,048         11,026,622
                                                                    -------------     --------------
                                                                    1,071,832,710        998,735,280
Shares repurchased..............................................     (993,975,623)    (1,033,976,922)
                                                                    -------------     --------------
Net increase (decrease).........................................       77,857,087        (35,241,642)
Shares outstanding:
Beginning of period.............................................      367,516,480        402,758,122
                                                                    -------------     --------------
End of period...................................................      445,373,567        367,516,480
                                                                    =============     ==============

(5) -- SUBSEQUENT EVENT

On November 13, 1995 the Board of Trustees approved an Agreement and Plan of Reorganization and Liquidation between the Trust and The Cardinal Group ("TCG"). The plan calls for the transfer of all assets and liabilities of the Trust to a series of TCG with the same basic investment objectives and restrictions. The Trustees have determined that this action is in the best interests of the shareholders of the Trust and TCG. Shareholder approval will be sought and is needed to ratify the transaction.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Selected data for each share of capital stock outstanding throughout each period:

                                                                             YEARS ENDED SEPTEMBER 30,
                                                         -----------------------------------------------------------------
                                                           1995          1994          1993          1992          1991
                                                         ---------     ---------     ---------     ---------     ---------
Net Asset Value, beginning.............................  $    1.00     $    1.00     $    1.00     $    1.00     $    1.00
                                                         ---------     ---------     ---------     ---------     ---------
Income from investment operations:
  Net investment income................................       0.05          0.03          0.02          0.04          0.06
Less distributions:
  Dividends............................................      (0.05)        (0.03)        (0.02)        (0.04)        (0.06)
                                                         ---------     ---------     ---------     ---------     ---------
Net Asset Value, ending................................  $    1.00     $    1.00     $    1.00     $    1.00     $    1.00
                                                          ========      ========      ========      ========      ========
Ratios/Supplemental Data:
Total return*..........................................       4.98%         2.84%         2.41%         3.58%         6.20%
                                                          ========      ========      ========      ========      ========
Net assets, ending (000)...............................  $ 445,374     $ 367,516     $ 402,758     $ 472,521     $ 567,841
                                                          ========      ========      ========      ========      ========
Ratio of expenses to average net assets................       0.81%         0.85%         0.79%         0.76%         0.72%
                                                          ========      ========      ========      ========      ========
Ratio of net investment income to average net assets...       4.92%         2.94%         2.38%         3.52%         6.03%
                                                          ========      ========      ========      ========      ========

* Without the capital contribution discussed in note 2, the 1994 total return would have been 2.55%.

See accompanying notes to financial statements.
--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Trustees
Cardinal Government Securities Trust:

We have audited the accompanying statement of assets and liabilities of Cardinal Government Securities Trust (the Trust), including the statement of investments, as of September 30, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of September 30, 1995, by confirmation with the custodian and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cardinal Government Securities Trust as of September 30, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 17, 1995

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                             THE CARDINAL FUND INC.
                      CARDINAL GOVERNMENT SECURITIES TRUST
                        CARDINAL TAX EXEMPT MONEY TRUST
                      CARDINAL GOVERNMENT OBLIGATIONS FUND
                             CARDINAL BALANCED FUND
                        CARDINAL AGGRESSIVE GROWTH FUND

                    155 E. Broad St.    Columbus, Ohio 43215

            New Accounts and                                     Toll-free Lines
            General Information:                                 In Ohio 800-282-9446
            (614) 464-5511                                       Outside Ohio 800-848-7734

----------------------------------------------------------

---------------------------------------------------------
INVESTMENT ADVISER AND MANAGER
Cardinal Management Corp.
155 East Broad Street
Columbus, Ohio 43215

DISTRIBUTOR
The Ohio Company
155 East Broad Street
Columbus, Ohio 43215

TRANSFER AGENT AND DIVIDEND PAYING AGENT
Cardinal Management Corp.
215 East Capital Street
Columbus, Ohio 43215

CUSTODIAN
The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263

LEGAL COUNSEL
Baker & Hostetler
65 East State Street
Columbus, Ohio 43215

INDEPENDENT AUDITORS
KPMG Peat Marwick LLP
Two Nationwide Plaza
Columbus, Ohio 43215

                            ------------------------

This report has been prepared for the information of shareholders of Cardinal Tax Exempt Money Trust and is not authorized for distribution to prospective investors unless preceded or accompanied by an effective Prospectus.

---------------------------------------------------------
----------------------------------------------------------

----------------------------------------------------------

---------------------------------------------------------

                                     [LOGO]
                                    CARDINAL
                                   TAX EXEMPT
                                     MONEY
                                     TRUST
                           -------------------------
                                 ANNUAL REPORT
                           -------------------------

                               SEPTEMBER 30, 1995

                                THE OHIO COMPANY

---------------------------------------------------------
----------------------------------------------------------

DEAR CARDINAL SHAREHOLDER:

--------------------------------------------------------------------------------

Thank you for your confidence and investment in the Cardinal Family of Funds. We appreciate your support and extend a special welcome to all new shareholders. We are pleased to provide you with our Annual Report for the fiscal year ended September 30, 1995.

Over the past decade, the mutual fund industry has experienced an unprecedented level of growth. Between 1984 and 1995, the number of mutual fund shareholders has increased from approximately 20 million to over 75 million. At The Ohio Company, we believe that this phenomenal growth rate is attributable to the special benefits that mutual funds provide, in particular professional management. A team of professional managers gives every investor access to full-time experts who evaluate economic trends, monitor the markets and select individual securities.

What distinguishes our professional portfolio management team? Talent and experience. The investment professionals responsible for managing the Cardinal Family of Funds possess, on average, more than seventeen years of investment experience. Collectively, our team of portfolio managers have guided assets through bull markets, bear markets and uncertain markets. While each has a specialized role, our team works together toward one primary goal: To attain superior investment results according to each fund's investment objective.

We remain committed to providing you with outstanding investment performance and top quality shareholder services. We look forward to meeting your investment needs in the years to come and welcome your comments and suggestions.

Sincerely,

H. Keith Allen                    Frank W. Siegel, CFA
Chairman                          President

--------------------------------------------------------------------------------

On behalf of the Trustees and Officers of your Trust, we are pleased to present our September 30, 1995 Annual Report which includes audited financial statements as well as the portfolio of investments.

During the third quarter of this year, a bond market rally began when the Federal Reserve lowered the federal funds target rate one quarter of a point at their July meeting. However, economic data released shortly thereafter indicated that the economy was doing better than expected and was unlikely to slide into any type of recession.

The strength of the economy has continued to surprise everyone on the upside. Data on industrial production, new and existing home sales, gross domestic product, etc., has been very strong and, quite possibly, this performance may be stronger on the surface than underneath. But we believe the Fed is now focused on the threat of inflation and will not be inclined to lower rates again until they are convinced we have a much slower economy than is currently indicated.

Those looking for Fed easing also believe that enactment of deficit reduction by the Congress will favorably impress the Fed governors. The proposed budget plan, however, defers 70% of the approximately $900 billion in spending cuts until after the turn of the century. We're reminded of the Gramm-Rudman deals of the 1980s which failed completely to deliver promises in the future. We find it difficult to believe the Fed would lower current interest rates as a vote of confidence for what may or may not happen in the future.

For the year ending September 30, the yield on your Trust was 3.02%, up very nicely from 1.78% the previous year. The portfolio is currently structured with a relatively short average maturity because the yield curve is very flat, and it does not really pay to extend maturities.

We continue to pursue an objective of maximizing current income exempt from federal income tax while preserving capital and maintaining liquidity.

Thank you for your continued support and interest. We look forward to serving you in the future.

           H. Keith Allen        Frank W. Siegel      Hannibal L. Godwin
           Chairman              President            Vice President

As portfolio manager for Cardinal Tax Exempt Money Trust, Hannibal L. Godwin is primarily responsible for the day-to-day management of the Trust's portfolio. Mr. Godwin has 28 years of investment management experience and has been the portfolio manager for Cardinal Tax Exempt Money Trust since its inception in 1983.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENT OF INVESTMENTS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------
SEPTEMBER 30, 1995

                                                                                  2A-7*       FINAL     PRINCIPAL    VALUE
                                  SECURITIES                                    MATURITY    MATURITY     AMOUNT     (NOTE 1)
------------------------------------------------------------------------------  ---------   ---------   ---------   --------
MUNICIPAL SECURITIES 98.95%
Ashtabula County, Ohio, Brighton Manor Project, VRN, currently 4.60%..........   10/04/95    12/01/16    $ 2,200    $ 2,200
Connecticut Development (Light & Power Co.), VRN, currently 4.40%.............   10/04/95     9/01/28      3,400      3,400
Cornell Township, Michigan, Economic Development, IRB, currently 3.80%........   10/02/95     3/01/15      3,100      3,100
Erie County, Ohio, Brighton Manor Project, VRN, currently 4.60%...............   10/04/95    11/01/16        600        600
Florida Housing Agency, VRN, currently 4.35%..................................   10/04/95    12/01/11      3,400      3,400
Grand Prairie, Texas Housing Finance Authority, VRN, currently 4.35%..........   10/04/95     6/01/10      1,800      1,800
Greater East Texas Higher Education, VRN, currently 4.30%.....................   10/05/95     9/01/02      2,300      2,300
Hillsborough County, Florida, VRN, currently 4.50%............................   10/02/95     9/01/25      3,300      3,300
Hockley County, Texas, PCRB, currently 3.65%..................................    3/01/96     3/01/14      1,750      1,750
Jackson County, Mississippi, PCRB, currently 4.40%............................   10/02/95    12/01/16      1,800      1,800
Jackson County, Mississippi, PCRB, currently 4.40%............................   10/02/95     6/01/23        300        300
Lincoln County, Wyoming, PCRB, currently 4.60%................................   10/02/95    11/01/14      3,000      3,000
Lisle, Illinois, VRN, currently 4.30%.........................................   10/05/95    12/15/25      2,500      2,500
Louisiana Public Facilities Authority (Kenner Hotels), IRB, currently 4.60%...   10/02/95    12/01/15      2,000      2,000
Louisiana Public Facilities Authority, VRN, currently 4.35%...................   10/04/95    10/01/22      1,000      1,000
Marion County, West Virginia Waste Disposal, RB, currently 4.55%..............   10/04/95    10/01/17      1,000      1,000
Marion County, West Virginia Waste Disposal, RB, currently 4.50%..............   10/04/95    10/01/17      2,200      2,200
Marion County, West Virginia Waste Disposal, RB, currently 4.50%..............   10/04/95    10/01/17      1,000      1,000
Muldrow, Oklahoma Public Wks. Authority, IRB, currently 4.45%.................   10/03/95     2/01/15      3,000      3,000
New York City Municipal Water Finance Agency, VRN, currently 4.60%............   10/02/95     6/15/23      2,000      2,000
New York State Energy Research & Development Authority, VRN, currently
  4.10%.......................................................................   10/04/95     6/01/27      3,000      3,000
Ohio, Higher Education, RB, currently 4.40%...................................   10/05/95    12/01/06      1,280      1,280
Platte County, Wyoming, VRN, currently 4.60%..................................   10/02/95     7/01/14      1,800      1,800
Port of Anacortes, Washington, IRB, currently 3.50%...........................   10/05/95     6/15/19      3,000      3,000
Private College & University, Georgia, RB, currently 3.60%....................   10/16/95    10/01/15      3,000      3,000
Saint Charles, Louisiana, PCRB, currently 4.20%...............................   10/04/95     6/01/05      3,200      3,200
Sandusky County, Ohio, Brighton Manor Project, IRB, currently 4.60%...........   10/04/95    12/01/16        500        500
Springfield, Illinois, Second and Adams Project, RB, currently 4.45%..........   10/03/95    12/01/15      1,170      1,170
Washington State Fin. Commiss. Rev., RB, currently 4.55%......................   10/03/95     1/01/10      4,000      4,000
West Feliciana, Louisiana, VRN, currently 4.50%...............................   10/02/95    12/01/15      1,500      1,500
                                                                                                        ---------   --------
  TOTAL INVESTMENTS AT AMORTIZED COST 98.95%..................................                           $64,100    $64,100
                                                                                                        ========    =========

VRN -- Variable Rate Notes
IRB -- Variable Rate Industrial Revenue Bonds
RB -- Variable Rate Revenue Bonds
PCRB -- Variable Rate Pollution Control Revenue Bonds
* Rule 2a-7, of the Investment Company Act of 1940, defines maturity as the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand.

Cost also represents cost for Federal income tax purposes.

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENT OF ASSETS & LIABILITIES (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

ASSETS
Investments in securities at amortized cost......................................      $64,100
Cash.............................................................................          974
Interest receivable..............................................................          228
Receivable for Trust shares sold.................................................            2
Other assets.....................................................................           55
                                                                                 -----------------
          Total assets...........................................................       65,359
                                                                                 -----------------
LIABILITIES
Payable for Trust shares redeemed................................................          510
Payable for shareholder distributions............................................            9
Accrued investment management, accounting and transfer agent fees (note 2).......           35
Other accrued expenses...........................................................           25
                                                                                 -----------------
          Total liabilities......................................................          579
                                                                                 -----------------
COMMITMENTS AND CONTINGENCIES (NOTE 3)
NET ASSETS -- applicable to 64,779,828 outstanding $.10 par value shares of
  beneficial interest (unlimited number of shares authorized)....................      $64,780
                                                                                 =================
NET ASSET VALUE PER SHARE........................................................      $  1.00
                                                                                 =================

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEAR ENDED SEPTEMBER 30, 1995

INVESTMENT INCOME:
Interest.................................................................               $2,608
                                                                                        ------
EXPENSES:
Investment management fees (note 2)......................................                  344
Transfer agent fees and expenses (note 2)................................                   63
Accounting fees (note 2).................................................                   17
                                                                                        ------
          Total affiliated expenses......................................                  424
                                                                                        ------
Custodian fees...........................................................                   17
Professional fees........................................................                   41
Reports to shareholders..................................................                   30
Trustees' fees...........................................................                   17
Registration fees........................................................                    8
Other expenses...........................................................                   28
                                                                                        ------
          Total non-affiliated expenses..................................                  141
                                                                                        ------
          Total expenses.................................................                  565
                                                                                        ------
          Net increase in net assets from operations.....................               $2,043
                                                                                        ======

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS (AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                                      1995         1994
                                                                    --------     --------
FROM OPERATIONS:
Net increase in net assets from operations......................    $  2,043     $  1,601
                                                                    --------     --------
FROM DISTRIBUTIONS TO SHAREHOLDERS:
Total distributions to shareholders.............................      (2,043)      (1,601)
                                                                    --------     --------
FROM CAPITAL SHARE TRANSACTIONS (NOTE 4):
Proceeds from sale of shares....................................     154,643      164,948
Reinvestment of distributions to shareholders...................       1,917        1,510
Cost of shares redeemed.........................................    (172,311)    (177,086)
                                                                    --------     --------
  Decrease in net assets derived from capital share
     transactions...............................................     (15,751)     (10,628)
                                                                    --------     --------
  Net decrease in net assets....................................     (15,751)     (10,628)
NET ASSETS -- beginning of period...............................      80,531       91,159
                                                                    --------     --------
NET ASSETS -- end of period.....................................    $ 64,780     $ 80,531
                                                                    =========    =========

See accompanying notes to financial statements.

CARDINAL TAX EXEMPT MONEY TRUST
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

(1) -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cardinal Tax Exempt Money Trust (the Trust) is a diversified, open-end investment company created under the laws of Ohio by a Declaration of Trust dated January 13, 1983 and is registered under the Investment Company Act of 1940. The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles for investment companies.

Security Valuation--Securities are valued at amortized cost which approximates fair value (premiums and discounts are amortized on a straight-line basis). The use of this method requires the Trust to maintain a dollar-weighted average portfolio maturity of 90 days or less and purchase only securities having a remaining maturity of thirteen months or less.

Variable Rate Demand Municipal Securities--Variable and adjustable rate demand municipal securities are tax-exempt obligations that provide for a periodic adjustment in the interest rate paid on the securities and permit the holder to demand payment of the unpaid principal balance, plus accrued interest, at redemption dates provided by contract upon a specified number of days notice either from the issuer or by drawing on a bank letter of credit or comparable guarantee issued with respect to such security. The interest rates shown for variable rate securities are the rates in effect on September 30, 1995.

Security Transactions and Investment Income--Security transactions are recorded on the trade date. Interest income is recorded on the accrual basis.

Federal Income Taxes--No provision has been made for Federal taxes on the Trust's income, since it is the policy of the Trust to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income and capital gains within the required time to relieve it from all, or substantially all, Federal income taxes.

Dividends to Shareholders--Dividends are declared and accrued daily and (for those shareholders not electing cash distribution of dividends) automatically reinvested monthly in additional shares from the sum of net investment income and net realized short-term gains.

(2) -- TRANSACTIONS WITH AFFILIATES

As investment manager for the Trust, Cardinal Management Corp. (CMC), an affiliated company, is allowed an annual fee of 0.5% of the average daily net assets of the Trust. CMC has agreed that if the aggregate expenses of the Trust, as defined, for any fiscal year exceed the expense limitation of any state having jurisdiction over the Trust, CMC will refund to the Trust, or otherwise bear, such excess. This limitation did not affect the calculation of the management fee during the year ended September 30, 1995.

CMC also serves as the Trust's transfer agent and fund accountant. Transfer agent service fees are based on a monthly charge per shareholder account plus out-of-pocket expenses. Accounting service fees are based on the monthly average net assets of the Trust. For the year ended September 30, 1995 the Trust paid or accrued $62,542 and $17,235 for transfer agent and fund accounting services, respectively.
                                                                     (continued)

CARDINAL TAX EXEMPT MONEY TRUST
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NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

SEPTEMBER 30, 1995

The Ohio Company, sole shareholder of CMC, serves as the Trust's distributor and, in connection therewith receives purchase orders and redemption requests relating to Trust shares. During the year ended September 30, 1995 the Trust incurred no expenses relating to the distribution of its shares.

(3) -- COMMITMENTS AND CONTINGENCIES

The Trust has an available $5,000,000 line of credit with its custodian, Fifth Third Bank, which was unused at September 30, 1995. When used, borrowings under this arrangement are secured by portfolio securities and can be used only for short term needs of the Trust. No compensating balances are required and the arrangement bears an interest rate of 106% of the custodian's prime lending rate.

Fidelity Bond and Errors and Omissions insurance coverage for the Trust and its officers and trustees has been obtained through ICI Mutual Insurance Company (ICI Mutual), an industry-sponsored mutual insurance company. Included in other assets of the Trust is a deposit of $13,291 for the initial capital of ICI Mutual. The Trust is also committed to provide $39,873 should ICI Mutual experience the need for additional capital contributions.

Included in other assets is a $27,000 certificate of deposit which collateralizes a standby letter of credit in connection with the Trust's participation in ICI Mutual. This amount is not available for investment.

(4) -- CAPITAL STOCK

Transactions in capital stock were as follows:

                                                                             YEARS ENDED
                                                                            SEPTEMBER 30,
                                                                    ------------------------------
                                                                        1995             1994
                                                                    ------------     -------------
Shares sold.....................................................     154,643,119      164,947,710
Shares issued in connection with reinvestment of distributions
  to shareholders...............................................       1,916,504        1,509,540
                                                                    ------------     -------------
                                                                     156,559,623      166,457,250
Shares repurchased..............................................    (172,310,841)    (177,085,583 )
                                                                    ------------     -------------
Net decrease....................................................     (15,751,218)     (10,628,333 )
Shares outstanding:
Beginning of period.............................................      80,531,046       91,159,379
                                                                    ------------     -------------
End of period...................................................      64,779,828       80,531,046
                                                                    =============    ==============

(5) -- SUBSEQUENT EVENT

On November 13, 1995 the Board of Trustees approved an Agreement and Plan of Reorganization and Liquidation between the Trust and The Cardinal Group ("TCG"). The plan calls for the transfer of all assets and liabilities of the Trust to a series of TCG with the same basic investment objectives and restrictions. The Trustees have determined that this action is in the best interests of the shareholders of the Trust and TCG. Shareholder approval will be sought and is needed to ratify the transaction.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Selected data for each share of capital stock outstanding throughout each period:

                                                                  YEARS ENDED SEPTEMBER 30,
                                              -----------------------------------------------------------------
                                                1995          1994          1993          1992          1991
                                              ---------     ---------     ---------     ---------     ---------
Net Asset Value, beginning................       $1.00         $1.00         $1.00         $1.00         $1.00
                                              ---------     ---------     ---------     ---------     ---------
Income from investment operations:
  Net investment income...................        0.03          0.02          0.02          0.03          0.04
Less distributions:
  Dividends...............................       (0.03)        (0.02)        (0.02)        (0.03)        (0.04)
                                              ---------     ---------     ---------     ---------     ---------
Net Asset Value, ending...................       $1.00         $1.00         $1.00         $1.00         $1.00
                                              ==========    ==========    ==========    ==========    ==========
Ratios/Supplemental Data:
Total return..............................        3.02%         1.78%         1.81%         2.62%         4.40%
                                              ==========    ==========    ==========    ==========    ==========
Net assets, ending (000)..................     $64,780       $80,531       $91,159       $70,054       $85,488
                                              ==========    ==========    ==========    ==========    ==========
Ratio of expenses to average net assets...        0.83%         0.76%         0.77%         0.76%         0.72%
                                              ==========    ==========    ==========    ==========    ==========
Ratio of net investment income to average
  net assets..............................        2.99%         1.78%         1.80%         2.59%         4.31%
                                              ==========    ==========    ==========    ==========    ==========

See accompanying notes to financial statements.
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INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

The Shareholders and Board of Trustees
Cardinal Tax Exempt Money Trust:

We have audited the accompanying statement of assets and liabilities of Cardinal Tax Exempt Money Trust (the Trust), including the statement of investments, as of September 30, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of September 30, 1995, by confirmation with the custodian and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cardinal Tax Exempt Money Trust as of September 30, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP
Columbus, Ohio
November 17, 1995

                             THE CARDINAL FUND INC.
                      CARDINAL GOVERNMENT SECURITIES TRUST
                        CARDINAL TAX EXEMPT MONEY TRUST
                      CARDINAL GOVERNMENT OBLIGATIONS FUND
                             CARDINAL BALANCED FUND
                        CARDINAL AGGRESSIVE GROWTH FUND

                    155 E. Broad St.    Columbus, Ohio 43215

            New Accounts and                                     Toll-free Lines
            General Information:                                 In Ohio 800-282-9446
            (614) 464-5511                                       Outside Ohio 800-848-7734